AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997

                                                     REGISTRATION NO. 333-33547

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 5
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           PRIME GROUP REALTY TRUST
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 917-1500
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              MICHAEL W. RESCHKE
                             CHAIRMAN OF THE BOARD
                           PRIME GROUP REALTY TRUST
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 917-1500
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
         WAYNE D. BOBERG, ESQ.                 J. GREGORY MILMOE, ESQ.
         BRIAN T. BLACK, ESQ.                   SKADDEN, ARPS, SLATE,
           WINSTON & STRAWN                      MEAGHER & FLOM LLP
         35 WEST WACKER DRIVE                     919 THIRD AVENUE
        CHICAGO, ILLINOIS 60601               NEW YORK, NEW YORK 10022
            (312) 558-5600                         (212) 735-3000

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    Rider A
                                    -------

     The forepart of the inside front cover of the prospectus contains photographs of the 77 West Wacker Drive Building, including photographs of the building by day and night, as well as photographs of certain details of the building, such as the Gaylord Donnelley Library, the lobby of Jones, Day, Reavis & Pogue and the lobby of the 77 West Wacker Drive Building.

     The inside front cover of the prospectus contains photographs of certain of the office properties of the Company: 1699 E. Woodfield Road in Schaumburg, Illinois; 625 Gay Street in Knoxville, Tennessee; 941-961 Weigel Drive in Elmhurst, Illinois; 4343 Commerce Court in Lisle, Illinois; 555 Huehl Road in Northbrook, Illinois; and 280 Shuman Boulevard in Naperville, Illinois. The inside back cover also contains photographs of certain of the industrial properties of the Company: the Libertyville Business Park in Libertyville, Illinois (an aerial photograph showing locations of buildings as well as sites for future development); 801 Technology Way in Libertyville, Illinois; 425 E. Algonquin Road in Arlington Heights, Illinois; 1051 N. Kirk Road in Batavia, Illinois; 343 Carol Lane in Elmhurst, Illinois; 475 Superior Avenue in Munster, Indiana; and 4407 Railroad Avenue in East Chicago, Indiana. The inside front cover of the prospectus also contains a map of the Chicago region, including Northwest Indiana. The map indicates the location of the Company's properties in the area covered by the map, broken down into four categories: Office Properties, Industrial Properties, Corporate Headquarters and Land for Development.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION--DATED NOVEMBER 10, 1997

PROSPECTUS
--------------------------------------------------------------------------------

                               12,380,000 Shares
                                      LOGO
 LOGO
                      Common Shares of Beneficial Interest
--------------------------------------------------------------------------------

Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), is a fully-integrated, self-administered and self-managed real estate company that has been formed to succeed to and expand the office and industrial real estate business
                                                   (continued on carryover page)
Prior to the Offering, there has been no public market for the Common Shares.
It is currently estimated that the initial public offering price of the Common Shares will be between $19.00 and $21.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price of the Common Shares. The Common Shares have been approved for listing on the New York Stock Exchange (the "NYSE") under the symbol "PGE," subject to official notice of issuance.

SEE "RISK FACTORS" ON PAGES 29 TO 44 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY, INCLUDING:

 . The possibility that the consideration paid by the Company for certain of the Properties and other assets contributed to the Company in connection with its formation may exceed their fair market value, and the fact that there were no arm's-length negotiations or third-party appraisals of such Properties and other assets (Prime will receive Common Units worth approximately $69.3 million and cash reimbursement of approximately $5.2 million for certain expenses incurred by Prime in connection with the Formation Transactions and the Offering, in exchange for the contribution by Prime of certain assets having a deficit book value of approximately $140.3 million at June 30, 1997);
 . Geographic concentration of the Properties in the Chicago Metropolitan Area
   and the significance of the 77 West Wacker Drive Building to the Company's revenue which renders the Company vulnerable to the possible adverse effect of general economic and other conditions in the Chicago Metropolitan Area on real estate values and on the ability of tenants to pay rent;
 . Conflicts of interest in the formation and operations of the Company, including conflicts between the holders of LP Common Units (the "Limited Partners"), the NAC General Partner (as defined herein) and their respective affiliates with their positions as officers and trustees of the Company in connection with the potential sale or refinancing of certain of the Properties or the enforcement of certain agreements;
 . Real estate debt financing risks, including the potential inability to refinance the Company's debt upon maturity or violation of other loan covenants that could result in the loss of properties secured by such debt;
 . Limitation on the ownership of Common Shares to 9.9% of the outstanding
   Common Shares and certain provisions in the organizational documents of the Company which could make takeovers more difficult and may deter acquisition proposals;
 . Taxation of the Company as a regular corporation if it fails to qualify as a
   REIT for federal income tax purposes;
 . The immediate and substantial dilution of $4.00 per share in net tangible book value of the Common Shares purchased in the Offering, which will result in an immediate increase of $55.24 per Common Unit in net tangible book value of the Common Units received by Prime in exchange for the Prime Properties and the Prime Contribution Properties;
 . Risk that the Company will not have sufficient cash available to make its expected annual distributions for the 12-month period following the completion of the Offering, which represent approximately 95.5% of the estimated cash available for distribution for such period; and
 . The Company has incurred net losses on a historical basis and may incur net losses in the future.
--------------------------------------------------------------------------------

 THESE SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED
  BY  THE SECURITIES  AND  EXCHANGE  COMMISSION OR  ANY
   STATE SECURITIES COMMISSION  NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION  PASSED   UPON  THE   ACCURACY  OR
       ADEQUACY    OF    THIS   PROSPECTUS.    ANY
         REPRESENTATION  TO  THE CONTRARY  IS  A
          CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                               Underwriting
                                                                  Price to    Discounts and   Proceeds to
                                                                   Public     Commissions(1)   Company(2)
---------------------------------------------------------------------------------------------------------
Per Common Share.............................................       $              $              $
---------------------------------------------------------------------------------------------------------
Total(3).....................................................      $              $              $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses payable by the Company estimated to be approximately $4.5 million.
(3) The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 1,857,000 additional Common Shares on the same terms and conditions as set forth above. If all such additional shares are purchased
    by the Underwriters, the total Price to Public will be $             , the
    total Underwriting Discounts and Commissions will be $             and the
    total Proceeds to Company will be $   . The Underwriters have agreed to
    reserve up to 200,000 Common Shares offered hereby for sale to certain individuals at the Price to the Public less Underwriting Discounts and Commissions. To the extent such reserved shares are sold to such individuals, the total Underwriting Discounts and Commissions will be reduced to the extent of such discounts. See "Underwriting."

--------------------------------------------------------------------------------

The Common Shares are offered by the several Underwriters, subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made at the office of Prudential Securities Incorporated, One New York Plaza, New York, New York, on
or about November   , 1997.
PRUDENTIAL SECURITIES INCORPORATED
           FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                      SMITH BARNEY INC.
                                                  MORGAN KEEGAN & COMPANY, INC.
November   , 1997

(continued from cover page)

conducted by The Prime Group, Inc. and certain of its affiliates (collectively, "Prime"). Subject to its obligations described herein, Prime will, after the formation of the Company, continue its other businesses, including the properties owned by it and not contributed to the Company, and may begin new businesses in the real estate industry. See "Certain Relationships and Related Transactions--Non-Compete Agreement Among the Company, Prime and Michael W. Reschke." Upon the completion of this offering and certain related transactions described herein, including the private placement of cumulative convertible preferred shares of the Company to Security Capital Preferred Growth Incorporated, the Company, through its subsidiaries, will own 16 office properties (the "Office Properties"), 44 industrial properties (the "Industrial Properties"), one industrial property under construction, one parking facility and one retail center (collectively, the "Properties"). The Properties are located primarily in the Chicago, Illinois metropolitan area (the "Chicago Metropolitan Area") and contain approximately 2.4 million net rentable square feet of office space and 5.7 million net rentable square feet of industrial space. As of June 30, 1997, the Office Properties were 88.0% leased to more than 200 tenants, and the Industrial Properties were 87.9% leased to more than 60 tenants. As of June 30, 1997, the Office Properties and the Industrial Properties generated 65.1% and 34.9%, respectively, of the Company's Annualized Net Rent (as defined herein). The Company also will own approximately 83.4 acres and have rights to acquire approximately 157.2 acres of developable land (including rights to acquire one development site located in the Chicago central business district (the "Chicago CBD") containing approximately 58,000 square feet), which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area.


All of the common shares of beneficial interest of the Company, $0.01 par value per share (the "Common Shares"), offered hereby (the "Common Share Offering") are being sold by the Company. The Company is also offering (the "Convertible Preferred Offering") 2,000,000 shares of its cumulative convertible preferred shares of beneficial interest, $0.01 par value per share (the "Convertible Preferred Shares"), in a private placement to Security Capital Preferred Growth Incorporated ("Security Capital Preferred Growth"), which the Company expects to close concurrently with the closing of the Common Share Offering. It is currently estimated that the offering price of the Convertible Preferred Shares will be between $19.00 and $21.00 per share. The Common Share Offering and the Convertible Preferred Offering are collectively referred to herein as the "Offering," and the Common Shares and the Convertible Preferred Shares are collectively referred to herein as the "Shares."

Upon the completion of the Offering, the Common Shares offered hereby will represent approximately 55.3% of the common equity of the Company (58.8% if the Underwriters' over-allotment option is exercised in full). The remaining 44.7% of the common equity of the Company (41.2% if the Underwriters' over-allotment option is exercised in full) will be owned by Prime, by a joint venture (the "Primestone Joint Venture") between Prime and certain affiliates of Blackstone Real Estate Advisors, L.P. ("Blackstone"), by senior management of the Company and by certain others in the form of (i) limited partnership interests (the "LP Common Units") in Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), which, subject to certain conditions, are exchangeable on a one-for-one basis for Common Shares and (ii) general partnership interests in the Operating Partnership (together with the general partnership interests in the Operating Partnership held by the Company, the "GP Common Units;" the GP Common Units and the LP Common Units are collectively referred to herein as the "Common Units"). The Company will be the managing general partner of the Operating Partnership. See "Principal Shareholders of the Company." See "Glossary" beginning on page G-1 for definitions of certain terms used in this Prospectus.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY........................................................   3
  The Company.............................................................   3
  Risk Factors............................................................   6
  Benefits to Prime of the Formation Transactions and the Offering........   7
  Conflicts of Interest...................................................   8
  Business Objective and Growth Strategies................................   8
  The Company's Markets...................................................  13
  Structure and Formation of the Company..................................  14
  Restrictions on Ownership and Transfer..................................  17
  Voting Rights of the Convertible Preferred Shares.......................  18
  Distribution Policy.....................................................  18
  The Common Share Offering...............................................  19
  Tax Status of the Company...............................................  19
SUMMARY FINANCIAL DATA....................................................  20
RISK FACTORS..............................................................  23
  Lack of Independent Appraisals in the Formation Transactions; Market
   Capitalization of the Company May Exceed Fair Market Value of the
   Company's Assets; Value of Services Company Not Determined through
   Arm's-Length Negotiation...............................................  23
  Geographic Concentration of the Properties in the Chicago Metropolitan
   Area, Nashville, Knoxville and Columbus; Local Economic Conditions.....  24
  Conflicts of Interest; Benefits to Prime................................  24
  Real Estate Financing Risks.............................................  25
  Certain Anti-Takeover Provisions May Inhibit a Change in Control of the
   Company................................................................  26
  Adverse Consequences of Failure to Qualify as a REIT; Other Tax
   Liabilities............................................................  29
  Immediate and Substantial Dilution Resulting to Purchasers of Common
   Shares.................................................................  30
  Distributions to Shareholders Affected by Many Factors..................  30
  Initial Distribution Payout Percentage Will be 95.5% for the Twelve
   Months Ending June 30, 1998............................................  31

                                                                            PAGE
                                                                            ----
  Historical Losses and Accumulated Deficit; Possibility of Future
   Losses.................................................................   31
  Acquisition and Development Risks.......................................   31
  Company's Performance and Value are Subject to Real Estate Investment
   Risks..................................................................   32
  Consequences of Failure to Qualify as Partnerships......................   34
  Changes in Policy and Investment Activity without Shareholder Approval..   34
  Dependence on Key Personnel.............................................   35
  Dependence on Significant Tenants.......................................   35
  Managed Property Business and Non-REIT Services.........................   35
  Liabilities for Environmental Matters Could Adversely Affect the
   Company's Financial Condition..........................................   35
  Possible Adverse Effects on Share Price Arising from Shares Eligible for
   Future Sale............................................................   37
  Market Interest Rates Could Adversely Impact the Market Price of the
   Common Shares..........................................................   38
  Absence of Prior Public Market Could Adversely Impact the Market Price
   of the Common Shares...................................................   38
THE COMPANY...............................................................   39
  Services Company........................................................   41
BUSINESS OBJECTIVE AND GROWTH STRATEGIES..................................   43
  Business Objective......................................................   43
  Operating Strategy......................................................   43
  Acquisition Strategy....................................................   45
  Development Strategy....................................................   46
  Financing Strategy......................................................   46
USE OF PROCEEDS...........................................................   47
DISTRIBUTION POLICY.......................................................   48
  Estimated Cash Flows....................................................   50
DILUTION..................................................................   54
CAPITALIZATION............................................................   56
SELECTED FINANCIAL DATA...................................................   57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   60

                                                                            PAGE
                                                                            ----
  Results of Operations....................................................  60
  Pro Forma Liquidity and Capital
   Resources...............................................................  62
  Historical Cash Flows....................................................  64
  Funds from Operations....................................................  65
  Inflation................................................................  65
BUSINESS AND PROPERTIES....................................................  66
  General..................................................................  66
  The Office and Industrial Properties.....................................  68
  Summary Land Parcel Information..........................................  73
  Occupancy and Rental Information.........................................  73
  Lease Expirations........................................................  74
  Tenant Information.......................................................  88
  Office Properties........................................................  88
  Industrial Properties....................................................  89
  Development, Leasing and Management Activities...........................  89
  Contribution Properties..................................................  90
  Acquisition Properties...................................................  90
  Prime Contribution Properties............................................  91
  The Company's Markets....................................................  91
  The Company's Office Submarkets..........................................  96
  The Company's Industrial Submarkets...................................... 110
  Land for Development and Option
   Properties.............................................................. 119
  Competition.............................................................. 122
  Tax-Exempt Bonds......................................................... 122
  Insurance................................................................ 122
  Government Regulations................................................... 122
  Management and Employees................................................. 125
  Legal Proceedings........................................................ 125
  Prime Assets Not Acquired by the
   Company................................................................. 125
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................ 126
  Investment Objectives and Policies....................................... 126
  Financing Strategy....................................................... 126
  Conflicts of Interest Policies........................................... 127
  Working Capital Reserves................................................. 128
  Policies with Respect to Other
   Activities.............................................................. 128
MANAGEMENT................................................................. 129
  Trustees, Executive Officers and Key
   Employees............................................................... 129
  Committees of the Board of Trustees...................................... 134
  Compensation of Trustees................................................. 134
  Executive Compensation................................................... 135
  Employment Agreements.................................................... 135
  Share Incentive Plan..................................................... 136
  Share Option Grants in Connection with the Formation Transactions........ 138

                                                                           PAGE
                                                                           ----
  Indemnification of Trustees and Officers................................ 138
STRUCTURE AND FORMATION OF THE COMPANY.................................... 139
  Formation Transactions.................................................. 139
  Reasons for the Organization of the Company............................. 141
  Comparison of Common Shares and Common Units............................ 142
  Advantages and Disadvantages of the Formation Transactions to
   Unaffiliated Shareholders.............................................. 142
  Benefits of the Formation Transactions and the Offering................. 143
  Determination and Valuation of Ownership Interests...................... 144
  Acquisition of the Properties and the Business from Prime............... 144
  Formation of the Services Company....................................... 145
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................ 146
  Formation Agreement..................................................... 146
  Partnership Agreement................................................... 146
  Exchange Rights and Registration Rights................................. 146
  The Primestone Joint Venture............................................ 146
  IBD Contribution Agreement.............................................. 147
  NAC Contribution Agreement; Put Option Agreement........................ 147
  Tax Indemnification Agreements.......................................... 147
  Non-Compete Agreement Among the Company, Prime and Michael W. Reschke... 148
  Consulting Agreement with Stephen J. Nardi.............................. 148
  Option to Purchase and Right of First Offer............................. 148
  Patterson Contribution Agreement........................................ 149
  Leases with Prime Affiliates............................................ 149
  Sale of Common Shares to Mr. Reschke.................................... 149
  Other Transactions...................................................... 149
PARTNERSHIP AGREEMENT..................................................... 150
  Management.............................................................. 150
  Indemnification......................................................... 150
  Transferability of Interests............................................ 150
  Extraordinary Transactions.............................................. 151
  Issuance of Additional Common Units..................................... 151
  Capital Contributions................................................... 151
  Awards Under Share Incentive Plan....................................... 152
  Distributions........................................................... 152
  Operations.............................................................. 152
  Limited Partner Exchange Rights......................................... 152
  Registration Rights..................................................... 153

                                                                          PAGE
                                                                          ----
  Tax Matters............................................................ 153
  Duties and Conflicts................................................... 153
  Term................................................................... 153
PRINCIPAL SHAREHOLDERS OF THE COMPANY.................................... 154
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST............................. 155
  Authorized Shares...................................................... 155
  Convertible Preferred Shares........................................... 155
  Common Shares.......................................................... 165
  Additional Preferred Shares............................................ 166
  Restrictions on Ownership and Transfer................................. 166
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S DECLARATION OF
 TRUST AND BYLAWS........................................................ 169
  Classification of the Board of Trustees................................ 169
  Removal of Trustees.................................................... 169
  Business Combinations.................................................. 169
  Control Share Acquisitions............................................. 170
  Amendment to the Declaration of Trust.................................. 171
  Advance Notice of Trustee Nominations and New Business................. 171
  Maryland Asset Requirements............................................ 171
  Meetings of Shareholders............................................... 172
SHARES ELIGIBLE FOR FUTURE SALE.......................................... 173
  General................................................................ 173
  Exchange Rights and Registration Rights................................ 174

                                                                           PAGE
                                                                           ----
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................. 176
  General................................................................. 176
  Taxation of the Company................................................. 177
  Requirements for Qualification.......................................... 178
  Failure to Qualify...................................................... 183
  Tax Aspects of the Company's Investments in Partnerships................ 183
  Income Taxation of the Partnerships and Their Partners.................. 184
  Taxation of Taxable U.S. Shareholders................................... 186
  Taxation of Tax-Exempt Shareholders..................................... 187
  Taxation of Non-U.S. Shareholders....................................... 187
  Information Reporting Requirements and Backup Withholding Tax........... 190
  Special Rules Regarding the Taxation of Holders of Convertible Preferred
   Shares................................................................. 190
  Other Tax Considerations................................................ 191
ERISA CONSIDERATIONS...................................................... 193
  Employee Benefit Plans, Tax-qualified Retirement Plans and IRAs......... 194
  Status of the Company under ERISA....................................... 194
UNDERWRITING.............................................................. 196
LEGAL MATTERS............................................................. 198
EXPERTS................................................................... 198
ADDITIONAL INFORMATION.................................................... 198
GLOSSARY.................................................................. G-1
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i) the consummation of the transactions described under "Structure and Formation of the Company" (collectively, the "Formation Transactions"), (ii) an initial public offering price for the Common Shares of $20.00 per Common Share (representing the midpoint of the price range), (iii) the Underwriters' over-allotment option with respect to the Common Shares will not be exercised and (iv) the purchase by Security Capital Preferred Growth of 2,000,000 Convertible Preferred Shares at a price of $20.00 per Convertible Preferred Share (representing the midpoint of the price range) pursuant to the Convertible Preferred Offering. Unless the context otherwise requires, all references to the "Company" in this Prospectus include Prime Group Realty Trust and its subsidiaries, including Prime Group Realty, L.P. (the "Operating Partnership"), Prime Group Realty Services, Inc. (the "Services Company"), or any one of them. See "Glossary" beginning on page G-1 for the definitions of certain other terms used in this Prospectus.

                                  THE COMPANY

  The Company is a fully-integrated, self-administered and self-managed real estate company that has been formed to continue and expand the office and industrial real estate business of The Prime Group, Inc. and certain of its affiliates (collectively, "Prime"). The Company expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. In connection with the Offering, the Company will succeed to the office and industrial development, leasing and property management business of Prime and will acquire certain additional office and industrial properties from third parties. The Company will own 16 office properties (the "Office Properties") containing an aggregate of approximately 2.4 million net rentable square feet, 44 industrial properties (the "Industrial Properties") containing an aggregate of approximately 5.7 million net rentable square feet, one industrial property under construction, one parking facility and one retail center (collectively, the "Properties"). The Properties are located primarily in the Chicago, Illinois metropolitan area (the "Chicago Metropolitan Area"). As of June 30, 1997, the Office Properties and the Industrial Properties generated 65.1% and 34.9%, respectively, of the Company's Annualized Net Rent (as defined herein). The Company also will own approximately 83.4 acres and have rights to acquire approximately 157.2 acres of developable land (including rights to acquire one development site located in the Chicago central business district ("Chicago CBD") containing approximately 58,000 square feet), which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area.

  In terms of net rentable area, approximately 80.0% of the Office Properties and 87.1% of the Industrial Properties are located in the Chicago Metropolitan Area in prime business locations within established business communities. The Properties located in the Chicago Metropolitan Area account for approximately 88.7% of the annualized net rent of the Properties ("Annualized Net Rent"). The remaining Office Properties are located in the Nashville, Tennessee and Knoxville, Tennessee metropolitan areas, and the remaining Industrial Properties are located in the Columbus, Ohio metropolitan area. After the completion of the Offering, the Company intends to invest in the acquisition, development and redevelopment of office and industrial properties primarily located in Suburban Chicago (as defined herein) and Chicago CBD office markets and the Chicago Metropolitan Area warehouse/distribution market and overhead crane/manufacturing market. In addition, the Company believes that it will be the only publicly-traded REIT primarily focusing on both the office and industrial markets in the Chicago Metropolitan Area.

  The Company believes that the Properties are well-located, have excellent highway access, attract high-quality tenants and are well-maintained and professionally managed. Approximately 71.7% of the Office Properties, in terms of Annualized Net Rent, are Class A properties. The Company considers Class A office buildings to be buildings that are centrally located, professionally managed and maintained, attract high-quality tenants, command upper-tier rental rates and are modern structures or have been modernized to compete with new buildings. The Industrial Properties, in terms of Annualized Net Rent, consist of 58.5% warehouse/distribution properties and 41.5% overhead crane/manufacturing properties. As of June 30, 1997, the Office Properties were 88.0% leased to more than 200 tenants and the Industrial Properties were 87.9% leased to more than 60 tenants. Management of the Company has developed (or redeveloped), leased and managed 79.2% of the Office Properties and 81.9% of the Industrial Properties, based on net rentable square feet.

  The Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Properties, the existence of long-term leases with contractual rent escalations and the strength of the markets in which the Properties are located. As of June 30, 1997, approximately 58.2% of the leases for the Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 42.4% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 15.8% of the Annualized Net Rent was attributable to leases with contractual rent increases tied to the annual change in the Consumer Price Index (the "CPI"), subject to certain limitations. Over the next three years, the Company expects to receive contractual rent increases which will average approximately $940,000 per year (exclusive of contractual rent increases related to the CPI or rent increases attributable to the transition from free or partial rent to full rent). The three largest tenants in the Properties, in terms of Annualized Net Rent, are R.R. Donnelley & Sons Company ("Donnelley"), Everen Securities, Inc. ("Everen") and Jones, Day, Reavis & Pogue ("Jones Day"). As of June 30, 1997, the Company's ten largest office and ten largest industrial tenants (based upon Annualized Net Rent) had leased space from the Company for an average of 8.9 and 3.7 years, respectively, and accounted for 43.3% and 19.3%, respectively, of Annualized Net Rent.

  The Prime Group, Inc. was founded in 1981 by Michael W. Reschke and has been involved in the ownership, acquisition, renovation, development, construction, financing, marketing, leasing and management of institutional quality, income-producing real estate properties for nearly 17 years. In 1994, Prime contributed its retail development business and its multi-family housing business to separate publicly-traded real estate investment trusts--Prime Retail, Inc. (NYSE: PRT) and Ambassador Apartments, Inc. (NYSE: AAH). In May 1997, Prime contributed its senior and assisted living business to Brookdale Living Communities, Inc. (Nasdaq: BLCI), a publicly-traded owner, operator and developer of senior housing and a provider of senior and assisted living services to the elderly. Prime has contributed separate operating divisions in connection with the formation of the above-described companies and is contributing its office and industrial division to the Company in order to capitalize on the growth in the markets in which the Properties are located.

  Concurrently with the Common Share Offering, the Company is conducting the Convertible Preferred Offering to Security Capital Preferred Growth, which the Company expects to close simultaneously with the closing of the Common Share Offering. The Common Shares offered hereby will represent 55.3% of the common equity of the Company (58.8% if the Underwriters' over-allotment option is exercised in full). Another 35.5% of the common equity of the Company (32.8% if the Underwriters' over-allotment option is exercised in full) will be owned in the form of Common Units by the Primestone Joint Venture, a joint venture between Prime and Blackstone. The balance of 9.2% of the common equity of the Company (8.4% if the Underwriters' over-allotment option is exercised in full) will be held by Prime, senior management of the Company and certain others. See "Principal Shareholders of the Company."

  The Company engages in property management, leasing, acquisition, development, redevelopment, construction, marketing, finance and other related activities. The senior management of the Company includes the executives of Prime who are responsible for the strategic direction, management and day-to-day operations of Prime's office and industrial real estate business. The Company's management has substantial experience in the full range of real estate activities undertaken by the Company. The top ten senior executives of the Company have an average of 19.3 years experience in the real estate industry in the Chicago Metropolitan Area.

  The Company's primary business strategy is to achieve its investment and growth objectives by focusing on the acquisition, development and operation of office and industrial real estate located in the Chicago Metropolitan Area and, to a lesser extent, other midwestern markets. To implement this strategy, the Company intends to (a) own, acquire, develop, redevelop, lease, manage and operate Class A office properties, (b) acquire distressed, underperforming and undermanaged office properties in desirable locations and improve the income potential of such assets by raising these properties to a higher level of operating standard through value-added renovation programs, professional property management and aggressive leasing, retenanting and marketing efforts and (c) own, acquire, develop, redevelop, lease, manage and operate bulk warehouse/distribution facilities and overhead crane/manufacturing facilities. The Company believes that it can draw upon its extensive experience and long-term presence in the Chicago Metropolitan Area to create a strategic advantage in competing for future development and acquisition opportunities.

  The Company believes that the solid, diversified local economy in the Chicago Metropolitan Area is creating continued office space demand and absorption. Because of steady expansion of office employment and nearly no new construction, the overall Class A vacancy rate has steadily declined for five years and is expected to continue to decline. According to Rosen Consulting Group ("RCG"), Class A rental rates in the Company's largest office market, the Chicago CBD, have begun to rise as Class A vacancy rates in the Chicago CBD have decreased from 23.1% in 1992 to 9.3% by the end of the second quarter of 1997.

  The Chicago Metropolitan Area also has experienced a very active market in industrial space in the 1990s. As of the end of the second quarter of 1997, the Chicago Metropolitan Area's industrial market's overall vacancy rate was 7.5%, below the national average vacancy rate of 8.1%. In addition, 32.6% (in terms of net rentable square feet) of the Company's Industrial Properties in the Chicago Metropolitan Area consists of overhead crane facilities, which have a replacement cost substantially in excess of the Company's basis in its Properties. The Company believes that current rental rates in the overhead crane/manufacturing submarket are less than the level which would justify the construction of new overhead crane/manufacturing facilities and, therefore, the Company believes that there will be little new competition with the Company's overhead crane/manufacturing Properties. See "Business and Properties--The Company's Markets."

  The Company believes that the foundation for growth in cash flow per share in future years will be from a number of sources, including contractual rent escalations in existing leases, the leasing of all or a portion of the existing vacant space in the Properties, the quality and strategic location of its Properties, the acquisition at below replacement cost, renovation (where necessary) and repositioning of additional office and industrial properties, the strengthening of the Chicago Metropolitan Area economy, the development of new office and industrial properties when market conditions warrant such new development and the knowledge and experience of its senior management team and their long-term relationships with large corporate tenants, municipalities, landowners and institutional sellers. Further, upon the completion of the Offering, the Company believes it will be conservatively capitalized with outstanding debt of approximately 25.2% of the Company's total market capitalization.

  The Company was formed on July 21, 1997 as a Maryland real estate investment trust. The Company's executive offices are located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, and its telephone number is (312) 917-1500.

                                  RISK FACTORS

  An investment in the Shares involves various material risks. Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment decision. These risks include:

  . The possibility that the consideration paid by the Company for certain of the Properties and other assets contributed to the Company in its formation may exceed their fair market value, and the fact that there were no arm's-length negotiations or third-party appraisals of such Properties and other assets (Prime will receive Common Units worth approximately $69.3 million and cash reimbursement of approximately $5.2 million for certain expenses incurred by Prime in connection with the Formation Transactions and the Offering, in exchange for the contribution by Prime of certain assets having a deficit book value of approximately $140.3 million at June 30, 1997).

  . The geographic concentration of the Properties in the Chicago
    Metropolitan Area and the significance of the 77 West Wacker Drive Building to the Company's revenue, which renders the Company vulnerable to the local economic conditions and tenants' continued demand and ability to pay rent for office and industrial space in the Chicago Metropolitan Area. The local economic conditions of the Nashville, Tennessee, Knoxville, Tennessee and Columbus, Ohio metropolitan areas also will affect the Company due to the location of certain of its Properties in such areas.

  . Real estate debt financing risks, including the potential inability to refinance the New Mortgage Notes or other mortgage indebtedness upon maturity, the potential loss of properties from a foreclosure proceeding if the Company fails to meet its obligations under any secured mortgage indebtedness, the absence of any limitation in the organizational documents of the Company restricting the level of debt the Company may incur and the potential increase in interest cost of the Company resulting from increases in market interest rates upon the refinancing of any existing mortgage indebtedness or fluctuations in any of the Company's variable rate indebtedness, including under the Company's floating rate tax-exempt bond debt ($74.5 million outstanding at June 30, 1997).

  . The potential anti-takeover effects of provisions in the Company's
    Declaration of Trust (the "Declaration of Trust") and Amended and Restated Bylaws (the "Bylaws"), including, among other things, provisions generally limiting the actual or constructive ownership of Common Shares by any one person or entity to 9.9% of the outstanding Common Shares, restricting ownership of the Common Shares and staggering the terms of the members of the Company's board of trustees (the "Board of Trustees"), which could deter the acquisition of control by a third party, thus making it more difficult to effect a change in management or limiting the opportunity for shareholders to receive a premium over the market price for their Common Shares.

  . The taxation of the Company as a regular corporation if it fails to qualify as a REIT and the resulting decrease in funds available to pay distributions to shareholders.

  . The immediate and substantial dilution of $4.00 per share in the net tangible book value of the Common Shares purchased in the Offering, which will result in an immediate increase of $55.24 per Common Unit in net tangible book value of the Common Units received by Prime in exchange for the Prime Properties and the Prime Contribution Properties in connection with the Formation Transactions.

  . The Company's cash available for distribution, which may be less than the Company expects and may decrease in future periods from such expected levels, materially adversely affecting the Company's ability to make the expected annual distributions of $1.35 per Common Share during the 12-month period following the completion of the Offering (which aggregate expected annual distributions represent approximately 95.5% of the estimated cash available for distribution for such period) or to sustain such distribution rate in the future.

  . The inability of the Company to make any distributions in respect of the Common Shares unless current and accumulated dividends on all Convertible Preferred Shares have been paid in full.

  . The incurrence of a net loss on an historical basis in accordance with generally accepted accounting principles ("GAAP") for each of the last five calendar years for the Prime Properties and the fact that there can be no assurance that the Company will not experience net losses in the future.

  . The risk that permanent financing for newly-developed properties may be unavailable or may be available only on disadvantageous terms. In addition, an acquisition of an office or industrial property entails the risk that such investment will fail to perform in accordance with expectations.

  . Real estate ownership risks, such as the effect of economic and other conditions on real estate values, the general lack of liquidity of investments in real estate, competition in seeking properties for acquisition and development and in seeking tenants, the inability of tenants to make rent payments, increases in real estate taxes, the possibility that the Company will be unable to lease space currently available or as it becomes available on terms favorable to the Company, the potential for unknown or future environmental liabilities, uninsurable losses and the inability of a property to generate income sufficient to meet operating expenses and debt service obligations relating to such property, which, individually or in the aggregate, may negatively affect the Company's ability to make distributions.

  . The Company's dependence on certain significant tenants.

  . Development, leasing and management business risks, including the limitation on the ability of the Company to control the operations of the Services Company due to the lack of control by the Company in connection with the election of the directors and the appointment of the officers of the Services Company.

  . The absence of a prior public market for the Common Shares and the possibility that the trading volume of the Common Shares may be limited.

        BENEFITS TO PRIME OF THE FORMATION TRANSACTIONS AND THE OFFERING

  Prime and certain of its affiliates will receive certain material benefits in connection with the Formation Transactions and the Offering, including the following:

  . Prime will receive in the aggregate 3,465,000 Common Units with an aggregate value of $69.3 million (assuming that each Common Unit held by Prime has a value equal to that of a Common Share). The Operating Partnership will pay on behalf of Prime, or reimburse Prime for, approximately $5.2 million of expenses incurred by or on behalf of Prime in connection with the Formation Transactions and the Offering.

  . Prime will receive the return of approximately $15.0 million of cash and $7.2 million of securities previously pledged as additional collateral by Prime to secure its limited recourse guarantee obligations to the issuers of the letters of credit which secure the payment of principal and interest of the Tax-Exempt Bonds. Such collateral will be returned to Prime upon the completion of the Offering and the replacement of such letters of credit by the Operating Partnership.

  . Prime will realize an immediate increase in the net tangible book value of its investment in the Company of $55.24 per Common Unit upon the completion of the Offering. The assets to be transferred by Prime in the Formation Transactions had an aggregate deficit book value of approximately $140.3 million (as determined at June 30, 1997 in accordance with GAAP).

  . Prime will no longer be liable as a general partner of the Property
    Partnerships that own certain of the Properties. In addition, Prime will be released from various limited recourse guaranties and obligations to indemnify the lenders in connection with the Tax-Exempt Bonds encumbering certain of the Properties and $60.0 million of other debt.

    . Prime will defer certain tax consequences to it from certain of the Formation Transactions through the contribution to the Operating Partnership of its interests in the Properties and the business related thereto for Common Units.

    . Prime will obtain improved liquidity of its investment in its office and industrial real estate business as a result of the Formation Transactions through the ownership of Common Units, which are exchangeable for Common Shares or cash, at the option of the Company.

  The $5.2 million expense reimbursement and the Common Units that Prime will receive with an aggregate value of $69.3 million (assuming the value of each Common Unit held by Prime is equal to the initial public offering price of a Common Share) in exchange for its interests in the Prime Properties and the Prime Contribution Properties and the office and industrial development, leasing and property management businesses will significantly exceed the historical deficit book value of such interests computed in accordance with GAAP (approximately $140.3 million at June 30, 1997). Similarly, the value of the Company will exceed the depreciated book value of its tangible assets. See "Dilution." The Company does not believe, however, that book value is a relevant measure of the going concern value of its office and industrial real estate business because real estate book values typically decrease over time due to the cumulative effect of depreciation and do not reflect that the current economic values of real estate assets are directly related to the cash flow generated by such assets.

  The IBD Contributors and Prime have entered the IBD Contribution Agreement pursuant to which the IBD Contributors will contribute to the Operating Partnership their interests in the IBD Properties in exchange for an aggregate of 919,450 Common Units and cash of $5.2 million. Pursuant to the IBD Contribution Agreement, certain of the IBD Contributors have elected to have a portion of the Common Units they will receive in the foregoing exchange subject to an arrangement pursuant to which, among other things, Prime (as opposed to the Company) will provide such IBD Contributors with a guaranteed annual pre-tax return of 16.8% for up to three years following the Offering. See "Certain Relationships and Related Transactions--IBD Contribution Agreement."

                             CONFLICTS OF INTEREST

  Certain conflicts of interest exist between the Company and (a) the Limited Partners (including Prime) and the NAC General Partner and (b) certain of its officers and trustees (including Michael W. Reschke, Richard S. Curto, Edward
S. Hadesman and Stephen J. Nardi, who are affiliates of certain of the Limited Partners and, in the case of Mr. Nardi, the NAC General Partner). In addition, such Limited Partners and the NAC General Partner or their affiliates will have significant influence over the affairs of the Company, which, together with the foregoing conflicts of interest, may influence certain officers and trustees of the Company to make decisions which may not be in the best interests of all shareholders, in connection with the (i) Formation Transactions, (ii) operation of the Company's ongoing businesses, including conflicts associated with the tax consequences to Limited Partners and the NAC General Partner of sales or refinancings of certain of the Properties, which, together with certain provision of the Partnership Agreement, may influence the Company's decision to sell or refinance, or to prepay debt secured by, certain Properties, (iii) potential election by the Company to exercise its option to purchase or right of first offer with respect to any of the land tracts owned or controlled by one or more of the Limited Partners and the NAC General Partner or their affiliates and (iv) enforcement of agreements with affiliates of the Company. The Company has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. See "Policies with Respect to Certain Activities--Conflicts of Interest Policies." The Company intends to engage in transactions with certain related parties. See "Certain Relationships and Related Transactions."

                    BUSINESS OBJECTIVE AND GROWTH STRATEGIES

BUSINESS OBJECTIVE

  The Company currently intends to invest in the acquisition, development and redevelopment of office and industrial properties located in Suburban Chicago and Chicago CBD office markets and the midwestern region of the United States with a primary focus on the office and industrial markets in the Chicago Metropolitan Area.

The Company's primary business objective is to achieve sustainable long-term growth in cash flow per share and to enhance the value of its portfolio through the implementation of effective operating, acquisition, development and financing strategies. While there can be no assurance that the Company will achieve such business objective, the Company believes it will realize increased cash flow per share by:

  . contractual rent increases in existing leases;

  . leasing all or a portion of the existing vacant space in the Properties;

  . acquiring office and industrial properties (or entities that own or control such properties) at or below replacement cost and at positive spreads to its cost of capital;

  . increasing rental and occupancy rates and decreasing tenant concessions as vacancy rates in the Company's submarkets generally continue to decline;

  . developing office and industrial properties for the benefit of the Company where such development will result in a favorable risk-adjusted return on investment;

  . expanding its property management, leasing and corporate advisory services business; and

  . using, when available, long-term, tax-exempt bonds (which typically have lower interest costs) to finance the acquisition and renovation of existing industrial facilities and the development of new industrial facilities.

  The Company believes that a number of factors will enable it to achieve its business objectives, including: (a) the opportunity to lease available space at attractive rental rates because of increasing demand and, with respect to the Office Properties, the present limited level of new construction in the Chicago Metropolitan Area; (b) the presence of distressed sellers and inadvertent owners (through foreclosure or otherwise) of office and industrial properties in the Company's markets, as well as the Company's ability to acquire properties with Common Units (thereby deferring the seller's taxable gain), all of which create enhanced acquisition opportunities; and (c) the quality and location of the Properties.

  Management believes that the Company is well-positioned to take advantage of these opportunities because of its extensive experience in its markets, its seasoned management team, its significant land holdings and option rights and its ability to develop, redevelop, lease and efficiently manage office and industrial properties. In addition, the Company believes that public ownership and its capital structure will provide the Company with enhanced access to the public debt and equity capital markets and new opportunities for growth. The Company has obtained a commitment from BankBoston, N.A. and Prudential Securities Credit Corporation ("PSCC") for a credit facility up to a maximum of $225.0 million (the "Credit Facility") which, subject to compliance by the Company with the applicable loan covenants, may be used to provide funds for acquisitions and development activities and to provide the replacement letters of credit for the $74.5 million of Tax-Exempt Bonds. PSCC is an affiliate of Prudential Securities Incorporated, one of the Underwriters. There can be no assurance that such financing will be obtained. Upon the completion of the Offering, the Company expects to have outstanding debt of approximately 25.2% of the Company's total market capitalization. See "Business Objective and Growth Strategies--Business Objective" and "--Financing Strategy."

OPERATING STRATEGY

  The Company will focus on enhancing its cash flow per share by: (a) maximizing cash flow from its Properties through contractual rent increases, pro-active leasing programs and effective property management; (b) managing operating expenses through the use of in-house management, leasing, marketing, financing, accounting, legal, construction, management and data processing functions; (c) maintaining and developing long-term relationships with a diverse tenant group; (d) attracting and retaining motivated employees by providing financial and other incentives to meet the Company's operating and financial goals; and (e) continuing to emphasize value-added capital improvements to enhance the Properties' competitive advantages in their submarkets.

 Contractual Increases in Rent

  A substantial portion of the Company's existing portfolio is leased pursuant to long-term leases with contractual annual rent increases, thereby providing the Company with both stable and escalating rental revenues.

By way of example, the contractual rent increases from existing leases in the 77 West Wacker Drive Building average approximately $630,000 per year over the next ten years. As of June 30, 1997, approximately 58.2% of the leases for the Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 42.4% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 15.8% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Over the next three years, the Company expects to receive contractual rent increases which will average approximately $940,000 per year (exclusive of contractual rent increases related to the CPI or rent increases attributable to the transition from free or partial rent to full rent). The Company believes that reporting rental revenues on a cash basis will result in a more accurate presentation of its actual operating activities than if rental revenues were reported on a straight-line basis and, accordingly, expects to report Funds from Operations on a cash basis. As a result, contractual rent increases will cause reported Funds from Operations to increase.

 Pro-Active Leasing; Ability to Lease Vacant Space

  The Company believes that the strength of its leasing program is demonstrated by the current occupancy status of the Properties. The Company believes that one of its most notable leasing accomplishments is the 77 West Wacker Drive Building, a recently developed 50-story office tower located in downtown Chicago, containing approximately 944,600 square feet of net rentable area. Construction began in April 1990 and was successfully completed with the opening of the building in May 1992. At its opening, the building had commitments for long-term leases for over 95.0% of its net rentable office area. In 1995, the Company restructured its lease with Keck, a significant tenant at the 77 West Wacker Drive Building, to decrease the space subject to the lease and to reduce the rent on Keck's remaining space. In June 1997, Keck stopped paying rent and, in connection with a settlement of the resulting litigation, has agreed to vacate its remaining space no later than November 30, 1997. See "Business and Properties--Legal Proceedings." The Company believes it will be able to increase cash flow per share by continuing to lease the existing vacant space in its Properties. As of June 30, 1997, the Company had 282,069 net rentable square feet of vacant space in its Office Properties (including approximately 113,000 net rentable square feet at the 77 West Wacker Drive Building leased to Keck (the "Keck Space"), of which approximately 52,000 net rentable square feet subsequently has been leased). As of June 30, 1997 the Company also had 690,007 net rentable square feet of vacant space in its Industrial Properties.

 Long-Term Leases; Tenant Retention

  A substantial portion of the Properties is leased on a long-term basis, thereby providing the Company with a reduced level of costs and capital expenditures due to tenant lease expirations. Approximately 56.7% of the Company's Annualized Net Rent is attributable to leases expiring in 2002 or beyond, and approximately 40.5% of the Company's Annualized Net Rent is attributable to leases expiring in 2007 or beyond. With regard to the Office Properties, as of June 30, 1997, 65.6% of the office leases, in terms of Annualized Net Rent, had terms expiring in five years or more, resulting in an average annual turnover for the next five years of 6.9% per annum. With regard to the Industrial Properties, as of June 30, 1997, 34.0% of the industrial leases, in terms of Annualized Net Rent, had terms expiring in five years or more, resulting in an average annual turnover for the next five years of 13.2% per annum. From January 1, 1994 through June 30, 1997, the Prime Properties have achieved a tenant retention rate, based on renewals of leases with scheduled expirations, of approximately 64.0% in terms of net rentable square feet. The Company intends, as market conditions permit, to continue to favor longer-term leases with contractual annual rent increases. See "Business and Properties--Lease Expirations."

 Management of Operating Expenses

  The Company believes that it has been successful in providing high-quality and professional property management services to its tenants, while maintaining property operating expenses and real estate taxes at or below such expense levels for comparable properties. As the Company continues to grow through the acquisition and development of additional office and industrial properties, management of the Company believes that economies of scale will allow the Company to operate its properties with increasing efficiency.

ACQUISITION STRATEGY

  The Company will seek to increase its cash flow per share by acquiring additional office and industrial properties at prices below replacement cost, including properties that: (a) may provide attractive initial yields and significant potential for growth in cash flow from property operations; (b) are well-located, high quality and competitive in their respective submarkets; (c) are located in the Company's existing submarkets and/or in other strategic submarkets where the demand for office and industrial space exceeds available supply; or (d) have been undermanaged or are otherwise capable of improved performance through intensive management, marketing and leasing.

  The Company plans to concentrate its acquisition activities in the Chicago Metropolitan Area and, to a lesser extent, in other midwestern markets. The Company believes that attractive opportunities exist to acquire office and industrial properties in these markets at prices below replacement cost. Each acquisition opportunity will be reviewed to evaluate whether it meets one or more of the following criteria: (a) potential for higher occupancy levels and/or rents as well as for lower tenant turnover and/or operating expenses;
(b) ability to generate returns in excess of the Company's weighted average cost of capital, taking into account the estimated costs associated with renovation and tenant turnover (i.e., tenant improvements and leasing commissions); and (c) a purchase price at or below estimated replacement cost. See "Business Objective and Growth Strategies--Acquisition Strategy" and "Business and Properties--Acquisition Properties."

DEVELOPMENT STRATEGY

  As opportunities arise and where market conditions support a favorable risk-adjusted return on investment, the Company intends to pursue opportunities for growth through the development of new office and industrial properties. The Company believes that the strength and experience of its management in the development of office and industrial properties will provide it with a competitive advantage in evaluating and pursuing opportunities to develop additional properties. During the next few years, the Company expects that most of its development activities will be focused on office and industrial properties in the Chicago Metropolitan Area.

  Based on ongoing marketing activities and discussions with prospective tenants, the Company expects that over the next several years there will be significant demand from several large tenants that are unable to find large blocks of contiguous Class A office space in downtown Chicago which may lead to significant office development opportunities. The Company believes that its significant land holdings and land option rights will provide it with a distinct advantage in competing for future development opportunities. The Company owns approximately 83.4 acres and has rights to acquire approximately
157.2 acres of developable land, which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area. The Company's option rights include an option to acquire a development site containing approximately 58,000 square feet known as 300 N. LaSalle in downtown Chicago which, to the extent the Company is able to obtain significant preleasing commitments for such a project, the Company believes it could develop as an office project containing up to approximately 1.2 million net rentable square feet.

  The Services Company's corporate advisory activities with third parties are expected to give the Company further access to future development opportunities. The Services Company also will continue to undertake build-to-suit projects for third parties.

FINANCING STRATEGY

  The Company's financing strategy and objectives are determined by the Board of Trustees. The Company presently intends to operate with a ratio of debt-to-total market capitalization (defined as the total debt of the Company as a percentage of the sum of the market value of issued and outstanding Shares, including the

Common Units exchangeable for Common Shares, plus total debt) in the range of 25.0% to 40.0%. The Company also intends to operate in a manner that will facilitate its ability to secure an investment grade rating on future unsecured debt as soon as practicable. However, such objectives may be altered without the consent of the Company's shareholders, and the Company's organizational documents do not limit the amount or type of indebtedness that the Company may incur. Upon the completion of the Offering and the consummation of the Formation Transactions, the Company's total debt will constitute approximately 25.2% of its total market capitalization.

  The Company intends to use one or more sources of capital for future acquisitions and development activities. These capital sources may include undistributed cash flow, borrowings under certain acquisition facilities, proceeds from the issuance of long-term tax-exempt bonds, other debt or equity securities and other bank and/or institutional borrowings, including the $225.0 million Credit Facility. The Company has a commitment for the Credit Facility; however, there can be no assurance that any such financing will be obtained. See "Business and Properties--Development, Leasing and Management Activities" and "Business Objective and Growth Strategies--Financing Strategy."

                             THE COMPANY'S MARKETS

CHICAGO METROPOLITAN AREA

  The Company's primary focus is the Chicago Metropolitan Area, the third most populous metropolitan area in the nation, with an estimated population of over
7.7 million. The Company has relied, with permission, on information concerning the economies of the Chicago Metropolitan Area, Nashville, Tennessee, Knoxville, Tennessee and Columbus, Ohio and office and industrial markets thereof derived from a report commissioned by the Company and prepared by RCG, a nationally recognized expert in real estate consulting and urban economics. The discussion of such submarkets below and under the caption "Business and Properties--The Company's Markets" is based upon such findings of RCG. While the Company believes that these estimates of economic trends are reasonable, there can be no assurance that these trends will in fact continue.

   The Company currently owns office and industrial properties in the suburban and downtown submarkets of the Chicago Metropolitan Area. The Company believes that the Chicago Metropolitan Area has been and will continue to be an excellent market in which to own and operate office and industrial properties over the long term. The Company believes that this area is attractive for a number of reasons, including:

  . The Chicago Metropolitan Area contains the largest number of jobs of any consolidated Metropolitan Statistical Area ("MSA") in the United States, and is the third most populous MSA, with an estimated population of over
    7.7 million;

  . Chicago's manufacturing sector has continued to expand, and the services sector of the Chicago Metropolitan Area economy has grown even faster, and has outpaced the manufacturing sector in additional employment both in absolute terms and as a proportion of the local economy. This development has diversified Chicago's employment base, which already leads the nation in four out of the seven major employment sectors (manufacturing; wholesale and retail trade; transportation, communications and utilities; and construction);

  . Employment sectors requiring the use of office and industrial properties continue to expand with the Chicago Metropolitan Area's continuing growth and diversification of industries; and

  . Since 1992, there has been no increase in the inventory of Chicago CBD office space and only a slight increase in the inventory of Suburban Chicago office space.

  The Company believes that the solid, diversified local economy in the Chicago Metropolitan Area is creating continued office space demand and absorption. Because of steady expansion of office employment and nearly no new construction, the overall Class A vacancy rate has steadily declined for five years and is expected to continue to decline. According to RCG, Class A rental rates in the Company's largest office market, the Chicago CBD, have begun to rise as Class A vacancy rates in the Chicago CBD have decreased from 23.1% in 1992 to 9.3% by the end of the second quarter of 1997. The Chicago Metropolitan Area also has experienced a very active market in industrial space in the 1990s. As of the end of the first quarter of 1997, the Chicago Metropolitan Area's industrial market overall vacancy rate was 7.3%, below the national average vacancy rate of 8.1%. In addition, 32.6% (in terms of net rentable square feet) of the Company's Industrial Properties in the Chicago Metropolitan Area consist of overhead crane facilities, which have a replacement cost substantially in excess of the Company's basis in its Properties. The Company believes that current rental rates in the overhead crane/manufacturing submarket are less than the level which would be required to justify the construction of new overhead crane/manufacturing facilities, and, therefore, the Company believes that there will be little new competition with the Company's overhead crane/manufacturing Properties. See "Business and Properties--The Company's Markets."

                     STRUCTURE AND FORMATION OF THE COMPANY

  The Formation Transactions are designed to consolidate the ownership of the Properties in the Company and to continue and expand the operations of the office and industrial real estate business of Prime. The Company believes that the Formation Transactions will provide the Company with enhanced access to the public markets for debt and equity capital, thereby enhancing its potential for future growth to the benefit of the shareholders and the Limited Partners.

  The business and operations of the Company are conducted through the Operating Partnership and the Services Company. Fee title to the Properties is held in separate entities (the "Property Partnerships") that will be owned, directly or indirectly, 100.0% by the Company.

  The structure of the Company and the ownership of the equity in the Company after giving effect to the Offering (assuming the Underwriters' over-allotment option will not be exercised) and the Formation Transactions is shown in the following chart:

                                     CHART
--------
(1) The Company also owns 2,000,000 Preferred Units in the Operating Partnership, the terms and conditions of which correspond to the Convertible Preferred Shares. The Company is the managing general partner of the Operating Partnership.
(2) The Operating Partnership also owns a promissory note issued by the Services Company (the "Note") with an initial principal balance of approximately $4.2 million. As a result of the Operating Partnership's ownership of non-voting participating preferred stock of the Services Company and the Note, the Company, through the Operating Partnership, expects to receive 95.0% of the after-tax economic benefits of the Services Company. See "Structure and Formation of the Company--Formation Transactions."

  Formation Transactions. The Company, the Operating Partnership, the Services Company and the Property Partnerships will engage in the following series of transactions with Prime and certain other parties:

  . The Company will contribute the $269.9 million of the estimated net proceeds from the Offering (after the deduction of underwriting discounts and commissions but before payment of costs and expenses incurred in connection with the Formation Transactions and the Offering) to the Operating Partnership in exchange for 12,380,000 GP Common Units and 2,000,000 Preferred Units. The Company will be the managing general partner of the Operating Partnership. See "Partnership Agreement-- Distributions," "Description of Shares of Beneficial Interest-- Convertible Preferred Shares" and "--Common Shares."

  . Prime will contribute to the Operating Partnership (i) its ownership interests in the Property Partnerships that own the Prime Properties and the Prime Contribution Properties, (ii) its rights to purchase the subordinate mortgage encumbering the Property Partnership that owns the 77 West Wacker Drive Building from certain third-party lenders and its rights to acquire certain third parties' ownership interests in the Property Partnerships that own the Prime Properties and (iii) substantially all of its assets and liabilities relating to its office and industrial development, leasing and management business. The foregoing assets had an aggregate deficit book value of approximately $140.3 million (as determined at June 30, 1997 in accordance with GAAP). In exchange, Prime will receive 3,465,000 Common Units, representing a 15.5% limited partnership interest in the Operating Partnership (with an aggregate value of $69.3 million, assuming the value of each Common Unit is equal to the initial offering price of a Common Share). As described below, Prime will contribute 3,375,000 of such Common Units to the Primestone Joint Venture, resulting in the direct ownership by Prime of a 0.5% limited partnership interest in the Operating Partnership. The Operating Partnership will pay approximately $1.9 million in transfer taxes related to Prime's contributions of the assets described above and will pay on behalf of Prime, or reimburse Prime for, approximately $5.2 million of expenses incurred by it in connection with the Formation Transactions and Offering. In addition, Jeffrey A. Patterson, an executive officer of the Company, is contributing his interest in the assets of the office and industrial division of Prime. In exchange, Mr. Patterson will receive 110,000 Common Units, representing a 0.5% limited partnership interest in the Operating Partnership.

  . Certain affiliates of the NAC General Partner (collectively, the "NAC
    Contributors") will contribute the NAC Properties to the Operating Partnership. In exchange, the NAC Contributors will receive 927,100 GP Common Units, representing a 4.1% general partnership interest in the Operating Partnership (with an aggregate value of $18.5 million, assuming the value of each Common Unit is equal to the initial public offering price of a Common Share). In addition, the Operating Partnership will pay the NAC Contributors approximately $23.5 million in cash and will pay approximately $0.4 million in transfer taxes related to the transfer of the NAC Properties.

  . The IBD Contributors will contribute to the Operating Partnership their ownership interests in the IBD Properties in exchange for 919,450 Common Units, representing a 4.1% limited partnership interest in the Operating Partnership and having an aggregate value of $18.4 million (assuming the value of each Common Unit is equal to the initial public offering price of a Common Share). In addition, the Operating Partnership will pay the IBD Contributors approximately $5.2 million in cash, will assume approximately $6.4 million in debt and will pay approximately $0.2 million in transfer taxes related to the transfer of the IBD Properties.

  . Prime, BRE/Primestone Investment L.L.C., a Delaware limited liability company, and BRE/Primestone Management Investment L.L.C., a Delaware limited liability company (each of which is an affiliate of Blackstone), will form the Primestone Joint Venture to invest in LP Common Units. To capitalize the Primestone Joint Venture, Prime will contribute to the Primestone Joint Venture 3,375,000 of the Common Units it receives in exchange for its contributions to the Operating Partnership. Blackstone will contribute $45.0 million in cash to the Primestone Joint Venture. In exchange for such capital contributions, Prime will receive a 60.0% interest and Blackstone will receive a 40.0% interest in the Primestone Joint Venture. The Primestone Joint Venture will also borrow $40.0 million and will use the proceeds of such loan and the cash contributed by Blackstone to purchase 4,569,893 LP Common Units from the Operating Partnership at a price per Common Unit equal to the per share initial public offering price of the Common Shares, net of an amount equal to the underwriting discount applicable to the

   Common Shares, simultaneously with the other Formation Transactions. As a result, the Primestone Joint Venture will own, in the aggregate, 7,944,893 Common Units, representing a 35.5% limited partnership interest in the Operating Partnership. In connection with the purchase of the LP Common Units, Blackstone has designated Thomas J. Saylak to be elected as one of the Company's trustees. The consummation of the Primestone Joint Venture is subject to various conditions precedent. There can be no assurance that such conditions precedent will be met. See "Certain Relationships and Related Transactions--The Primestone Joint Venture."

  . The Operating Partnership expects to borrow $83.5 million under two separate mortgage loans secured by certain of the Contribution Properties (the "New Mortgage Notes"). The Company expects to execute a definitive loan agreement with PSCC, an affiliate of Prudential Securities Incorporated, to provide the New Mortgage Notes financing for a 90-day term, convertible at the option of the Company into a seven-year term, subject to certain conditions. There can be no assurance that such financing will be available to the Company on favorable terms, if at all.

  . The Operating Partnership will repay third-party lenders approximately
    $350.8 million (including prepayment fees) of obligations of the Property Partnerships or indebtedness encumbering the Properties.

  . The Operating Partnership will utilize the Credit Facility to replace the outstanding letters of credit which secure the payment of principal and interest on the $74.5 million of Tax-Exempt Bonds. Upon the replacement of the outstanding letters of credit, Prime will receive the return of approximately $15.0 million of cash and $7.2 million of certain securities previously pledged by Prime as additional collateral to secure certain of its guarantee obligations in connection with the existing letters of credit.

  . The Operating Partnership will pay approximately $41.4 million to acquire the Acquisition Properties and approximately $5.9 million to acquire the assets and business of Continental Offices, Ltd. and Continental Offices, Ltd. Realty (collectively, the "Continental Management Business") from third parties. The purchase price for the Acquisition Properties and the Continental Management Business was in each case negotiated in arm's-length transactions with third parties based on a multiple of the net operating income of each of the Acquisition Properties and the Continental Management Business, respectively.

  . The Operating Partnership will pay approximately $1.7 million in cash to third parties for the balance of the ownership interests and subordinate debt interests relating to certain of the Prime Properties.

  . The Operating Partnership will pay approximately $1.7 million in fees to obtain the Credit Facility and the New Mortgage Notes.

  . The Operating Partnership will contribute the Continental Management
    Business, the health club facility located in the 77 West Wacker Drive Building and the office and industrial development, leasing and property management business to the Services Company in exchange for (i) 100% of the non-voting participating preferred stock of the Services Company (the "Preferred Stock") and (ii) the Note. Messrs. Reschke and Curto will contribute an aggregate of $50,000 for 100% of the Services Company's voting common stock. The Operating Partnership is expected to receive approximately 95.0% of the economic benefits of the operations of the Services Company by virtue of payments on the Note and distributions in respect of its ownership of the Preferred Stock.

  See "Structure and Formation of the Company."

  Determination and Valuation of Ownership Interests. The Company's percentage interest in the Operating Partnership was determined based upon the percentage of estimated cash available for distribution required to pay estimated cash distributions to shareholders, resulting in an annual distribution rate equal to 6.75% of the assumed initial public offering price of the Common Shares of $20.00, representing the midpoint of the price range. The Contributors will receive cash of $28.7 million and 1,846,550 Common Units based on the negotiated value of the Contribution Properties of $155.5 million, and the remaining interest in the Operating Partnership having a value of approximately $71.5 million (before giving effect to the Primestone Joint Venture transactions) will be allocated to Prime and Mr. Patterson in connection with the Formation Transactions. The parameters and assumptions used in deriving the estimated cash available for distribution are described under the caption "Distribution Policy."

  In connection with the Offering, the Company did not obtain appraisals with respect to the market value of any of the Properties or other assets that the Company will own immediately after completion of the Offering and the Formation Transactions or an opinion as to the fairness of the allocation of Common Units among the Company and the Limited Partners. The initial public offering price will be determined based upon the estimated cash available for distribution and the factors discussed under the caption "Underwriting," rather than a property by property valuation based on historical cost or current market value. This methodology has been used because the Underwriters and management believe it is appropriate to value the Company as an ongoing business rather than with a view to values that could be obtained from a liquidation of the Company or of the individual Properties. See "Underwriting."

  Formation of the Services Company. The Services Company was formed in March 1997 under the laws of the state of Maryland to succeed to the office and industrial property management, leasing and corporate advisory services business of Prime. Following the consummation of the Formation Transactions, Messrs. Reschke and Curto together will own 100.0% of the voting common stock of the Services Company, and the Operating Partnership will own 100.0% of the Preferred Stock of the Services Company and the Note. The ownership structure of the Services Company is necessary to permit the Company to share in the Services Company's income and also maintain its status as a REIT for federal income tax purposes. Although the Company anticipates that it will receive substantially all of the economic benefit of the business carried on by the Services Company (by virtue of the Company's right to receive (i) dividends through the Operating Partnership's investment in the Preferred Stock and (ii) interest payments on the Note held by the Operating Partnership), the Company will not be able to elect the Services Company's officers or directors and, consequently, will not have the ability to control the operations of the Services Company or require the declaration of dividends. The Operating Partnership and the Services Company will enter various management contracts (the "Management Contracts") and other agreements in connection with the Formation Transactions pursuant to which the Services Company will render property management, development and leasing services for third parties. See "Risk Factors--Managed Property Business and Non-REIT Services--Lack of Control Over the Services Company," "The Company--Formation of the Services Company" and "Certain Relationships and Related Transactions."

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

  Subject to certain conditions, beginning 12 months following completion of the Offering, each Common Unit held by a Limited Partner may be exchanged for one Common Share or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of exchange. The exchange of Common Units for Common Shares will not cause any dilution of the then existing shareholders' indirect interest in the Operating Partnership, because any decrease in such shareholders' interest in the Company will be offset by a corresponding increase in the Company's interest in the Operating Partnership. See "Partnership Agreement--Limited Partner Exchange Rights."

  The Limited Partners have agreed not to sell, offer, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of their Common Units for a certain period of time after completion of the Offering without the consent of Prudential Securities Incorporated, on behalf of the Underwriters; such periods are (i) two years in the case of Prime, (ii) two years in the case of the Primestone Joint Venture with respect to Common Units contributed by Prime to the Primestone Joint Venture (the "Contributed Common Units") (except, in the event of a Dividend Reduction, one year), (iii) one year in the case of the Primestone Joint Venture with respect to Common Units purchased by the Primestone Joint Venture (the "Purchased Common Units") and (iv) one year in the case of the IBD Contributors and Mr. Patterson (the foregoing periods being hereinafter referred to collectively as the "Holding Periods"). In addition, neither the Company nor the NAC General Partner (other than in accordance with the Put Option Agreement) may withdraw from the Operating Partnership or transfer its general partner interest, nor may another general partner be admitted to the Operating Partnership, without the consent of the other general partner. See "Partnership Agreement--Transferability of Interests," "Shares Eligible for Future Sale," "Certain Relationships and Related Transactions--NAC Contribution Agreement; Put Option Agreement" and "Underwriting."

  Ownership of the Common Shares by any one person is generally restricted in the Declaration of Trust to 9.9% of the outstanding Common Shares. Exchange of interests in the Operating Partnership for Common Shares is restricted to the extent that ownership of the Common Shares upon exchange would exceed the ownership limitation with respect to the Common Shares. The Board of Trustees may, but in no event will be required to, waive such ownership limitation with respect to a particular shareholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decides such action would be in the best interest of the Company. In addition, the Company has waived the ownership limitations set forth in the Company's Declaration of Trust with respect to the Common Shares to permit Security Capital Preferred Growth to own, at any one time, the Common Shares issuable upon conversion of the Convertible Preferred Shares issued in the Convertible Preferred Offering. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer" and "Partnership Agreement-- Limited Partner Exchange Rights."

               VOTING RIGHTS OF THE CONVERTIBLE PREFERRED SHARES

  Generally, the affirmative vote of at least 66 2/3% of the votes of the holders of the outstanding Convertible Preferred Shares shall be necessary for effecting: (i) any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially and adversely affects the voting powers, rights or preferences of the holders of the Convertible Preferred Shares; or (ii) a share exchange that affects the Convertible Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company. In addition, if and whenever (i) two consecutive quarterly dividends payable on the Convertible Preferred Shares shall be in arrears, whether or not earned or declared, or (ii) for two consecutive quarterly dividend periods the Company fails to pay dividends on the Common Shares in a specified amount per share, the number of trustees then constituting the Board of Trustees shall be increased by one (unless the then current Board of Trustees consists of more than 10 trustees in which case the Board of Trustees shall be increased by two) and the holders of Convertible Preferred Shares shall be entitled to elect the one or two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereto. Each Convertible Preferred Share shall have one vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Convertible Preferred Shares as a single class on any matter, then the Convertible Preferred Shares and such other series shall have with respect to
such matters one vote per $       . See "Description of Shares of Beneficial
Interest--Convertible Preferred Shares--Voting Rights."

                              DISTRIBUTION POLICY

  The Company presently intends to make regular quarterly distributions to holders of Common Shares and Common Units. Distributions in respect of the Common Shares and Common Units are not permitted unless all current and any accumulated distributions in respect of the Convertible Preferred Shares and Preferred Units, respectively, have been paid in full. The Company intends to declare and pay a pro rata distribution with respect to the period commencing on the completion of the Offering and ending on December 31, 1997, based upon $0.3375 per share for a full quarter. On an annualized basis, this would be $1.35 per Common Share, or an annual distribution rate of 6.75% based on an assumed initial public offering price per share of $20.00 (representing the midpoint of the price range set forth on the cover page of this Prospectus). The Company does not intend to reduce the expected distribution per share if the Underwriters' over-allotment option is exercised in whole or in part. The Company expects its distributions to represent approximately 95.5% of the Company's cash available for distribution for the 12 months ending June 30, 1998. Common Units and Common Shares will receive equal distributions. The Board of Trustees may vary the percentage of cash available for distribution which is distributed if the actual results of operations, economic conditions or other factors differ from the assumptions used in the Company's estimates.

                           THE COMMON SHARE OFFERING

                                       12,380,000 shares
Common Shares Offered Hereby..........

Common Shares to be Outstanding after  22,371,443 shares(1)
 the Offering.........................

Proposed NYSE Symbol.................. PGE

Use of Proceeds from the Offering..... The Company will use the net proceeds of the Offering (which are estimated to
                                       be approximately $230.3 million for the
                                       Common Share Offering and approximately
                                       $39.6 million for the Convertible
                                       Preferred Offering), to acquire
                                       12,380,000 GP Common Units and
                                       2,000,000 Preferred Units. The
                                       Operating Partnership will use such
                                       funds to (i) repay, assume or purchase
                                       certain mortgage and other indebtedness
                                       related to the Properties and held by
                                       third-party lenders, (ii) acquire the
                                       ownership interests in the Prime
                                       Properties not held by Prime, (iii)
                                       acquire the Contribution Properties,
                                       (iv) acquire the Acquisition Properties
                                       and the Continental Management Business
                                       and (v) pay expenses of the Formation
                                       Transactions and the Offering. See "Use
                                       of Proceeds" and "Capitalization."
--------
(1) Includes the Common Shares being offered hereby and the Common Units held by Prime, the Primestone Joint Venture, the IBD Contributors and management of the Company (which, subject to certain conditions, are exchangeable for up to 9,064,343 Common Shares or, at the Company's option, cash); also includes the 927,100 Common Units held by the NAC General Partner which are not exchangeable for Common Shares but which represent common equity interests in the Operating Partnership; does not include 1,850,000 Common Shares reserved for issuance pursuant to the Company's Share Incentive Plan; assumes that the Underwriters' over-allotment option to purchase up to 1,857,000 Common Shares will not be exercised; and assumes that the 2,000,000 Convertible Preferred Shares to be issued in the Convertible Preferred Offering are not converted. See "Management--Share Incentive Plan," and "Description of Shares of Beneficial Interest--Convertible Preferred Shares."

                           TAX STATUS OF THE COMPANY

  The Company will elect to be taxed as a REIT under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997. REITs are subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95.0% of its REIT taxable income each year, determined without regard to the deduction for dividends paid and by excluding any net capital gains. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax at the corporate level on income it distributes currently to its shareholders. If the Company fails to qualify as a REIT for federal income tax purposes in any taxable year, the Company will be subject to federal income tax (including any alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors--Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities" and "Certain Federal Income Tax Considerations--Failure to Qualify" for a more detailed discussion of the consequences of the failure of the Company to qualify as a REIT for federal income tax purposes. The Company may be subject to certain state and local taxes on its income and property notwithstanding its qualification for taxation as a REIT.

                             SUMMARY FINANCIAL DATA

  The following table presents certain financial and operating data on a pro forma basis for the Company, and on an historical basis for the Prime Properties being contributed to the Company (the "Combined Financial Statements"), whose financial results will be consolidated in the pro forma financial statements of the Company. The financial and operating data should be read in conjunction with the historical and pro forma financial statements and notes thereto included in this Prospectus. The combined historical financial data as of June 30, 1997 and December 31, 1996 and 1995 and for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 have been derived from the audited combined financial statements of the Prime Properties included elsewhere in this Prospectus. The combined historical financial data as of December 31, 1994, 1993 and 1992 and for the years ended December 31, 1993 and 1992 have been derived from the combined financial statements of the Prime Properties not included in this Prospectus. The combined historical financial data for the six months ended June 30, 1996 has been derived from the unaudited combined financial statements of the Prime Properties included elsewhere in this Prospectus. The pro forma data assume the consummation of the Formation Transactions, including the contribution of the Prime Properties and the Prime Contribution Properties by Prime, the contribution of the Contribution Properties by the Contributors, the acquisition of the Acquisition Properties and the Continental Management Business and the completion of the Offering, and use of the aggregate net proceeds therefrom as described under "Use of Proceeds" as of the beginning of the periods presented for the operating data and as of the balance sheet date for the balance sheet data. The pro forma financial data are not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations.

                             SUMMARY FINANCIAL DATA

       THE COMPANY (PRO FORMA) AND PRIME PROPERTIES (COMBINED HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              SIX MONTHS ENDED
                                  JUNE 30,                            YEAR ENDED DECEMBER 31,
                         ----------------------------  ---------------------------------------------------------
                                       COMBINED
                                      HISTORICAL                             COMBINED HISTORICAL
                         PRO FORMA ------------------  PRO FORMA -----------------------------------------------
                           1997      1997      1996      1996      1996      1995      1994      1993     1992
                         --------- --------  --------  --------- --------  --------  --------  --------  -------
STATEMENTS OF OPERATIONS DATA:
 REVENUE:
   Rental...............  $28,026  $ 16,131  $ 14,449   $53,001  $ 30,538  $ 33,251  $ 30,352  $ 28,177  $17,339
   Tenant reimburse-
    ments...............   10,458     7,769     6,962    19,216    14,225    14,382    12,451    10,750    5,221
   Insurance settle-
    ment................      --        --        --        --        --      7,257       --        --       --
   Other................      368       689     1,439     2,778     3,397     2,715     3,170     1,527    1,435
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
     Total revenue......   38,852    24,589    22,850    74,995    48,160    57,605    45,973    40,454   23,995
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
 EXPENSES:
   Property operations..    5,716     4,318     4,304    12,532     9,767     9,479     8,852     8,452    6,518
   Real estate taxes....    7,799     5,590     5,154    13,440     9,383     9,445     9,057     7,167    4,331
   Depreciation and
    amortization........    8,815     6,492     6,146    17,051    12,409    12,646    11,624    11,739    7,558
   Interest.............    4,709    13,587    13,512     9,291    27,080    27,671    25,985    22,827   10,936
   Interest--affiliate..      --      5,649     4,852       --     10,137     8,563     7,402     6,335    6,699
   Property management
    fee--affiliate......      --        801       766       --      1,561     1,496     1,388     1,106    1,384
   Financing fees.......      640       640       692     1,232     1,232       --        --        --       --
   General and adminis-
    trative.............    2,967     1,886     1,575     7,161     4,927     4,508     3,727     3,657    1,277
   Provision for envi-
    ronmental
    remediation costs...    3,205     3,205       --        --        --        --        --        --       --
   Write-off of deferred
    tenant costs........      --        --        --      3,081     3,081    13,373       --        --       --
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
     Total expenses.....   33,851    42,168    37,001    63,788    79,577    87,181    68,035    61,283   38,703
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Income (loss) before
    share of income of
    investment
    subsidiary,
    Convertible
    Preferred Share
    dividend and
    minority interest...    5,001   (17,579)  (14,151)   11,207   (31,417)  (29,576)  (22,062)  (20,829) (14,708)
   Share of income of
    investment
    subsidiary..........      182       --        --        387       --        --        --        --       --
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Income (loss) before
    Convertible
    Preferred Share
    dividend and
    minority interest...    5,183   (17,579)  (14,151)   11,594   (31,417)  (29,576)  (22,062)  (20,829) (14,708)
   Convertible Preferred
    Share dividend......   (1,400)      --        --     (2,800)      --        --        --        --       --
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Income (loss) before
    minority interest...    3,783   (17,579)  (14,151)    8,794   (31,417)  (29,576)  (22,062)  (20,829) (14,708)
   Minority interest....   (1,690)      368       371    (3,928)      894     3,281     5,393    10,531    8,941
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Net income (loss)....  $ 2,093  $(17,211) $(13,780)  $ 4,866  $(30,523) $(26,295) $(16,669) $(10,298) $(5,767)
                          =======  ========  ========   =======  ========  ========  ========  ========  =======
   Pro forma net income
    per
    Common Share(1)(2)..  $  0.17                       $  0.39
                          =======                       =======
 OTHER OPERATING DATA:
   Ratio of earnings
    before
    minority interest to
    combined fixed
    charges and
    Convertible
    Preferred Share
    dividend(3).........     1.60      0.10      0.24      1.70      0.17      0.21      0.35      0.31     0.16
   Excess of combined
    fixed charges and
    Convertible
    Preferred Share
    dividend over
    earnings before
    minority interest...      --   $ 17,579  $ 14,151       --   $ 31,417  $ 29,576  $ 22,062  $ 20,829  $19,552
   Ratio of Funds from
    Operations to
    combined fixed
    charges and
    Convertible
    Preferred Share
    dividend(4).........     3.46      0.58      0.52      3.23      0.54      0.66      0.62      0.69     0.49
   Excess of combined
    fixed charges and
    Convertible
    Preferred Share
    dividend over Funds
    from Operations.....      --   $  8,180  $  8,891       --   $ 17,367  $ 12,733  $ 12,930  $  9,345  $11,994

                            JUNE 30, 1997                     DECEMBER 31,
                         -------------------- ------------------------------------------------
                                                          COMBINED HISTORICAL
                                    COMBINED  ------------------------------------------------
                         PRO FORMA HISTORICAL   1996      1995      1994      1993      1992
                         --------- ---------- --------  --------  --------  --------  --------
BALANCE SHEET DATA:
 Real estate assets,
  before accumulated
  depreciation.......... $514,944   $295,369  $291,757  $289,558  $285,687  $281,316  $259,469
 Total assets...........  550,076    318,278   325,230   343,641   356,421   357,158   327,776
 Mortgages notes and
  bonds payable.........  164,375    430,285   421,983   405,562   388,309   361,832   294,691
 Total liabilities......  192,048    458,557   447,927   434,993   421,257   397,539   343,098
 Minority interest......  159,901     (7,273)   (6,905)   (6,047)      886   (11,527)  (10,297)
 Shareholders' equity
  (partners' deficit)...  198,127   (133,006) (115,792)  (85,305)  (65,722)  (28,854)   (5,025)

                           SIX MONTHS ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                         ------------------------------  -----------------------------------------
                                   COMBINED HISTORICAL                  COMBINED HISTORICAL
                         PRO FORMA --------------------  PRO FORMA -------------------------------
                           1997      1997       1996       1996      1996       1995       1994
                         --------- ---------  ---------  --------- ---------  ---------  ---------
OTHER DATA:
 Funds from Opera-
  tions(5).............. $  15,647 $  (8,180) $  (8,891) $  28,086 $ (17,367) $ (12,733) $ (12,930)
 Cash flows provided by
  (used in):
    Operating activi-
     ties...............       --     (2,727)    (3,162)       --     (3,165)    (1,259)   (13,875)
    Investing activi-
     ties...............       --       (809)     1,567        --      1,126     (9,176)    (6,495)
    Financing activi-
     ties...............       --      2,421      3,763        --      5,733     10,873     15,422
 Office Properties:
    Square footage...... 2,353,759 1,414,897  1,414,897  2,353,759 1,414,897  1,414,897  1,414,897
    Occupancy (%) (6)...      88.0      86.8       88.8       91.6      92.5       95.8       93.7
 Industrial Properties:
    Square footage...... 5,696,355 2,462,430  2,478,030  5,651,780 2,462,430  2,551,624  2,547,388
    Occupancy (%).......      87.9      73.5       73.3       87.3      73.5       72.9       62.3

--------
(1) Pro forma net income per share equals pro forma net income divided by the 12,380 Common Shares outstanding after the Offering.
(2) The pro forma net income (loss) per Common Share based solely on the number of shares issued in the Offering, the proceeds of which will be used to retire debt, would be $(0.42) and $(0.49) per share for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, calculated as follows:

                           SIX MONTHS ENDED             YEAR ENDED
                             JUNE 30, 1997          DECEMBER 31, 1996
                          -------------------      --------------------
                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Pro forma Common Shares
 in the Offering issued
 to retire debt.........                   12,151                   12,151
                              ===================      ===================
Historical net loss.....      $           (17,211)     $           (30,523)
Plus pro forma reduction
 in interest expense due
 to repayment of indebt-
 edness.................                   12,160                   24,550
                              -------------------      -------------------
Pro forma net loss......      $            (5,051)     $            (5,973)
                              ===================      ===================
Pro forma net loss per
 Common Shares in the
 offering issued to re-
 tire debt..............      $             (0.42)     $             (0.49)
                              ===================      ===================

(3) For purposes of these computations, earnings before minority interests consist of income (loss) before minority interest, plus combined fixed charges and Convertible Preferred Share dividend. Combined fixed charges and Convertible Preferred Share dividend consist of interest costs, whether expensed or capitalized, and amortization of debt issuance costs and Convertible Preferred Share dividend.
(4) For purposes of these computations, Funds from Operations consist of Funds from Operations (as defined in note 5 below) plus combined fixed charges and Convertible Preferred Share dividend (as defined in note 3 above).
(5) As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), Funds from Operations represents net income (loss) before minority interest of holders of Common Units (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Non-cash adjustments to Funds from Operations were as follows: in all periods, depreciation and amortization, for pro forma 1997, provision for environmental remediation cost, for the years ended December 31, 1996, 1995, 1994 and pro forma 1996, gains on the sale of real estate, for the years ended December 31, 1996 and 1995 and pro forma 1996, write-off of deferred tenant costs, for the year ended December 31, 1995, excess proceeds from insurance claims, and for the year ended December 31, 1994, lease termination fees. Management considers Funds from Operations an appropriate measure of performance of an office and/or industrial REIT because industry analysts have accepted it as such. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (with the exception that the Company expects to report rental revenues on a cash basis, rather than a straight-line GAAP basis, which the Company believes will result in a more accurate presentation of its actual operating activities), which may differ from the methodology for calculating Funds from Operations used by certain other office and/or industrial REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt repayment obligations, or other commitments and uncertainties. (See "Distribution Policy"). Funds from Operations should not be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP.
(6) The pro forma office occupancy percentage for the six months ended June 30, 1997 was calculated by treating the Keck Space as vacant because, pursuant to a settlement agreement, Keck has agreed to vacate the space on or before November 30, 1997. See "Business and Properties--Legal Proceedings."

                                 RISK FACTORS

  In addition to the other information presented in this Prospectus, prospective investors should carefully consider the following matters before purchasing Common Shares in the Offering.

  When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties--The Company's Markets" and elsewhere in this Prospectus.

  LACK OF INDEPENDENT APPRAISALS IN THE FORMATION TRANSACTIONS; MARKET CAPITALIZATION OF THE COMPANY MAY EXCEED FAIR MARKET VALUE OF THE COMPANY'S ASSETS; VALUE OF SERVICES COMPANY NOT DETERMINED THROUGH ARM'S-LENGTH NEGOTIATION. The valuation of the Company's assets has not been determined through arm's-length negotiations or from independent third-party appraisals of the Properties and the Company's other assets; therefore, the consideration being paid by the Company for the Properties and other assets may exceed the current fair market value of such assets. Furthermore, management believes it is appropriate to value the Company as an ongoing business enterprise rather than with a view to values that could be obtained from a liquidation of the Company or of individual properties owned by the Company. Accordingly, the valuation of the Company has been determined based on a capitalization of the Company's estimated cash available for distribution and the other factors set forth in the section captioned "Underwriting." See "Structure and Formation of the Company--Determination and Valuation of Ownership Interests." Because the liquidation value of the Company may be less than the value of the Company as a going concern, holders of Shares may suffer a loss in the value of their Shares if the Company is required to sell its assets in a liquidation. The Company's estimate of cash available for distribution is based on certain assumptions, including assumptions with respect to future leasing, acquisitions, and anticipated operating expense levels, which may not prove accurate and actual results may vary substantially from the estimate. See "Distribution Policy." Accordingly, there can be no assurance that the value of the Common Units (assuming that the value of the Common Units is equal to the initial public offering price of the Common Shares) received by Prime and others in exchange for their interests in certain of the Properties is equivalent to the actual value of those assets to the Company or that the initial public offering price of the Common Shares or the initial offering price of the Convertible Preferred Shares reflects the fair market value of the Shares purchased in the Offering.

  The valuation of the Company's office and industrial property management, leasing and corporate advisory services business has not been determined through arm's-length negotiations or from independent third-party appraisals. The value has been derived, in part, from a capitalization of the estimated net profit derived from the Company's agreements with third parties for development, leasing and management services. Prime will receive Common Units worth approximately $69.3 million and cash of approximately $5.2 million for reimbursement of certain expenses incurred by Prime in connection with the Formation Transactions and the Offering, in exchange for the contribution by Prime of the Prime Properties and the Prime Contribution Properties which had a deficit book value of approximately $140.3 million at June 30, 1997. There can be no assurance that the value of the Common Units received by Prime in exchange for its interests in such businesses is equivalent to the actual value of such assets to the Company. Upon completion of the Offering, these development, leasing and management services will be provided through the Services Company, a separate corporation that is subject to federal and state income tax at the corporate level. See "--Conflicts of Interest; Benefits to Prime" and "Structure and Formation of the Company--Formation of the Services Company."

  GEOGRAPHIC CONCENTRATION OF THE PROPERTIES IN THE CHICAGO METROPOLITAN AREA, NASHVILLE, KNOXVILLE AND COLUMBUS; LOCAL ECONOMIC CONDITIONS. The Company's revenues and the value of its Properties may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office and industrial properties). Further, 12 of the Office Properties and 38 of the Industrial Properties, comprising an aggregate of approximately 1.9 million and 5.0 million rentable square feet, respectively (representing approximately 80.0% of the aggregate net rentable square feet of the Company's office space and 87.1% of the aggregate net rentable square feet of the Company's industrial space, and approximately 88.7% of the Annualized Net Rent of all of the Properties), are located in the Chicago Metropolitan Area. Further, the 77 West Wacker Drive Building, which represents 37.4% of the Annualized Net Rent of the Properties, is located in the Chicago CBD. A material decline in the demand and/or the ability of tenants to pay rent for office and industrial space in the Chicago Metropolitan Area may result in a material decline in the demand for the Company's office or industrial space and the Company's cash available for distribution, which may have a material adverse effect greater than if the Company had a more geographically diverse portfolio of properties. The local economic conditions of the Nashville, Tennessee, Knoxville, Tennessee and Columbus, Ohio metropolitan areas also will affect the Company due to the location of certain of its Properties in such areas.

  CONFLICTS OF INTEREST; BENEFITS TO PRIME

  No Arm's-Length Negotiations in Formation Transactions with Prime; Prime Will Receive Material Benefits from the Formation Transactions. The Company is acquiring a substantial portion of the Properties from partnerships that are controlled by Prime or in which Prime has ownership interests. As a result, the agreements pursuant to which such Properties will be acquired were not negotiated on an arm's-length basis, and the representations, warranties and covenants in these agreements may not provide the same level of protection as those contained in a purchase contract negotiated on an arm's-length basis. In addition, Prime will receive material benefits from the Formation Transactions, such as the return of approximately $22.2 million of collateral (consisting of cash and marketable securities) currently securing certain indebtedness of the Properties, release of guarantees and indemnification obligations relating to certain indebtedness of the Properties and the deferral of certain tax consequences through the contribution of the Properties to the Operating Partnership, that will not generally be received by other participants in the Formation Transactions. See "Structure and Formation of the Company--Benefits of the Formation Transactions and the Offering."

  Ability of Limited Partners, Officers and Trustees to Influence Operating Partnership. Upon completion of the Offering, Prime will directly own a 0.5% interest in the Operating Partnership, and the Primestone Joint Venture (in which Prime owns a 60.0% interest) will own a 35.5% interest in the Operating Partnership. Because of Prime's ownership interest in the Operating Partnership and the fact that Messrs. Reschke, Curto and Rudnik are executive officers and/or trustees of the Company and also are owners of Prime, Prime may be in a position to exercise significant influence over the affairs of the Company. In addition, Mr. Patterson, an executive officer of the Company, will own a 0.5% interest in the Operating Partnership. Certain conflicts exist between the obligations of Mr. Reschke as a trustee of the Company and his interest as a Limited Partner through his ownership of Prime. Blackstone, as the 40.0% owner of the Primestone Joint Venture, has designated Mr. Saylak to be elected a trustee of the Company. In addition, the Contributors will own, in the aggregate, an 8.2% interest in the Operating Partnership. Edward S. Hadesman, an affiliate of the IBD Contributors, will be an officer of the Company and Stephen J. Nardi, an affiliate of the NAC General Partner, will be a trustee of the Company. As Limited Partners, Prime, the Primestone Joint Venture, the IBD Contributors and Mr. Patterson and, as a General Partner, the NAC General Partner, may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of certain of the Properties. In addition, Prime has agreed to indemnify the Company for certain amounts the Company may be required to pay for tax liabilities incurred by the Contributors upon the sale of Properties they contributed to the Company in connection with the Formation Transactions. Therefore, the Limited Partners and the NAC General Partner may have different objectives than the Company regarding the appropriate pricing and timing of any sale or refinancing of such Properties. While the Company, as the managing general partner of the Operating Partnership, has the ability to determine whether and on what terms to sell or refinance an individual Property, those members of the Company's management and Board of Trustees who directly or indirectly hold Common Units, including Messrs. Reschke, Curto, Rudnik, Patterson, Hadesman and Nardi, could have an ability to influence the Company not to sell or refinance certain Properties, even though such sale might otherwise be financially advantageous to the Company, or may influence the Company to refinance a Property with a high level of debt. See "Policies With Respect to Certain Activities--Conflicts of Interest Policies."

  Mr. Reschke Will Continue to Engage in Activities Outside of the Company, Including Real Estate Activities. Under the terms of his employment agreement as Chairman of the Board of the Company, Mr. Reschke will be permitted to devote a considerable portion of his time to the management of interests outside of the Company. In addition to serving as Chairman of the Board of the Company, Mr. Reschke expects to continue to serve as Chairman of the Board of Prime Retail, Inc. (NYSE: PRT), Chairman of the Board of Brookdale Living Communities, Inc. (Nasdaq: BLCI), Chairman of the Board and CEO of The Prime Group, Inc. and a member of the board of Ambassador Apartments, Inc. (NYSE:
AAH) and to serve on various other boards and civic organizations. See "Management" and "Principal Shareholders of the Company." As a result of these interests and the business time to be devoted to activities related to them, certain conflicts of interest may arise between Mr. Reschke's duties and responsibilities to the Company and his other interests. The Company could be adversely affected if these conflicts of interest adversely affect his performance of managerial duties and responsibilities to the Company. Prime and Mr. Reschke have entered a Non-Compete Agreement with the Company (the "Non-Compete Agreement") that contains restrictions on their ability to compete with the Company. However, there can be no assurance that these contracts or the Company's policies with respect to conflicts of interest always will be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. See "Policies with Respect to Certain Activities--Conflicts of Interest Policies" and "Certain Relationships and Related Transactions--Non-Compete Agreement Among the Company, Prime and Michael W. Reschke."

  Certain Partner Approval Rights Limit the Company's Ability to Take Certain Actions with Respect to the Operating Partnership. While the Company will be the managing general partner of the Operating Partnership, and generally will have the ability to exercise full and exclusive responsibility and discretion in the management and control of the Operating Partnership, certain provisions of the Partnership Agreement place limitations on the Company's ability to act with respect to the Operating Partnership. For example, the Company cannot withdraw as a general partner of the Operating Partnership or admit another general partner to the Operating Partnership without the consent of the NAC General Partner, in its capacity as general partner of the Operating Partnership. In addition, the Partnership Agreement provides that the Company shall not, on behalf of the Operating Partnership, take any action without the prior consent of the holders of more than 50.0% of the LP Common Units to dissolve the Operating Partnership. Furthermore, the Partnership Agreement provides that, except in connection with certain transactions, and in addition to the required consent of the NAC General Partner, the Company may not voluntarily withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership, unless it obtains the consent of the holders of at least 50.0% of the Common Units (including Common Units held by the Company) and meets certain other criteria with respect to the consideration to be received by the Limited Partners. Further, in connection with certain extraordinary transactions where the Limited Partners are treated differently than the holders of Common Shares, the consent of the Limited Partners holding more than 50.0% of the LP Common Units will be required. See "Partnership Agreement--Transferability of Interests" and "--Extraordinary Transactions."

  REAL ESTATE FINANCING RISKS

  Required Repayment of Debt or of Interest Thereon Could Adversely Affect the Company. The Company will be subject to the risks associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that the Company will not be able to refinance existing indebtedness on the Properties or that the terms of such refinancing will not be as favorable to the Company as the terms of existing indebtedness and the risk that necessary capital expenditures for purposes such as reletting space will not be able to be financed on favorable terms. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be transferred (by foreclosure or otherwise) to the mortgagee with a consequent loss of any prospective income and equity value from such property to the Company. PSCC, an affiliate of Prudential Securities Incorporated, is expected to be the mortgagee on the New Mortgage Notes, which are expected to be secured by all of the Contribution Properties and certain of the Acquisition Properties.

  Company's Ability to Increase Its Debt Could Adversely Affect the Company's Cash Flow. Immediately following the completion of the Offering and the Formation Transactions, the Company will have outstanding debt equal to approximately 25.2% of the total market capitalization of the Company. See "Management's Discussion and Analysis of Financial Condition and Result of Operations--Liquidity and Capital Resources." Subject to certain limitations in the Declaration of Trust with regard to the Convertible Preferred Shares, the Company's organizational documents do not limit the level or amount of debt that it may incur. The Company intends to pursue a strategy of conservative use of leverage, generally with a ratio of debt-to-total market capitalization in the range of 25.0% to 40.0%, although this strategy is subject to reevaluation and modification by the Board of Trustees. See "Policies with Respect to Certain Activities--Financing Policies." If this strategy were modified to permit a higher degree of leverage and the Company were to incur additional indebtedness, debt service requirements would increase accordingly, and such an increase could adversely affect the Company's financial condition and results of operations. In addition, increased leverage could increase the risk of default by the Company on its debt obligations, with the potential for loss of cash available for distribution, and asset values, of the Company.

  In determining an appropriate level of leverage, the Company will utilize its market capitalization rather than the aggregate book value of its assets. The Company has chosen to use market capitalization because it believes that the book value of its assets (which is primarily the historic cost of real property less depreciation) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Although the Company will consider factors other than market capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of the properties to be financed, and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service and to make distributions), there can be no assurance that management decisions based on the ratio of debt-to-total market capitalization (or to any other measure of asset value) will not adversely affect the expected level of distributions to shareholders.

  Company's Ability to Obtain Permanent Financing Cannot Be Assured. The Company expects that the New Mortgage Notes will have a 90-day term and that such mortgage indebtedness will be refinanced with a seven-year term loan. There can be no assurance that the New Mortgage Notes or any subsequent long-term refinancing of the New Mortgage Notes will be obtained on terms favorable to the Company, if at all. In addition, the Company anticipates that it will finance its acquisitions and development activities in part with proceeds from the Credit Facility and that such acquisition financing then will be replaced by permanent financing. There can be no assurance that the Company will be able to obtain such permanent financing on acceptable terms. Further, if market interest rates were to increase at a time when the initial term of the New Mortgage Notes expires or when amounts are outstanding under the Credit Facility or under the Company's floating rate tax-exempt bond debt ($74.5 million outstanding at June 30, 1997) or if other variable rate debt amounts were outstanding, the Company's debt service obligations likewise would increase, with potentially adverse effects on the Company's financial condition and results of operations.

  CERTAIN ANTI-TAKEOVER PROVISIONS MAY INHIBIT A CHANGE IN CONTROL OF THE
COMPANY

  General. Certain provisions contained in the Declaration of Trust and Bylaws and the Maryland General Corporation Law (the "MGCL"), as applicable to Maryland REITs, and certain provisions of the Partnership Agreement may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby delay, deter or prevent a change in control of the Company or the removal of existing management and, as a result, could prevent the shareholders of the Company from being paid a premium for their Common Shares over then-prevailing market prices. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

  In order to, among other things, protect the Company against the risk of losing REIT status for federal income tax purposes due to a concentration of ownership among its shareholders, the Ownership Limit set forth in the Declaration of Trust provides that, subject to certain specified exceptions (e.g., the Company has waived the Ownership Limit for Security Capital Preferred Growth with respect to the Common Shares issuable upon the conversion of the Convertible Preferred Shares), no person or entity (which does not include certain pension plans and mutual funds) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% (by number or value, whichever is more restrictive) of the outstanding Common Shares. The Board of Trustees may, but in no event will be required to, waive the Ownership Limit or such other limit set forth in the Declaration of Trust, as applicable, with respect to a particular shareholder if the Board of Trustees determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Trustees may require a ruling from the IRS or an opinion of counsel satisfactory to it with respect to preserving the REIT status of the Company. The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Trustees and, consequently, shareholders may be unable to realize a premium for their shares over the then-prevailing market price (a premium is customarily associated with such acquisitions).

  Potential Effects of the Issuance of Additional Preferred Shares. The Declaration of Trust permits the Board of Trustees to issue up to 30.0 million shares of Preferred Shares, par value $0.01 per share, of which 2.0 million are designated as Convertible Preferred Shares to be sold in the Convertible Preferred Offering, and to establish the preferences and rights (including the right to vote, participate in earnings, and to convert into Common Shares) of any such Preferred Shares issued. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of the Common Shares might receive a premium for their Common Shares over the then-prevailing market price of such Common Shares. See "Description of Shares of Beneficial Interest--Preferred Shares."

  Potential Effects of a Staggered Board. The Board of Trustees has three classes of trustees. The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Trustees for each class will be chosen for a three-year term upon the expiration of the current class' term, beginning in 1998. Subject to the rights of the holders of the Convertible Preferred Shares and holders of any future series of Preferred Shares to elect and/or remove trustees in certain circumstances, the affirmative vote of two-thirds of the outstanding Common Shares is required to remove a trustee. The staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or a change in control might be in the best interest of shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification of the Board of Trustees."

  Certain Provisions of the Partnership Agreement Could Inhibit Acquisitions and Changes in Control. The Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding Common Shares (a "Business Combination"), unless the holders of LP Common Units will receive, or have the opportunity to receive, the same consideration per Common Unit as holders of Common Shares receive per Common Share in the transaction; if holders of LP Common Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless Limited Partners holding more than 50.0% of the LP Common Units vote to approve the Business Combination. In addition, as provided in the Partnership Agreement, the Company will not consummate a Business Combination with respect to which the Company conducted a vote of the shareholders unless the matter would have been approved had holders of LP Common Units been able to vote together with the shareholders on the transaction. The foregoing provision of the Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's shareholders if the Company's shareholders did not in fact give the requisite approval. Rather, if the Company's shareholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company as managing general partner first conducts a vote of holders of Common Units (including the Company and the NAC General Partner) on the matter, (ii) the Company votes the Common Units held by it in the same proportion as the shareholders of the Company voted on the matter at the shareholder vote and
(iii) the result of such vote of the Common Unit holders (including the proportionate vote of the Company's Common Units) is that had such vote been a vote of shareholders, the Business Combination would have been approved by the shareholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Declaration of Trust, may not be authorized to engage in a proposed Business Combination.

  Possible Limitations on Change of Control Pursuant to Maryland Business Combination Statute. Under the MGCL, as applicable to Maryland REITs, certain "business combinations" (including certain issuances of equity securities) between a Maryland REIT such as the Company and any person who owns 10.0% or more of the voting power of the trust's shares or an affiliate or associate of the trust which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the trust (an "Interested Shareholder"), or between a Maryland REIT and an affiliate of an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be approved by the board of trustees and a super-majority shareholder vote unless, among other things, the holders of shares of beneficial interest receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combinations provisions of the MGCL with respect to any business combination involving Prime, the Primestone Joint Venture or any of the Contributors or any of their respective affiliates (including Mr. Reschke). Accordingly, the five-year prohibition and the super-majority shareholder vote requirement will not apply to any "business combinations" between Prime, the Primestone Joint Venture or any of the Contributors or their respective affiliates and the Company. As a result, Prime, the Primestone Joint Venture or any of the Contributors and their respective affiliates may be able to enter into "business combinations" with the Company, which may or may not be in the best interests of the shareholders, without the super-majority shareholder approval. Further, the business combinations statute could have the effect of discouraging offers from third parties to acquire the Company and increasing the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Business Combinations."

  Possible Limitations on Change of Control Pursuant to Maryland Control Share Acquisition Statute. Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control shares" are voting shares of stock or beneficial interest which, if aggregated with all other such shares of stock or beneficial interest previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  If voting rights are not approved at a meeting of shareholders then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights.

  The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any point in the future. If the foregoing exemption in the Bylaws is rescinded, the control share acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Control Share Acquisitions."

  ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; OTHER TAX LIABILITIES

  Tax Liabilities as a Consequence of Failure to Qualify as a REIT. The Company intends to operate its business so as to qualify as a REIT under the Code commencing with its taxable year ending December 31, 1997. Although management believes that the Company will be organized and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95.0% of the Company's gross income in any year must be derived from qualifying sources and the Company must pay distributions to shareholders aggregating annually at least 95.0% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form. In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to operate as a REIT. The Company has received the opinion of Winston & Strawn, counsel to the Company, regarding the Company's ability to qualify as a REIT. See "Certain Federal Income Tax Considerations--Taxation of the Company" and "Legal Matters." Such legal opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the IRS or any court.

  Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5.0% of the value of the REIT's total assets on certain testing dates. See "Certain Federal Income Tax Considerations--Requirements for Qualification." The Company believes that its allocable share of the aggregate value of the securities of the Services Company to be held by the Operating Partnership (i.e., the Note and the Preferred Stock) will be less than 5.0% of the value of the Company's total assets, based on the initial allocation of Common Units among participants in the Formation Transactions and the Company's opinion regarding the maximum value that could be assigned to the expected securities and net operating income contributions of the Services Company after the Offering. In rendering its opinion as to the qualifications of the Company as a REIT, Winston & Strawn is relying on the conclusion of the Company regarding the value of the Services Company. In addition to the 5.0% limitation, a REIT is not permitted to own more than 10.0% of the voting securities of any particular issuer. The Preferred Stock and Note of the Services Company held by the Operating Partnership should not be treated as voting securities. However, the IRS could challenge this conclusion if it determines that the Operating Partnership exercises de facto control over and management of the Services Company.

  If the Company fails to satisfy the 5.0% or 10.0% limitations or otherwise fails to qualify as a REIT in any taxable year, except as to certain failures for which there may be statutory relief or imposition of intermediate sanctions in the form of monetary penalties, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its shareholders. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the years involved. In addition, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. See "Certain Federal Income Tax Considerations--Failure to Qualify."

  Other Tax Liabilities. Even if the Company qualifies as and maintains its status as a REIT, it will be subject to certain federal, state and local taxes on its income and property. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100.0% tax. See "Certain Federal Income Tax Considerations--Requirements for Qualification-- Penalty Tax on Prohibited Transactions."

  IMMEDIATE AND SUBSTANTIAL DILUTION RESULTING TO PURCHASERS OF COMMON
SHARES. Purchasers of Common Shares in the Offering will suffer an immediate and substantial dilution of $4.00 per share in the net tangible book value of the shares from the initial public offering price, which will result in an immediate increase of $55.24 per Common Unit in the net tangible book value of the Common Units of the Operating Partnership received by Prime in exchange for assets contributed to the Operating Partnership. See "Dilution."

  DISTRIBUTIONS TO SHAREHOLDERS AFFECTED BY MANY FACTORS. Distributions by the Company to its shareholders will be based principally on cash available for distribution from the Properties. Contractual increases in rent under the leases of the Properties or the receipt of rental revenue in connection with future acquisitions will increase the Company's cash available for distribution to shareholders. However, in the event of a default or a lease termination by a lessee, there could be a decrease or cessation of rental payments and thereby a decrease in cash available for distribution. In addition, the amount available to make distributions may decrease if properties acquired in the future yield lower than expected returns.

  The distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future developments, acquisitions and/or expansions without additional debt or equity financing. If the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and as a result amounts available to make distributions may decrease. Distributions by the Company will also be dependent on a number of other factors, including the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Company deems relevant. In addition, the Company may issue from time to time additional Common Shares in connection with the acquisition of properties or in certain other circumstances. No prediction can be made as to the number of such Common Shares which may be issued, if any, and, if issued, the effect on cash available for distributions on a per share basis to holders of Common Shares. Such issuances, if any, will have a dilutive effect on cash available for distribution on a per share basis to holders of Common Shares. See "Business Objective and Growth Strategies." The possibility exists that actual results of the Company may differ from the assumptions used by the Board of Trustees in determining the initial distribution rate. In such event, the trading price of the Common Shares may be adversely affected.

  To obtain the favorable tax treatment associated with REITs, the Company generally will be required to distribute to its shareholders at least 95.0% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. See "Certain Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements." In addition, the Company will be subject to tax at regular corporate rates to the extent that it does not distribute all of its net capital gain or distributes more than 95.0% but less than 100.0% of its REIT taxable income each year. The Company will also be subject to a 4.0% nondeductible excise tax on the amount, if any, by which certain distributions paid by it for any calendar year are less than the sum of 85.0% of its REIT ordinary income, 95.0% of its REIT capital gain net income and 100.0% of its undistributed income from prior years.

  The Company intends to make distributions to its shareholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

  INITIAL DISTRIBUTION PAYOUT PERCENTAGE ON THE COMMON SHARES WILL BE 95.5% FOR THE TWELVE MONTHS ENDING JUNE 30, 1998. The Company's expected annual distributions on the Common Shares for the 12 months following the completion of the Offering are expected to be $1.35 per Common Share (representing approximately 95.5% of the estimated cash available for distribution during such period). If cash available for distribution generated by the Company's assets for such 12-month period is less than the Company's estimate, or if such cash available for distribution decreases in future periods from expected levels, the Company's ability to make the expected distributions would be adversely affected. Any such failure to make expected distributions may result in a decrease in the market price of the Common Shares. See "Distribution Policy."

  On a pro forma basis giving effect to the Offering and the Formation Transactions for the year ended December 31, 1996, the Company's earnings and Funds from Operations, respectively, would have been sufficient to cover fixed charges (including distributions on the Convertible Preferred Shares) by approximately $8.8 million and $25.3 million, respectively. While the Company expects to have sufficient cash available to pay distributions on the Convertible Preferred Shares, no assurances can be made that such distributions will be declared or paid in respect of the Convertible Preferred Shares.

  The Company is not permitted to make any distributions in respect of the Common Shares unless all current and any accumulated dividends in respect of the Convertible Preferred Shares have been paid in full. The Convertible Preferred Shares are entitled to payment of distributions at the same rate declared on the Common Shares if such rate is greater than the stated distribution rate on the Convertible Preferred Shares. Accordingly, at such time as the distribution rate on the Common Shares is greater than the stated rate on the Convertible Preferred Shares, holders of Convertible Preferred Shares will be entitled to participate in any increases in distributions on Shares together with the holders of Common Shares. See "Distribution Policy" and "Partnership Agreement--Distributions."

  HISTORICAL LOSSES AND ACCUMULATED DEFICIT; POSSIBILITY OF FUTURE LOSSES. The Company, through the Prime Properties, has had historical accounting losses for certain fiscal years, and there can be no assurance that the Company will not have similar losses in the future. The Prime Properties had a net loss before allocation to minority interest of approximately $31.4 million in the aggregate in 1996 and had cumulative aggregate deficits in owners' equity, inclusive of minority interest, of approximately $140.3 million and $122.7 million at June 30, 1997 and December 31, 1996, respectively.

  ACQUISITION AND DEVELOPMENT RISKS

  General. The Company intends to acquire additional office and industrial properties. See "Business Objective and Growth Strategies." The Company anticipates that future acquisitions will be financed, in part, through a combination of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly-developed properties may not be available or may be available only on disadvantageous terms. In addition, an acquisition of an office or industrial property entails the risk that such investment will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may also prove inaccurate. Further, there are general investment risks associated with any real estate investment. See "--General Real Estate Investment Risks."

  While the Company expects to limit its business primarily to the Chicago Metropolitan Area, and to a lesser extent the rest of the midwestern United States, and to continue to explore opportunities within these areas, it is possible that the Company will in the future expand its business to new geographic markets. The Company will not initially possess the same level of familiarity with new markets that it has with respect to the markets in which it currently operates, which could adversely affect its ability to develop, acquire, manage or lease properties in such markets.

  Cash Flows Are Uncertain. A portion of the Company's anticipated cash available for distribution may be generated from development activities, which are partially dependent on the availability of development opportunities and which are subject to the risks inherent in development and general economic conditions. There can be no assurance that the Company will realize such anticipated cash flows from future development projects.

  COMPANY'S PERFORMANCE AND VALUE ARE SUBJECT TO REAL ESTATE INVESTMENT RISKS

  General. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the Properties as well as the expenses incurred in connection therewith. If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make distributions to the Company's shareholders could be adversely affected. Income from, and the value of, the Properties may be adversely affected by the general economic climate, local conditions such as oversupply of office or industrial space or a reduction in demand for office or industrial space in the area, the attractiveness of the Properties to potential tenants, competition from other office or industrial buildings, and the ability of the Company to provide adequate maintenance and insurance and increased operating costs (including insurance premiums, utilities and real estate taxes). In addition, revenues from properties and real estate values also are affected by such factors as interest rate levels, the availability of financing, the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws. See "Business and Properties--Competition."

  The Company's income would be adversely affected if a significant number of tenants were unable to pay rent or if office or industrial space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in rental income from tenants. It would be very difficult for the Company to convert a project to an attractive alternative use or to sell a project to recoup the Company's investment if a project were not successful. Should such an event occur, the Company's income and funds available for distribution would be adversely affected.

  Illiquidity of Real Estate Could Adversely Affect the Company's Financial Condition. Real estate investments are relatively illiquid and, therefore, the Company has a limited ability to vary its portfolio quickly in response to changes in economic or other conditions. In addition, the Code and related regulations prohibit a REIT from holding property for sale, which may affect the Company's ability to sell properties without adversely affecting distributions to the Company's shareholders.

  Competition Could Adversely Affect the Company. The Company plans to expand, primarily through the acquisition and development of additional office and industrial buildings in the Chicago Metropolitan Area and other midwestern markets where the acquisition and/or development of property would, in the opinion of management, result in a favorable risk-adjusted return on investment. There are a number of office and industrial building developers and real estate companies that compete with the Company in seeking properties for acquisition, prospective tenants and land for development. All of the Properties are in developed areas where there are generally other properties of the same type and quality. Competition from other office and industrial properties may affect the Company's ability to attract and retain tenants, rental rate and expenses of operation (particularly in light of the higher vacancy rates of many competing properties which may result in lower-priced space being available in such properties). The Company also may be competing with other entities that have greater financial and other resources than the Company.

  Lease Expirations and Reletting Expenses Could Adversely Affect the Company's Cash Flow. Certain leases expiring during the first several years following the Offering are at rental rates higher than those attained by the Company in its recent leasing activity. Such leases, or other leases of the Company, may not be renewed or, if renewed, may be renewed at rental rates lower than rental rates in effect immediately prior to expiration. Decreases in the rental rates for the Company's properties, the failure of tenants to renew any such leases or the failure of the Company to relet any of the Company's space could materially adversely affect the Company and its ability to make distributions. From July 1, 1997 through December 31, 1999, the Company will have expiring Office Property leases covering approximately 543,000 net rentable square feet (which represent 21.0% of the Annualized Net Rent of the Office Properties) and Industrial Property leases covering approximately 1,634,000 net rentable square feet (which represent 28.9% of the Annualized Net Rent of the Industrial Properties). These lease expirations represent, in the aggregate, approximately 23.7% of the Annualized Net Rent of the Company. As of June 30, 1997, such expiring leases had a weighted average annual net rent per net rentable square foot of approximately $12.27 for Office Property leases and $3.01 for Industrial Property leases. If the Company is unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rate upon such renewal or reletting is significantly lower than expected rates, then the Company's cash flow and ability to make expected distributions to shareholders would be adversely affected. See "Business and Properties--General" and "--Lease Expirations."

  Capital Improvement Requirements Could Adversely Affect the Company's Cash Flow. The Properties vary in age and require regular capital improvements. If the cost of improvements, whether required to attract and retain tenants or to comply with governmental requirements, substantially exceeds management's expectations, cash available for distribution may be reduced.

  Uninsured Losses Could Adversely Affect the Company's Cash Flow. Management believes that the Properties are covered by adequate comprehensive liability, fire, flood, extended coverage, rental loss and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to floods, riots or acts of war, or may be insured subject to certain limitations, such as large deductibles or copayments. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its investment in and the cash flow from a property and may be obligated on any mortgage indebtedness or other obligations related to such property. Any such loss could adversely affect the Company and its ability to make distributions.

  Bankruptcy and Financial Condition of Tenants Could Adversely Affect the Company's Cash Flow. At any time, a tenant of the Properties may seek the protection of the bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby cause a reduction in the cash available for distribution by the Company. No assurance can be given that certain tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due, which may adversely affect the Company's cash flow and its ability to make expected distributions to shareholders. For example, certain legal action has been taken against Keck to obtain possession of the Keck Space at the 77 West Wacker Drive Building. A settlement agreement was entered pursuant to which Keck has agreed to vacate the Keck Space by no later than November 30, 1997. See "Business and Properties--Legal Proceedings."

  Risks of Investments in Securities Related to Real Estate. The Company may pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions with respect to such securities, which may adversely affect the Company's ability to make required distributions to shareholders. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on the asset and gross income tests which must be satisfied by the Company in order for the Company to qualify as a REIT for federal income tax purposes. See "Certain Federal Income Tax Considerations--Taxation of the Company" and "--Requirements for Qualification." The Company intends to operate its business in a manner that will not require the Company to register under the Investment Company Act of 1940, as amended, and shareholders will therefore not have the protection of such act.

  The Company also may invest in mortgages or other debt instruments secured by real estate and may do so as a strategy for ultimately acquiring the underlying real estate. In general, investments in mortgages include the risk that borrowers may be unable to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and the risk that interest rates payable on the mortgages may be lower than the Company's cost of funds to acquire these mortgages. In any of these events, Funds from Operations and the Company's ability to make required distributions to shareholders could be adversely affected.

  Changes in Laws and Property Tax Rates Could Adversely Affect the Company's Financial Condition. Costs resulting from changes in real estate laws and property taxes generally may be passed through to tenants of the Properties and should not adversely affect the Company. Increases in income, services or transfer taxes, however, generally are not passed through to tenants and may adversely affect the Company's results of operations and ability to make distributions to its shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, however, may result in significant unanticipated expenditures, which could adversely affect the Company's ability to make distributions to shareholders.

  Costs of Complying With the Americans with Disabilities Act Could Adversely Affect the Company's Cash Flow. Under the Americans with Disabilities Act of 1990, as amended (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the federal government or an award of damages to private litigants. Although the Company believes that the Properties are substantially in compliance with these requirements, the Company may incur additional costs to comply with the ADA. Although the Company believes that such costs will not have a material adverse effect on the Company, if required changes involve a greater expenditure than the Company currently anticipates, the Company's ability to make expected distributions to shareholders could be adversely affected.

  CONSEQUENCES OF FAILURE TO QUALIFY AS PARTNERSHIPS. The Company expects that the Operating Partnership and each of the Property Partnerships will be organized as partnerships and will be treated as partnerships for federal income tax purposes. If the Operating Partnership or any of the Property Partnerships fails to qualify as a partnership for federal income tax purposes and instead is taxable as a corporation, the Company could cease to qualify as a REIT and such partnership would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Certain Federal Income Tax Considerations--Failure to Qualify" and "--Tax Aspects of the Company's Investment in Partnerships-- Partnership Classification." The imposition of a corporate level tax on the Operating Partnership would reduce the amount of cash available for distribution to the Company and its shareholders.

  CHANGES IN POLICY AND INVESTMENT ACTIVITY WITHOUT SHAREHOLDER APPROVAL

  Ability to Change Certain Policies Without Shareholder Approval. The investment and financing policies of the Company and its policies with respect to other activities, including acquisitions, developments, expansions, capitalizations, distributions and operations will be determined by the Board of Trustees. Although the Board of Trustees has no present intention to do so, the Board of Trustees may amend or revise these and other policies from time to time without a vote of the shareholders of the Company. Change in these policies could adversely affect the Company's financial condition or results of operations. The Company cannot, however, change its policy of seeking to maintain its qualification as a REIT for federal income tax purposes without the approval of the holders of at least a majority of the outstanding Common Shares. See "Policies with Respect to Certain Activities."

  Ability to Engage in Investment Activity Without Shareholder Approval. In the future, the Company expects to acquire and develop additional real estate assets pursuant to its investment strategies and consistent with its investment policies. See "Business Objective and Growth Strategies." The shareholders of the Company will not be entitled to receive historical financial statements regarding, or to vote on, any such activities and, instead, will be required to rely entirely on the decisions of management.

  DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts of certain of its executive officers and trustees, particularly Mr. Reschke, Chairman of the Board, and Mr. Curto, President and Chief Executive Officer, for strategic business direction and experience in the Chicago Metropolitan Area and other real estate markets. While the Company believes that it could find replacement for these key personnel, the loss of their services could have an adverse effect on the operations of the Company. The Company has entered employment agreements with Mr. Reschke and Mr. Curto. See "Management--Employment Agreements."

  DEPENDENCE ON SIGNIFICANT TENANTS. The Company's ten largest office tenants as of June 30, 1997 represented approximately 43.3% of the Annualized Net Rent, and its ten largest industrial tenants as of June 30, 1997 represented approximately 19.3% of the Annualized Net Rent. Of this amount, its three largest tenants, Donnelley, Everen and Jones Day, currently lease approximately 594,500 rentable square feet of office space in the 77 West Wacker Drive Building, representing approximately 32.2% of the Annualized Net Rent. The Company's revenues and cash available for distribution to shareholders would be disproportionately and materially adversely affected in the event of bankruptcy or insolvency of, or a downturn in the business of, or the nonrenewal of leases by, any of its significant tenants or the renewal of such leases on terms less favorable to the Company than their current terms.

  MANAGED PROPERTY BUSINESS AND NON-REIT SERVICES

  Lack of Control Over the Services Company. To comply with the REIT asset tests that restrict ownership of shares of other corporations, upon the completion of the Offering, the Operating Partnership will own 100.0% of the Preferred Stock of the Services Company, Messrs. Reschke and Curto of the Company will hold 100.0% of the voting stock of the Services Company, and the initial board of directors of the Services Company will consist of Messrs. Reschke, Curto and Derderian. This ownership structure is necessary to permit the Company to share in the income of the Services Company while also maintaining its status as a REIT. Moreover, such persons, as the holders of 100.0% of the voting stock, will retain the ability to elect the board of directors of the Services Company after the terms of the initial directors expire. Although it is anticipated that the Company will receive substantially all of the economic benefit of the business carried on by the Services Company due to the Company's right to receive interest on the Note and dividends through the Operating Partnership, the Company will not be able to elect directors or officers of the Services Company. Therefore, the Company will not have the ability to influence directly the operations of the Services Company or to require that the Services Company's board of directors declare and pay a cash dividend on the Preferred Stock held by the Operating Partnership. As a result, the board of directors and management of the Services Company may implement business policies or decisions that would not have been implemented by entities controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which could adversely impact the Company's net operating income and cash flow.

  Tax Liabilities and Adverse Consequences of REIT Status on the Business of the Services Company. The Services Company will be subject to federal and state income tax on its taxable income at regular corporate rates. Certain requirements for REIT qualification may in the future limit the Company's ability to receive increased distributions from the Services Company without jeopardizing the Company's qualifications as a REIT. See
"--Adverse Consequences of Failure to Qualify as a REIT; Other Tax
Liabilities."

  LIABILITIES FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment, an owner or operator of real property may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in such property. These laws often impose liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of such hazardous or toxic substances. The costs of investigation, removal or remediation of such substances may be substantial, and the presence of such substances may adversely affect the owner's or operator's ability to rent or sell such property or to borrow using such property as collateral and may expose such owner or operator to liability resulting from any release of or exposure to such substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances at another location also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and therefore potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.

  All of the Properties have been subject to recent Phase I or similar environmental assessments by independent environmental consultants within the past two years. Phase I assessments are intended to discover information regarding, and to evaluate the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations. The Company is aware of contamination at certain of the Industrial Properties, which are already in remediation programs sponsored by the state in which they are located. Prime has sued a former environmental consultant and a former tenant of one of these Properties for damages. Prime has contractually agreed to retain liability, and indemnify the Company, for environmental remediation with regard to certain of these Industrial Properties, which environmental consultants have estimated will cost, in the aggregate, approximately $3.2 million. The Company also has received contractual indemnification from a tenant for possible environmental liabilities caused by the tenant at one of the Contribution Properties. See "Business and Properties--Government Regulations--Environmental Matters."

  The Company believes that the other Properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance liability or claim relating to hazardous or toxic substances in connection with any of its other Properties. None of the Company's environmental assessments of the Properties has revealed any environmental liability that, after giving effect to the contractual indemnities described above, the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company. If compliance with the various laws and regulations, now existing or hereafter adopted, exceeds the Company's budgets for such items, the Company's ability to make expected distributions to shareholders could be adversely affected.

  Other Regulations Could Adversely Affect the Company's Financial
Condition. The Properties also are subject to various federal, state and local regulatory requirements, such as state and local fire and safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in material compliance with all such regulatory requirements. There can be no assurance, however, that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's Funds from Operations and expected distributions.

  POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES ELIGIBLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, of future sales of Common Shares, or the availability of shares for future sales, on the market price of the Common Shares. Sales of substantial amounts of Common Shares (including Common Shares issued upon the exercise of options, the exchange of LP Common Units or conversion of Convertible Preferred Shares), or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

  In connection with the Formation Transactions, approximately 9,064,343 LP Common Units in the aggregate will be issued. None of the Limited Partners can exchange such LP Common Units for Common Shares until the first anniversary of the completion of the Offering. Further, each of the Limited Partners has agreed not to directly or indirectly offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition of) any LP Common Units or Common Shares or other shares of beneficial interest of the Company, or any securities convertible or exercisable or exchangeable for any LP Common Units or Common Shares or other shares of beneficial interest of the Company for the applicable Holding Periods, and the Company has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition of) any Common Shares or other shares of beneficial interest of the Company, or any securities convertible or exercisable or exchangeable for any LP Common Units or Common Shares or other shares of beneficial interest of the Company (other than pursuant to the Share Incentive Plan), for a period of 180 days from the date of this Prospectus, in each case without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, subject to certain limited exceptions. Prudential Securities Incorporated, at any time and without notice, may release all or any portion of the Common Shares subject to the foregoing lock-up agreements. Following the expiration of the foregoing restrictions, any Common Shares issued to a Limited Partner upon exchange of their respective LP Common Units may be sold in the public market pursuant to registration statements which the Company will be obligated to file pursuant to the exercise of registration rights that have been granted by the Company or available exemptions from registration. See "Shares Eligible for Future Sale" and "Underwriting."

  Upon the completion of the Offering and the consummation of the Formation Transactions, the Company will have 12,380,000 Common Shares outstanding (or 14,237,000 Common Shares if the Underwriters' over-allotment option is exercised in full), all of which will be freely tradeable in the public market by persons other than "affiliates" of the Company without restriction or registration under the Securities Act. All Common Shares that are issuable upon the exchange of Common Units or the conversion of the Convertible Preferred Shares will be deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be transferred unless such Common Shares are registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company.

  The Company has agreed to provide registration rights to the Limited Partners receiving Common Units in connection with the Formation Transactions with respect to the Common Shares acquired by them upon exchange of Common Units for Common Shares. In addition, the Company has granted certain registration rights to Security Capital Preferred Growth with respect to the Common Shares acquired by it upon the conversion of the Convertible Preferred Shares into Common Shares. See "Shares Eligible for Future Sale--Exchange Rights and Registration Rights."

  It is expected that upon completion of the Offering the Company will grant options to purchase an aggregate of 1,113,000 Common Shares at the initial public offering price to certain trustees, executive officers and other employees of the Company, and an additional 737,000 Common Shares will be reserved for issuance upon the exercise of options granted under the Share Incentive Plan. See "Management-- Share Incentive Plan." In addition, the Company may issue from time to time additional Common Shares or Common Units in connection with the acquisition of properties. See "Business Objective and Growth Strategies--Acquisition Strategy." The Company anticipates that it will file a registration statement with respect to the Common Shares issuable under the Share Incentive Plan following the completion of the Offering. Such registration statement and any subsequent registration statements filed pursuant to the foregoing registration rights generally will allow Common Shares covered thereby, including Common Shares issuable upon the exchange of Common Units, the conversion of the Convertible Preferred Shares or the exercise of options, to be transferred or resold without restriction under the Securities Act.

  MARKET INTEREST RATES COULD ADVERSELY IMPACT THE MARKET PRICE OF THE COMMON SHARES. One of the factors that will influence the market prices of the Common Shares will be the annual yield on the price paid for Common Shares from distributions by the Company. An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of the Common Shares. In addition, the market value of the Common Shares could be affected substantially by other general market conditions. Numerous other factors, such as government regulatory action and modification of tax laws, could have a significant effect on the future market price of the Common Shares.

  ABSENCE OF PRIOR PUBLIC MARKET COULD ADVERSELY IMPACT THE MARKET PRICE OF THE COMMON SHARES. Prior to the Offering, there has been no public market for the Common Shares. There can be no assurance that an active trading market will develop in the Common Shares or that if such a market develops, it will be sustained. The initial public offering price of the Common Shares will be determined through negotiations among the Company, Prime and the Underwriters and may not be indicative of the market prices for the Common Shares after the Offering. See "Underwriting."

                                  THE COMPANY

  The Company is a fully-integrated, self-administered and self-managed real estate company that has been formed to continue and expand the office and industrial real estate business of Prime. The Company expects to qualify as a REIT for federal income tax purposes. In connection with the Offering, the Company will succeed to the office and industrial development, leasing and property management business of Prime and will acquire certain additional office and industrial properties from third parties. The Company will own 16 Office Properties containing an aggregate of approximately 2.4 million net rentable square feet, 44 Industrial Properties containing an aggregate of approximately 5.7 million net rentable square feet, one industrial property under construction, one retail center and one parking facility. The Properties are located primarily in the Chicago Metropolitan Area. As of June 30, 1997, the Office Properties and the Industrial Properties generated 65.1% and 34.9%, respectively, of the Company's Annualized Net Rent. The Company also will own approximately 83.4 acres and have rights to acquire approximately 157.2 acres of developable land (including rights to acquire one development site located in the Chicago CBD containing approximately 58,000 square feet), which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area.

  In terms of net rentable square feet, approximately 80.0% of the Office Properties and 87.1% of the Industrial Properties are located in the Chicago Metropolitan Area in prime business locations within established business communities. The Properties located in the Chicago Metropolitan Area account for approximately 88.7% of the Company's Annualized Net Rent. The remaining Office Properties are located in the Nashville, Tennessee and Knoxville, Tennessee metropolitan areas, and the remaining Industrial Properties are located in the Columbus, Ohio metropolitan area. After the completion of the Offering, the Company intends to invest in the acquisition, development and redevelopment of office and industrial properties primarily located in the Suburban Chicago and Chicago CBD office markets and the Chicago Metropolitan Area warehouse/distribution market and overhead crane/manufacturing market.

  The Company believes that the Properties are well-located, have excellent highway access, attract high-quality tenants, are well-maintained and professionally managed. Approximately 71.7% of the Office Properties, in terms of Annualized Net Rent, are Class A properties. The Company considers Class A office buildings to be buildings that are centrally located, professionally managed and maintained, attract high-quality tenants, command upper-tier rental rates and are modern structures or have been modernized to compete with new buildings. The Industrial Properties, in terms of Annualized Net Rent, consist of 58.5% warehouse/distribution properties and 41.5% overhead crane/manufacturing properties. As of June 30, 1997, the Office Properties were 88.0% leased to more than 200 tenants, and the Industrial Properties were 87.9% leased to more than 60 tenants. Management of the Company has developed (or redeveloped), leased and managed 79.2% of the Office Properties and 81.9% of the Industrial Properties, based on net rentable square feet.

  The Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Properties, the existence of long-term leases with contractual rent escalations and the strength of the markets in which the Properties are located. As of June 30, 1997, approximately 58.2% of the leases for the Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 42.4% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 15.8% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Over the next three years, the Company expects to receive contractual rent increases which will average approximately $940,000 per year (exclusive of contractual rent increases related to the CPI or rent increases attributable to the transition from free or partial rent to full rent). Furthermore, as of June 30, 1997 less than 45.4% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Properties, in terms of Annualized Net Rent, are Donnelley, Everen and Jones Day. As of June 30, 1997, the Company's ten largest office and ten largest industrial tenants (based upon Annualized Net Rent) had leased space from the Company for an average of 8.9 and 3.7 years, respectively, and accounted for 43.3% and 19.3%, respectively, of Annualized Net Rent.

  The Prime Group, Inc. was founded in 1981 by Michael W. Reschke and has been involved in the ownership, acquisition, renovation, development, construction, financing, marketing, leasing and management of institutional quality, income-producing real estate properties for nearly 17 years. In 1994, Prime contributed its retail development business and its multi-family housing business to separate publicly-traded real estate investment trusts--Prime Retail, Inc. (NYSE: PRT) and Ambassador Apartments, Inc. (NYSE: AAH). In May 1997, Prime contributed its senior and assisted living business to Brookdale Living Communities, Inc. (Nasdaq: BLCI), a publicly-traded owner, operator and developer of senior housing and a provider of senior and assisted living services to the elderly.

  Concurrently with the Common Share Offering, the Company is conducting the Convertible Preferred Offering to Security Capital Preferred Growth, which the Company expects to close simultaneously with the closing of the Common Share Offering. The Common Shares offered hereby will represent 55.3% of the common equity of the Company (58.8% if the Underwriters' over-allotment option is exercised in full). Another 35.5% of the common equity of the Company (32.8% if the Underwriters' over-allotment option is exercised in full) will be owned in the form of Common Units by the Primestone Joint Venture, a joint venture between Prime and Blackstone. The balance of 9.2% of the common equity of the Company (8.4% if the Underwriters' over-allotment option is exercised in full) will be held by Prime, senior management of the Company and certain others. See "Principal Shareholders of the Company."

  Prime has been involved in the office and industrial real estate business since 1985. During this time, Prime has achieved recognition for its commitment to excellence in terms of architecture, construction, urban planning and design, as well as its ability to implement aggressive marketing and leasing programs to achieve among the highest rents and occupancies within its submarkets. Most notably, Prime successfully developed and leased the 77 West Wacker Drive Building, a recently-developed 50-story, Class A office tower in the Chicago CBD, which started construction in April 1990 and opened in May 1992 with commitments for long-term leases for more than 95.0% of the net rentable office area in the building.

  The Company is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, construction, finance and other related services. The Company has approximately 151 employees, 37 of whom are located at the Company's executive offices in Chicago. The senior management of the Company includes the executives of Prime who were responsible for the strategic direction, management and day-to-day operations of Prime's office and industrial real estate business. The Company's management personnel have substantial experience in a full range of real estate services. The top ten senior executives of the Company have an average of 19.3 years experience in the real estate industry in the Chicago Metropolitan Area.

  The Company's primary business strategy is to achieve its investment and growth objectives by focusing on the acquisition, development and operation of office and industrial real estate located in the Chicago Metropolitan Area and, to a lesser extent, other midwestern markets. To implement this strategy, the Company intends to (a) own, acquire, develop, redevelop, lease, manage and operate Class A office properties, (b) acquire distressed, underperforming and undermanaged office properties in desirable locations and improve the income potential of such assets by raising these properties to a higher level of operating standard through value-added renovation programs, professional property management and aggressive leasing, retenanting and marketing efforts and (c) own, acquire, develop, redevelop, lease, manage and operate bulk warehouse/distribution facilities and overhead crane/manufacturing facilities. The Company believes that it can draw upon its extensive experience and long-term presence in the Chicago Metropolitan Area to create a strategic advantage in competing for future development and acquisition opportunities.

  The Company believes that the solid, diversified local economy in the Chicago Metropolitan Area is creating continued office space demand and absorption. Because of steady expansion of office employment and nearly no new construction, the overall Class A vacancy rate has steadily declined for five years and is expected to continue to decline. According to RCG, Class A rental rates in the Company's largest office market, the Chicago CBD, have begun to rise as Class A vacancy rates in the Chicago CBD have decreased from 23.1% in 1992 to 9.3% by the end of the second quarter of 1997.

  The Chicago Metropolitan Area also has experienced a very active market in industrial space in the 1990s. As of the end of the first quarter of 1997, the Chicago Metropolitan Area's industrial market's overall vacancy rate was 7.3%, below the national average vacancy rate of 8.1%. In addition, 32.6% (in terms of net rentable square feet) of the Company's Industrial Properties in the Chicago Metropolitan Area consists of overhead crane facilities, which have a replacement cost substantially in excess of the Company's basis in its Properties. The Company believes that current rental rates in the overhead crane/manufacturing market are less than the level which would justify the construction of new overhead crane/manufacturing facilities and, therefore, the Company believes that there will be little new competition with the Company's overhead crane/manufacturing Properties. See "Business and Properties--The Company's Markets."

  The Company believes that the foundation for growth in cash flow per share in future years will be from a number of sources, including contractual rent escalations in existing leases, the leasing of all or a portion of the existing vacant space in the Properties, the quality and strategic location of its Properties, the acquisition, renovation (where necessary) and repositioning of additional office and industrial properties at below replacement cost, the strengthening of the Chicago Metropolitan Area economy, the development of new office and industrial properties when market conditions warrant such new development and the knowledge and experience of its senior management team and their long-term relationships with large corporate tenants, municipalities, landowners and institutional sellers. In addition, the Company believes that it will be the only publicly-traded REIT primarily focusing on both the office and industrial markets in the Chicago Metropolitan Area. Further, upon the completion of the Offering, the Company believes it will be conservatively capitalized with outstanding debt of approximately 25.2% of the Company's total market capitalization.

  The Company was formed on July 21, 1997 as a Maryland real estate investment trust. The Company's executive offices are located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, and its telephone number is (312) 917-1500.

SERVICES COMPANY

  The Services Company. The Services Company was formed in March 1997 under the laws of the state of Maryland to succeed to Prime's office and industrial property management, leasing and corporate advisory services business. Following the consummation of the Formation Transactions, Mr. Reschke and Mr. Curto together will own 100.0% of the voting common stock of the Services Company, representing 5.0% of its economic value, for which they will contribute an aggregate of $50,000. The Operating Partnership will own 100.0% of the nonvoting Preferred Stock of the Services Company, representing 95.0% of its economic value. The Preferred Stock of the Services Company will have an annual dividend rate of 8.5%, will pay dividends on a cumulative and participating basis, and will not be redeemable by the Services Company or convertible into other securities of the Services Company. See "Structure and Formation of the Company--Formation Transactions" and "--Formation of the Services Company." The Operating Partnership also will hold the Note to be issued by the Services Company. The Note is expected to have a term of ten years, to bear interest at a rate of 11.0% per annum and to require quarterly interest only payments in arrears. The ownership structure of the Services Company is necessary to permit the Company to share in the Service Company's income and also maintain its status as a REIT for federal income tax purposes. Although the Company anticipates receiving substantially all of the economic benefit of the businesses carried on by the Services Company by virtue of the Company's rights to receive (i) dividends through the Operating Partnership's investment in the Preferred Stock and (ii) interest payments on the Note held by the Operating Partnership, the Company will not be able to elect the Services Company's officers or directors and, consequently, will not have the ability to control the operations of the Services Company or require the declaration of dividends. See "Risk Factors--Managed Property Business and Non-REIT Services--Lack of Control Over the Services Company."

  In addition to succeeding to Prime's businesses, the Services Company also will receive the contribution of certain other operations. Upon completion of the Offering, the Company will acquire, and simultaneously contribute to the Services Company, the Continental Management Business. The Continental Management

Business includes a construction business and the property management and/or leasing operations at five properties. The Company expects to pay approximately $5.9 million, subject to applicable purchase price adjustments, for the Continental Management Business. The health club facility located in the 77 West Wacker Drive Building will also be contributed to the Services Company. Prime estimates that the replacement cost of the health club facility is approximately $2.0 million. After completion of the Offering, the Company will employ various individuals from the Continental Management Business and Prime's businesses. For a description of these individuals, see "Management-- Trustees, Executive Officers and Key Employees."

  The Services Company will provide management, leasing, tenant improvement construction, painting contracting and tenant representation services to buildings owned by others pursuant to contracts contributed to the Services Company by the Operating Partnership. Such contracts generally provide for management fees of 1.5% to 5.0% of collected revenue. As is customary in the real estate industry, most of the management contracts with the building owners to be contributed are terminable upon 30 days notice. The Services Company's responsibilities under these contracts include providing and coordinating accounting services, lease administration, maintenance, repair and engineering services, management, leasing, tenant improvement construction, painting contracting and tenant representation.

  The Services Company's leasing division will provide leasing services to other property owners for fees that will be paid as leases are executed and as the space is occupied. In general, leasing fees range from 4.0% to 5.0% of the lease rental amount during the first five years of the lease term and 2.0% to 2.5% for the next five years of the lease term. The Services Company's construction management division will provide construction management services for tenant improvements, renovations and other construction to the properties managed by the Services Company.

  The Services Company will initially have three directors: Messrs. Reschke, Curto and Derderian. Mr. Curto will serve as the Services Company's Chairman of the Board, Mr. Derderian will serve as the Services Company's Chief Executive Officer, and John O. Wilson will serve as the Services Company's President.

  The real estate management and leasing industries are highly competitive. The Services Company's major competitors for construction, leasing and management contracts include a variety of Chicago Metropolitan Area and national firms. The Services Company expects to continue to be competitive in these areas based upon the quality of its employees and services and its current market presence.

                   BUSINESS OBJECTIVE AND GROWTH STRATEGIES

BUSINESS OBJECTIVE

  The Company currently intends to invest primarily in the acquisition, development and redevelopment of commercial real estate properties located in the (i) Suburban Chicago office market, (ii) Chicago CBD office market, (iii) Chicago Metropolitan Area warehouse/distribution market and (iv) Chicago Metropolitan Area overhead crane/manufacturing market. The Company's primary business objective is to achieve sustainable long-term growth in cash flow per share and to enhance the value of its portfolio through the implementation of effective operating, acquisition, development and financing strategies. The Company believes that opportunities exist to increase cash flow per share by:

  .  contractual rent increases in existing leases;

  .  leasing all or a portion of the existing vacant space in the Properties;

  . acquiring office and industrial properties (or entities that own or control such properties) at or below replacement cost and at positive spreads to its cost of capital;

  . increasing rental and occupancy rates and decreasing tenant concessions as vacancy rates in the Company's submarkets generally continue to decline;

  . developing office and industrial properties for the benefit of the Company where such development will result in a favorable risk-adjusted return on investment;

  . expanding its property management, leasing and corporate advisory services business; and

  . using, when available, long-term, tax-exempt bonds (which typically have lower interest costs) to finance the acquisition and renovation of existing industrial facilities and the development of new industrial facilities.

  The Company believes that a number of factors will enable it to achieve its business objectives, including: (a) the opportunity to lease available space at attractive rental rates because of increasing demand and, with respect to the Office Properties, the present limited level of new construction in the Chicago Metropolitan Area; (b) the presence of distressed sellers and inadvertent owners (through foreclosure or otherwise) of office and industrial properties in the Company's submarkets, as well as the Company's ability to acquire properties with Common Units (thereby deferring the seller's taxable gain), all of which create enhanced acquisition opportunities; and (c) the quality and location of the Properties.

  Management believes that the Company is well-positioned to take advantage of these opportunities because of its extensive experience in its markets, its seasoned management team, its significant land holdings and option rights and its ability to develop, redevelop, lease and efficiently manage office and industrial properties. In addition, the Company believes that public ownership and its capital structure will provide the Company with enhanced access to the public debt and equity capital markets and new opportunities for growth. Upon the completion of the Offering, the Company expects to have obtained the $225.0 million Credit Facility and to have a debt-to-total market capitalization ratio of approximately 25.2%. There can be no assurance that any such financing will be obtained.

OPERATING STRATEGY

  The Company will focus on enhancing its cash flow per share by: (a) maximizing cash flow from its Properties through contractual rent increases, pro-active leasing programs and effective property management; (b) managing operating expenses through the use of in-house management, leasing, marketing, financing, accounting, legal, construction, management and data processing functions; (c) maintaining and developing long-term relationships with a diverse tenant group; (d) attracting and retaining motivated employees by providing financial and other incentives to meet the Company's operating and financial goals; and (e) continuing to emphasize value-added capital improvements to enhance the Properties' competitive advantages in their submarkets.

 Contractual Increases in Rent

  A substantial portion of the Company's existing portfolio is leased pursuant to long-term leases with contractual annual rent increases, thereby providing the Company with both stable and escalating rental revenues. By way of example, the contractual rent increases from existing leases in the 77 West Wacker Drive Building average approximately $630,000 per year over the next ten years. As of June 30, 1997, approximately 58.2% of the leases for the Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 42.4% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 15.8% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Over the next three years, the Company expects to receive contractual rent increases which will average approximately $940,000 per year (exclusive of contractual rent increases related to the CPI or rent increases attributable to the transition from free or partial rent to full rent). The Company believes that reporting rental revenues on a cash basis will result in a more accurate presentation of its actual operating activities than if rental revenues were reported on a straight-line basis and, accordingly, expects to report funds from operations on a cash basis. As a result, contractual rent increases will cause reported Funds from Operations to increase.

 Pro-Active Leasing; Ability to Lease Vacant Space

  The Company believes that the strength of its leasing program is demonstrated by the current occupancy status of the Properties. As of June 30, 1997, the Office Properties were approximately 88.0% leased, and the Industrial Properties were approximately 87.9% leased. Such occupancy rates compare to average occupancy rates at June 30, 1997 of 85.1% for the Chicago CBD office market, 89.1% for the Suburban Chicago office market and 92.5% for the Chicago industrial market. See "Business and Properties--General," "-- Occupancy and Rental Information," "--Office Properties," "--Industrial Properties" and "--The Company's Office Submarkets--Chicago Metropolitan Area Office Submarkets."

  The Company believes that one of its most notable leasing accomplishments is the 77 West Wacker Drive Building, a recently-developed 50-story office tower located in downtown Chicago, containing approximately 944,600 square feet of net rentable area. Construction began in April 1990 and was successfully completed with the opening of the building in May 1992. At its opening, the building had commitments for long-term leases for over 95.0% of its net rentable office area. In 1995, the Company restructured its lease with Keck, a significant tenant at the 77 West Wacker Drive Building, to decrease the Keck Space and to reduce the rent on Keck's remaining space. In June 1997, Keck stopped paying rent and, in connection with a settlement of the resulting litigation, Keck has agreed to vacate its remaining space no later than November 30, 1997. See "Business and Properties--Legal Proceedings." The Company believes it will be able to increase cash flow per share by continuing to lease the existing vacant space in its Properties. As of June 30, 1997, the Company had 282,069 net rentable square feet of vacant space in its Office Properties (including approximately 113,000 net rentable square feet attributable to the Keck Space at the 77 West Wacker Drive Building, of which approximately 52,000 net rentable square feet has been subsequently leased). As of June 30, 1997, the Company also had 690,007 net rentable square feet of vacant space in its Industrial Properties.

 Long-Term Leases; Tenant Retention

  A substantial portion of the Properties is leased on a long-term basis, thereby providing the Company with a reduced level of costs and capital expenditures due to tenant lease expirations. Approximately 56.7% of the Company's Annualized Net Rent is attributable to leases expiring in 2002 or beyond, and 40.5% of the Company's Annualized Net Rent is attributable to leases expiring in 2007 or beyond. With regard to the Office Properties, as of June 30, 1997, 65.6% of the office leases in terms of Annualized Net Rent, had terms expiring in five years or more, resulting in an average annual turnover for the next five years of 6.9% per annum. With regard to the Industrial Properties, as of June 30, 1997, 34.0% of the industrial leases in terms of Annualized Net Rent, had terms expiring in five years or more, resulting in an average annual turnover for the next five years of 13.2% per annum. From January 1, 1994 through June 30, 1997 the Prime Properties achieved a tenant retention rate, based on renewals of leases with scheduled expirations, of approximately 64.0% in terms of net rentable square feet. The Company intends, as market conditions permit, to continue to favor longer-term leases with contractual annual rent increases. See "Business and Properties--Lease Expirations."

 Management of Operating Expenses

  The Company believes that it has been successful in providing high-quality and professional property management services to its tenants, while maintaining property operating expenses and real estate taxes at or below such expense levels for comparable properties. As the Company continues to grow through the acquisition and development of additional office and industrial properties, management of the Company believes that economies of scale will allow the Company to operate its properties with increasing efficiency.

ACQUISITION STRATEGY

  The Company will seek to increase its cash flow per share by acquiring additional office and industrial properties at prices below replacement cost, including properties that: (a) may provide attractive initial yields and significant potential for growth in cash flow from property operations; (b) are well-located, high quality and competitive in their respective submarkets;
(c) are located in the Company's existing submarkets and/or in other strategic submarkets where the demand for office and industrial space exceeds available supply; or (d) have been undermanaged or are otherwise capable of improved performance through intensive management, marketing and leasing.

  The Company plans to concentrate its acquisition activities in the Chicago Metropolitan Area and, to a lesser extent, in other midwestern markets. The Company believes that attractive opportunities exist to acquire office and industrial properties in these markets at prices below replacement cost. Each acquisition opportunity will be reviewed to evaluate whether it meets one or more of the following criteria: (a) potential for higher occupancy levels and/or rents as well as for lower tenant turnover and/or operating expenses;
(b) ability to generate returns in excess of the Company's weighted average cost of capital, taking into account the estimated costs associated with renovation and tenant turnover (i.e., tenant improvements and leasing commissions); and (c) a purchase price at or below estimated replacement cost.

  The Company believes it has certain competitive advantages that enhance its ability to identify and complete acquisitions on a timely and efficient basis, including: (a) management's significant local market experience with, and knowledge of, properties, submarkets and potential tenants; (b) management's long-standing relationships with commercial real estate brokers and institutional and other owners of commercial real estate in the Chicago Metropolitan Area; (c) the Company's fully-integrated real estate operations, which allow it to quickly evaluate and respond to acquisition opportunities;
(d) the Company's ability to access relatively low-cost financing through the capital markets; and (e) management's reputation as an experienced purchaser of office and industrial properties with the ability to execute transactions in an efficient and timely manner. The Company also believes it could add a number of office and industrial properties to its portfolio without the need for a significant increase in general and administrative expenses, due to the Company's expertise and depth of management and the efficiencies created by its centralized management structure.

  The Company believes that many of the owners of commercial real estate properties located in the Chicago Metropolitan Area have a low tax basis in their properties and have the corresponding potential for the recognition of substantial taxable gains as a result of the disposition of such properties. Management believes that the Company's capital structure and ability to acquire properties in exchange for Common Units, and thereby defer a seller's potential taxable gain, will enhance the ability of the Company to consummate transactions quickly and to structure more competitive acquisitions than other real estate companies in the market which lack the Company's access to capital and ability to acquire property with Common Units.

  Prime has recently acquired the Prime Contribution Properties and will contribute such Properties to the Company in connection with the Formation Transactions. In addition, the Company has executed agreements to acquire the Acquisition Properties. The acquisition of the Acquisition Properties by the Company is expected to occur prior to or concurrently with the completion of the Offering. There can be no assurance, however, that the Company will be able to complete any property acquisitions, including the acquisitions of the Acquisition

Properties, or to improve the operating results of any acquired properties. See "Business and Properties--Acquisition Properties."

DEVELOPMENT STRATEGY

  As opportunities arise and where market conditions support a favorable risk-adjusted return on investment, the Company intends to pursue opportunities for growth through the development of new office and industrial properties. The Company believes that the strength and experience of its management in the development of office and industrial properties will provide it with a competitive advantage in evaluating and pursuing opportunities to develop additional properties. During the next few years, the Company expects that most of its development activities will be focused on suburban office and industrial properties in the Chicago Metropolitan Area.

  Based on ongoing marketing activities and discussions with prospective tenants, the Company expects that over the next several years there will be significant demand from several large tenants that are unable to find large blocks of contiguous Class A office space in downtown Chicago which may lead to significant office development opportunities. The Company believes that its significant land holdings and land option rights will provide it with a distinct advantage in competing for future development opportunities. Following the completion of the Offering, the Company will own approximately
83.4 acres and have rights to acquire approximately 157.2 acres of developable land, which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area. The Company's option rights include an option to acquire a development site containing approximately 58,000 square feet known as 300 N. LaSalle in downtown Chicago which, to the extent the Company is able to obtain significant preleasing commitments for such a project, the Company believes it could develop as an office or mixed-use project containing up to approximately 1.2 million net rentable square feet.

  The Services Company's corporate advisory activities with third parties are expected to give the Company further access to future development opportunities. The Services Company also will continue to undertake build-to-suit projects for third parties.

FINANCING STRATEGY

  The Company's financing strategy and objectives are determined by the Company's Board of Trustees. The Company presently intends to operate with a ratio of debt-to-total market capitalization (defined as the total debt of the Company as a percentage of the sum of the market value of issued and outstanding Shares, including the Common Units exchangeable for Common Shares, plus total debt) in the range of 25.0% to 40.0%. The Company also intends to operate in a manner that will facilitate its ability to secure an investment grade rating on future unsecured debt as soon as practicable. However, such objectives may be altered without the consent of the Company's shareholders, and the Company's organizational documents do not limit the amount or type of indebtedness that the Company may incur. Upon the completion of the Offering and the consummation of the Formation Transactions, the Company's total debt will constitute approximately 25.2% of its total market capitalization.

  The Company intends to use one or more sources of capital for future acquisitions and development activities. These capital sources may include undistributed cash flow, borrowings under certain acquisition facilities, proceeds from the issuance of long-term, tax-exempt bonds and other debt or equity securities and other bank and/or institutional borrowings. Subject to compliance by the Company with applicable loan covenants, upon completion of the Offering, the $225.0 million Credit Facility may be used to provide funds for acquisitions and development activities and to provide the replacement letters of credit for the $74.5 million of Tax-Exempt Bonds. There can be no assurance that any such financing will be obtained.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offering (which are estimated to be approximately $230.3 million for the Common Share Offering and approximately $39.6 million for the Convertible Preferred Offering), after the deduction of underwriting discounts and commissions applicable to the Common Shares offered hereby, are estimated to be approximately $269.9 million ($304.4 million if the Underwriters' over-allotment option with respect to the Common Shares is exercised in full). The Company will use the net proceeds of the Offering to acquire 12,380,000 Common Units (representing a 55.3% common equity interest in the Operating Partnership) and 2,000,000 Preferred Units.

  The Operating Partnership will use the funds its receives from (i) the sale of Common Units and Preferred Units to the Company in exchange for the net proceeds of the Offering, (ii) the sale of Common Units to the Primestone Joint Venture for $85.0 million and (iii) the expected borrowings of $83.5 million under the New Mortgage Notes as follows:

  . $350.8 million (including prepayment fees) will be used to repay certain mortgages and other indebtedness related to the Properties and held by third-party lenders (the $83.5 million of New Mortgage Notes will be used to repay certain mortgages);

  . $41.4 million to acquire the Acquisition Properties from third parties and to pay approximately $5.9 million for the Continental Management Business;

  . $28.7 million in cash to the IBD Contributors and NAC Contributors in connection with their contribution of the IBD Properties and NAC Properties;

  . $5.2 million to pay on behalf of Prime, or reimburse Prime for, costs and expenses incurred by Prime in connection with the Formation Transactions and the Offering, including registration, NASD and NYSE listing fees of approximately $250,000, financial printing and engraving costs of approximately $400,000, legal, accounting, due diligence and related fees of approximately $3.9 million and certain acquisition costs (including earnest money deposits) of approximately $0.7 million relating to Prime Contribution Properties;

  . $2.5 million to pay transfer taxes related to the Prime Properties, the Prime Contribution Properties, the IBD Properties and the NAC Properties;

  . $1.7 million to acquire the ownership interests and subordinate debt interests in the Property Partnerships of the Prime Properties not held by Prime;

  . $1.7 million to pay commitment fees relating to the Credit Facility and the New Mortgage Notes; and

  .  $0.5 million in excess proceeds to be used for working capital.

  If the Underwriters' over-allotment option with respect to the Common Shares is exercised, the Company will use the proceeds from the exercise of the option to acquire additional Common Units, and the Operating Partnership will use the funds it receives from the Company for working capital and general corporate purposes, including future acquisitions and development. See the Pro Forma Condensed Consolidated Balance Sheet and the Pro Forma Condensed Consolidated Statements of Operations included elsewhere in this Prospectus for the pro forma effects of the foregoing transactions and the debt reduction under certain assumptions described therein. See also "Structure and Formation of the Company--Formation Transactions."

  The following table sets forth certain information concerning the indebtedness outstanding at June 30, 1997 being repaid with the net proceeds of the Offering:

                                           INTEREST    MATURITY
        PROPERTIES                         RATE (%)      DATE     PRINCIPAL
        ----------                       ------------- -------- -------------
                                                                (IN MILLIONS)
   77 West Wacker Drive Building (in-
    cluding prepayment fee).............         10.0%   3/98      $230.6
   77 West Wacker Drive Building........         11.0%   3/98         6.7
   Various industrial properties........ Libor + 3.25%   7/00        14.7
   1699 E. Woodfield Road............... Libor +  3.5%   7/99         8.8
   201 4th Avenue N.....................          7.4%  10/98         5.3
   Parking facility.....................          7.6%  10/98         1.2
                                                                   ------
                                                                   $267.3
                                                                   ======

                              DISTRIBUTION POLICY

  The Company presently intends to make regular quarterly distributions to the holders of its Common Shares and Common Units. Distributions in respect of the Common Shares and Common Units are not permitted unless all current and any accumulated distributions in respect of the Convertible Preferred Shares and Preferred Units, respectively, have been paid in full. The Company intends to declare and pay a pro rata distribution with respect to the period commencing on the completion of the Offering and ending on December 31, 1997 based upon $0.3375 per Common Share for a full quarter. On an annualized basis, this would be $1.35 per Common Share, or an annual distribution rate of approximately 6.75% based on an assumed initial public offering price per share of $20.00 (representing the midpoint of the price range). The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised, in whole or in part. The following discussion and the information set forth in the table and footnotes below should be read together with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources" included elsewhere in this Prospectus.

  The distribution described above is expected to represent approximately 95.5% of the Company's cash available for distribution for the 12 months ending June 30, 1998. The Company's estimate of the cash available for distribution for the 12 months ending June 30, 1998 is based upon pro forma Funds from Operations for the 12 months ended June 30, 1997, with certain adjustments based on the items described below. To estimate cash available for distribution for the 12 months ending June 30, 1998, pro forma Funds from Operations for the 12 months ended June 30, 1997 was adjusted (a) without giving effect to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) development, acquisition or other activities and (ii) financing activities, (b) for certain known events and/or contractual commitments that either occurred subsequent to June 30, 1997 or during the 12 months ended June 30, 1997 but were not in effect for the full year and (c) for certain non-GAAP adjustments consisting of (i) adjusting historical straight-line rents as reported on a GAAP basis to the actual amounts currently being paid or due from tenants, (ii) an estimate of amounts anticipated for recurring tenant improvements, leasing commissions, and capital expenditures and (iii) scheduled debt principal payments. The pro forma interest expense used in computing pro forma net income before minority interests and pro forma Funds from Operations assumed that the interest expense on the New Mortgage Notes and any subsequent long-term refinancing of such New Mortgage Notes was payable at an interest rate of 7.36% per annum. See "--Risk Factors--Real Estate Financing Risks--Company's Ability to Obtain Permanent Financing Cannot Be Assured" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources." The Company anticipates that, except as reflected in the table below and the notes thereto, investing and financing activities will not have a material effect on estimated cash available for distribution. The estimate of cash available for distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions.

  Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on a number of factors, including the amount of cash available for distribution and the Operating Partnership's financial condition. Any decision by the Board of Trustees to reinvest the cash available for distribution rather than to distribute such funds to the Company will depend upon the Operating Partnership's capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Certain Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements") and such other factors as the Board of Trustees deems relevant. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.

  The Company anticipates that its distributions will exceed earnings and profits for income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, approximately 5.5% (or $0.07 per Common Share) of the distributions anticipated to be paid by the

Company for the first 12 months subsequent to the Offering are expected to represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a shareholder's basis in his or her Common Shares. The nontaxable distributions will reduce the shareholder's tax basis in the Common Shares and, therefore, the gain (or loss) recognized on the sale of such Common Shares or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of shareholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

  Federal income tax law requires that a REIT distribute annually at least 95.0% of its REIT taxable income. See "Certain Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements." The amount of distributions on an annual basis necessary to maintain the Company's REIT status based on pro forma taxable income of the Operating Partnership for the 12 months ended December 31, 1996, as adjusted for certain items in the following table, would have been approximately $14.8 million. The estimated cash available for distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. See "Risk Factors--Adverse Consequences of Failure to Qualify as a REIT; Other Adverse Consequences." For a discussion of the tax treatment of distributions to holders of Common Shares, see "Certain Federal Income Tax Considerations."

  The Company believes that its estimate of cash available for distribution constitutes a reasonable basis for setting the initial distribution, and the Company expects to maintain its initial distribution rate for the 12 months subsequent to the Offering unless actual results of operations, economic conditions or other factors differ from the assumptions used in the estimate. The Company's actual results of operations will be affected by a number of factors, including the revenue received from the Properties, the operating expense of the Company, interest expense, the ability of tenants of the Properties to meet their obligations and unanticipated capital expenditures. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' overallotment option may affect the cash available for distribution and the payout ratio of cash available for distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate.

ESTIMATED CASH FLOWS

  The following table illustrates the adjustments made by the Company to reflect cash flow activity (including pro forma Funds from Operations) for the 12 months ended June 30, 1997 in order to calculate estimated initial cash available for distribution for the 12 months ending June 30, 1998 (dollar amounts, except per share amounts, in the table and related footnotes are in thousands unless otherwise indicated):

                                                                       AMOUNT
                                                                       -------
Pro forma net income before minority interests for the year ended De-
 cember 31, 1996.....................................................  $ 8,794
Plus pro forma net income before minority interests for the six
 months ended June 30, 1997..........................................    3,783
Less pro forma net income before minority interests for the six
 months ended June 30, 1996..........................................   (5,642)
                                                                       -------
Pro forma net income before minority interests for the 12 months
 ended June 30, 1997.................................................    6,935
Add (deduct) non-cash items:
  Pro forma depreciation and amortization for the 12 months ended
   June 30, 1997(1)..................................................   16,811
  Gain on sales of property(2).......................................     (674)
  Other non-recurring charges(3).....................................    6,639
                                                                       -------
Pro forma Funds from Operations for the 12 months ended June 30,
 1997................................................................   29,711
Adjustments:
  Net increase in contractual rental income(4).......................    1,641
  Increases from new leases(5).......................................    4,865
  Net effect of lease expirations, assuming no renewals(6)...........   (5,721)
  Non-recurring items(7).............................................    2,071
                                                                       -------
Estimated adjusted pro forma Funds from Operations for the 12 months
 ended June 30, 1998.................................................   32,567
Adjustments:
  Net effect of straight-line rents(8)...............................      239
  Pro forma non-real estate amortization for the 12 months ended June
   30, 1998(9).......................................................    1,250
                                                                       -------
Estimated adjusted pro forma cash flow from operating activities for
 the 12 months ending June 30, 1998..................................   34,056
Estimated capitalized tenant improvements and leasing commis-
 sions(10)(11).......................................................   (1,698)
Estimated capital expenditures(11)(12)...............................     (644)
Scheduled debt principal payments(13)................................      (89)
                                                                       -------
Estimated cash available for distribution for the 12 months ending
 June 30, 1998(14)...................................................  $31,625
                                                                       =======
  Company's share of cash available for distribution(15).............  $17,501
                                                                       =======
  Minority interests' share of cash available for distribution.......  $14,124
                                                                       =======
Total estimated initial distribution(14).............................  $30,201
                                                                       =======
Estimated initial annual distribution per share......................  $  1.35
                                                                       =======
Estimated cash available for distribution on payout ratio(16)........     95.5%
                                                                       =======

--------
(1) Pro forma depreciation and amortization of $16,390 for the year ended December 31, 1996 plus $8,484 for the six months ended June 30, 1997 less $8,063 for the six months ended June 30, 1996, exclusive of amortization of deferred financing costs for each respective period. Amounts include the Company's proportionate share of depreciation and amortization of the Services Company for each respective period.
(2) Gain on sales of property included in pro forma net income before minority interests for the 12 months ended June 30, 1997.
(3) Elimination of non-recurring provision for environmental remediation costs ($3,205) on certain of the Prime Properties which are the obligations of Prime (see Note 9 to the Combined Financial Statements of the Prime Properties for additional information) and non-recurring write-off of deferred tenant costs ($3,434) associated with Keck, a major tenant of the 77 West Wacker Drive Building. Keck has agreed to vacate the

   Keck Space on or before November 30, 1997 (see Note 5 to the Combined Financial Statements of the Prime Properties for additional information).
(4) Represents the incremental increase in Funds from Operations attributable to contractual rent increases for the 12 months ending June 30, 1998 over actual rental revenue included in pro forma Funds from Operations for the 12 months ended June 30, 1997. (Contractual rental increases are limited to the actual number of months in which the increased rental rate will be in effect for each lease.)
(5) Represents the incremental increase in pro forma Funds from Operations attributable to rental revenue from new executed leases commencing after June 30, 1996 for the 12 months ending June 30, 1998.
(6) Represents the elimination of rental revenue for the 12 months ended June 30, 1998 from: (i) leases which expired between June 30, 1996 and June 30, 1997 ($4,002); (ii) leases which will expire between July 1, 1997 and June 30, 1998 for that portion of the 12 months ending June 30, 1998 that such leases are no longer in effect ($1,580); and (iii) elimination of rental revenues attributable to tenants leasing on a month-to-month basis for such period ($139). This table assumes that leases which expire prior to June 30, 1998 will not be renewed or released during the period. As a result of this assumption, the average occupancy rate of the Properties for the 12-month period ending June 30, 1998 will equal approximately 83.9% versus the actual occupancy rate of the Properties as of June 30, 1997 of approximately 87.9%. (Occupancy rates as of June 30, 1997 assume that the Keck Space was vacant.) The Company's average retention rate for expiring leases for January 1, 1994 through June 30, 1997, in terms of square footage, was approximately 63.9% for the Prime Properties.
(7) Represents the elimination of non-recurring expenses relating to the Prime Properties. These costs consist of (i) legal and consulting costs associated with environmental liability studies ($1,246) on certain of the Prime industrial properties which environmental liabilities are the responsibility of Prime (see Note 9 to the Combined Financial Statements of the Prime Properties for additional information); (ii) crane maintenance costs of a previous tenant that are now the responsibility of a new tenant ($407); and (iii) costs associated with the litigation against Keck ($418).
(8) Represents the net effect of adjusting straight-line rental income included in pro forma net income from an accrual basis under GAAP to a cash basis.
(9) Represents pro forma non-real estate amortization for the 12 months ended June 30, 1998 consisting of (i) amortization of deferred financing and other amortization costs included in pro forma net income before minority interests for the 12 months ended June 30, 1997 ($707) and (ii) the Company's share (at 95%) of goodwill amortization recorded for the Services Company ($543).
(10) Represents management's estimate of projected non-incremental revenue-generating tenant improvements ("TI") and leasing commissions ("LC") for the 12-month period ending June 30, 1998. Projected TI and LC for the Office Properties and Industrial Properties are provided in the following table (amounts not rounded to thousands) based on the weighted average TI and LC expenditures and retenant and renewal rates for all renewed and retenanted space during 1994, 1995, 1996, and the six months ended June 30, 1997 for the Prime Properties, multiplied by the average annual leased space expiring for the Office Properties and the Industrial Properties during 1998, 1999, and 2000.

                                                 (AMOUNTS IN DOLLARS)
                                                                     WEIGHTED
                                         1994   1995   1996   1997   AVERAGE
                                        ------ ------ ------ ------ ----------
OFFICE PROPERTIES:
 Retenanted
  TI per net rentable square foot...... $10.68 $11.36 $ 9.96 $  --  $     8.30
  LC per net rentable square foot...... $ 3.98 $ 6.23 $ 2.63 $ 1.61 $     2.81
                                                                    ----------
   Total weighted average TI and LC....                             $    11.11
   Average annual net rentable square
    feet of leased space expiring dur-
    ing the three 12-month periods fol-
    lowing the Offering................                                190,996
                                                                    ----------
   Total estimated annual TI and LC....                             $2,121,966
   Rate of retenant....................                                     38%
                                                                    ----------
   Total cost of retenants.............                             $  806,347
 Renewals
  TI per net rentable square foot...... $ 5.24 $ 3.48 $ 0.33 $ 2.48 $     3.11
  LC per net rentable square foot...... $ 1.02 $ 4.15 $ 0.82 $ 3.82 $     1.59
                                                                    ----------
   Total weighted average TI and LC....                             $     4.70
   Average annual net rentable square
    feet of leased space expiring dur-
    ing the three 12-month periods fol-
    lowing the Offering................                                190,996
                                                                    ----------
   Total estimated annual TI and LC....                             $  897,681
   Rate of renewal.....................                                     62%
                                                                    ----------
   Total cost of renewals..............                             $  556,562
                                                                    ----------
 Total estimated annual TI and LC cost
  of the Office Properties.............                             $1,362,909
INDUSTRIAL PROPERTIES:
 Retenanted
  TI per net rentable square foot...... $  --  $ 0.43 $ 0.16 $  --  $     0.37
  LC per net rentable square foot...... $  --  $ 0.42 $ 0.53 $  --  $     0.44
                                                                    ----------
   Total weighted average TI and LC....                             $     0.81
   Average annual net rentable square
    feet of leased space expiring dur-
    ing the three 12-month periods fol-
    lowing the Offering................                                681,328
                                                                    ----------
   Total estimated annual TI and LC....                             $  551,876
   Rate of retenant....................                                     35%
                                                                    ----------
   Total cost of retenants.............                             $  193,157
 Renewals
  TI per net rentable square foot...... $  --  $  --  $  --  $  --  $      --
  LC per net rentable square foot...... $ 0.58 $ 0.51 $  --  $  --  $     0.32
                                                                    ----------
   Total weighted average TI and LC....                             $     0.32
   Average annual net rentable square
    feet of leased space expiring dur-
    ing the three 12-month periods fol-
    lowing the Offering................                                681,328
                                                                    ----------
   Total estimated annual TI and LC....                             $  218,025
   Rate of renewal.....................                                     65%
                                                                    ----------
   Total cost of renewals..............                             $  141,716
                                                                    ----------
 Total estimated annual TI and LC cost
  of the Industrial Properties.........                             $  334,873
                                                                    ----------
Total..................................                             $1,697,782
                                                                    ==========

(11) The Company expects to fund non-recurring capital expenditures, tenant improvements, and leasing commissions from cash reserves, borrowings, cash flow from operating activities or other working capital sources.
(12) The Company's historical average cost per square foot for recurring capital expenditures not reimbursed by tenants at the Prime Properties during the years ended December 31, 1995 and 1996 and the annualized nine months ended September 30, 1997 was $0.08. Estimated capital expenditures for the 12 months ended June 30, 1998 is calculated by multiplying $0.08 per square foot by the total square footage for the Office Properties and Industrial Properties.
(13) Estimated principal payments on the mortgage notes payable.
(14) Estimated cash available for distribution represents the Company's increase in cash for the period before any distributions in respect of the Common Shares and Common Units. Total estimated initial distribution represents an expected use of cash.
(15) The Company's share of estimated distributions based on its approximately 55.3% partnership interest in the Operating Partnership.
(16) Calculated as the estimated initial annual distribution divided by the estimated cash flow available for distribution for the 12 months ending June 30, 1998. The payout ratio of estimated adjusted pro forma Funds from Operations (adjusted for the net effect of straight-line rents) for the 12 months ending June 30, 1998 equals 92.1%.

  Cash available for distribution is based on Funds from Operations (which is defined by NAREIT as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs)) and after adjustments for unconsolidated partnerships and joint ventures. The calculation of adjustments to pro forma Funds from Operations is being made solely for the purpose of setting the initial distribution amount and is not intended to be a projection or prediction of the Company's actual results of operations nor is the methodology upon which such adjustments are made intended to be a basis for determining future distributions. Management considers Funds from Operations an appropriate measure of performance of an equity REIT because industry analysts have accepted it as such. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (with the exception that the Company expects to report rental revenues on a cash basis, rather than a straight-line GAAP basis, which the Company believes will result in a more meaningful presentation of its actual operating activities), which may differ from the methodology for calculating Funds from Operations used by other office and/or industrial REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Funds from Operations."

  THE ESTIMATES OF PRO FORMA CASH FLOWS FROM OPERATING ACTIVITIES AND CASH AVAILABLE FOR DISTRIBUTION ARE BEING MADE SOLELY FOR THE PURPOSE OF SETTING THE INITIAL DISTRIBUTION RATE AND ARE NOT INTENDED TO BE A PROJECTION OR FORECAST OF THE COMPANY'S RESULTS OF OPERATIONS OR OF ITS LIQUIDITY. FUNDS FROM OPERATIONS DOES NOT REPRESENT CASH FLOW FROM OPERATIONS AS DEFINED BY GAAP, IS NOT NECESSARILY INDICATIVE OF CASH AVAILABLE TO FUND ALL OF THE COMPANY'S CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO NET INCOME FOR PURPOSES OF EVALUATING THE COMPANY'S OPERATING PERFORMANCE.

                                   DILUTION

  Purchasers of the Common Shares offered hereby will experience an immediate and substantial dilution in the pro forma net tangible book value of the Common Shares from the initial public offering price. Net tangible book value per share represents the Company's total tangible assets less total liabilities divided by the total number of Common Shares outstanding. After further giving effect to the sale by the Company of the 12,380,000 Common Shares to be sold by the Company in the Offering (at an assumed initial public offering price of $20.00 per share, representing the midpoint of the price range, and after deducting underwriting discounts and commissions and estimated expenses of the Offering to be paid by the Company), and the application of the net proceeds as set forth for planned repayments of indebtedness, the Company's as adjusted pro forma net tangible book value per Common Share as of June 30, 1997 would have been $16.00, representing an immediate increase of $55.24 in pro forma net tangible book value per share to existing shareholders and an immediate dilution of $4.00 per share to persons purchasing shares in the Common Share Offering. The following table illustrates this dilution per Common Share:

  Assumed initial public offering price(1)............................  $20.00
    Pro forma net tangible book value before the Common Share
     Offering(2).............................................. $(39.24)
    Increase in pro forma net tangible book value attributable
     to the Offering(3).......................................   55.24
                                                               -------
  Pro forma net tangible book value after the Formation Transactions
   and Common Share Offering(4).......................................   16.00
                                                                        ------
  Dilution to new investors(5)........................................  $(4.00)
                                                                        ======

--------
(1) Before deducting the underwriting discounts and commissions and estimated expenses of the Offering.
(2) Pro forma net tangible book value before the Offering is determined by dividing the Prime Properties' negative combined net tangible book value of approximately $140.3 million at June 30, 1997, by 3,575,000 Common Shares issued to Prime and Mr. Patterson (assuming the exchange of Units, issued to Prime and Mr. Patterson in exchange for the Prime Properties and the Prime Contribution Properties in connection with the Formation Transactions, into Common Shares on a one-for-one basis).
(3) Based upon the initial public offering price after the deduction of the underwriting discounts and commissions and estimated expenses of the Offering.
(4) Pro forma net tangible book value after the Formation Transactions and the Offering is determined by dividing the Company's consolidated net tangible book value of approximately $198.1 million at June 30, 1997 by 12,380,000 Common Shares outstanding. There is no impact on dilution attributable to the exchange of Common Units issued to the Limited Partners due to the effect of minority interest.
(5) Dilution is determined by subtracting pro forma net tangible book value after giving effect to the Offering and the Formation Transactions from the initial public offering price paid by a new investor for a Common Share.

  The following table sets forth the total contributions to be paid to the Company by purchasers of Common Shares sold in the Offering, the number of Common Units to be issued to Prime in connection with the Formation Transactions and the net tangible book value as of June 30, 1997 of the average contribution per share based on total contributions. See "Structure and Formation of the Company."

                                                                                BOOK VALUE OF
                              COMMON SHARES/          BOOK VALUE OF                AVERAGE
                          COMMON UNITS ISSUED(1)   TOTAL CONTRIBUTIONS        CONTRIBUTIONS PER
                          ----------------------   -------------------------   COMMON SHARE OR
                             SHARES       PERCENT    AMOUNT          PERCENT     COMMON UNIT
                          ------------- ----------------------      --------  -----------------
                                                   (IN 000'S)
Common Shares sold by
 the
 Company in the Offer-
 ing....................     12,380,000      55.3% $   247,602         119.6%      $ 20.00
Common Units acquired by
 Primestone.............      4,569,893      20.4       85,000          41.1       $ 18.60
Common Units issued to
 Prime(2)...............      3,575,000      16.0     (162,511)(3)     (78.5)      $(45.46)
Common Units issued to
 non-Prime minority in-
 terests................      1,845,550       8.3       36,931 (4)      17.8       $ 20.00
                          -------------  --------  -----------       -------
Total...................     22,371,443     100.0% $   207,022         100.0%
                          =============  ========  ===========       =======

--------
(1) Includes Common Units exchangeable into Common Shares or, at the option of the Company, cash. See "Structure and Formation of the Company."
(2) Common Units issued to Prime and Mr. Patterson before any Common Units are contributed to the Primestone Joint Venture.
(3) Based upon the June 30, 1997 pro forma book value of the Prime Properties and the Prime Contribution Properties to be contributed to the Operating Partnership in connection with the Formation Transactions, less $22.2 million attributable to underwriting discounts and commissions and estimated expenses of the Offering.
(4) Based upon the June 30, 1997 pro forma book value of the Contribution Properties to be contributed to the Operating Partnership in connection with the Formation Transactions.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company (based on the historical combined financial statements of the Properties) as of June 30, 1997 and on a pro forma basis for the Company after giving effect to the Offering and the consummation of the Formation Transactions and the use of the estimated net proceeds from the Offering as described under "Use of Proceeds." See the historical and pro forma financial information relating to the Company and the Properties set forth elsewhere in this Prospectus.

                                                         AS OF JUNE 30, 1997
                                                        ------------------------
                                                        HISTORICAL    PRO FORMA
                                                        -----------   ----------
                                                        (DOLLARS IN THOUSANDS)
Debt:
  Mortgage notes payable............................... $   343,835   $   89,925
  Tax-exempt and taxable bonds payable.................      86,450       74,450
  Credit Facility(1)...................................         --           --
                                                        -----------   ----------
Total debt.............................................     430,285      164,375
Partners' deficit......................................    (140,279)         --
Minority interest......................................         --       159,901
Shareholders' equity:
  Preferred Shares, $.01 par value; 30.0 million shares
   authorized, 2.0 million Convertible Preferred Shares
   issued and outstanding..............................         --            20
  Common Shares, $.01 par value; 100.0 million shares
   authorized, 12.38 million shares issued and
   outstanding(2)(3)...................................         --           124
  Additional paid-in capital...........................         --       197,983
                                                        -----------   ----------
Total shareholders' equity.............................         --       198,127
                                                        -----------   ----------
Total capitalization................................... $   290,006   $  522,403
                                                        ===========   ==========

--------
(1) The Company has obtained a commitment for the $225.0 million Credit Facility. Borrowings under the Credit Facility may be used to provide funds for acquisitions and development activities and to provide the replacement letters of credit for the $74.5 million of Tax-Exempt Bonds. There can be no assurance that any such financing will be obtained. See "Business Objective and Growth Strategies--Financing Strategy."
(2) Assumes no exchange of Common Units to be issued to the Limited Partners in connection with the Formation Transactions. If all of the Common Units (including the GP Common Units of the NAC General Partner, which are not, by their terms, exchangeable into Common Shares but which represent common equity interests in the Operating Partnership) were exchanged, 22,371,443 Common Shares would be outstanding.
(3) Excludes 737,000 shares of the 1,850,000 Common Shares reserved for issuance pursuant to the Share Incentive Plan. See "Management--Share Incentive Plan."

                            SELECTED FINANCIAL DATA

  The following table sets forth certain financial information on a pro forma basis for the Company and on a combined historical basis for the Prime Properties. The combined historical financial information should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this Prospectus.

  Pro forma operating information is presented as if, at June 30, 1997, (i) the Company had sold 12.38 million shares of its Common Shares at $20.00 per share, representing the midpoint of the price range, and contributed the net proceeds to the Operating Partnership, (ii) the Company had sold 2.0 million shares of its Convertible Preferred Shares at $20.00 per share, representing the midpoint of the price range, and contributed the net proceeds to the Operating Partnership, (iii) Prime had contributed the properties, business and operations of the Prime Properties and the Prime Contribution Properties to the Operating Partnership, (iv) the Operating Partnership had sold 4.57 million Common Units to the Primestone Joint Venture at a price per Common Unit equal to the initial public offering price of the Common Shares, net of underwriting discounts and commissions, (v) the IBD Contributors and the NAC Contributors had contributed the Contribution Properties to the Operating Partnership, (vi) the Operating Partnership had acquired the Acquisition Properties, (vii) the Operating Partnership had acquired the Continental Management Business from a third party and (viii) the Operating Partnership had repaid debt on certain of the Prime Properties and Prime Contribution Properties described under "Use of Proceeds." The unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are presented as if the above transactions occurred as of January 1, 1996. The unaudited Pro Forma Condensed Consolidated financial statements should be read in conjunction with all of the financial statements contained elsewhere in the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the Formation and Offering have been made.

  The unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations of the Company are not necessarily indicative of what the actual financial position or results operations would have been assuming the Formation Transactions and Offering had occurred at the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                             SUMMARY FINANCIAL DATA
       THE COMPANY (PRO FORMA) AND PRIME PROPERTIES (COMBINED HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              SIX MONTHS ENDED
                                  JUNE 30,                            YEAR ENDED DECEMBER 31,
                         ----------------------------  ---------------------------------------------------------
                                       COMBINED
                                      HISTORICAL                             COMBINED HISTORICAL
                         PRO FORMA ------------------  PRO FORMA -----------------------------------------------
                           1997      1997      1996      1996      1996      1995      1994      1993     1992
                         --------- --------  --------  --------- --------  --------  --------  --------  -------
STATEMENTS OF OPERATIONS DATA:
 REVENUE:
   Rental...............  $28,026  $ 16,131  $ 14,449   $53,001  $ 30,538  $ 33,251  $ 30,352  $ 28,177  $17,339
   Tenant reimburse-
    ments...............   10,458     7,769     6,962    19,216    14,225    14,382    12,451    10,750    5,221
   Insurance settle-
    ment................      --        --        --        --        --      7,257       --        --       --
   Other................      368       689     1,439     2,778     3,397     2,715     3,170     1,527    1,435
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
     Total revenue......   38,852    24,589    22,850    74,995    48,160    57,605    45,973    40,454   23,995
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
 EXPENSES:
   Property operations..    5,716     4,318     4,304    12,532     9,767     9,479     8,852     8,452    6,518
   Real estate taxes....    7,799     5,590     5,154    13,440     9,383     9,445     9,057     7,167    4,331
   Depreciation and
    amortization........    8,815     6,492     6,146    17,051    12,409    12,646    11,624    11,739    7,558
   Interest.............    4,709    13,587    13,512     9,291    27,080    27,671    25,985    22,827   10,936
   Interest--affiliate..      --      5,649     4,852       --     10,137     8,563     7,402     6,335    6,699
   Property management
    fee--
    affiliate...........      --        801       766       --      1,561     1,496     1,388     1,106    1,384
   Financing fees.......      640       640       692     1,232     1,232       --        --        --       --
   General and adminis-
    trative.............    2,967     1,886     1,575     7,161     4,927     4,508     3,727     3,657    1,277
   Provision for envi-
    ronmental
    remediation costs...    3,205     3,205       --        --        --        --        --        --       --
   Write-off of deferred
    tenant costs........      --        --        --      3,081     3,081    13,373       --        --       --
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
     Total expenses.....   33,851    42,168    37,001    63,788    79,577    87,181    68,035    61,283   38,703
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Income (loss) before
    share of income of
    investment
    subsidiary,
    Convertible
    Preferred Share
    dividend and
    minority interest...    5,001   (17,579)  (14,151)   11,207   (31,417)  (29,576)  (22,062)  (20,829) (14,708)
   Share of income of
    investment
    subsidiary..........      182       --        --        387       --        --        --        --       --
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Income (loss) before
    Convertible
    Preferred Share
    dividend and
    minority interest...    5,183   (17,579)  (14,151)   11,594   (31,417)  (29,576)  (22,062)  (20,829) (14,708)
   Convertible Preferred
    Share dividend......   (1,400)      --        --     (2,800)      --        --        --        --       --
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Income (loss) before
    minority interest...    3,783   (17,579)  (14,151)    8,794   (31,417)  (29,576)  (22,062)  (20,829) (14,708)
   Minority interest....   (1,690)      368       371    (3,928)      894     3,281     5,393    10,531    8,941
                          -------  --------  --------   -------  --------  --------  --------  --------  -------
   Net income (loss)....  $ 2,093  $(17,211) $(13,780)  $ 4,866  $(30,523) $(26,295) $(16,669) $(10,298) $(5,767)
                          =======  ========  ========   =======  ========  ========  ========  ========  =======
   Pro forma net income
    per
    Common Share(1)(2)..  $  0.17                       $  0.39
                          =======                       =======
OTHER OPERATING DATA:
   Ratio of earnings
    before minority
    interest to combined
    fixed charges and
    Convertible
    Preferred Share
    dividend(3).........     1.60      0.10      0.24      1.70      0.17      0.21      0.35      0.31     0.16
   Excess of combined
    fixed charges and
    Convertible
    Preferred Share
    dividend over
    earnings before
    minority interest...      --   $ 17,579  $ 14,151       --   $ 31,417   $29,576  $ 22,062  $ 20,829  $19,552
   Ratio of Funds from
    Operations to
    combined fixed
    charges and
    Convertible
    Preferred Share
    dividend(4).........     3.46      0.58      0.52      3.23      0.54      0.66      0.62      0.69     0.49
   Excess of combined
    fixed charges and
    Convertible
    Preferred Share
    dividend over Funds
    from Operations.....  $   --   $  8,180  $  8,891   $   --   $ 17,367  $ 12,733  $ 12,930  $  9,345  $11,994

                            JUNE 30, 1997                     DECEMBER 31,
                         -------------------- ------------------------------------------------
                                                          COMBINED HISTORICAL
                                    COMBINED  ------------------------------------------------
                         PRO FORMA HISTORICAL   1996      1995      1994      1993      1992
                         --------- ---------- --------  --------  --------  --------  --------
BALANCE SHEET DATA:
 Real estate assets,
  before accumulated
  depreciation.......... $514,944   $295,369  $291,757  $289,558  $285,687  $281,316  $259,469
 Total assets...........  550,076    318,278   325,230   343,641   356,421   357,158   327,776
 Mortgages notes and
  bonds payable.........  164,375    430,285   421,983   405,562   388,309   361,832   294,691
 Total liabilities......  192,048    458,557   447,927   434,993   421,257   397,539   343,098
 Minority interest......  159,901     (7,273)   (6,905)   (6,047)      886   (11,527)  (10,297)
 Shareholders' equity
  (partners' deficit)...  198,127   (133,006) (115,792)  (85,305)  (65,722)  (28,854)   (5,025)

                           SIX MONTHS ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                         ------------------------------  -----------------------------------------
                                   COMBINED HISTORICAL                  COMBINED HISTORICAL
                         PRO FORMA --------------------  PRO FORMA -------------------------------
                           1997      1997       1996       1996      1996       1995       1994
                         --------- ---------  ---------  --------- ---------  ---------  ---------
OTHER DATA:
 Funds from Opera-
  tions(5).............. $  15,647 $  (8,180) $  (8,891) $  28,086 $ (17,367) $ (12,733) $ (12,930)
 Cash flows provided by
  (used in):
    Operating activi-
     ties...............       --     (2,727)    (3,162)       --     (3,165)    (1,259)   (13,875)
    Investing activi-
     ties...............       --       (809)     1,567        --      1,126     (9,176)    (6,495)
    Financing activi-
     ties...............       --      2,421      3,763        --      5,733     10,873     15,422
 Office Properties:
    Square footage...... 2,353,759 1,414,897  1,414,897  2,353,759 1,414,897  1,414,897  1,414,897
    Occupancy (%)(6)....      88.0      86.8       88.8       91.6      92.5       95.8       93.7
 Industrial Properties:
    Square footage...... 5,696,355 2,462,430  2,478,030  5,651,780 2,462,430  2,551,624  2,547,388
    Occupancy (%).......      87.9      73.5       73.3       87.3      73.5       72.9       62.3

--------
(1) Pro forma net income per share equals pro forma net income divided by the 12,380 Common Shares outstanding after the Offering.
(2) The pro forma net income (loss) per Common Share based solely on the number of shares issued in the Offering, the proceeds of which will be used to retire debt, would be $(0.42) and $(0.49) per share for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, calculated as follows:

                           SIX MONTHS ENDED             YEAR ENDED
                             JUNE 30, 1997          DECEMBER 31, 1996
                          -------------------      --------------------
                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Pro forma Common Shares
 in the Offering issued
 to retire debt.........                   12,151                   12,151
                              ===================      ===================
Historical net loss.....      $           (17,211)     $           (30,523)
Plus pro forma reduction
 in interest expense due
 to repayment of indebt-
 edness.................                   12,160                   24,550
                              -------------------      -------------------
Pro forma net loss......      $            (5,051)     $            (5,973)
                              ===================      ===================
Pro forma net loss per
 Common Shares in the
 Offering issued to re-
 tire debt..............      $             (0.42)     $             (0.49)
                              ===================      ===================

(3) For purposes of these computations, earnings before minority interests consist of income (loss) before minority interest, plus combined fixed charges and Convertible Preferred Share dividend. Combined fixed charges and Convertible Preferred Share dividend consist of interest costs, whether expensed or capitalized, and amortization of debt issuance costs and Convertible Preferred Share dividend.
(4) For purposes of these computations, Funds from Operations consist of Funds from Operations (as defined in note 5 below) plus combined fixed charges and Convertible Preferred Share dividend (as defined in note 3 above).
(5) As defined by NAREIT, Funds from Operations represents net income (loss) before minority interest of holders of Common Units (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Non-cash adjustments to Funds from Operations were as follows: in all periods, depreciation and amortization, for pro forma 1997, provision for environmental remediation cost, for the years ended December 31, 1996, 1995, 1994 and pro forma 1996, gains on the sale of real estate, for the years ended December 31, 1996 and 1995 and pro forma 1996, write-off of deferred tenant costs, for the year ended December 31, 1995, excess proceeds from insurance claims, and for the year ended December 31, 1994, lease termination fees. Management considers Funds from Operations an appropriate measure of performance of an office and/or industrial REIT because industry analysts have accepted it as such. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (with the exception that the Company expects to report rental revenues on a cash basis, rather than a straight-line GAAP basis, which the Company believes will result in a more accurate presentation of its actual operating activities), which may differ from the methodology for calculating Funds from Operations used by certain other office and/or industrial REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt repayment obligations, or other commitments and uncertainties. (See "Distribution Policy"). Funds from Operations should not be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP.
(6) The pro forma office occupancy percentage for the six months ended June 30, 1997 was calculated by treating the Keck Space as vacant because, pursuant to a settlement agreement, Keck has agreed to vacate the space on or before November 30, 1997. See "Business and Properties--Legal Proceedings."

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Data" and the Combined Financial Statements for the Prime Properties and notes thereto appearing elsewhere in this Prospectus. The Combined Financial Statements of the Prime Properties are comprised of the operations, assets and liabilities of the properties described in Note 1 of the Notes to the Combined Financial Statements of the Prime Properties and does not include any operations, assets and liabilities of the Prime Contribution Properties, the Contribution Properties or the Acquisition Properties. As part of the Formation Transactions, the Properties will be contributed to the Operating Partnership, of which the Company owns an approximate 55.3% interest. As a result, for accounting purposes, the financial information of the Operating Partnership and the Company will be consolidated.

RESULTS OF OPERATIONS

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Total revenue increased $1.7 million, or 7.4%, to $24.6 million for the six months ended June 30, 1997 compared to $22.9 million for the six months ended June 30, 1996. Rental revenue increased $1.7 million, or 11.8%, to $16.1 million in 1997 from $14.4 million in 1996. In 1997, rental revenue from the Office Properties increased $1.1 million, or 9.1%, to $13.2 million from $12.1 million in 1996 primarily due to increased net rent per leased square foot ($20.80 in 1997 and $18.66 in 1996). In 1997, rental revenue from the Industrial Properties increased $0.6 million, or 26.1%, to $2.9 million from $2.3 million in 1996 primarily due to increased average percentage leased (73.5% in 1997 and 73.1% in 1996) and increased net rent per leased square foot ($3.21 in 1997 and $2.47 in 1996). Tenant reimbursements increased $0.8 million, or 11.4%, to $7.8 million in 1997 from $7.0 million in 1996. In 1997, tenant reimbursements from the Office Properties increased $0.8 million, or 13.6%, to $6.7 million from $5.9 million in 1996 primarily due to the restructuring of Keck's lease. During 1996, Keck paid no tenant reimbursements until a final restructuring agreement was reached in late 1996. During 1997, Keck paid $0.6 million of tenant reimbursements. Tenant reimbursements from the Industrial Properties remained consistent at $1.1 million in both 1997 and 1996. During 1996, one of the Industrial Properties sold a parcel of land for a gain of $0.6 million. No similar sales occurred in 1997. All other revenue amounts remained comparable between 1997 and 1996.

  Total expenses increased $5.2 million, or 14.1%, to $42.2 million for the six months ended June 30, 1997 compared to $37.0 million for the six months ended June 30, 1996. Property operating expenses remained consistent at $4.3 million in both 1997 and 1996. In 1997, property operating expenses from the Office Properties and the Industrial Properties remained consistent at $4.1 million and $0.2 million, respectively, in both 1997 and 1996. Although there were changes in occupancy in 1997, property operations were at such a level that the changes had minimal effect on the overall property operations. In 1997, real estate tax expenses increased $0.4 million, or 7.7%, to $5.6 million from $5.2 million in 1996 primarily due to higher property assessments in 1997. In 1997, total interest expense increased $0.8 million, or 4.3%, to $19.2 from $18.4 million in 1996 primarily due to a $15.7 million increase in outstanding debt in 1997 and 1996. In 1997, general and administrative expenses increased $0.3 million, or 18.8%, to $1.9 million from $1.6 million in 1996 primarily due to the write-off of $0.2 million of uncollected tenant receivables from Keck. In 1997, the Industrial Properties recorded a provision for environmental remediation costs of $3.2 million, which represents the probable costs to be incurred for the clean-up of environmental contamination at the properties. Prime has contractually agreed to indemnify the Company from any environmental liabilities the Property Partnerships may incur and has pledged $1.0 million and approximately 485,000 partnership units in an operating partnership that can be converted to common shares of a publicly traded real estate investment trust to cover these costs. All other expense amounts remained comparable between 1997 and 1996.

  In both 1997 and 1996, loss allocated to minority interest remained consistent at $0.4 million primarily due to a minority interest's ownership in the Prime Properties and loss before minority interest for the properties in which the minority owners have an interest remained consistent in 1997 and 1996.

  Net loss increased $3.4 million, or 24.6%, to $17.2 million in 1997 compared to $13.8 million in 1996, primarily due to the changes described above.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Total revenue decreased $9.4 million, or 16.3%, to $48.2 million for the year ended December 31, 1996 compared to $57.6 million for the year ended December 31, 1995 primarily due to the realization of a gain in 1995 from a non-recurring insurance settlement payment to the Company relating to fire damage to one of the Industrial Properties. Rental revenue decreased $2.8 million, or 8.4%, to $30.5 million in 1996 from $33.3 million in 1995. In 1996, rental revenue from Office Properties decreased $3.8 million, or 13.3%, to $24.7 million from $28.5 million in 1995 primarily due to the restructuring of Keck's lease. The restructuring resulted in decreased average percentage leased (94.1% in 1996 and 94.7% in 1995) and net rent per leased square foot ($18.71 in 1996 and $21.40 in 1995). In 1996, rental revenue from Industrial Properties increased $1.0 million, or 20.8%, to $5.8 million from $4.8 million in 1995 primarily due to increased average percentage leased (73.2% in 1996 and 67.6% in 1995) and net rent per leased square foot ($3.18 in 1996 and $2.77 in 1995). Tenant reimbursements decreased $0.2 million, or 1.4%, to $14.2 million in 1996 from $14.4 million in 1995. In 1996, tenant reimbursements from Office Properties decreased $0.4 million, or 3.2%, to $12.1 million from $12.5 million in 1995 primarily due to the restructuring of Keck's lease. In 1996, tenant reimbursements from Industrial Properties increased $0.3 million, or 16.6%, to $2.1 million from $1.8 million in 1995 primarily due to the increased occupancy described above. In 1995, one of the Industrial Properties received a final insurance settlement of $7.3 million related to a fire that destroyed the Property. No such proceeds were received in 1996. Other revenue increased to $2.2 million in 1996 from $1.6 million in 1995 primarily due to a $0.6 million increase in interest income. The increase in interest income was due to a $1.0 million increase in the average balance outstanding of amounts due from affiliates from 1995 to 1996. All other revenue amounts remained comparable between 1996 and 1995.

  Total expenses decreased $7.6 million, or 8.7%, to $79.6 million for the year ended December 31, 1996 compared to $87.2 million for the year ended December 31, 1995 primarily due to a decrease of $10.3 million, or 77.4%, to $3.1 million in 1996 from $13.3 million in 1995 of the write-off by the Company of deferred tenant costs as part of the restructuring of the Keck lease. Property operating expenses increased $0.3 million, or 1.1%, to $9.8 million in 1996 from $9.5 million in 1995. Property operating expenses from Office Properties remained constant at $8.2 million in both 1996 and 1995. Although there was a decline in Office Properties' occupancy in 1996, property operations were at such a level that a decline in occupancy had a minimal effect on the overall property operations. In 1996, property operating expenses from Industrial Properties decreased $0.1 million, or 7.6%, to $1.2 million from $1.3 million in 1995. In 1996, depreciation and amortization expense decreased $0.2 million, or 1.6%, to $12.4 million from $12.6 million in 1995, primarily due to the restructuring of Keck's lease, offset by an increase in occupancy and additional tenant improvements at the Industrial Properties described above. No additional costs were written off in 1996. In 1996, total interest expense increased $1.0 million, or 2.8%, to $37.2 million from $36.2 million in 1995 primarily due to a $16.4 million increase in outstanding debt during May 1996. Financing fees increased $1.2 million in 1996 from the same period in 1995 due to a letter of credit facility obtained in 1996 on behalf of the Industrial Properties. In 1996, general and administrative expenses increased $0.4 million, or 8.9%, to $4.9 million from $4.5 million in 1995 primarily due to a $0.5 million allowance for uncollectible tenant receivables due from the restructured lease with Keck recorded in 1996. All other expenses remained comparable between 1996 and 1995.

  In 1996, loss allocated to minority interest decreased $2.4 million, or 74.4%, to $0.9 million from $3.3 million in 1995 primarily due to a reduction of the minority interest's ownership in the Prime Properties during 1995.

  Net loss increased $4.2 million to $30.5 million in 1996 compared to a net loss of $26.3 million in 1995, primarily due to the changes described above.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Total revenue increased $11.6 million, or 25.2%, to $57.6 million for the year ended December 31, 1995 compared to $46.0 million for the year ended December 31, 1994 the booking in 1995 of a non-recurring insurance settlement payment to the Company relating to fire damage to one of the Industrial Properties. Rental revenue increased $2.9 million, or 9.5%, to $33.3 million in 1995 compared to $30.4 million in 1994. In 1995, rental revenue from Office Properties increased $2.4 million, or 9.2%, to $28.5 million from $26.1 million in 1994 primarily due to increased average percentage leased (94.7% in 1995 and 92.9% in 1994) and net rent per leased square foot ($21.40 in 1995 and $19.97 in 1994). In 1995, rental revenue from Industrial Properties increased $0.5 million, or 11.6%, to $4.8 million from $4.3 million in 1994 due to increased average percentage leased (67.6% in 1995 and 64.1% in 1994) and net rent per leased square foot ($2.77 in 1995 and $2.51 in 1994). In 1995, tenant reimbursements increased $1.9 million, or 15.2%, to $14.4 million in 1995 from $12.5 million in 1994. In 1995, tenant reimbursements from Office Properties increased $1.8 million, or 16.8%, to $12.5 million from $10.7 million in 1994 primarily due to the increase in occupancy described above. In 1995, tenant reimbursements from Industrial Properties increased $0.1 million, or 5.9%, to $1.8 million from $1.7 million in 1994 primarily due to the increased occupancy described above. In 1995, one of the Industrial Properties received a final insurance settlement of $7.3 million related to a fire that destroyed the Property. In 1995, gain on sale of assets increased $0.8 million to $0.8 million from $0.0 million in 1994 primarily due to a $0.9 million increase in proceeds from the sale of real estate. Other revenue decreased to $1.6 million in 1995 from $2.8 million in 1994, primarily due to a $1.7 million lease termination fee received in 1994. No such fee was received in 1995. All other revenue amounts remained comparable between 1995 and 1994.

  Total expenses increased $19.2 million, or 28.2%, to $87.2 million for the year ended December 31, 1995 compared to $68.0 million for the year ended December 31, 1994 primarily due to the write-off by the Company in 1995 of approximately $13.3 million of deferred tenant costs as part of the restructuring of Keck's lease which included approximately $3.1 million of leasing commissions and tenant improvements. Property operating expenses increased $0.6 million, or 6.7%, to $9.5 million in 1995 from $8.9 million in 1994. In 1995, property operating expenses from Office Properties increased $0.6 million, or 8.0%, to $8.1 million from $7.5 million in 1994 primarily due to the increase in occupancy described above. Property operating expenses from Industrial Properties remained constant at $1.3 million in both 1995 and 1994. Although there was an increase in Industrial Properties' occupancy in 1995, property operations were at such a level that an increase in occupancy had minimal effect on the overall property operations. In 1995, real estate tax expense increased $0.4 million, or 4.4%, to $9.5 million from $9.1 million in 1994. The increase is primarily due to higher property assessments in 1995. In 1995, depreciation and amortization expense increased $1.0 million, or 8.6%, to $12.6 million from $11.6 million in 1994, primarily due to the increase in occupancy and additional tenant improvements at the Office Properties and Industrial Properties described above. In 1995, total interest expense increased $2.8 million, or 8.4%, to $36.2 million from $33.4 million in 1994 primarily due to a $17.3 million increase in outstanding debt during 1995. In 1995, general and administrative expenses increased $0.8 million, or 21.6%, to $4.5 million from $3.7 million in 1994 primarily due to an increase in occupancy at both the Office Properties and Industrial Properties. All other expenses remained comparable between 1995 and 1994.

  In 1995, loss allocated to minority interest decreased $2.1 million, or 38.9%, to $3.3 million from $5.4 million in 1995 primarily due a reduction of the minority interest's ownership in the Prime Properties during 1995 and 1994.

  The net loss increased $9.6 million to $26.3 million in 1995 compared to a net loss of $16.7 million in 1994, due to the changes described above.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

  Upon completion of the Offering and the Formation Transactions and the application of the net proceeds therefrom as described in "Use of Proceeds," the Company expects to have reduced total indebtedness on the Properties from $430.3 million to $164.4 million, comprised of debt secured by certain of the Properties (the "Mortgage Debt"). The $164.4 million Mortgage Debt is expected to be comprised of three mortgage notes payable totaling $89.9 million and 14 issues of Tax-Exempt Bonds totaling $74.5 million. See "Pro Forma Mortgage Indebtedness." There will be a total of approximately $90,000 of scheduled loan principal payments due during the year ending December 31, 1997. The Company's debt-to-total market capitalization ratio will be 25.2% (24.0% if the underwriters' overallotment option is exercised in full) of the Company's total market capitalization.

  Pro Forma Mortgage Indebtedness. As of June 30, 1997 on a pro forma basis, the Company expects to have outstanding approximately $164.4 million of indebtedness secured by each of the Properties as listed below:

                                                                                   ESTIMATED
                                                          ANNUAL DEBT   MATURITY  BALANCE AT
PROPERTIES               INTEREST RATE (%)   PRINCIPAL      SERVICE       DATE     MATURITY
----------               ----------------- ------------- -------------- -------- -------------
                                           (IN MILLIONS) (IN THOUSANDS)          (IN MILLIONS)
NAC Properties(1)              7.36           $ 56.0        $ 4,122      10/05      $ 51.2
IBD Properties(1)              7.36             27.5          2,024      10/05        25.2
1001 Technology Way(2)         8.30              6.4            618      10/11         4.2
201 4th Avenue N.(3)           5.00              4.8            240      12/14         4.8
620 Market Street(3)           5.00              9.0            450      12/14         9.0
625 Gay Street(3)              5.00              9.0            450      12/14         9.0
4823 Old Kingston
 Pike(3)                       5.00              3.5            175      12/14         3.5
Chicago Enterprise Cen-
 ter(3)                        5.00             23.3          1,165       6/22        23.3
East Chicago Enterprise
 Center(4)                     5.00             15.0            750       6/22        15.0
Hammond Enterprise Cen-
 ter(3)                        5.00              9.9            495       6/22         9.9
                                              ------        -------                 ------
Total                                         $164.4        $10,489                 $155.1
                                              ======        =======                 ======

--------
(1) Represents the New Mortgage Notes payable on the NAC Properties and IBD Properties (excluding 1001 Technology Way), which are expected to require interest-only payments during years one through three; beginning in year four, principal and interest payments are expected to be based on a 22-year amortization schedule. Interest for the initial 90-day term of the New Mortgage Notes is expected to be payable at a rate equal to seven-year U.S. Treasury Notes, plus 1.27%. Based on recent U.S. Treasury Note rates, such interest rate was estimated to be 7.36%.
(2) Interest rate is fixed at 8.30% with annual debt service including principal and interest.
(3) Interest rates represent floating tax-exempt bond rates at June 30, 1997 plus the related annualized credit enhancement fees and expenses. Annual debt service represents interest and fees only.

  The Credit Facility. The Company expects to obtain the Credit Facility for up to a maximum of $225.0 million, which will be secured by first mortgages on the Prime Properties and an assignment of management and other fees payable to the Operating Partnership. The Company has obtained a commitment from BankBoston, N.A. and PSCC, an affiliate of Prudential Securities Incorporated, for the $225.0 million Credit Facility. Subject to compliance by the Company with the applicable loan covenants, the Credit Facility may be used to provide funds for acquisitions and development activities and to provide the replacement letters of credit for the $74.5 million of Tax-Exempt Bonds. There can be no assurance that such financing will be obtained.

  New Mortgage Notes. The Company expects to borrow $83.5 million aggregate principal amount under the New Mortgage Notes. The Company expects to execute a definitive loan agreement with PSCC, an affiliate of Prudential Securities Incorporated, to provide the New Mortgage Notes financing for a 90-day term, convertible at the option of the Company into a seven-year term, subject to certain conditions. The New Mortgage Notes are expected to consist of two separate notes secured, respectively, by first mortgages on all of the IBD Properties and all of the NAC Properties, together in each case, with certain of the Acquisition Properties. Interest on the New Mortgage Notes is expected to accrue at a rate equal to seven-year U.S. Treasury Notes, plus 1.27%. Based on recent U.S. Treasury Note rates, such interest rate was estimated, for purposes of pro forma calculations, to be 7.36%, and if based on more recent rates would be lower. Prior to the expiration of the New Mortgage Notes, the Company expects to refinance the New Mortgage Notes with a seven-year term loan that would provide for interest-only payments during years one through three and principal and interest payments beginning in year four based on a 22-year amortization schedule. If the Company exercises its option to convert the New Mortgage Notes into a seven-year term loan, the interest rate would be equal to a spread over seven-year U.S. Treasury Notes offered to the Company by PSCC on the 60th day following closing. If the Company chooses not to exercise its option, the interest rate and other terms of such seven-year loan will be negotiated with another lender selected by the Company. There can be no assurance that any subsequent long-term refinancing of the New Mortgage Notes will be obtained on terms favorable to the Company, if at all.

  Analysis of Liquidity and Capital Resources. Upon completion of the Offering and the Formation Transactions and the use of proceeds therefrom, the Company will have reduced its total indebtedness by approximately $265.9 million.

  The Company believes the Offering and the Formation Transactions will improve its financial performance through changes in its capital structure, principally the substantial reduction in its overall debt and its debt to equity ratio. The Company anticipates that distributions will be paid from cash available for distribution, which is expected to exceed cash historically available for distribution as a result of the reduction in debt service resulting from the repayment and forgiveness of indebtedness. Through the Formation Transactions, the Company will repay and be forgiven $355.8 million of its existing debt and add new debt of $89.9 million, reducing pro forma 1996 annual interest expense by approximately $28.1 million.

  The Company expects to meet its short-term liquidity requirements generally through its initial working capital and net cash provided by operations. The Properties require periodic investments of capital for tenant-related capital expenditures and for general capital improvements. For the years ended December 31, 1992 through December 31, 1996, the Company's recurring tenant improvements and leasing commissions for the Prime Properties averaged $1.47 per square foot of leased space per year. The Company expects that the average annual cost of recurring tenant improvements and leasing commissions will be approximately $1.7 million based upon an average annual square feet for which leases expire during the periods ending June 30, 1997 through June 30, 2000. The Company expects the cost of general capital improvements to the Properties to average approximately $0.6 million annually based upon an estimate of $0.08 per square foot.

  The Company expects to meet its long-term liquidity requirements for the funding of property development, property acquisitions and other non-recurring capital improvements through long-term secured and unsecured indebtedness (including the Credit Facility) and the issuance of additional equity securities from the Company. The terms of the Credit Facility and the Convertible Preferred Shares will impose restrictions on the Company's ability to incur indebtedness and issue additional preferred shares.

HISTORICAL CASH FLOWS

  Historically, the Prime Properties' principal sources of funding for operations and capital expenditures were from debt financings. Prime incurred net losses before extraordinary items in each of the last five years and for the six-month periods ended June 30, 1997 and 1996. However, after adding back depreciation and amortization, the Properties have generated positive net operating cash flows for each of the last four years.

  The Prime Properties had net cash used in operating activities of $2.7 million, $3.2 million, $3.2 million, $1.3 million and $13.9 million for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively. The $12.6 million decrease in net cash used in operating activities from 1994 to 1995 is primarily due to a $5.9 million decrease in loss before minority interest (exclusive of the write-off of deferred tenant costs in 1995) and a $4.8 million decrease in the adjustment related to the straight-lining of rents. The $1.9 million increase in net cash used in operating activities from 1995 to 1996 is primarily due to a $12.1 million increase in loss before minority interest (exclusive of the write-off of deferred tenant costs in 1996 and 1995), offset by a $8.1 million decrease in the adjustment related to the straight-lining of rent and a $1.6 million increase in interest added to principal on mortgage note payable-affiliate. The $0.5 million decrease in net cash used in operating activities for the six months ended June 30, 1997 from the six months ended June 30, 1996 was primarily due to a $0.6 million decrease in tenant receivables from straight-lining rent, a $0.6 million decrease in gain sale of real estate, a $0.9 million increase in interest added to principal on the mortgage note payable to affiliates and a $4.2 million increase in other liabilities offset by a $3.4 million increase in net loss, a $0.9 million increase in tenant receivables, a $1.3 million increase in deferred costs and a $0.6 million decrease in accrued interest payable.

  The Prime Properties had net cash (used in) provided by investing activities of ($0.8 million) $1.6 million, $1.1 million, ($9.2 million) and ($6.5 million) for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively. The $2.7 million increase in net cash used in investing activities from 1994 to 1995 was primarily due to a $4.9 million increase in advances made to affiliates, offset by a $1.3 million decrease in real estate expenditures. The $10.3 million increase in net cash provided by investing activities from 1995 to 1996 was primarily due to an $8.1 million net repayment of advances to affiliates, a $1.2 million increase in proceeds from sale of real estate and a $1.0 million decrease in real estate expenditures. The $2.4 million increase in net cash used in investing activities for the six months ended June 30, 1997 from the six months ended June 30, 1996 was primarily due to a $1.2 million decrease in proceeds from the sale of real estate and a $2.9 million increase in real estate expenditures offset by a $1.7 million decrease in amounts due from affiliates.

  The Prime Properties had net cash provided by financing activities of $2.4 million, $3.8 million, $5.7 million, $10.9 million and $15.4 million for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively. The $4.5 million decrease in net cash provided by financing activities from 1994 to 1995 was primarily due to a $3.7 million decrease in proceeds from mortgage notes payable and a $1.3 million increase in the repayment of mortgage notes payable. The $5.2 million decrease in net cash provided by financing activities from 1995 to 1996 was primarily due to a $5.4 million decrease in proceeds from mortgage notes payable, offset by a $0.2 million decrease in distributions to partners. The $1.4 million increase in net cash provided by financing activities for the six months ended June 30, 1997 from the six months ended June 30, 1996 was primarily due to $1.5 million decrease in proceeds from mortgage notes payable.

FUNDS FROM OPERATIONS

  Industry analysts generally consider Funds from Operations, as defined by NAREIT, an alternative measure of performance of an equity REIT. Funds from Operations is defined by NAREIT to mean net income (loss) determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (other than amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Company, Funds from Operations should be examined in conjunction with net income (loss) as presented in the audited Combined Financial Statements and selected financial data included elsewhere in this Prospectus. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (with the exception that the Company expects to report rental revenues on a cash basis, rather than a straight-line GAAP basis, which the Company believes will result in a more accurate presentation of its actual operating activities), which may differ from the methodology for calculating Funds from Operations used by other certain office and/or industrial REITs and, accordingly, may not be comparable to such other REITs. As a result of the Company's reporting rental revenues on a cash basis, contractual rent increases will cause reported Funds from Operations to increase. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt repayment obligations, or other commitments and uncertainties. Funds from Operations should not be considered as an alternative to net income
(loss), as an indication of the Company's performance or to cash flows as a measure of liquidity or the ability to pay dividends or make distributions.

INFLATION

  The Company's leases with the majority of its tenants require the tenants to pay most operating expenses, including real estate taxes and insurance, and increases in common area maintenance expenses, which reduce the Company's exposure to increases in costs and operating expenses resulting from inflation.

                            BUSINESS AND PROPERTIES

  Unless indicated otherwise, information contained herein concerning the economies of the Chicago Metropolitan Area, Nashville, Tennessee, Knoxville, Tennessee, and Columbus, Ohio and office and industrial markets thereof is derived from a report commissioned by the Company and prepared by RCG, a nationally known real estate consulting company, and is included herein with the consent of RCG.

GENERAL

  Upon the completion of the Offering and the consummation of the Formation Transactions, the Company (through the Operating Partnership) will own 16 Office Properties encompassing an aggregate of approximately 2.4 million net rentable square feet, 44 Industrial Properties encompassing an aggregate of approximately 5.7 million net rentable square feet, one industrial property under construction, one parking facility with 398 parking spaces and one retail center. The Properties are owned in fee simple by the respective Property Partnerships. Twelve of the 16 Office Properties and 38 of the 44 Industrial Properties are located in the Chicago Metropolitan Area. In the Chicago Metropolitan Area, the most notable Office Property is the 77 West Wacker Drive Building, a premier 50-story landmark office tower in downtown Chicago, which contains approximately 944,600 net rentable square feet. The building has won numerous awards, including, in 1993, the Sun-Times Real Estate Development of the Year and the Best New Building Award from Friends of Downtown. Three Office Properties are located in Knoxville, Tennessee, one Office Property is located in downtown Nashville, Tennessee, six Industrial Properties are located in the Columbus, Ohio metropolitan area, the parking facility is located in Knoxville, Tennessee and the retail center is located in Suburban Chicago. As of June 30, 1997, the Office Properties were approximately 88.0% leased to more than 200 tenants, and the Industrial Properties were approximately 87.9% leased to more than 60 tenants.

  Management has developed (or redeveloped), leased and managed 37 of the 44 Industrial Properties (79.2%, in terms of net rentable square feet) and 12 of the 16 Office Properties (81.9%, in terms of net rentable square feet). In the course of such development and redevelopment, the Company has acquired experience across a broad range of development and redevelopment projects. For example, the Company has developed both Office Properties, such as the 77 West Wacker Drive Building, and Industrial Properties, such as the Contribution Properties. The Company also has redeveloped both Office Properties, such as 201 4th Avenue N. in Nashville, and Industrial Properties, such as the Chicago Enterprise Center, the East Chicago Enterprise Center and the Hammond Enterprise Center, in the Chicago Metropolitan Area. The Company believes that all of its Properties are well-maintained and, based on recent engineering reports, do not require significant capital improvements.

  Upon the consummation of the Formation Transactions, in addition to its interests in the Office Properties and Industrial Properties, the Company will own approximately 83.4 acres and have the rights to acquire approximately
157.2 acres of developable land (including rights to acquire one development site located in the Chicago CBD containing approximately 58,000 square feet). Management believes that the developable land and development site could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties, primarily in the Chicago Metropolitan Area. See "--Land for Development and Option Properties." The Company also will have
(a) an option to acquire one additional industrial property, 901 Technology Way, in the Libertyville Business Park, from certain of the IBD Contributors and (b) a 15-year right of first offer to develop (or develop and acquire an ownership interest in) all or any portion of 360 acres of undeveloped office and industrial land in the Huntley Business Park currently owned and controlled by an affiliate of Prime, subject to a participation interest in such property held by a third-party lender. The right of first offer will apply if it is determined by Prime that the parcel can be best utilized through the construction of an office or industrial development to be owned and leased to third parties by Prime or held by Prime for sale to a third party. See "--Land for Development and Option Properties."

  In general, the Office Properties are leased to tenants on a net basis with tenants obligated to pay their proportionate share of real estate taxes, insurance, utility and operating expenses or on a full service basis, with the landlord responsible for the payment of taxes, insurance and operating expenses up to the amount incurred during the tenant's first year of occupancy ("Base Year") or a negotiated amount approximating the tenant's pro rata share of real estate taxes, insurance and operating expenses ("Expense Stop"). The tenant pays its pro rata share of increases in expenses above the Base Year or Expense Stop. Most of the leases for the Industrial Properties are written on a net basis, with tenants paying their proportionate share of real estate taxes, insurance, utility and operating expenses.

  The following table sets forth certain information (on a per net rentable square foot basis) regarding leasing activity at the Prime Properties that comprise a portion of the Office Properties since 1994 (based upon an average of all renovations and renewal lease transactions during the respective periods):

                      PRIME PROPERTIES-OFFICE PROPERTIES

                                      YEAR ENDED DECEMBER 31,      SIX MONTH
                                      -------------------------  PERIOD ENDED
                                       1994     1995     1996    JUNE 30, 1997
                                      -------  -------  -------  -------------
Number of lease transactions during
 period(1)...........................      12       22       15         10
Rentable square feet during peri-
 od(1)...............................  34,225   77,359   30,513     34,264
Net Rent ($)(2)......................   14.05    15.72    13.14      13.44
Tenant Improvements ($)(3)...........    8.47     3.90     6.16       1.31
Leasing Commissions ($)(4)...........    2.77     2.19     1.92       1.40
Effective Net Rent ($)(5)............   12.79    14.94    12.04      12.98
Occupancy rate at end of period
 (%)(6)..............................      94%      96%      93%        87%

--------
(1) Includes only office tenants with lease terms of 12 months or longer. Excludes leases for amenity, parking, retail and month-to-month office tenants.
(2) Equals aggregate net rent received over their respective terms from all lease transactions during the period, divided by the number of months of such lease, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.
(3) Equals actual tenant improvements. The decrease from 1996 to June 30, 1997 is predominantly due to five of the six transactions being renewals which incur minimal tenant improvement costs.
(4) Equals the aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.
(5) Equals aggregate net rent received over their respective terms from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the number of months of such leases, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.
(6) This table includes Keck's occupancy for the years ended December 31, 1995 and 1994 and, under the restructured lease, for the year ended December 31, 1996.

  The following table sets forth certain information (on a per net rentable square foot basis) regarding leasing activity at the Industrial Properties managed by the Company (i.e., all of the Industrial Properties other than the Contribution Properties and the Prime Contribution Properties) since 1994 (based upon an average of all lease transactions during the respective periods):

                    PRIME PROPERTIES-INDUSTRIAL PROPERTIES

                                        YEAR ENDED DECEMBER
                                                31,                SIX MONTH
                                       ------------------------  PERIOD ENDED
                                        1994     1995     1996   JUNE 30, 1997
                                       -------  -------  ------  -------------
Number of lease transactions during
 period(1)............................       2        5       2           3
Rentable square feet during peri-
 od(1)................................ 121,362  236,027  41,440     149,421
Net Rent ($)(2).......................    2.95     2.60    1.82        2.23(2)
Tenant Improvements ($)(3)............     --      0.28    0.16         --
Leasing Commissions ($)(4)............    0.58     0.45    0.53         --
Effective Net Rent ($)(5).............    2.84     2.45    1.72        2.23(5)
Occupancy rate at end of period (%)...      68%      72%     75%         74%

--------
(1) Includes only industrial tenants with lease terms of 12 months or longer. Excludes leases for amenity, parking, retail and month-to-month office tenants.
(2) Equals aggregate net rent received over their respective terms from all lease transactions during the period, divided by the number of months of such lease, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.
(3) Equals actual tenant improvements.
(4) Equals the aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.
(5) Equals aggregate net rent received over their respective terms from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the number of months of such leases, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.

THE OFFICE AND INDUSTRIAL PROPERTIES

  The following table sets forth certain information relating to each of the Properties as of June 30, 1997, unless indicated otherwise. After completion of the Formation Transactions, the Company (through the Operating Partnership) will own a 100% interest in all of the Office Properties and the Industrial Properties.

                                                 NET    PERCENTAGE ANNUALIZED  ANNUALIZED                   ANNUALIZED
                                               RENTABLE   LEASED      NET          NET        ANNUALIZED   EFFECTIVE NET
                                   YEAR BUILT/  SQUARE    AS OF       RENT      RENT PER    EFFECTIVE NET    RENT PER
PROPERTY              LOCATION      RENOVATED    FEET   6/30/97(%) ($000)(1)  SQ. FT.($)(2) RENT ($000)(3) SQ. FT.($)(4)
--------              --------     ----------- -------- ---------- ---------- ------------- -------------- -------------
OFFICE PROPER-
TIES:
77 West Wacker    Chicago, IL         1992     944,556     84.6      18,263       22.84         15,367         19.22(6)
Drive(5)........
1990 Algonquin
Road/
2000-2060 Algon-
quin Road
(Salt Creek Of-
fice
Center)(7)(8)...  Schaumburg, IL    1979/1986  125,922     90.9       1,153       10.07          1,141          9.97
1699 E.
Woodfield Road
(Citibank Office
Plaza)(9).......  Schaumburg, IL      1979     105,400     95.2         932        9.29            922          9.19
555 Huehl         Northbrook, IL      1987      74,000    100.0         529        7.15            522          7.05
Road(10)........
201 4th Avenue    Nashville, TN     1968/1985  250,566     90.1       1,987        8.80          1,870          8.28(6)
N...............
620 Market        Knoxville, TN       1988      93,711     91.4         895       10.45            805          9.40(6)
Street..........
625 Gay Street..  Knoxville, TN       1988      91,426     90.0         701        8.52            589          7.16(6)
4823 Old          Knoxville, TN       1988      34,638    100.0         305        8.80            257          7.43(6)
Kingston Pike...
941-961 Weigel    Elmhurst, IL      1989/1994  123,077    100.0       1,571       12.76          1,559         12.66
Drive(10).......
4100 Madison      Hillside, IL        1978      24,536     51.2          39        3.07             37          2.97
Street(10)......
350 N. Mannheim   Hillside, IL      1977/1987    4,850      --          --          --             --            --
Road(10)........
1600-1700 167th   Calumet City, IL    1981      65,394     53.1         431       12.41            427         12.31
Street(10)......
4343 Commerce     Lisle, IL           1989     170,708     88.9       2,622       17.28          2,607         17.18
Court(10).......
1301 E. Tower     Schaumburg, IL      1992      50,400    100.0         524       10.41            519         10.31
Road(10)........
280 Shuman        Naperville, IL      1979      65,001     98.8         648       10.09            642          9.99
Blvd.(7)........
                      TENANTS LEASING
                       10% OR MORE OF
                        NET RENTABLE
                           SQUARE
                     FEET PER PROPERTY
PROPERTY               AS OF 6/30/97
--------          ------------------------
OFFICE PROPER-
TIES:
77 West Wacker    Donnelley (25.6%)
Drive(5)........  Everen (25.5%)
                  Jones Day (11.8%)
1990 Algonquin
Road/
2000-2060 Algon-
quin Road
(Salt Creek Of-
fice
Center)(7)(8)...  Silicon Graphics
                  (19.4%)
1699 E.
Woodfield Road
(Citibank Office
Plaza)(9).......  McGladrey &
                  Pullen (47.5%)
                  Merrill Lynch (11.3%)
555 Huehl
Road(10)........  Rank Video (100.0%)
201 4th Avenue
N...............  SunTrust Bank (49.0%)
620 Market        Morton, Lewis, King &
Street..........  Kreig (31.7%)
                  FNB Financial (20.7%)
625 Gay Street..  Healthsource (28.3%)
4823 Old
Kingston Pike...  Talbots (68.1%)
941-961 Weigel    Household Financial
Drive(10).......  Corporation (100.0%)(11)
4100 Madison      Nardi Group (27.3%)
Street(10)......  Narco Construction
                  (20.9%)
350 N. Mannheim
Road(10)........  Vacant
1600-1700 167th
Street(10)......  Unger-Sirovatka (11.1%)
4343 Commerce     Computer Associates
Court(10).......  (25.3%)
                  EquiFax (17.2%)
                  Hinshaw, Culbertson
                  (11.1%)
1301 E. Tower     Household Credit
Road(10)........  Services (100.0%)(12)
280 Shuman        EBY-Brown (35.4%)
Blvd.(7)........  Devtech Associates
                  (14.3%)
                  General Electric (10.1%)

                                                             NET    PERCENTAGE ANNUALIZED  ANNUALIZED
                                                          RENTABLE    LEASED      NET          NET        ANNUALIZED
                                              YEAR BUILT/  SQUARE     AS OF       RENT      RENT PER    EFFECTIVE NET
PROPERTY                      LOCATION         RENOVATED    FEET    6/30/97(%) ($000)(1)  SQ. FT.($)(2) RENT ($000)(3)
--------                      --------        ----------- --------- ---------- ---------- ------------- --------------
2205-2255 Enter-
 prise
 Drive(7).......        Westchester, IL          1987       129,574    91.4       1,174        9.91          1,162
                                                          ---------   -----      ------                     ------
Office Proper-                                            2,353,759    88.0      31,774       15.34         28,426
 ties Subtotal..
                                                          ---------   -----      ------                     ------
INDUSTRIAL PROP-
 ERTIES:
Warehouse/Distribution
 Facilities:
425 E. Algonquin        Arlington Heights, IL    1978       304,506   100.0         946        3.11            836
 Road...........
1001 Technology         Libertyville, IL         1996       212,831   100.0         841        3.95            819
 Way(10)........
3818 Grandville/
 1200 Northwest-
 ern(10) .......        Gurnee, IL             1961/1990    345,232   100.0       1,041        3.02          1,007
306-310 Era             Northbrook, IL           1984        36,495   100.0         393       10.77            389
 Drive(10)(13)..
2160 McGaw
 Road(9)........        Obetz, OH                1974       310,100   100.0         458        1.48            427
4849 Groveport
 Road(9)........        Obetz, OH                1968       132,100   100.0         288        2.18            274
2400 McGaw
 Road(9)........        Obetz, OH                1972        86,400   100.0         191        2.21            183
5160 Blazer Me-
 morial
 Parkway
 (9)(14)........        Dublin, OH               1983        85,962    64.5         348        6.28            343
600 London              Delaware, OH             1981        52,441   100.0         110        2.11            105
 Road(9)........
1401 S. Jeffer-         Chicago, IL            1965/1985     17,265   100.0          89        5.15             87
 son(10)........
1051 N. Kirk            Batavia, IL              1990       120,004   100.0         474        3.95            462
 Road(10).......
4211 Madison            Hillside, IL           1977/1992     90,334   100.0         349        3.87            340
 Street(10).....
200 E. Fullerton        Carol Stream, IL       1968/1995     66,254   100.0         248        3.75            242
 Avenue(10).....
350 Randy               Carol Stream, IL         1974        25,200    87.5         129        5.85            127
 Road(10).......
4248, 4250 and
 4300 Madison
 Street(10).....        Hillside, IL             1980       127,129   100.0         597        4.70            585
370 Carol               Elmhurst, IL           1977/1994     60,290   100.0         256        4.25            250
 Lane(10).......
                                            TENANTS LEASING
                                             10% OR MORE OF
                         ANNUALIZED           NET RENTABLE
                        EFFECTIVE NET            SQUARE
                          RENT PER         FEET PER PROPERTY
PROPERTY                SQ. FT.($)(4)        AS OF 6/30/97
--------                ------------- ----------------------------
2205-2255 Enter-
 prise
 Drive(7).......             9.81     Census Bureau (14.5%)
                                      National Restaurant
                                      Enterprise (12.6%)
                                      Cherry Communications
                                      (12.3%)
Office Proper-              13.72
 ties Subtotal..
INDUSTRIAL PROP-
 ERTIES:
Warehouse/Distribution
 Facilities:
425 E. Algonquin             2.75(6)  Berlin Packaging (34.2%)
 Road...........                      AM International (26.1%)
                                      International Components
                                      (20.8%)
                                      Barnes & Reineke (18.9%)
1001 Technology              3.85     Rank Video (76.0%)
 Way(10)........                      Arlington Industries (23.9%)
3818 Grandville/
 1200 Northwest-
 ern(10) .......             2.92     Rank Video (100.0%)
306-310 Era                 10.67     Roche/NICL (62.3%)
 Drive(10)(13)..                      SLJ/Lionstone (37.7%)
2160 McGaw
 Road(9)........             1.38     Spartan Warehouse (100.0%)
4849 Groveport                        Premier Auto Glass Corp
 Road(9)........             2.08     (100.0%)
2400 McGaw
 Road(9)........             2.11     S.P. Richards (100.0%)
5160 Blazer Me-
 morial
 Parkway
 (9)(14)........             6.18     Cross Medical (32.2%)
                                      Alkon (32.3%)
600 London                   2.01     Schneider National, Inc.
 Road(9)........                      (100.0%)
1401 S. Jeffer-              5.05     Federal Express Corp
 son(10)........                      (100.0%)
1051 N. Kirk                 3.85     Houghton Mifflin Co., Inc.
 Road(10).......                      (100.0%)
4211 Madison                 3.77     Dynamic Manufacturing Co.
 Street(10).....                      (71.2%)
                                      Aratex Services, Inc.
                                      (28.8%)
200 E. Fullerton             3.65     Spraying Systems
 Avenue(10).....                      (100.0%)(15)
350 Randy                    5.75     Data Instruments (37.5%)
 Road(10).......                      Micro Energy (12.5%)
                                      Miller Pharmaceutical Group
                                      (12.5%)
                                      Mar-Cole Music Center
                                      (12.5%)
                                      Installation Services
                                      (12.5%)
4248, 4250 and
 4300 Madison
 Street(10).....             4.60     Best Buy Co., Inc. (40.1%)
                                      Micron Industries (28.9%)
                                      Friction Automotive (12.3%)
370 Carol                    4.15
 Lane(10).......                      Semblex Corp (100.0%)

                                                         NET    PERCENTAGE ANNUALIZED  ANNUALIZED                   ANNUALIZED
                                                       RENTABLE   LEASED      NET          NET        ANNUALIZED   EFFECTIVE NET
                                         YEAR BUILT/    SQUARE    AS OF       RENT      RENT PER    EFFECTIVE NET    RENT PER
PROPERTY                  LOCATION        RENOVATED      FEET   6/30/97(%) ($000)(1)  SQ. FT.($)(2) RENT ($000)(3) SQ. FT.($)(4)
--------                  --------      -------------- -------- ---------- ---------- ------------- -------------- -------------
388 Carol             Elmhurst, IL           1979       40,920     88.4        180        4.97            176          4.87
 Lane(10)........
342-346 Carol         Elmhurst, IL           1989       67,935    100.0        294        4.32            287          4.22
 Lane(10)........
343 Carol
 Lane(10)........     Elmhurst, IL           1989       30,084    100.0        202        6.71            199          6.61
4160-4190 Madison
 Street(10)......     Hillside, IL        1974/1992     79,532    100.0        318        4.00            310          3.90
11039 Gage Ave-
 nue(10).........     Franklin Park, IL   1965/1993     21,935    100.0        107        4.90            105          4.80
11045 Gage Ave-
 nue(10).........     Franklin Park, IL   1970/1992    140,815    100.0        535        3.80            521          3.70
550 Kehoe
 Blvd(10)........     Carol Stream, IL       1997       44,575    100.0        292        6.55            288          6.45
475 Superior Ave-
 nue(7)..........     Munster, IN            1989      450,000    100.0      1,258        2.80          1,213          2.70
Overhead
 Crane/Manufacturing
 Facilities:
1301 Ridgeview
 Drive(10)(18)...     McHenry, IL            1995      217,600    100.0      1,031        4.74          1,009          4.64
515 Huehl Road/
 500
 Lindberg(10)....     Northbrook, IL         1988      201,244    100.0        822        4.08            801          3.98
455 Academy
 Drive(10)(19)...     Northbrook, IL         1976      105,444    100.0        406        3.85            395          3.75
4411 Marketing
 Place(9)........     Groveport, OH          1984       65,804    100.0        227        3.45            220          3.35
Chicago
 Enterprise
 Center..........     Chicago, IL       1916/1991-1996
 13535-A S.
  Torrence
  Avenue.........                                      384,806     37.9        321        2.20            321          2.20
 13535-B S.
  Torrence
  Avenue.........                                      239,752    100.0        649        2.71            432          1.80
 13535-C S.
  Torrence
  Avenue.........                                       99,333     81.9        210        2.59            106          1.31
 13535-D S.
  Torrence
  Avenue.........                                       77,325    100.0        236        3.05            213          2.75
 13535-E S.
  Torrence
         Avenue.........                                       57,453     15.3         30        3.42             25          2.85
                            TENANTS LEASING
                             10% OR MORE OF
                              NET RENTABLE
                                 SQUARE
                           FEET PER PROPERTY
PROPERTY                     AS OF 6/30/97
--------              ----------------------------
388 Carol
 Lane(10)........     Ameritech (88.4%)
342-346 Carol         3-D Exhibits (70.5%)
 Lane(10)........     Old Kent Financial Corp.
                      (29.5%)
343 Carol             Matsushita Industrial
 Lane(10)........     Equipment (100.0%)
4160-4190 Madison
 Street(10)......     Evans, Inc. (46.0%)
                      Dynamic Manufacturing
                      (32.3%)
                      Charles A. Levy (21.7%)(16)
11039 Gage Ave-       Boston Coach Illinois Corp.
 nue(10).........     (100.0%)
11045 Gage Ave-
 nue(10).........     Echlin, Inc. (100.0%)(17)
550 Kehoe
 Blvd(10)........     Associated Material (100.0%)
475 Superior Ave-
 nue(7)..........     General Electric (100.0%)
Overhead
 Crane/Manufacturing
 Facilities:
1301 Ridgeview
 Drive(10)(18)...     Motorola (100.0%)
515 Huehl Road/
 500
 Lindberg(10)....     Rank Video (100.0%)
455 Academy           National Service Industries
 Drive(10)(19)...     (100.0%)
4411 Marketing
 Place(9)........     Wes-Tran Corp. (100.0%)
Chicago
 Enterprise
 Center..........
 13535-A S.
  Torrence
  Avenue.........     Co-Steel Lasco (37.9%)
 13535-B S.
  Torrence
  Avenue.........     Welded Tube Company (100.0%)
 13535-C S.
  Torrence
  Avenue.........     Sterling Steel (81.9%)
 13535-D S.
  Torrence
  Avenue.........     Alpha Processing (100.0%)
 13535-E S.
  Torrence
  Avenue.........     Signode (13.9%)
 13535-F S.
  Torrence
  Avenue.........                                       44,800    100.0        146        3.25            129          2.87
 13535-G S.
  Torrence
  Avenue.........                                       54,743      --         --          --             --            --
 13535-H S.
  Torrence
  Avenue.........                                       73,612     56.3         75        1.82             71          1.72(6)
 13535-F S.
  Torrence
  Avenue.........     Signode (100.0%)
 13535-G S.
  Torrence
  Avenue.........     Vacant
 13535-H S.
  Torrence
  Avenue.........     Performance Minerals (42.4%)
                      Jet Vac, Inc. (13.9%)

                                                      NET    PERCENTAGE ANNUALIZED  ANNUALIZED                   ANNUALIZED
                                                   RENTABLE    LEASED      NET          NET        ANNUALIZED   EFFECTIVE NET
                                     YEAR BUILT/    SQUARE     AS OF       RENT      RENT PER    EFFECTIVE NET    RENT PER
PROPERTY               LOCATION       RENOVATED      FEET    6/30/97(%) ($000)(1)  SQ. FT.($)(2) RENT ($000)(3) SQ. FT.($)(4)
--------               --------     -------------- --------- ---------- ---------- ------------- -------------- -------------
East Chicago
Enterprise
Center...........  East Chicago, IN 1917/1991-1997
 Building 2 (4407
 Railroad
 Avenue).........                                    169,435     --          --         --              --           --
 Building 3 (4407                                    291,550   100.0       1,423       4.88           1,273         4.37(6)
 Railroad
 Avenue).........
 Building 4 (4407
 Railroad
 Avenue).........                                     87,483    98.1         286       3.33             277         3.23
 4440 Railroad
 Avenue(20)......                                     40,000   100.0         299       7.47             287         7.17
 4635 Railroad
 Avenue..........                                     14,070     --          --         --              --           --
Hammond
Enterprise
Center...........  Hammond, IN        1920-1952
 4507 Columbia
 Avenue..........                                    256,595    98.8         572       2.26             226          .89(6)
 4527 Columbia
 Avenue(22)......                                     16,701    62.8          56       5.36              56         5.36
 4531 Columbia
 Avenue..........                                    250,266    74.1         274       1.48             253         1.36
                                                   ---------              ------                     ------
Industrial Prop-                                   5,696,355    87.9      17,007       3.40          15,669         3.13
erties Subtotal..
                                                   ---------              ------                     ------
Portfolio Total..                                  8,050,114    87.9      48,781       6.89          44,095         6.23
                                                   =========              ======                     ======
OTHER PROPERTIES
398 Unit Parking
Facility.........  Knoxville, TN         1981
371-385 N. Gary
Avenue(10)(24)...  Carol Stream, IL      1978         11,276
801 Technology     Libertyville, IL      1997         68,824     --          --         --              --           --
Way(25)..........
                       TENANTS LEASING
                        10% OR MORE OF
                         NET RENTABLE
                            SQUARE
                      FEET PER PROPERTY
PROPERTY                AS OF 6/30/97
--------           ------------------------
East Chicago
Enterprise
Center...........
 Building 2 (4407
 Railroad
 Avenue).........  Vacant
 Building 3 (4407  Acutus-Gladwin (47.1%)
 Railroad          Metro Metals (52.9%)
 Avenue).........
 Building 4 (4407
 Railroad
 Avenue).........  Illiana Steel (98.1%)
 4440 Railroad
 Avenue(20)......  Inland Steel (100.0%)
 4635 Railroad
 Avenue..........  Vacant
Hammond
Enterprise
Center...........
 4507 Columbia
 Avenue..........  A.M. Castle (47.3%)
                   Slitting Services
                   (37.8%)(21)
                   HECO (12.7%)
 4527 Columbia     The Prime Group, Inc.
 Avenue(22)......  (24.2%)(23)
                   Town & Country (20.4%)
                   Great Lakes Engineering
                   LLC
                   (16.6%)
 4531 Columbia
 Avenue..........  HECO (41.6%)
                   Bar Processing (32.5%)
Industrial Prop-
erties Subtotal..
Portfolio Total..
OTHER PROPERTIES
398 Unit Parking
Facility.........
371-385 N. Gary
Avenue(10)(24)...
801 Technology
Way(25)..........  Vacant

----
 (1) Annualized Net Rent is the monthly net rent due under the lease as determined in accordance with GAAP, annualized for all leases in effect on June 30, 1997. Net rent is the amount due under the lease without including operating expenses, taxes and other similar reimbursements due from the tenant.
 (2) Annualized Net Rent per square foot represents Annualized Net Rent divided by net rentable square feet for leases in effect at June 30, 1997.
 (3) Annualized Effective Net Rent represents total net rent to be received over their respective terms from all leases in effect at June 30, 1997 minus all Tenant Expenditures for all such leases, divided by the terms in months for such leases, multiplied by 12. Tenant Expenditures for Acquisition and Contribution Properties have been estimated at $0.10 per square foot for leases in effect at June 30, 1997.
 (4) Annualized Effective Net Rent per square foot represents Annualized Effective Net Rent at June 30, 1997 divided by net rentable square feet leased at June 30, 1997.
 (5) One of the Company's other significant tenants at the 77 West Wacker Drive Building, Keck, has agreed to vacate the Keck Space on or before November 30, 1997 pursuant to a settlement agreement. Accordingly, the Keck Space is assumed vacant for purposes of the calculations in this table. See "--The Company's Office Submarkets--77 West Wacker Drive Building" and "--Legal Proceedings."
 (6) For the purpose of this table, the historical Tenant Expenditures for these Properties developed by Prime have been adjusted for management's estimate of costs that can be reused for future tenants (77 West Wacker Drive Building--$24.65 per leased square foot, other Office Properties-- $5.12 per leased square foot and Industrial Properties--$4.20 per leased square foot).

 (7) These Properties are Acquisition Properties.
 (8) This property complex is comprised of 1990 Algonquin Road (a two-story office building) and 2000-2060 Algonquin Road (seven single-story office buildings), but is treated as one Office Property.
 (9) These Properties are Prime Contribution Properties.
(10) These Properties are Contribution Properties.
(11) Household Financial Corporation has a right of first refusal to purchase 941-961 Weigel Drive.
(12) Household Credit Services has both a right of first refusal to purchase 1301 E. Tower Road and a purchase option exercisable prior to December 30, 2001 at fair market value.
(13) Roche/NICL Ltd. has a right of first refusal to purchase 306 Era Drive.
(14) This Property is a mixed use Industrial/Office Property that has been classified as an Industrial Property.
(15) Spraying Systems has a right of first refusal for 200 E. Fullerton
     Avenue.
(16) This lease expired on August 31, 1997 and has not been renewed.
(17) Echlin, Inc. has a right of first refusal to purchase 11045 Gage Avenue.
(18) Motorola has an option to purchase 1301 Ridgeview Drive for $10,375,000 on May 31, 2000, the end of the initial lease term, $11,620,040 on May 31, 2003, the end of the first option period, $13,014,488 on May 31, 2006, the end of the second option period and $14,576,297 on May 31, 2009, the end of the third option period.
(19) National Service Industries, Inc., has a right of first refusal to purchase the industrial building at 455 Academy Drive, and the land adjacent thereto.
(20) This property is an office building adjacent to the East Chicago Enterprise Center.
(21) This space was leased to A.M. Castle on August 1, 1997 for $2.39 per square foot, at which time A.M. Castle increased its existing space from 121,000 square feet to 218,589 square feet.
(22) This property is an office building within the Hammond Enterprise Center.
(23) The Company will assume this lease upon the completion of the Offering.
(24) This is a retail center.
(25) This industrial property that is under construction and is expected to be completed during the fourth quarter of 1997. The Property is being purchased for cash from certain of the IBD Contributors.

SUMMARY LAND PARCEL INFORMATION

  Following the completion of the Offering, the Company will own approximately
83.4 acres and have rights to acquire approximately 157.2 acres of developable land (including rights to acquire one development site located in the Chicago CBD containing approximately 58,000 square feet) which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately 4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area. The following table provides additional information with respect to these undeveloped parcels:

                                                                       OWNERSHIP
DESCRIPTION                        LOCATION                SIZE          STATUS
-----------                        --------                ----        ---------
425 E. Algonquin Road... Arlington Heights, IL        3.7 Acres                 Own
Chicago Enterprise Cen-
 ter.................... Chicago, IL                  51.2 Acres                Own
East Chicago Enterprise
 Center................. East Chicago, IN             9.1 Acres                 Own
Hammond Enterprise Cen-
 ter.................... Hammond, IN                  8.2 Acres                 Own
455 Academy Drive(1).... Northbrook, IL               2.5 Acres                 Own
Libertyville Business
 Park(2)................ Libertyville, IL             48.5 Acres     Under Contract
1301 Ridgeview
 Drive(3)............... McHenry, IL                  13.0 Acres      Second Option
4849 Groveport Road..... Obetz, OH                    4.2 Acres                 Own
600 London Road......... Delaware, OH                 4.5 Acres                 Own
300 N. LaSalle(4)....... Chicago, IL                  58,025 Sq. Ft.         Option
NAC Properties(5)....... Carol Stream, IL/Batavia, IL 94.4 Acres     Under Contract

--------
(1) National Services Industries, Inc., the current tenant of the industrial building at 455 Academy Drive, has a right of first refusal to purchase this land.
(2) The Company is obligated to purchase this land for $7.4 million (subject to certain purchase price adjustments) within three years following the consummation of the Formation Transactions and the completion of the Offering.
(3) Motorola has an option to lease or purchase this land, exercisable on or before August 1, 1998.
(4) The Company has a ten-year option to purchase this Chicago CBD development site at 95.0% of the fair market value at the time of the exercise of the option.
(5) The Company is obligated to purchase 20.0 acres of this property per year, starting on the first anniversary of the consummation of the Formation Transactions and the completion of the Offering, for $3.00 per square foot, or approximately $2.5 million for each 20.0 acres.

  For additional information regarding these parcels, see "--Land for Development and Option Properties."

OCCUPANCY AND RENTAL INFORMATION

  The following table sets forth the average percentage leased and average annual base rent per leased square foot for the Prime Properties for the six months ended June 30, 1997 and for the past three calendar years:

                                                  AVERAGE    AVERAGE ANNUAL BASE
                                                 PERCENTAGE   RENT PER RENTABLE
   YEAR                                         LEASED(%)(1)  SQUARE FOOT($)(2)
   ----                                         ------------ -------------------
   Office:
     June 30, 1997(3)..........................     89.6            20.86
     December 31, 1996.........................     94.1            18.71
     December 31, 1995.........................     94.7            21.40
     December 31, 1994.........................     92.9            19.97
   Industrial:
     June 30, 1997.............................     73.5             3.21
     December 31, 1996.........................     73.2             3.18
     December 31, 1995.........................     67.6             2.77
     December 31, 1994.........................     64.1             2.51

--------
(1) Average of aggregate percentage leased for the beginning and end of the period ending on date indicated.
(2) Total Base Rent for the period ending on the date indicated divided by the average of the aggregate rentable square feet leased for the beginning and end of such period.
(3) Reflects the Keck Space as vacant.

LEASE EXPIRATIONS

  The following table sets out a schedule of the lease expirations for the Prime Properties that are Office Properties for each of the ten years beginning with July 1, 1997, assuming that none of the tenants exercises renewal options or termination rights:(1)

                                                                                AVERAGE ANNUAL
                                                   PERCENTAGE OF                 RENT PER NET
                                                   TOTAL LEASED      ANNUAL     RENTABLE SQUARE
                                    NET RENTABLE    SQUARE FEET     NET RENT         FOOT
                         NUMBER OF AREA SUBJECT TO  REPRESENTED  UNDER EXPIRING REPRESENTED BY
     YEAR OF LEASE       EXPIRING     EXPIRING      BY EXPIRING      LEASES        EXPIRING
       EXPIRATION         LEASES   LEASES(SQ. FT.)   LEASES(%)       ($000)        LEASES($)
     -------------       --------- --------------- ------------- -------------- ---------------
7/1/97-12/31/97.........      9          35,636         2.90            392          10.99
1998....................     17          93,421         7.61            892           9.55
1999....................     15          51,205         4.17            481           9.40
2000....................     12          72,276         5.89            598           8.28
2001....................     12          47,535         3.87            433           9.12
2002....................      9          74,396         6.06            891          11.98
2003....................      2          25,175         2.05            271          10.76
2004....................      2          58,981         4.80            655          11.11
2005....................      1          12,637         1.03            129          10.18
2006....................      1           4,485         0.37             46          10.29
2007+...................     10         752,060        61.25         17,362          23.09
                            ---       ---------       ------         ------
                             90       1,227,807       100.00         22,150          18.04
                            ===       =========       ======         ======

--------
(1) Properties included are the 77 West Wacker Drive Building, 201 4th Avenue N., 620 Market Street, 625 Gay Street and 4823 Old Kingston Pike.

  The following table sets out a schedule of the lease expirations for the Prime Properties that are Industrial Properties for each of the ten years beginning with July 1, 1997, assuming that none of the tenants exercises renewal options or termination rights:(1)

                                                                          AVERAGE ANNUAL
                                       NET      PERCENTAGE OF                RENT PER
                                     RENTABLE    TOTAL LEASED  ANNUAL NET  NET RENTABLE
                                   AREA SUBJECT  SQUARE FEET   RENT UNDER  SQUARE FOOT
                         NUMBER OF TO EXPIRING  REPRESENTED BY  EXPIRING  REPRESENTED BY
     YEAR OF LEASE       EXPIRING     LEASES       EXPIRING      LEASES      EXPIRING
       EXPIRATION         LEASES    (SQ. FT.)     LEASES(%)      ($000)     LEASES($)
     -------------       --------- ------------ -------------- ---------- --------------
7/1/97-12/31/97(2)......      2        40,279         2.22         300         7.46
1998....................      2       149,979         8.28         347         2.32
1999....................      4       218,371        12.06         463         2.12
2000....................      4       303,966        16.79         793         2.61
2001....................      3        67,210         3.71         209         3.10
2002....................      1         2,766         0.15          13          --
2003....................      1       239,752        13.24         649         2.71
2004....................    --            --           --          --           --
2005....................      3       247,102        13.65         780         3.16
2006....................      1        31,240         1.73          58         1.86
2007+...................      5       510,139        28.17       1,911         3.75
                            ---     ---------       ------       -----
                             26     1,810,804       100.00       5,523         3.05
                            ===     =========       ======       =====

--------
(1) Properties included are the Industrial Properties in the Chicago Enterprise Center, East Chicago Enterprise Center and Hammond Enterprise Center and 425 E. Algonquin Road, as well as the office buildings at the East Chicago Enterprise Center and the Hammond Enterprise Center.
(2) Excludes the 1997 expiration of space formerly leased by Slitting Services which was relet to A.M. Castle on August 1, 1997 for $2.39 per square foot at which time A.M. Castle increased its leased space of 121,000 square feet from $1.95 to $2.39 per square foot. In 2013, the entire A.M. Castle lease expires, including this 97,100 square foot space.

  The following table sets out a schedule of the lease expirations for the Acquisition Properties, Prime Contribution Properties and Contribution Properties that are Office Properties for each of the ten years beginning with July 1, 1997, assuming that none of the tenants exercises renewal options or termination rights:(1)

                                       NET      PERCENTAGE OF    ANNUAL      AVERAGE ANNUAL
                                     RENTABLE    TOTAL LEASED     NET         RENT PER NET
                                   AREA SUBJECT  SQUARE FEET   RENT UNDER RENTABLE SQUARE FOOT
                         NUMBER OF TO EXPIRING  REPRESENTED BY  EXPIRING     REPRESENTED BY
YEAR OF LEASE            EXPIRING     LEASES       EXPIRING      LEASES         EXPIRING
EXPIRATION                LEASES    (SQ. FT.)     LEASES (%)     ($000)        LEASES ($)
-------------            --------- ------------ -------------- ---------- --------------------
7/1/97-12/31/97.........     11       60,588          7.18       1,035           17.08
1998....................     25       92,200         10.93       1,242           13.47
1999....................     26      209,749         24.86       2,618           12.48
2000....................     34      112,350         13.31       1,238           11.02
2001....................     18      114,847         13.61       1,050            9.14
2002....................     15      102,908         12.19       1,069           10.39
2003....................      4      104,113         12.34         926            8.90
2004....................      3       41,729          4.94         331             --
2005....................      1        5,400          0.64         114           21.05
2006....................    --           --            --          --              --
2007+...................    --           --            --          --              --
                            ---      -------        ------       -----
                            137      843,884        100.00%      9,623           11.40
                            ===      =======        ======       =====

--------
(1) Properties included are 1990 Algonquin Road, 2000-2060 Algonquin Road, 1699 E. Woodfield Road, 941-961 Weigel Drive, 4100 Madison Street, 350 N. Mannheim Road, 1600-1700 167th Street, 4343 Commerce Court, 555 Huehl Road, 1301 E. Tower Road, 280 Shuman Boulevard and 2205-2255 Enterprise Drive.

  The following table sets out a schedule of the lease expirations for the Acquisition Properties, Prime Contribution Properties and Contribution Properties that are Industrial Properties for each of the ten years beginning with July 1, 1997, assuming that none of the tenants exercises renewal options or termination rights:(1)

                                       NET      PERCENTAGE OF    ANNUAL      AVERAGE ANNUAL
                                     RENTABLE    TOTAL LEASED     NET         RENT PER NET
                                   AREA SUBJECT  SQUARE FEET   RENT UNDER RENTABLE SQUARE FOOT
                         NUMBER OF TO EXPIRING  REPRESENTED BY  EXPIRING     REPRESENTED BY
YEAR OF LEASE            EXPIRING     LEASES       EXPIRING      LEASES         EXPIRING
EXPIRATION                LEASES    (SQ. FT.)     LEASES (%)     ($000)        LEASES ($)
-------------            --------- ------------ -------------- ---------- --------------------
7/1/97-12/31/97.........      3        85,361         2.67          236           2.76
1998....................      5       467,847        14.64        1,314           2.81
1999....................      9       675,950        21.15        2,279           3.37
2000....................      7       427,403        13.37        1,918           4.49
2001....................     10       931,418        29.15        3,386           3.64
2002....................    --            --           --           --             --
2003....................      3       232,181         7.27        1,015           4.37
2004....................      1        60,290         1.89          256           4.25
2005....................      2       108,335         3.39          299           2.76
2006....................      1        44,575         1.39          292           6.55
2007+...................      2       162,184         5.08          489           3.02
                            ---     ---------       ------       ------
                             43     3,195,544       100.00%      11,484           3.59
                            ===     =========       ======       ======

--------
(1) Properties included are the 1001 Technology Way, 3818 Grandville/1200 Northwestern, 306-310 Era Drive, 2160 McGaw Road, 4849 Groveport Road, 2400 McGaw Road, 5160 Blazer Memorial Parkway, 600 London Road, 1401 S. Jefferson, 1051 N. Kirk Road, 4211 Madison Street, 200 E. Fullerton Avenue, 350 Randy Road, 4248, 4250 and 4300 Madison Street, 370 Carol Lane, 388 Carol Lane, 342-346 Carol Lane, 343 Carol Lane, 4160-4190 Madison Street, 11039 Gage Avenue, 11045 Gage Avenue, 550 Kehoe Boulevard and 475 Superior Avenue.

  The following table set forth detailed lease expiration information for each of the Properties for leases in place as of July 1, 1997, assuming that none of the tenants exercise renewal options or terminations rights, if any, at or prior to the schedule expirations:

OFFICE PROPERTIES

                                                        YEAR OF LEASE EXPIRATION
                   --------------------------------------------------------------------------------------------------
                   1997(1)  1998    1999    2000    2001    2002    2003    2004   2005  2006    2007+       TOTAL
                   ------- ------- ------- ------- ------- ------- ------- ------- ---- ------ ---------- -----------
77 West Wacker
Drive
 Square Footage
 of Expiring
 Leases..........      --   24,662   1,424  22,067  12,844  55,055  25,175  22,576  --   4,485    631,159     799,447
 Percentage of
 Total Leased
 Sq. Ft. (%).....      --     3.08    0.18    2.76    1.61    6.89    3.15    2.82  --    0.56      78.95      100.00%
 Annualized Net
 Rent of Expiring
 Leases ($)......      --  251,627  17,871 165,868 166,054 745,532 270,914 206,993  --  46,147 16,392,310 $18,263,316
 Annualized Net
 Rent per Square
 Foot ($)........      --    10.20   12.55    7.52   12.93   13.54   10.76    9.17  --   10.29      25.97 $     22.84
 Percentage of
 Total Annualized
 Net Rent (%)....      --     1.38    0.10    0.91    0.91    4.08    1.48    1.13  --    0.25      89.76      100.00%
 Number of Leases
 Expiring........      --        4       1       2       2       4       2       1  --       1          9          26
1699 E. Woodfield
Road (Citibank
Office Plaza)
 Square Footage
 of Expiring
 Leases..........   3,651      965   6,417   6,841   6,691  63,849  11,909      --  --      --         --     100,323
 Percentage of
 Total Leased
 Sq. Ft. (%).....    3.64     0.96    6.40    6.82    6.67   63.64   11.87      --  --      --         --      100.00%
 Annualized Net
 Rent of Expiring
 Leases ($)......  23,512    4,534  66,069  34,635  51,702 631,078 120,937      --  --      --         -- $   932,467
 Annualized Net
 Rent per Square
 Foot ($)........    6.44     4.70   10.30    5.06    7.73    9.88   10.16      --  --      --         -- $      9.29
 Percentage of
 Total Annualized
 Net Rent (%)....    2.52     0.49    7.09    3.71    5.54   67.68   12.97      --  --      --         --      100.00%
 Number of Leases
 Expiring........       2        1       3       3       2       6       1      --  --      --         --          18
2000-2060 Algon-
quin Road (Salt
Creek Office Cen-
ter)
 Square Footage
 of Expiring
 Leases..........   4,889   13,002  10,521  34,134  15,726   6,600   6,110      --  --      --         --      90,982
 Percentage of
 Total Leased
 Sq. Ft. (%).....    5.37    14.29   11.56   37.52   17.28    7.25    6.72      --  --      --         --      100.00%
 Annualized Net
 Rent of Expiring
 Leases ($)......  50,178  129,147  92,962 384,738 146,174  50,124  64,882      --  --      --         -- $   918,205
 Annualized Net
 Rent per Square
 Foot ($)........   10.26     9.93    8.84   11.27    9.30    7.59   10.62      --  --      --         -- $     10.09
 Percentage of
 Total Annualized
 Net Rent (%)....    5.46    14.07   10.12   41.90   15.92    5.46    7.07      --  --      --         --      100.00%
 Number of Leases
 Expiring........       2        8       7       9       3       1       1      --  --      --         --          31
1990 Algonquin
Road (Salt Creek
Office Center)
 Square Footage
 of Expiring
 Leases..........      --    2,238  10,609   1,103   7,510   1,999      --      --  --      --         --      23,459
 Percentage of
 Total Leased
 Sq. Ft. (%).....      --     9.54   45.22    4.70   32.01    8.52      --      --  --      --         --      100.00%
 Annualized Net
 Rent of Expiring
 Leases ($)......      --   10,291 117,901  10,752  74,643  21,117      --      --  --      --         -- $   234,704
 Annualized Net
 Rent per Square
 Foot ($)........      --     4.60   11.11    9.75    9.94   10.56      --      --  --      --         -- $     10.00
 Percentage of
 Total Annualized
 Net Rent (%)....      --     4.38   50.23    4.58   31.80    9.00      --      --  --      --         --      100.00%
 Number of Leases
 Expiring........      --        1       2       1       2       1      --      --  --      --         --           7
555 Huehl Road
 Square Footage
 of Expiring
 Leases..........      --       --      --      --      --      --  74,000      --  --      --         --      74,000
 Percentage of
 Total Leased
 Sq. Ft. (%).....      --       --      --      --      --      --  100.00      --  --      --         --      100.00%
 Annualized Net
 Rent of Expiring
 Leases ($)......      --       --      --      --      --      -- 528,954      --  --      --         -- $   528,954
 Annualized Net
 Rent per Square
 Foot ($)........      --       --      --      --      --      --    7.15      --  --      --         -- $      7.15
 Percentage of
 Total Annualized
 Net Rent (%)....      --       --      --      --      --      --  100.00      --  --      --         --      100.00%
 Number of Leases
 Expiring........      --       --      --      --      --      --       1      --  --      --         --           1

                                           YEAR OF LEASE EXPIRATION
                       ---------------------------------------------------------------
                       1997(1)    1998       1999       2000       2001       2002
                       ------- ---------- ---------- ---------- ---------- ----------
201 4th Avenue N.
 Square Footage
  of Expiring
  Leases.........       30,476     13,993      2,789     23,611     19,428      1,988
 Percentage of
  Total Leased
  Sq. Ft. (%)....        13.50       6.20       1.24      10.46       8.60       0.88
 Annualized Net
  Rent of
  Expiring Leases
  ($)............      339,347    156,943     22,704    207,586    144,684     17,647
 Annualized Net
  Rent per Square
  Foot ($).......        11.13      11.22       8.14       8.79       7.45       8.88
 Percentage of
  Total
  Annualized Net
  Rent (%).......        17.07       7.90       1.14      10.44       7.28       0.89
 Number of Leases
  Expiring.......            6          3          3          5          4          1
620 Market Street
 Square Footage
  of Expiring
  Leases.........        1,760     24,435      8,212      1,820      9,308     10,359
 Percentage of
  Total Leased
  Sq. Ft. (%)....         2.06      28.54       9.59       2.13      10.87      12.10
 Annualized Net
  Rent of
  Expiring Leases
  ($)............       19,616    244,537     64,867     16,380     80,415     79,117
 Annualized Net
  Rent per Square
  Foot ($).......        11.15      10.01       7.90       9.00       8.64       7.64
 Percentage of
  Total
  Annualized Net
  Rent (%).......         2.19      27.32       7.25       1.83       8.99       8.84
 Number of Leases
  Expiring.......            1          2          4          1          3          2
625 Gay Street
 Square Footage
  of Expiring
  Leases.........        3,400     25,832     13,382     24,778      2,314      5,894
 Percentage of Total
  Leased Sq. Ft.
  (%)............         4.13      31.40      16.27      30.12       2.81       7.16
 Annualized Net
  Rent of
  Expiring Leases
  ($)............       32,610    205,137    137,189    208,657     17,335     41,889
 Annualized Net
  Rent per Square
  Foot ($).......         9.59       7.94      10.25       8.42       7.49       7.11
 Percentage of
  Total
  Annualized Net
  Rent (%).......         4.65      29.27      19.57      29.77       2.47       5.98
 Number of Leases
  Expiring.......            2          4          4          4          1          1
4823 Old Kingston
 Pike
 Square Footage
  of Expiring
  Leases.........           --      4,499     25,398         --      3,641      1,100
 Percentage of Total
  Leased Sq. Ft.
  (%)............           --      12.99      73.32         --      10.51       3.18
 Annualized Net
  Rent of
  Expiring Leases
  ($)............           --     34,116    238,679         --     24,943      7,178
 Annualized Net
  Rent per Square
  Foot ($).......           --       7.58       9.40         --       6.58       6.53
 Percentage of
  Total
  Annualized Net
  Rent (%).......           --      11.19      78.28         --       8.18       2.35
 Number of Leases
  Expiring.......           --          4          3         --          2          1
4343 Commerce
 Court
 Square Footage
  of Expiring
  Leases.........       47,144     41,517     29,976     12,549      1,479      7,012
 Percentage of
  Total Leased
  Sq. Ft. (%)....        31.06      27.36      19.75       8.27       0.97       4.62
 Annualized Net
  Rent of
  Expiring Leases
  ($)                  901,536    643,953    504,024    208,200     20,460    132,252
 Annualized Net
  Rent per Square
  Foot ($).......        19.12      15.51      16.81      16.59      13.83      18.86
 Percentage of
  Total
  Annualized Net
  Rent (%)               34.38      24.56      19.22       7.94       0.78       5.04
 Number of Leases
  Expiring.......            4          5          5          3          2          2
1600-1700 167th
 Street
 Square Footage
  of Expiring
  Leases.........           --      6,299      4,996      5,944      4,922      7,136
 Percentage of
  Total Leased
  Sq. Ft. (%)....           --      18.15      14.40      17.13      14.19      20.57
 Annualized Net
  Rent of
  Expiring Leases
  ($)                       --     77,359     41,821     62,160     48,840     86,752
 Annualized Net
  Rent per Square
  Foot ($).......           --      12.28       8.37      10.46       9.92      12.16
 Percentage of
  Total
  Annualized Net
  Rent (%)                  --      17.97       9.71      14.44      11.34      20.15
 Number of Leases
  Expiring.......           --          4          2          4          2          1

                                         YEAR OF LEASE EXPIRATION
                       ------------------------------------------------------------
                          2003      2004     2005    2006      2007+       TOTAL
                       ---------- -------- -------- ------- ----------- -----------
201 4th Avenue N.
 Square Footage
  of Expiring
  Leases.........              --       --   12,637      --     120,901     225,823
 Percentage of
  Total Leased
  Sq. Ft. (%)....              --       --     5.60      --       53.54      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............              --       --  128,676      --     969,903 $ 1,987,490
 Annualized Net
  Rent per Square
  Foot ($).......              --       --        0      --        8.02 $      8.80
 Percentage of
  Total
  Annualized Net
  Rent (%).......              --       --     6.47      --       48.80      100.00%
 Number of Leases
  Expiring.......              --       --        1      --           1          24
620 Market Street
 Square Footage
  of Expiring
  Leases.........              --   29,735       --      --          --      85,629
 Percentage of
  Total Leased
  Sq. Ft. (%)....              --    34.73       --      --          --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............              --  390,051       --      --          -- $   894,983
 Annualized Net
  Rent per Square
  Foot ($).......              --    13.12       --      --          -- $     10.45
 Percentage of
  Total
  Annualized Net
  Rent (%).......              --    43.58       --      --          --      100.00%
 Number of Leases
  Expiring.......              --        1       --      --          --          14
625 Gay Street
 Square Footage
  of Expiring
  Leases.........              --    6,670       --      --          --      82,270
 Percentage of Total
  Leased Sq. Ft.
  (%)............              --     8.11       --      --          --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............              --   58,048       --      --          -- $   700,865
 Annualized Net
  Rent per Square
  Foot ($).......              --     8.70       --      --          -- $      8.52
 Percentage of
  Total
  Annualized Net
  Rent (%).......              --     8.28       --      --          --      100.00%
 Number of Leases
  Expiring.......              --        1       --      --          --          17
4823 Old Kingston
 Pike
 Square Footage
  of Expiring
  Leases.........              --       --       --      --          --      34,638
 Percentage of Total
  Leased Sq. Ft.
  (%)............              --       --       --      --          --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............              --       --       --      --          -- $   304,916
 Annualized Net
  Rent per Square
  Foot ($).......              --       --       --      --          -- $      8.80
 Percentage of
  Total
  Annualized Net
  Rent (%).......              --       --       --      --          --      100.00%
 Number of Leases
  Expiring.......              --       --       --      --          --          10
4343 Commerce
 Court
 Square Footage
  of Expiring
  Leases.........          12,094       --       --      --          --     151,771
 Percentage of
  Total Leased
  Sq. Ft. (%)....            7.97       --       --      --          --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)                     211,579       --       --      --          -- $ 2,622,004
 Annualized Net
  Rent per Square
  Foot ($).......           17.49       --       --      --          -- $     17.28
 Percentage of
  Total
  Annualized Net
  Rent (%)                   8.07       --       --      --          --      100.00%
 Number of Leases
  Expiring.......               1       --       --      --          --          22
1600-1700 167th
 Street
 Square Footage
  of Expiring
  Leases.........              --       --    5,400      --          --      34,697
 Percentage of
  Total Leased
  Sq. Ft. (%)....              --       --    15.56      --          --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)                          --       --  113,670      --          -- $   430,602
 Annualized Net
  Rent per Square
  Foot ($).......              --       --    21.05      --          -- $     12.41
 Percentage of
  Total
  Annualized Net
  Rent (%)                     --       --    26.40      --          --      100.00%
 Number of Leases
  Expiring.......              --       --        1      --          --          14

                                    YEAR OF LEASE EXPIRATION
                   ------------------------------------------------------------
                    1997(1)    1998      1999      2000      2001      2002
                   --------- --------- --------- --------- --------- ---------
4100 Madison
 Street
 Square Footage
  of Expiring
  Leases.........         --        --       739        --    11,812        --
 Percentage of
  Total Leased
  Sq. Ft. (%)....         --        --      5.89        --     94.11        --
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         --        --     3,991        --    34,548        --
 Annualized Net
  Rent per Square
  Foot ($).......         --        --      5.40        --      2.92        --
 Percentage of
  Total
  Annualized Net
  Rent (%)                --        --     10.36        --     89.64        --
 Number of Leases
  Expiring.......         --        --         1        --         2        --
941-961 Weigel
Drive
 Square Footage
  of Expiring
  Leases.........         --        --   123,077        --        --        --
 Percentage of
  Total Leased
  Sq. Ft. (%)....         --        --    100.00        --        --        --
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         --        -- 1,571,076        --        --        --
 Annualized Net
  Rent per Square
  Foot ($).......         --        --     12.76        --        --        --
 Percentage of
  Total
  Annualized Net
  Rent (%).......         --        --    100.00        --        --        --
 Number of Leases
  Expiring.......         --        --         1        --        --        --
1301 E. Tower
Road
 Square Footage
  of Expiring
  Leases.........         --        --        --        --    50,400        --
 Percentage of
  Total Leased
  Sq. Ft (%).....         --        --        --        --    100.00        --
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         --        --        --        --   525,412        --
 Annualized Net
  Rent per Square
  Foot ($).......         --        --        --        --     10.41        --
 Percentage of
  Total
  Annualized Net
  Rent (%).......         --        --        --        --    100.00        --
 Number of Leases
  Expiring.......         --        --        --        --         1        --
280 Shuman Boule-
vard
 Square Footage
  of Expiring
  Leases.........      2,124     6,328     6,533    24,635     1,586        --
 Percentage of
  Total Leased
  Sq. Ft (%).....       3.31      9.86     10.18     38.38      2.47        --
 Annualized Net
  Rent of
  Expiring Leases
  ($)............     33,564    79,381    75,388   271,954    15,819        --
 Annualized Net
  Rent per Square
  Foot ($).......      15.80     12.54     11.54     11.04      9.97        --
 Percentage of
  Total
  Annualized Net
  Rent (%).......       5.18     12.25     11.63     41.97      2.44        --
 Number of Leases
  Expiring.......         --         2         1         7         1        --
2205-2255 Enter-
prise Drive
 Square Footage
  of Expiring
  Leases.........      2,780    21,851    16,881    27,144    14,721    16,312
 Percentage of
  Total Leased
  Sq. Ft (%).....       2.35     18.45     14.25     22.92     12.43     13.77
 Annualized Net
  Rent of
  Expiring Leases
  ($)............     25,837   297,528   145,044   265,123   133,416   147,492
 Annualized Net
  Rent per Square
  Foot ($).......       9.29     13.62      8.59      9.77      9.06      9.04
 Percentage of
  Total
  Annualized Net
  Rent (%).......       2.20     25.34     12.36     22.58     11.36     12.56
 Number of Leases
  Expiring.......          2         4         4         7         3         4
OFFICE SUBTOTALS
 Square Footage
  of Expiring
  Leases.........     96,224   185,621   260,954   184,626   162,382   177,304
 Percentage of
  Aggregate
  Leased Sq. Ft
  (%)............       4.64      8.96     12.60      8.91      7.84      8.56
 Annualized Net
  Rent of
  Expiring Leases
  ($)............  1,426,200 2,134,553 3,099,586 1,836,053 1,483,445 1,960,178
 Annualized Net
  Rent per Square
  Foot ($).......      14.82     11.50     11.88      9.94      9.14     11.06
 Percentage of
  Total
  Annualized Net
  Rent (%).......       4.49      6.72      9.75      5.78      4.67      6.17
 Number of Leases
  Expiring.......         20        42        41        46        30        24

                                   YEAR OF LEASE EXPIRATION
                   --------------------------------------------------------
                     2003     2004     2005    2006    2007+       TOTAL
                   --------- ------- -------- ------ ---------- -----------
4100 Madison
 Street
 Square Footage
  of Expiring
  Leases.........         --      --       --     --         --      12,551
 Percentage of
  Total Leased
  Sq. Ft. (%)....         --      --       --     --         --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         --      --       --     --         -- $    38,539
 Annualized Net
  Rent per Square
  Foot ($).......         --      --       --     --         -- $      3.07
 Percentage of
  Total
  Annualized Net
  Rent (%)                --      --       --     --         --      100.00%
 Number of Leases
  Expiring.......         --      --       --     --         --           3
941-961 Weigel
Drive
 Square Footage
  of Expiring
  Leases.........         --      --       --     --         --     123,077
 Percentage of
  Total Leased
  Sq. Ft. (%)....         --      --       --     --         --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         --      --       --     --         -- $ 1,571.076
 Annualized Net
  Rent per Square
  Foot ($).......         --      --       --     --         -- $     12.76
 Percentage of
  Total
  Annualized Net
  Rent (%).......         --      --       --     --         --      100.00%
 Number of Leases
  Expiring.......         --      --       --     --         --           1
1301 E. Tower
Road
 Square Footage
  of Expiring
  Leases.........         --      --       --     --         --      50,000
 Percentage of
  Total Leased
  Sq. Ft (%).....         --      --       --     --         --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         --      --       --     --         -- $   524,412
 Annualized Net
  Rent per Square
  Foot ($).......         --      --       --     --         -- $     10.41
 Percentage of
  Total
  Annualized Net
  Rent (%).......         --      --       --     --         --      100.00%
 Number of Leases
  Expiring.......         --      --       --     --         --           1
280 Shuman Boule-
vard
 Square Footage
  of Expiring
  Leases.........         --  22,988       --     --         --      64,194
 Percentage of
  Total Leased
  Sq. Ft (%).....         --   35.81       --     --         --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         -- 171,925       --     --         -- $   648,031
 Annualized Net
  Rent per Square
  Foot ($).......         --      --       --     --         -- $     10.09
 Percentage of
  Total
  Annualized Net
  Rent (%).......         --   26.53       --     --         --      100.00%
 Number of Leases
  Expiring.......         --       1       --     --         --          13
2205-2255 Enter-
prise Drive
 Square Footage
  of Expiring
  Leases.........         --  18,741       --     --         --     118,430
 Percentage of
  Total Leased
  Sq. Ft (%).....         --   15.82       --     --         --      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............         -- 159,507       --     --         -- $ 1,173,947
 Annualized Net
  Rent per Square
  Foot ($).......         --    8.51       --     --         -- $      9.91
 Percentage of
  Total
  Annualized Net
  Rent (%).......         --   13.59       --     --         --      100.00%
 Number of Leases
  Expiring.......         --       2       --     --         --          26
OFFICE SUBTOTALS
 Square Footage
  of Expiring
  Leases.........    129,288 100,710   18,037  4,485    752,060   2,071,691
 Percentage of
  Aggregate
  Leased Sq. Ft
  (%)............       6.24    4.86     0.87   0.22      36.30      100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($)............  1,197,266 986,524  242,346 46,147 17,362,213 $31,774,511
 Annualized Net
  Rent per Square
  Foot ($).......       9.26    9.80    13.44  10.29      23.09 $     15.34
 Percentage of
  Total
  Annualized Net
  Rent (%).......       3.77    3.10     0.76   0.15      54.64      100.00%
 Number of Leases
  Expiring.......          6       6        2      1         10         228

------
  (1)Represents lease expiration data from July 1, 1997 to December 31, 1997.

INDUSTRIAL PROPERTIES

                                                      YEAR OF LEASE EXPIRATION
                          --------------------------------------------------------------------------------
                          1997(1)  1998    1999   2000  2001   2002 2003 2004  2005   2006 2007+   TOTAL
                          ------- ------- ------- ---- ------- ---- ---- ---- ------- ---- ----- ---------
Warehouse/Distribution
 Facilities:
425 E. Algonquin Road
 Square Footage of Ex-
  piring Leases.........    --        --   57,404 --       --  --   --   --   247,102 --    --     304,506
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --    18.85 --       --  --   --   --     81.15 --    --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --  166,657 --       --  --   --   --   779,610 --    --   $ 946,267
 Annualized Net Rent per
  Square Foot ($).......    --        --     2.90 --       --  --   --   --      3.16 --    --   $    3.11
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --    17.61 --       --  --   --   --     82.39 --    --      100.00%
 Number of Leases Expir-
  ing...................    --        --        1 --       --  --   --   --         3 --    --           4
1001 Technology Way
 Square Footage of Ex-
  piring Leases ........    --        --      --  --   212,831 --   --   --       --  --    --     212,831
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --      --  --    100.00 --   --   --       --  --    --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --      --  --   840,589 --   --   --       --  --    --   $ 840,589
 Annualized Net Rent per
  Square Foot ($).......    --        --      --  --      3.59 --   --   --       --  --    --   $    3.59
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --      --  --    100.00 --   --   --       --  --    --      100.00%
 Number of Leases Expir-
  ing...................    --        --      --  --         2 --   --   --       --  --    --           2
3818 Grandville
 Square Footage of Ex-
  piring Leases ........    --        --      --  --   189,900 --   --   --       --  --    --     189,900
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --      --  --    100.00 --   --   --       --  --    --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --      --  --   489,942 --   --   --       --  --    --   $ 489,942
 Annualized Net Rent per
  Square Foot ($).......    --        --      --  --      2.58 --   --   --       --  --    --   $    2.58
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --      --  --    100.00 --   --   --       --  --    --      100.00%
 Number of Leases Expir-
  ing...................    --        --      --  --         1 --   --   --       --  --    --           1
1200 Northwestern
 Square Footage of Ex-
  piring Leases ........    --        --      --  --   155,332 --   --   --       --  --    --     155,332
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --      --  --    100.00 --   --   --       --  --    --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --      --  --   551,429 --   --   --       --  --    --   $ 551,429
 Annualized Net Rent per
  Square Foot ($).......    --        --      --  --      3.55 --   --   --       --  --    --   $    3.55
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --      --  --    100.00 --   --   --       --  --    --      100.00%
 Number of Leases Expir-
  ing...................    --        --      --  --         1 --   --   --       --  --    --           1
306-310 Era Drive
 Square Footage.........    --     22,721  13,774 --       --  --   --   --       --  --    --      36,495
 Percentage of Total
  Leased Sq. Ft. (%)....    --      62.26   37.74 --       --  --   --   --       --  --    --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --    320,218  72,849 --       --  --   --   --       --  --    --   $ 393,067
 Annualized Net Rent per
  Square Foot ($).......    --      14.09    5.29 --       --  --   --   --       --  --    --   $   10.77
 Percentage of Total
  Annualized Net Rent
  (%)...................    --      81.47   18.53 --       --  --   --   --       --  --    --      100.00%
 Number of Leases Expir-
  ing...................    --          1       1 --       --  --   --   --       --  --    --           2

                                                       YEAR OF LEASE EXPIRATION
                          -----------------------------------------------------------------------------------
                          1997(1)  1998   1999   2000     2001   2002  2003   2004 2005 2006 2007+   TOTAL
                          ------- ------- ---- --------- ------- ---- ------- ---- ---- ---- ----- ----------
1301 Ridgeview Drive
 Square Footage of Ex-
  piring Leases ........    --        --  --     217,600     --  --       --  --   --   --    --      217,600
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --  --      100.00     --  --       --  --   --   --    --       100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --  --   1,030,568     --  --       --  --   --   --    --   $1,030,568
 Annualized Net Rent per
  Square Foot ($).......    --        --  --        4.74     --  --       --  --   --   --    --   $     4.74
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --  --      100.00     --  --       --  --   --   --    --       100.00%
 Number of Leases Expir-
  ing...................    --        --  --           1     --  --       --  --   --   --    --            1
515 Huehl Road/500 Lind-
 berg
 Square Footage of Ex-
  piring Leases ........    --        --  --         --      --  --   201,244 --   --   --    --      201,244
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --  --         --      --  --    100.00 --   --   --    --       100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --  --         --      --  --   821,580 --   --   --    --   $  821,580
 Annualized Net Rent per
  Square Foot ($).......    --        --  --         --      --  --      4.08 --   --   --    --   $     4.08
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --  --         --      --  --    100.00 --   --   --    --       100.00%
 Number of Leases Expir-
  ing...................    --        --  --         --      --  --         1 --   --   --    --            1
455 Academy Drive
 Square Footage of Ex-
  piring Leases.........    --        --  --         --  105,444 --       --  --   --   --    --      105,444
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --  --         --   100.00 --       --  --   --   --    --       100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --  --         --  405,648 --       --  --   --   --    --   $  405,648
 Annualized Net Rent per
  Square Foot ($).......    --        --  --         --     3.85 --       --  --   --   --    --   $     3.85
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --  --         --   100.00 --       --  --   --   --    --       100.00%
 Number of Leases Expir-
  ing...................    --        --  --         --        1 --       --  --   --   --    --            1
Chicago Enterprise Cen-
 ter(2)
13535-A S. Torrence Ave-
 nue
 Square Footage of Ex-
  piring Leases.........    --    145,941 --         --      --  --       --  --   --   --    --      145,941
 Percentage of Total
  Leased Sq. Ft. (%) ...    --     100.00 --         --      --  --       --  --   --   --    --       100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --    321,072 --         --      --  --       --  --   --   --    --   $  321,072
 Annualized Net Rent per
  Square Foot ($).......    --       2.20 --         --      --  --       --  --   --   --    --   $     2.20
 Percentage of Total
  Annualized Net Rent
  (%)...................    --     100.00 --         --      --  --       --  --   --   --    --       100.00%
 Number of Leases Expir-
  ing...................    --          1 --         --      --  --       --  --   --   --    --            1
13535-B S. Torrence Ave-
 nue
 Square Footage of Ex-
  piring Leases.........    --        --  --         --      --  --   239,752 --   --   --    --      239,752
 Percentage of Total
  Leased Sq. Ft. (%)....    --        --  --         --      --  --    100.00 --   --   --    --       100.00%
 Annualized Net Rent of
  Expiring Leases ($)...    --        --  --         --      --  --   648,634 --   --   --    --   $  648,634
 Annualized Net Rent per
  Square Foot ($).......    --        --  --         --      --  --      2.71 --   --   --    --   $     2.71
 Percentage of Total
  Annualized Net Rent
  (%)...................    --        --  --         --      --  --    100.00 --   --   --    --       100.00%
 Number of Leases Expir-
  ing...................    --        --  --         --      --  --         1 --   --   --    --            1

                                                        YEAR OF LEASE EXPIRATION
                          ------------------------------------------------------------------------------------
                          1997(1) 1998  1999    2000    2001   2002 2003 2004 2005  2006    2007+     TOTAL
                          ------- ---- ------- ------- ------- ---- ---- ---- ---- ------ --------- ----------
13535-C S. Torrence Ave-
 nue
 Square Footage of Ex-
  piring Leases.........      --  --       --   81,328     --  --   --   --   --      --        --      81,328
 Percentage of Total
  Leased Sq. Ft. (%)....      --  --       --   100.00     --  --   --   --   --      --        --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --  --       --  210,299     --  --   --   --   --      --        --  $  210,299
 Annualized Net Rent
  per Square Foot ($)...      --  --       --     2.59     --  --   --   --   --      --        --  $     2.59
 Percentage of Total
  Annualized Net Rent
  (%)...................      --  --       --   100.00     --  --   --   --   --      --        --      100.00%
 Number of Leases Ex-
  piring................      --  --       --        1     --  --   --   --   --      --        --           1
13535-D S. Torrence
 Avenue
 Square Footage of
  Expiring Leases.......      --  --    77,325     --      --  --   --   --   --      --        --      77,325
 Percentage of Total
  Leased Sq. Ft. (%)....      --  --    100.00     --      --  --   --   --   --      --        --      100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --  --   235,532     --      --  --   --   --   --      --        --  $  235,532
 Annualized Net Rent
  per Square Foot ($)...      --  --      3.05     --      --  --   --   --   --      --        --  $     3.05
 Percentage of Total
  Annualized Net Rent
  (%)...................      --  --    100.00     --      --  --   --   --   --      --        --      100.00%
 Number of Leases Ex-
  piring................      --  --         1     --      --  --   --   --   --      --        --           1
13535-E/13535-F S.
 Torrence Avenue
  Square Footage of
   Expiring Leases......      --  --       --      --   53,600 --   --   --   --      --        --      53,600
  Percentage of Total
   Leased Sq. Ft. (%)...      --  --       --      --   100.00 --   --   --   --      --        --      100.00%
  Annualized Net Rent of
   Expiring Leases ($)..      --  --       --      --  175,667 --   --   --   --      --        --  $  175,667
  Annualized Net Rent
   per Square Foot ($)..      --  --       --      --     3.28 --   --   --   --      --        --  $     3.28
  Percentage of Total
   Annualized Net Rent
   (%)..................      --  --       --      --   100.00 --   --   --   --      --        --      100.00%
  Number of Leases
   Expiring.............      --  --       --      --        1 --   --   --   --      --        --           1
13535--H S. Torrence
 Avenue
  Square Footage of
   Expiring Leases......      --  --       --      --   10,200 --   --   --   --   31,240       --      41,440
  Percentage of Total
   Leased Sq. Ft. (%)...      --  --       --      --    24.61 --   --   --   --   100.00       --      100.00%
  Annualized Net Rent of
   Expiring Leases ($)..      --  --       --      --   17,255 --   --   --   --   58,046       --  $   75,301
  Annualized Net Rent
   per Square Foot ($)..      --  --       --      --     1.69 --   --   --   --     1.86       --  $     1.82
  Percentage of Total
   Annualized Net Rent
   (%)..................      --  --       --      --    22.91 --   --   --   --   100.00       --      100.00%
  Number of Leases
   Expiring.............      --  --       --      --        1 --   --   --   --        1       --           2
East Chicago Enterprise
 Center (2)
4440 Railroad Avenue
  Square Footage of
   Expiring Leases......   40,000 --       --      --      --  --   --   --   --      --        --      40,000
  Percent of Total
   Leased Sq. Ft. (%)...   100.00 --       --      --      --  --   --   --   --      --        --      100.00%
  Annualized Net Rent of
   Expiring Leases ($)..  298,746 --       --      --      --  --   --   --   --      --        --  $  298,746
  Annualized Net Rent
   per Square Foot ($)..     7.47 --       --      --      --  --   --   --   --      --        --  $     7.47
  Percentage of Total
   Annualized Net Rent
   (%)..................   100.00 --       --      --      --  --   --   --   --      --        --      100.00%
  Number of Leases
   Expiring.............        1 --       --      --      --  --   --   --   --      --        --           1
Building 3 (4407
 Railroad Avenue)
  Square Footage of
   Expiring Leases......      --  --       --      --      --  --   --   --   --      --    291,550    291,550
  Percentage of Total
   Leased Sq. Ft. (%)...      --  --       --      --      --  --   --   --   --      --     100.00     100.00%
  Annualized Net Rent of
   Expiring Leases ($)..      --  --       --      --      --  --   --   --   --      --  1,422,636 $1,422,636
  Annualized Net Rent
   per Square Foot ($)..      --  --       --      --      --  --   --   --   --      --       4.88 $     4.88
  Percentage of Total
   Annualized Net Rent
   (%)..................      --  --       --      --      --  --   --   --   --      --     100.00     100.00%
  Number of Leases
   Expiring.............      --  --       --      --      --  --   --   --   --      --          2          2

                                                     YEAR OF LEASE EXPIRATION
                         ---------------------------------------------------------------------------------
                         1997(1)  1998    1999   2000    2001   2002  2003 2004 2005 2006  2007+   TOTAL
                         ------- ------- ------ ------- ------ ------ ---- ---- ---- ---- ------- --------
Building 4 (4407
 Railroad Avenue)
  Square Footage of
   Expiring Leases......    --       --     --   85,799    --     --  --   --   --   --       --    85,799
  Percentage of Total
   Leases Sq. Ft. (%)...    --       --     --   100.00    --     --  --   --   --   --       --    100.00%
  Annualized Net Rent of
   Expiring Leases ($)..    --       --     --  285,653    --     --  --   --   --   --       --  $285,653
  Annualized Net Rent
   per Square Foot ($)..    --       --     --     3.33    --     --  --   --   --   --       --  $   3.33
  Percentage of Total
   Annualized Net Rent
   (%)..................    --       --     --   100.00    --     --  --   --   --   --       --    100.00%
  Number of Leases
   Expiring.............    --       --     --        1    --     --  --   --   --   --       --         1
Hammond Enterprise Cen-
 ter
4507 Columbia Avenue
  Square Footage of
   Expiring Leases......    --       --   2,280  32,657    --     --  --   --   --   --   218,589  253,526
  Percentage of Total
   Leased Sq. Ft. (%)...    --       --    0.90   12.88    --     --  --   --   --   --     86.22   100.00%
  Annualized Net Rent of
   Expiring Leases ($)..    --       --   4,970  78,681    --     --  --   --   --   --   488,195 $571,846
  Annualized Net Rent
   per Square Foot ($)..    --       --    2.18    2.41    --     --  --   --   --   --      2.23 $   2.26
  Percentage of Total
   Annualized Net Rent
   (%)..................    --       --    0.87   13.76    --     --  --   --   --   --     85.37   100.00%
  Number of Leases
   Expiring.............    --       --       1       1    --     --  --   --   --   --         3        5
4531 Columbia Avenue
  Square Footage of
   Expiring Leases......    --       --  81,362 104,182    --     --  --   --   --   --       --   185,544
  Percentage of Total
   Leased Sq. Ft. (%)...    --       --   43.85   56.15    --     --  --   --   --   --       --    100.00%
  Annualized Net Rent of
   Expiring Lease ($)...    --       --  55,651 218,030    --     --  --   --   --   --       --  $273,681
  Annualized Net Rent
   per Square Foot ($)..    --       --     .68    2.09    --     --  --   --   --   --       --  $   1.48
  Percentage of Total
   Annualized Net
   Rent (%).............    --       --   20.33   79.67    --     --  --   --   --   --       --    100.00%
  Number of Leases
   Expiring.............    --       --       1       1    --     --  --   --   --   --       --         2
4527 Columbia Avenue
 Square Footage of
  Expiring Leases.......    279    4,038     --      --  3,410  2,766  --   --   --   --       --   10,493
 Percentage of Total
  Leased Sq. Ft. (%)....   2.66    38.48     --      --  32.50  26.36  --   --   --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...  1,741   26,287     --      -- 15,584 12,641  --   --   --   --       -- $ 56,253
 Annualized Net Rent
  per Square Foot ($)...   6.24     6.51     --      --   4.57   4.57  --   --   --   --       -- $   5.36
 Percentage of Total
  Annualized Net Rent
  (%)...................   3.09    46.73     --      --  27.70  22.47  --   --   --   --       --   100.00%
 Number of Leases
  Expiring..............      1        1     --      --      1      1  --   --   --   --       --        4
4411 Marketing Place
 Square Footage of
  Expiring Leases.......     --       --     --  65,804     --     --  --   --   --   --       --   65,804
 Percentage of Total
  Leased Sq. Ft. (%)....     --       --     --  100.00     --     --  --   --   --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...     --       --     -- 226,800     --     --  --   --   --   --       -- $226,800
 Annualized Net Rent
  per Square Foot ($)...     --       --     --    3.45     --     --  --   --   --   --       -- $   3.45
 Percentage of Total
  Annualized Net Rent
  (%)...................     --       --     --  100.00     --     --  --   --   --   --       --   100.00%
 Number of Leases
  Expiring..............     --       --     --       1     --     --  --   --   --   --       --        1
2160 McGaw Road
 Square Footage of
  Expiring Leases.......     --  310,100     --      --     --     --  --   --   --   --       --  310,100
 Percentage of Total
  Leased Sq. Ft. (%)....     --   100.00     --      --     --     --  --   --   --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...     --  457,848     --      --     --     --  --   --   --   --       -- $457,848
 Annualized Net Rent
  per Square Foot ($)...     --     1.48     --      --     --     --  --   --   --   --       -- $   1.48
 Percentage of Total
  Annualized Net Rent
  (%)...................     --   100.00     --      --     --     --  --   --   --   --       --   100.00%
 Number of Leases
  Expiring..............     --        1     --      --     --     --  --   --   --   --       --        1

                                                      YEAR OF LEASE EXPIRATION
                          --------------------------------------------------------------------------------
                          1997(1) 1998  1999  2000  2001   2002  2003   2004  2005   2006  2007+   TOTAL
                          ------- ---- ------ ---- ------- ---- ------- ---- ------- ---- ------- --------
2400 McGaw Road
 Square Footage of
  Expiring Leases.......       --  --      --  --       --  --       --  --   86,400  --       --   86,400
 Percentage of Total
  Leased Sq. Ft. (%)....       --  --      --  --       --  --       --  --   100.00  --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...       --  --      --  --       --  --       --  --  191,352  --       -- $191,352
 Annualized Net Rent per
  Square Foot ($).......       --  --      --  --       --  --       --  --     2.21  --       -- $   2.21
 Percentage of Total
  Annualized Net Rent
  (%)...................       --  --      --  --       --  --       --  --   100.00  --       --   100.00%
 Number of Leases
  Expiring..............       --  --      --  --       --  --       --  --        1  --       --        1
4849 Groveport Road
 Square Footage of
  Expiring Leases.......       --  --      --  --       --  --       --  --       --  --  132,100  132,100
 Percentage of Total
  Leased Sq. Ft. (%)....       --  --      --  --       --  --       --  --       --  --   100.00   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...       --  --      --  --       --  --       --  --       --  --  287,688 $287,688
 Annualized Net Rent per
  Square Foot ($).......       --  --      --  --       --  --       --  --       --  --     2.18 $   2.18
 Percentage of Total
  Annualized Net Rent
  (%)...................       --  --      --  --       --  --       --  --       --  --   100.00   100.00%
 Number of Leases
  Expiring..............       --  --      --  --       --  --       --  --       --  --        1        1
600 London Road
 Square Footage of
  Expiring Leases.......   52,441  --      --  --       --  --       --  --       --  --       --   52,441
 Percentage of Total
  Leased Sq. Ft. (%)....   100.00  --      --  --       --  --       --  --       --  --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...  110,400  --      --  --       --  --       --  --       --  --       -- $110,400
 Annualized Net Rent per
  Square Foot ($).......     2.11  --      --  --       --  --       --  --       --  --       -- $   2.11
 Percentage of Total
  Annualized Net Rent
  (%)...................   100.00  --      --  --       --  --       --  --       --  --       --   100.00%
 Number of Leases
  Expiring..............        1  --      --  --       --  --       --  --       --  --       --        1


5160 Blazer Memorial
 Parkway
 Square Footage of
  Expiring Leases.......       --  --      --  --   27,680  --   27,787  --       --  --       --   55,467
 Percentage of Total
  Leased Sq. Ft. (%)....       --  --      --  --    49.90  --    50.10  --       --  --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...       --  --      --  --  188,112  --  160,035  --       --  --       -- $348,147
 Annualized Net Rent per
  Square Foot ($).......       --  --      --  --     6.80  --     5.76  --       --  --       -- $   6.28
 Percentage of Total
  Annualized Net Rent
  (%)...................       --  --      --  --    54.03  --    45.97  --       --  --       --   100.00%
 Number of Leases
  Expiring..............       --  --      --  --        1  --        1  --       --  --       --        2
1401 S. Jefferson Street
 Square Footage of
  Expiring Leases.......       --  --  17,265  --       --  --       --  --       --  --       --   17,265
 Percentage of Total
  Leased Sq. Ft. (%)....       --  --  100.00  --       --  --       --  --       --  --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...       --  --  88,944  --       --  --       --  --       --  --       -- $ 88,944
 Annualized Net Rent per
  Square Foot ($).......       --  --    5.15  --       --  --       --  --       --  --       -- $   5.15
 Percentage of Total
  Annualized Net Rent
  (%)...................       --  --  100.00  --       --  --       --  --       --  --       --   100.00%
 Number of Leases
  Expiring..............       --  --       1  --       --  --       --  --       --  --       --        1

                                                      YEAR OF LEASE EXPIRATION
                          ---------------------------------------------------------------------------------
                          1997(1)  1998    1999    2000    2001   2002  2003  2004 2005 2006 2007+  TOTAL
                          ------- ------- ------- ------- ------- ---- ------ ---- ---- ---- ----- --------
1051 N. Kirk Road
 Square Footage of
  Expiring Leases.......      --  120,004      --      --      --  --      --  --   --   --    --   120,004
 Percentage of Total
  Leased Sq. Ft. (%)....      --   100.00      --      --      --  --      --  --   --   --    --    100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --  474,012      --      --      --  --      --  --   --   --    --  $474,012
 Annualized Net Rent per
  Square Foot ($).......      --     3.95      --      --      --  --      --  --   --   --    --  $  3.95
 Percentage of Total
  Annualized Net Rent
  (%)...................      --   100.00      --      --      --  --      --  --   --   --    --    100.00%
 Number of Leases
  Expiring..............      --        1      --      --      --  --      --  --   --   --    --         1
4211 Madison Street
 Square Footage of
  Expiring Leases.......      --       --  26,035      --  64,299  --      --  --   --   --    --    90,334
 Percentage of Total
  Leased Sq. Ft. (%)....      --       --   28.82      --   71.18  --      --  --   --   --    --    100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --       -- 108,084      -- 241,116  --      --  --   --   --    --  $349,200
 Annualized Net Rent per
  Square Foot ($).......      --       --    4.15      --    3.75  --      --  --   --   --    --  $   3.87
 Percentage of Total
  Annualized Net Rent
  (%)...................      --       --   30.95      --   69.05  --      --  --   --   --    --    100.00%
 Number of Leases
  Expiring..............      --       --       1      --       1  --      --  --   --   --    --         2
200 E. Fullerton Avenue
 Square Footage of
  Expiring Leases.......      --       --  66,254      --      --  --      --  --   --   --    --    66,254
 Percentage of Total
  Leased Sq. Ft. (%)....      --       --  100.00      --      --  --      --  --   --   --    --    100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --       -- 248,448      --      --  --      --  --   --   --    --  $248,448
 Annualized Net Rent per
  Square Foot ($).......      --       --    3.75      --      --  --      --  --   --   --    --  $   3.75
 Percentage of Total
  Annualized Net Rent
  (%)...................      --       --  100.00      --      --  --      --  --   --   --    --    100.00%
 Number of Leases
  Expiring..............      --       --       1      --      --  --      --  --   --   --    --         1
350 Randy Road
 Square Footage of
  Expiring Leases.......      --    3,150   3,150   3,150   9,450  --   3,150  --   --   --    --    22,050
 Percentage of Total
  Leased Sq. Ft. (%)....      --    14.29   14.29   14.29   42.86  --   14.29  --   --   --    --    100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --   13,944  21,720  13,512  46,584  --  33,332  --   --   --    --  $129,092
 Annualized Net Rent per
  Square Foot ($).......      --     4.43    6.90    4.29    4.93  --   10.58  --   --   --    --  $   5.85
 Percentage of Total
  Annualized Net Rent
  (%)...................      --    10.80   16.83   10.47   36.09  --   25.82  --   --   --    --    100.00%
 Number of Leases
  Expiring..............      --        1       1       1       1  --       1  --   --   --    --         5
4248, 4250 and 4300 Mad-
ison Street
 Square Footage of
  Expiring Leases.......  15,680   11,872  62,847  36,730      --  --      --  --   --   --    --   127,129
 Percentage of Total
  Leased Sq. Ft. (%)....   12.33     9.34   49.44   28.89      --  --      --  --   --   --    --    100.00%
 Annualized Net Rent of
  Expiring Leases ($)...  52,844   47,484 323,818 173,280      --  --      --  --   --   --    --  $597,426
 Annualized Net Rent per
  Square Foot ($).......    3.37     4.00    5.15    4.72      --  --      --  --   --   --    --  $   4.70
 Percentage of Total
  Annualized Net Rent
  (%)...................    8.85     7.95   54.20   29.00      --  --      --  --   --   --    --    100.00%
 Number of Leases
  Expiring..............       1        1       2       1      --  --      --  --   --   --    --         5

                                                      YEAR OF LEASE EXPIRATION
                          --------------------------------------------------------------------------------
                          1997(1) 1998  1999    2000    2001  2002 2003  2004   2005 2006  2007+   TOTAL
                          ------- ---- ------- ------- ------ ---- ---- ------- ---- ---- ------- --------
370 Carol Lane
 Square Footage of
  Expiring Leases.......      --   --       --      --     --  --   --   60,290  --   --       --   60,290
 Percentage of Total
  Leased Sq. Ft. (%)....      --   --       --      --     --  --   --   100.00  --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --   --       --      --     --  --   --  256,224  --   --       -- $256,224
 Annualized Net Rent per
  Square Foot ($).......      --   --       --      --     --  --   --     4.25  --   --       -- $   4.25
 Percentage of Total
  Annualized Net Rent
  (%)...................      --   --       --      --     --  --   --   100.00  --   --       --   100.00%
 Number of Leases
  Expiring..............      --   --       --      --     --  --   --        1  --   --       --        1
388 Carol Lane
 Square Footage of
  Expiring Leases.......      --   --       --  36,184     --  --   --       --  --   --       --   36,184
 Percentage of Total
  Leased Sq. Ft. (%)....      --   --       --  100.00     --  --   --       --  --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --   --       -- 179,760     --  --   --       --  --   --       -- $179,760
 Annualized Net Rent per
  Square Foot ($).......      --   --       --    4.97     --  --   --       --  --   --       -- $   4.97
 Percentage of Total
  Annualized Net Rent
  (%)...................      --   --       --  100.00     --  --   --       --  --   --       --   100.00%
 Number of Leases
  Expiring..............      --   --       --       1     --  --   --       --  --   --       --        1
342-346 Carol Lane
 Square Footage of
  Expiring Leases.......      --   --       --  67,935     --  --   --       --  --   --       --   67,935
 Percentage of Total
  Leased Sq. Ft. (%)....      --   --       --  100.00     --  --   --       --  --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --   --       -- 293,736     --  --   --       --  --   --       -- $293,736
 Annualized Net Rent per
  Square Foot ($).......      --   --       --    4.32     --  --   --       --  --   --       -- $   4.32
 Percentage of Total
  Annualized Net Rent
  (%)...................      --   --       --  100.00     --  --   --       --  --   --       --   100.00%
 Number of Leases
  Expiring..............      --   --       --       2     --  --   --       --  --   --       --        2
343 Carol Lane
 Square Footage of
  Expiring Leases.......      --   --       --      --     --  --   --       --  --   --   30,084   30,084
 Percentage of Total
  Leased Sq. Ft. (%)....      --   --       --      --     --  --   --       --  --   --   100.00   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...      --   --       --      --     --  --   --       --  --   --  201,744 $201,744
 Annualized Net Rent per
  Square Foot ($).......      --   --       --      --     --  --   --       --  --   --     6.71 $   6.71
 Percentage of Total
  Annualized Net Rent
  (%)...................      --   --       --      --     --  --   --       --  --   --   100.00   100.00%
 Number of Leases
  Expiring..............      --   --       --      --     --  --   --       --  --   --        1        1
4150-4190 Madison Street
 Square Footage of
  Expiring Leases.......  17,240   --   36,625      -- 25,667  --   --       --  --   --       --   79,532
 Percentage of Total
  Leased Sq. Ft. (%)....   21.68   --    46.05      --  32.27  --   --       --  --   --       --   100.00%
 Annualized Net Rent of
  Expiring Leases ($)...  72,516   --  157,412      -- 88,037  --   --       --  --   --       -- $317,965
 Annualized Net Rent per
  Square Foot ($).......    4.21   --     4.30      --   3.43  --   --       --  --   --       -- $   4.00
 Percentage of Total
  Annualized Net Rent
  (%)...................   22.81   --    49.51      --  27.69  --   --       --  --   --       --   100.00%
 Number of Leases
  Expiring..............       1   --        1      --      1  --   --       --  --   --       --        3

                                                               YEAR OF LEASE EXPIRATION
                   -----------------------------------------------------------------------------------------------------------------
                   1997(1)    1998      1999      2000      2001     2002    2003     2004     2005     2006     2007+      TOTAL
                   -------- --------- --------- --------- --------- ------ --------- ------- --------- ------- --------- -----------
11039 Gage Avenue
 Square Footage
  of Expiring
  Leases..........       --        --        --        --        --     --        --      --    21,935      --        --      21,935
 Percentage of
  Total Leased
  Sq. Ft. (%).....       --        --        --        --        --     --        --      --    100.00      --        --     100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($).............       --        --        --        --        --     --        --      --   107,376      --        -- $   107,376
 Annualized Net
  Rent per Square
  Foot ($)........       --        --        --        --        --     --        --      --      4.90      --        -- $      4.90
 Percentage of
  Total
  Annualized Net
  Rent (%)........       --        --        --        --        --     --        --      --    100.00      --        --     100.00%
 Number of Leases
  Expiring........       --        --        --        --        --     --        --      --         1      --        --           1
11045 Gage Avenue
 Square Footage
  of Expiring
  Leases..........       --        --        --        --   140,815     --        --      --        --      --        --     140,815
 Percentage of
  Total Leased
  Sq. Ft. (%).....       --        --        --        --    100.00     --        --      --        --      --        --     100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($).............       --        --        --        --   534,612     --        --      --        --      --        -- $   534,612
 Annualized Net
  Rent per Square
  Foot ($)........       --        --        --        --      3.80     --        --      --        --      --        -- $      3.80
 Percentage of
  Total
  Annualized Net
  Rent (%)........       --        --        --        --    100.00     --        --      --        --      --        --     100.00%
 Number of Leases
  Expiring........       --        --        --        --         1     --        --      --        --      --        --           1
550 Kehoe Boule-
vard
 Square Footage
  of Expiring
  Leases..........       --        --        --        --        --     --        --      --        --  44,575        --      44,575
 Percentage of
  Total Leased
  Sq. Ft. (%).....       --        --        --        --        --     --        --      --        --  100.00        --     100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($).............       --        --        --        --        --     --        --      --        -- 291,972        -- $   291,972
 Annualized Net
  Rent per Square
  Foot ($)........       --        --        --        --        --     --        --      --        --    6.55        -- $      6.55
 Percentage of
  Total
  Annualized Net
  Rent (%)........       --        --        --        --        --     --        --      --        --  100.00        --     100.00%
 Number of Leases
  Expiring........       --        --        --        --        --     --        --      --        --       1        --           1
475 Superior Ave-
nue
 Square Footage
  of Expiring
  Leases..........       --        --   450,000        --        --     --        --      --        --      --        --     450,000
 Percentage of
  Total Leased
  Sq. Ft. (%).....       --        --    100.00        --        --     --        --      --        --      --        --     100.00%
 Annualized Net
  Rent of
  Expiring Leases
  ($).............       --        -- 1,258,200        --        --     --        --      --        --      --        -- $ 1,258,200
 Annualized Net
  Rent per Square
  Foot ($)........       --        --      2.80        --        --     --        --      --        --      --        -- $      2.80
 Percentage of
  Total
  Annualized Net
  Rent (%)........       --        --    100.00        --        --     --        --      --        --      --        --     100.00%
 Number of Leases
  Expiring........       --        --         1        --        --     --        --      --        --      --        --           1
INDUSTRIAL
 SUBTOTALS
  Square Footage
   of Expiring
   Leases.........  125,640   617,826   894,321   731,369   998,628  2,766   471,933  60,290   355,437  75,815   672,323   5,006,348
  Percent of Total
   Leased Sq. Ft.
   (%)............     2.51     12.34     17.86     14.61     19.95   0.06      9.43    1.20      7.10    1.51     13.43     100.00%
  Annualized Net
   Rent of
   Expiring
   Leases ($).....  536,247 1,660,865 2,742,285 2,710,319 3,594,575 12,641 1,663,581 256,224 1,078,338 350,018 2,400,263 $17,005,356
  Annualized Net
   Rent per Square
   Foot ($).......     4.27      2.69      3.07      3.71      3.60   4.57      3.53    4.25      3.03    4.62      3.57 $      3.40
  Percentage of
   Total
   Annualized Net
   Rent (%).......     3.15      9.77     16.13     15.94     21.14   0.07      9.78    1.51      6.34    2.06     14.11     100.00%
  Number of Leases
   Expiring.......        5         7        13        11        13      1         4       1         5       2         7          69

                                    YEAR OF LEASE EXPIRATION
                   ------------------------------------------------------------
                    1997(1)    1998      1999      2000      2001      2002
                   --------- --------- --------- --------- --------- ---------
OFFICE SUBTOTALS
  Square Footage
  of Expiring
  Leases..........    96,224   185,621   260,954   184,626   162,382   177,304
  Percentage of
  Total Leased Sq.
  Ft. (%).........      4.64      8.96     12.60      8.91      7.84      8.56
  Annualized Net
  Rent of Expiring
  Leases ($)...... 1,426,200 2,134,553 3,099,586 1,836,053 1,483,445 1,960,178
  Annualized Net
  Rent per Square
  Foot ($)........     14.82     11.50     11.88      9.94      9.14     11.06
  Percentage of
  Total Annualized
  Net Rent (%)....      4.49      6.72      9.75      5.78      4.67      6.17
  Number of Leases
  Expiring........        20        42        41        46        30        24
PORTFOLIO TOTAL
  Square Footage
  of Expiring
  Leases..........   221,864   803,447 1,155,275   915,995 1,161,010   180,070
  Percentage of
  Total Leased Sq.
  Ft. (%).........      3.13     11.35     16.32     12.94     16.40      2.54
  Annualized Net
  Rent of Expiring
  Leases ($)...... 1,962,447 3,795,418 5,841,871 4,546,372 5,078,020 1,972,819
  Annualized Net
  Rent per Square
  Foot ($)........      8.85      4.72      5.06      4.96      4.37     10.96
  Percentage of
  Total Annualized
  Net Rent (%)....      4.02      7.78     11.98      9.32     10.41      4.04
  Number of Leases
  Expiring........        25        49        54        57        43        25

                                     YEAR OF LEASE EXPIRATION
                   ------------------------------------------------------------
                     2003      2004      2005     2006     2007+       TOTAL
                   --------- --------- --------- ------- ---------- -----------
OFFICE SUBTOTALS
  Square Footage
  of Expiring
  Leases..........   129,288   100,710    18,037   4,485    752,060   2,071,691
  Percentage of
  Total Leased Sq.
  Ft. (%).........      6.24      4.86      0.87    0.22      36.30      100.00%
  Annualized Net
  Rent of Expiring
  Leases ($)...... 1,197,266   986,524   242,346  46,147 17,362,213 $31,774,511
  Annualized Net
  Rent per Square
  Foot ($)........      9.26      9.80     13.44   10.29      23.09 $     15.34
  Percentage of
  Total Annualized
  Net Rent (%)....      3.77      3.10      0.76    0.15      54.64      100.00%
  Number of Leases
  Expiring........         6         6         2       1         10         228
PORTFOLIO TOTAL
  Square Footage
  of Expiring
  Leases..........   601,221   161,000   373,474  80,300  1,424,383   7,078,039
  Percentage of
  Total Leased Sq.
  Ft. (%).........      8.49      2.27      5.28    1.13      20.12      100.00%
  Annualized Net
  Rent of Expiring
  Leases ($)...... 2,860,847 1,242,748 1,320,684 396,165 19,762,476 $48,779,867
  Annualized Net
  Rent per Square
  Foot ($)........      4.76      7.72      3.54    4.93      13.87 $      6.89
  Percentage of
  Total Annualized
  Net Rent (%)....      5.86      2.55      2.71    0.81      40.51      100.00%
  Number of Leases
  Expiring........        10         7         7       3         17         297

----
(1) Represents lease expirations data from July 1, 1997 to December 31, 1997.
(2) This table excludes three Industrial Properties and one Office Property that had no leases in effect at July 1, 1997: (i) 13535-G S. Torrence Avenue, (ii) East Chicago Enterprise Center Building 2, (iii) 4635 Railroad Avenue and (iv) 350 N. Mannheim Road.

TENANT INFORMATION

  The Company's tenants include significant corporate and other commercial enterprises representing a range of industries including, among others, commercial and financial printing, legal services, investment brokerage, manufacturing, banking, insurance, consulting and finance. The following table set forth information as to the Company's ten largest office and industrial tenants based upon annual net rental revenue for the twelve months ended June 30, 1997:

                                       PERCENTAGE OF
                            TENANT       COMPANY'S
                            ANNUAL         TOTAL
                          NET RENTAL    NET RENTAL     INITIAL LEASE    LEASE EXPIRATION
                         REVENUE($)(1)  REVENUES(%)        DATE               DATE
                         ------------- ------------- ----------------- ------------------
Office Tenants
 Donnelley..............    6,158,276     12.62           July 1, 1992      June 30, 2007
 Everen.................    6,009,902     12.32           June 1, 1992       May 31, 2007
 Jones Day..............    3,559,291      7.30           July 6, 1992      June 30, 2007
 Household Finance......    1,571,076      3.22      September 1, 1989    August 31, 1999
 SunTrust Bank..........      992,931      2.04          March 1, 1968  February 28, 2008
 Computer Associates....      850,068      1.74        January 4, 1988    January 3, 1998
 Household Credit Serv-
  ices..................      524,412      1.08        January 1, 1992  December 31, 2001
 The Prime Group, Inc...      511,445      1.05           June 8, 1992       May 31, 2002
 Equifax................      474,017      0.97        October 1, 1988 September 30, 1998
 McGladrey & Pullen.....      465,580      0.95       November 1, 1989   October 31, 2002
                          -----------     -------
    Total...............  $21,116,998      43.29%
                          ===========     =======
                                       PERCENTAGE OF
                            TENANT       COMPANY'S
                            ANNUAL         TOTAL
                          NET RENTAL    NET RENTAL     INITIAL LEASE    LEASE EXPIRATION
                         REVENUE($)(1)  REVENUES(%)        DATE               DATE
                         ------------- ------------- ----------------- ------------------
Industrial Tenants
 Rank Video.............    3,160,432      6.48       December 1, 1989   October 30, 2001
 General Electric.......    1,258,200      2.58      February 21, 1989  February 20, 1999
 Motorola...............    1,030,568      2.11           July 1, 1995      June 30, 2000
 Metro Metals...........      887,263      1.82      November 15, 1995  November 30, 2015
 Welded Tube............      648,634      1.33           July 1, 1993      June 30, 2003
 Acutus-Gladwin.........      535,373      1.10          March 1, 1997  February 28, 2017
 Echlin.................      534,612      1.10          April 1, 1991     March 31, 2001
 Houghton Mifflin.......      474,012      0.97          March 1, 1996  February 28, 2006
 Spartan Warehouse......      457,848      0.94        January 1, 1993       May 31, 1998
 Major Corp./National
  Service Industries ...      405,648      0.83           June 1, 1996   October 30, 2001
                          -----------     -------
    Total...............  $ 9,392,590      19.26%
                          ===========     =======

--------
(1) Determined in accordance with GAAP.

OFFICE PROPERTIES

  Approximately 71.7% of the Office Properties (based on net rentable square feet) are Class A office buildings. The Office Properties contain an aggregate of approximately 2.4 million net rentable square feet in 16 buildings. Twelve of the Office Properties are located in the Chicago Metropolitan Area, one in Nashville, Tennessee and three in Knoxville, Tennessee. As of June 30, 1997, the Office Properties had an occupancy rate of 88.0%. The Office Properties range in size from one to 50 stories and are easily accessible from major highways and major airports. Management believes that the location, quality of construction and amenities at the

Office Properties as well as the Company's reputation for providing a high level of tenant service have enabled the Company to attract and retain a national tenant base. Management believes that as a result of these factors, the Office Properties in the Chicago Metropolitan Area achieve among the highest rent, occupancy and tenant retention rates when compared to other properties within their respective submarkets.

  Approximately 68.8% of the Company's Annualized Net Rent from the Office Properties is attributable to leases expiring in the year 2002 or beyond and approximately 54.6% of such income is attributable to leases expiring in the year 2007 or beyond. In terms of square footage and Annualized Net Rent, the average annual turnover for the next five years is only 9.2% and 6.9% per annum, respectively. In addition, several of the Company's largest Office Property tenants, such as Donnelley, Everen and Jones Day have signed long-term leases with contractual rent escalations, which provide an average annual increase in base rents of 2.5% through 2007.

INDUSTRIAL PROPERTIES

  Like the Office Properties, the Industrial Properties were designed and developed to provide above-standard quality and meet the long-term needs of tenants. While many of the Industrial Properties are occupied by a single tenant, they have been designed (or redesigned) for multitenant operations and most can be reconfigured for such use, if necessary. The Industrial Properties are located in the Chicago Metropolitan Area and the Columbus, Ohio metropolitan area and are primarily comprised of one-story buildings ranging in size from approximately 14,100 to 450,000 square feet. Certain of the Industrial Properties feature supporting office space for management and administrative functions.

  Most of the Industrial Property leases are written on a net basis (i.e., the tenant has responsibility for its proportionate share of all operating costs, real estate taxes and common area expenses) with initial terms of three to 20 years and options to renew for up to an additional five to ten years at the then current fair market value. Approximately 34.0% of the Company's Annualized Net Rent from the Industrial Properties is attributable to leases expiring in the year 2002 or beyond and approximately 14.1% of such income is attributable to leases expiring in the year 2007 or beyond. In terms of square footage and Annualized Net Rent, the average annual turnover for the next five years is 13.4% and 13.2% per annum, respectively. The leases generally provide for rent increases based on specific contractual rent escalations. Several of the Company's largest Industrial Property tenants, such as Welded Tube Company and Metro Metals, have signed long-term leases with contractual rent escalations, which provide an average annual increase in Annualized Net Rent of 3.2% through 2003.

  Certain of the Industrial Properties can support additional development and, subject to substantial pre- leasing, the Company may develop approximately 4.4 million additional square feet. The Company anticipates that any such development would be funded at least partially with amounts available under the Credit Facility. There can be no assurance, however, that the Company will be able to successfully develop any of the Industrial Properties or obtain financing for any such development on terms favorable to the Company. See "Risk Factors--Real Estate Financing Risks--Ability to Obtain Permanent Financing" and "--No Limitation on Debt."

DEVELOPMENT, LEASING AND MANAGEMENT ACTIVITIES

  Since 1981, Prime has developed (or redeveloped) over 10.0 million square feet of office and industrial space, primarily located in the Chicago Metropolitan Area, Texas and Tennessee for its own portfolio. Development and redevelopment activities include site selection, land entitlement, project design and construction, marketing, leasing, finance, build-to-suit projects, base building and tenant construction. The Company has successfully developed numerous sophisticated development projects for some of the nation's most prominent corporations both in the Chicago Metropolitan Area and around the country. The Company's extensive experience has enabled it to form key alliances with major corporate tenants, landowners and contractors in the Chicago Metropolitan Area. The Company's relationships with tenants and users has enabled it to receive fees in connection with its role as developer of various projects, or, in several cases, such as the 77 West Wacker Drive Building, to develop the land for its own account where such development may result in an attractive risk-adjusted return on investment. In connection with the Formation Transactions, the Company will succeed to Prime's rights in and to Prime's office and industrial development, leasing and management business.

  The Company will provide its own development, leasing and property management services for the Properties. The Company's staff of approximately 151 employees will provide these services from the Company's headquarters in Chicago, Illinois and through on-site staff at the Properties. The Services Company may provide building management services for independent building owners for terms that vary in length and which generally provide for management fees of 1.5% to 5.0% of collected revenue and reimbursement of expenses. The Services Company also will provide third-party development services for third parties at market rates.

CONTRIBUTION PROPERTIES

  The Company has entered into agreements to acquire the Contribution Properties prior to or upon completion of the Offering. Acquisition of these properties is subject to the satisfactory completion of certain closing conditions. Although each of the acquisitions is expected to be completed prior to or upon completion of the Offering, there is no assurance that any of the Contribution Properties will be acquired. Upon the completion of the Offering and the consummation of the Formation Transactions, the 28 Contribution Properties are expected to be acquired by the Company from the Contributors, which include several companies founded and managed by management of the Company. The Company expects to finance the acquisition cost (approximately $53.5 million in the aggregate) through the assumption of indebtedness, other borrowings and the issuance of Common Units to certain of the Contributors.

  The Contribution Properties include 20 Industrial Properties and seven Office Properties. The Contribution Properties encompass an aggregate of approximately 2.6 million net rentable square feet, of which 97.1% was leased as of June 30, 1997. Major tenants of the Contribution Properties include Rank Video, Motorola, Household Finance, Equifax and National Service Industries. Rank Video, a British videotape company, completely occupies two of the Industrial Properties (and approximately 76.0% of a third) and has located its U.S. corporate headquarters in the Office Property. Other tenants include National Service Industries and Motorola, which have each established large production facilities in the Properties they lease. The Contribution Properties are all located in Suburban Chicago. For a further description of these Properties, see "--Other Chicago Metropolitan Area Office Buildings," "--Warehouse/Distribution Industrial Submarket--Description of Chicago Metropolitan Area Warehouse Distribution Properties," "Overhead Crane/Manufacturing Industrial Submarket--Description of Chicago Metropolitan Area Overhead Crane/Manufacturing Properties" and
"--Industrial Properties."

  Certain of the NAC Properties in Carol Stream and Batavia, Illinois, as well as 455 Academy Drive and 1301 Ridgeview Drive, can support additional development. The NAC Properties include approximately 94.4 additional acres, 455 Academy Drive includes approximately 2.5 additional acres, and 1301 Ridgeview Drive includes approximately 13.0 additional acres for development. There can be no assurance, however, that the Company will be able to successfully develop any of the land or obtain financing for any such development on terms favorable to the Company. Additionally, in connection with the acquisition of the Contribution Properties (i) the Company is obligated to purchase an additional 48.5 acres of land in Libertyville, Illinois in the event that an existing contract for the sale of such property is terminated and (ii) the Company has an option to purchase one industrial property, known as 901 Technology Way, in Libertyville, Illinois, for a purchase price of ten times the pro forma net operating income, but not less than the development cost nor more than 120.0% of the development cost. See "--Land for Development and Option Properties" and "Risk Factors--Real Estate Financing Risks" and "--No Limitation on Debt."

ACQUISITION PROPERTIES

  The Company has entered into agreements to acquire the Acquisition Properties prior to or upon completion of the Offering. Acquisition of each of these properties is subject to the satisfactory completion of certain closing conditions. Although each of the acquisitions is expected to be completed prior to or upon completion of the Offering, there is no assurance that any of the Acquisition Properties will be acquired. The Company expects to finance the acquisition cost (approximately $41.4 million in the aggregate) with the proceeds of the Offering. Unless otherwise indicated, all calculations and information contained in this Prospectus give pro forma effect to the acquisition of the Acquisition Properties.

  The Acquisition Properties consist of an aggregate of approximately 0.8 million net rentable square feet, of which 97.0% was leased as of June 30, 1997. Major tenants of the facilities include General Electric, Silicon Graphics and Ticor Title Insurance.

PRIME CONTRIBUTION PROPERTIES

  Concurrently with the completion of the Offering, the Prime Contribution Properties will be acquired by the Company from Prime.

  On July 24, 1997, Prime acquired 1699 E. Woodfield Road, one of the Prime Contribution Properties, which is a Class A office building located in Schaumburg, Illinois. This building has approximately 105,400 net rentable square feet, of which 95.2% was leased as of June 30, 1997. The building's tenants include Citibank, Merrill Lynch and McGladrey & Pullen.

  On July 31, 1997, Prime acquired six Industrial Properties located in the Columbus, Ohio metropolitan area. These properties range in size from 52,000 to 310,000 net rentable square feet and encompass an aggregate of approximately 732,800 net rentable square feet, of which 95.8% was leased as of June 30, 1997. Five of these Properties are warehouse/distribution facilities, and one is a light industrial manufacturing or "flex space" facility. Major tenants of the facilities include Spartan Warehouse, Premier Autoglass, S.P. Richards, Alkon Corporation, Danninger Medical, Wes-Tran Corp. and Schneider National. The Company believes that these Properties are well-located for warehousing and distribution in the Columbus, Ohio market. For a further description of these Properties, see "--The Company's Industrial Submarkets--Columbus Industrial Submarket--Description of Columbus Industrial Properties."

THE COMPANY'S MARKETS

  Because of the Company's primary focus on the Chicago Metropolitan Area, general economic information on the Chicago Metropolitan Area is presented below, followed by discussions of the submarkets in which the Company has Properties, including the Chicago Metropolitan Area office and industrial markets, as well as Nashville, Tennessee, Knoxville, Tennessee and Columbus, Ohio. The Company has relied, with permission, on research of the Company's submarkets performed by RCG, a nationally recognized expert in real estate consulting and urban economics. The discussion of such submarkets below and under the caption "Prospectus Summary--The Company's Markets--Chicago Metropolitan Area" is based upon the findings of RCG. While the Company believes that these estimates of economic trends are reasonable, there can be no assurance that these trends will in fact continue.

  Information contained in this section contains "forward-looking statements" relating to the future performance of the economies of the Chicago Metropolitan Area, Nashville, Tennessee, Knoxville, Tennessee, and Columbus, Ohio and office and industrial markets thereof. Actual results may differ materially from those set forth herein as the result of a number of factors, including, without limitation, the national and regional economic climate (which may be adversely affected by business layoffs or downsizing, industry slowdowns, relocations of business, changing demographics, infrastructure quality and governmental budgetary constraints) and priorities and conditions in the national, regional and Chicago Metropolitan Area office and industrial markets (such as oversupply of or reduced demand for office or industrial space, and increased telecommuting).

  The Chicago Metropolitan Area--General Overview. The Company currently owns or has an interest in office and industrial properties in the suburban and downtown submarkets of the Chicago Metropolitan Area. The Company believes that the Chicago Metropolitan Area has been and will continue to be an excellent market in which to own and operate office and industrial properties over the long term. The Company believes that this area is attractive for a number of reasons, including:

  . The Chicago Metropolitan Area contains the largest number of jobs of any MSA in the United States, and is the third most populous MSA, with an estimated population of over 7.7 million;

  . Chicago's manufacturing sector has continued to expand, and the services sector of the Chicago Metropolitan Area economy has grown even faster, and has outpaced the manufacturing sector in additional employment both in absolute terms and as a proportion of the local economy. This development has diversified Chicago's employment base, which already leads the nation in four (manufacturing, wholesale trade and retail trade, transportation, communications and utilities and construction) out of the seven major employment sectors;

  . Employment sectors requiring the use of office and industrial properties continue to expand with the Chicago Metropolitan Area's continuing growth and diversification of industries; and

  . Since 1992, there has been no increase in the inventory of Chicago CBD office space and only a slight increase in the inventory of Suburban Chicago office space.

  Chicago is the nation's largest and one of its fastest-growing economies in terms of absolute job growth. The Chicago Metropolitan Area had approximately
4.0 million jobs as of April 1997, which ranks it as the nation's largest metropolitan economy. In addition, during the last five years, from April 1992 through April 1997, Chicago ranked second nationwide in terms of total jobs added. The Chicago Metropolitan Area economy grew by 389,400 jobs over the last five years compared to first-ranked Atlanta, which added 407,300 jobs and third-ranked Phoenix, which added 354,800 new jobs over the same period. The following charts indicate the five largest MSAs in the United States for both total employment and growth in employment for the last five years.

                             [CHARTS APPEAR HERE]

                       Total Employment as of April 1997
                                 Top Five MSAs

                   Jobs (000s)

Chicago              3,977.4
New York             3,893.3
LA                   3,857.2
Washington           2,446.4
Philadelphia         2,235.0

Source: Bureau of Labor Statistics

                Fastest Growing MSAs, April 1992 to April 1997
                               in Absolute Terms

                   Jobs (000s)

Atlanta               407.3
Chicago               389.4
Phoenix               354.8
Dallas                294.2
Detroit               240.3

Source: Bureau of Labor Statistics

  The strengths of Chicago's economy include its transportation system, highly diverse economy, strong high-technology sector, growing international trade and high per capita income. For example, Chicago retains its preeminent role in transportation as the location of the world's busiest airport, the hub of the nation's rail system and the primary port connecting the Great Lakes with the Mississippi River and the Gulf of Mexico. While Chicago has been (and continues to be) a national center of heavy manufacturing, Illinois recently surpassed Massachusetts in high-technology employment and merchandise exports and is behind only California, New York and Texas, according to a 1997 ranking by AEA. Furthermore, Chicago, as the home of the CBOT, the CME and the CBOE, has become the international center of options, futures and commodity trading and an important center of international finance. In addition, according to RCG, the Chicago Metropolitan Area's median household income in 1996 was $59,895, 28.3% above the national average. Based on the foregoing, the Company believes that the Chicago Metropolitan Area's long-term outlook is positive.

  The Chicago Metropolitan Area's top companies include such national leaders as Sears, Motorola, Ameritech, Allstate, UAL Corporation (United Airlines), Waste Management, Baxter International, McDonald's, Abbott Laboratories, Walgreen's, Sara Lee, Donnelley, Arthur Andersen, Amoco and First Chicago NBD. Regional Financial Associates ("RFA") estimates the Chicago Metropolitan Area's gross metropolitan product ("GMP") in 1996 will expand 2.3% per year through the year 2000. The economic fundamentals and steady growth of both the Midwest and the Chicago Metropolitan Area lead the Company to expect continued strength in this market.

  The Company believes that the solid, diversified local economy in the Chicago Metropolitan Area is creating continued office space demand and absorption. Because of the steady expansion of office employment and nearly no new construction, the overall Class A vacancy rate has steadily declined for five years and is expected to continue to decline. According to RCG, Class A rental rates in the Company's largest office market, the Chicago CBD, have risen as Class A vacancy rates have decreased from 23.1% in 1992 to 9.3% by the end of the second quarter of 1997.

  The Chicago Metropolitan Area also has experienced a very active market in industrial space in the 1990s. As of the second quarter of 1997, the Chicago Metropolitan Area's industrial market overall vacancy rate was 7.5%, below the national average vacancy rate of 8.1%. In addition, 32.6% (in terms of net rentable square feet) of the Company's Industrial Properties in the Chicago Metropolitan Area consist of overhead crane facilities which have a relatively expensive replacement cost substantially in excess of the Company's basis in its Properties. The Company believes that current rental rates in the overhead crane/manufacturing submarket are less than the level which would justify the construction of new overhead crane/manufacturing facilities and, therefore, the Company believes that there will be little new competition in this area with the Company's overhead crane/manufacturing Properties.

  Increasing Employment. The Chicago Metropolitan Area economy experienced significant recessionary conditions during the 1989-1993 period. While the Chicago Metropolitan Area entered the recession earlier than other parts of the nation, in part due to cutbacks in the manufacturing sector, it also entered the economic recovery before many other areas. As of April 1997, the Chicago Metropolitan Area experienced a net increase in employment of approximately 66,500 jobs, representing an approximately 1.7% increase for the previous twelve months. Of the total, approximately 38,800 jobs (approximately 58.3% of the total) were created in the services sector. Total employment was approximately 4.0 million as of April 1997, according to the Bureau of Labor Statistics. RCG expects an average increase of approximately 50,000 jobs annually through 1999, representing an annual growth rate of approximately 1.1% to 1.4%.

  The Chicago Metropolitan Area's unemployment rate has steadily decreased from its 1992 peak and is currently below the national average unemployment rate. The national unemployment rate as of April 1997 was approximately 4.9% versus approximately 4.7% in the Chicago Metropolitan Area. By comparison, the 1992 unemployment rates for the United States and Illinois were both approximately 7.4%. According to the Bureau of Labor Statistics, unemployment in the Chicago Metropolitan Area has been declining for the last five years. According to RCG, the unemployment rate in the Chicago Metropolitan Area will probably remain lower than the unemployment rate for the nation as a whole through the year 2000.

  Growing Service Economy. Chicago's economy is highly diversified. Traditionally strong industries such as manufacturing and transportation continue to be vibrant sectors of the economy, and increasingly, knowledge-based industries are growing at a rapid pace. The dynamic growth of knowledge-based industries is evident in the strong growth in subsectors within the services and finance, insurance and real estate ("FIRE") sectors. During the year ended April 1997, the services sector, which grew from 25.1% of the total employment base in 1987 to 31.1% in 1997, grew at a rate of 3.2% compared to a rate of 3.4% nationally. The following graph illustrates the growing diversification of Chicago's economic base.

                                     CHART

  Growth was particularly strong in the following knowledge-based services employment subsectors: educational services (5.6%), engineering and management (5.3%) and business services (4.6%). Tourism-related services also enjoyed strong growth, with employment in amusement and recreation up 5.2% and hotel employment up 3.7%. RCG expects that the recent $675.0 million expansion of the McCormick Place Convention Center will boost visitor volume and tourism-related services in Chicago. In addition, Chicago has a large legal services industry. A number of the largest law firms in the U.S. are based in Chicago, in a concentration second only to New York.

  Growth in knowledge-based industries is also occurring in the financial services industry. As the home of the CBOT, the CME and the CBOE, Chicago is the international center of options, futures and commodity trading and an important center of international finance. The CBOT is the world's oldest and largest futures and options exchange. In February 1997, the CBOT opened its new 60,000 square foot trading facility, which combined with its existing facility, makes it the largest trading facility in the world. The CME, consisting of twin 40-story office towers with one of the world's largest trading floors is by far the world's largest financial marketplace in terms of open interest futures and options (open interest represents the positions outstanding at the close of trading). With the increasing use of options, the CBOE has grown to become the world's largest options exchange and the second largest securities exchange in the U.S. Currently, the CBOE captures the largest share of the U.S. options market and as of December 31, 1996, the CBOE's options trades accounted for more than 47.0% of equity options trading, 95.0% of index options trading and 65.0% of all options trading nationwide.

  Reflecting the importance of Chicago as a center of derivative finance, employment in the FIRE sector, especially security and commodity broker jobs, is highly concentrated in Chicago. Employment in these sectors grew significantly during the year ended April 1997. During such period, employment in the security and commodity brokers industry increased 2.8%, and employment in the security brokers and dealers industry increased 3.5%. The high concentration of financial services employment has significant spillover effects in other industries, such as business services and publishing. For example, Donnelley, one of the nation's largest financial publishers, is a Fortune 500 company headquartered in Chicago at the Company's 77 West Wacker Drive Building.

  The Company believes that strong employment growth in the services and FIRE sectors is a good sign for the Chicago office market, because employment growth in these two sectors is a major source of demand for office space, particularly in the Company's largest market of the Chicago CBD.

  Growing Manufacturing Sector. Chicago has historically been, and continues to be, associated with heavy manufacturing, and it has the second fastest growing manufacturing employment base nationwide. Much of the fast growth is occurring in high-wage, high-technology industries, which are relocating and expanding in the Chicago Metropolitan Area, due to its large pool of educated workers and affordable cost of living. Illinois recently surpassed Massachusetts in high-technology employment and is behind only California, New York and Texas, according to a 1997 ranking by the AEA. Similarly, Illinois is also ranked fourth for high-technology merchandise exports, according to the AEA survey. Because of the continued strong presence of heavy manufacturing and the increased presence of high-technology manufacturing, Chicago's manufacturing employment base has expanded at an average rate of 1.2% during the last five years, compared to national growth of 0.2% over the same period. Similarly, during the year ended April 1997, Chicago's manufacturing employment increased 1.6% compared to a national rate of 0.1%. During the last year, the fastest growing manufacturing subsectors have all been high-technology subsectors such as electronics and other electric equipment (3.3%), medical instruments (2.2%) and electronic components (2.1%). Several large high-technology companies are headquartered in Chicago, including Motorola. The Company believes this growth in high-technology manufacturing, which is reflected in the Company's tenant base, has strengthened the submarkets in which the Properties are located, including the Schaumburg submarket, because Schaumburg contains the headquarters of Motorola, the third-largest tenant of the Company's Industrial Properties.

  While high technology is a fast-growing segment of the manufacturing industry in Chicago, the steel industry, which contains several of the Company's largest industrial tenants, remains a stable and important local industry. Many of the manufacturing subsectors associated with steel manufacturing and fabrication, such as metal forging and stamping, metalworking machinery and fabricated metal products, are highly concentrated in the Chicago Metropolitan Area. Inland Steel Industries and Acme Metals are the largest local steel processors. Several large steel fabricators are also based in the Chicago Metropolitan Area, including Tempel Steel Company, a manufacturer of magnetic steel laminations, and A.M. Castle, a processor of specialty metals. A.M. Castle is a tenant of the Company's Hammond Enterprise Center.

  Other Sectors. The retail and wholesale trade sectors have enjoyed moderate growth over the last year. During the year ended April 1997, trade employment was up 1.1%, compared to 2.8% nationwide. Growth in the retail sector has been particularly strong, increasing 2.1% during the last year. Sears, a Fortune 500 retail company headquartered in the Chicago Metropolitan Area, is growing rapidly. Other large retailers headquartered in the Chicago Metropolitan Area are Walgreen's and Spiegel Inc.

  Reflecting its role as a major international trade center, the Chicago Metropolitan Area has a high concentration of transportation-related employment. Air transportation is particularly concentrated in the Chicago Metropolitan Area, because of the size and volume of activity of Chicago O'Hare International Airport. Chicago

O'Hare International Airport has handled more passengers and aircraft operations than any other airport in the world for the past 30 years. As the hub of the nation's rail system and the primary port linking the Great Lakes with the Mississippi River and the Gulf of Mexico, the Chicago Metropolitan Area also has a high concentration of employment in trucking and warehousing and transportation services. Employment growth in these two sectors was up a strong 5.0% and 7.1%, respectively, as of the year ended April 1997.

  The Company believes that all three of the sectors described above, manufacturing, retail and wholesale trade and transportation are important indicators of demand for warehouse/distribution space.

  Forecasted Employment Growth. RCG forecasts that the Chicago Metropolitan Area employment base will continue to grow at a moderate rate of 1.1% to 1.4% per year during the next three years, with an absolute growth of approximately 50,000 jobs per year on average. RCG believes that the strongest job growth will continue to occur in services, finance and manufacturing (particularly high-technology manufacturing). The following graph illustrates the employment trends and forecasts for the Chicago Metropolitan Area and the United States.

                                     LOGO

THE COMPANY'S OFFICE SUBMARKETS

 Chicago Metropolitan Area Office Submarkets

  Reflecting the large size of the metropolitan economy, the Chicago Metropolitan Area was one of the top office markets nationwide in the second quarter of 1997. The overall metropolitan area office market is third in size, but the Chicago CBD office market ranks second only to New York's combined midtown and downtown office markets.

  The Chicago Metropolitan Area office market has improved significantly over the last five years; the vacancy rate has declined from 19.3% in 1992 to a low of 13.2% in the second quarter of 1997. As the largest financial and business center in the Midwest and the international center of derivative finance, the Chicago Metropolitan Area has a large and growing office employment sector. Strong growth in office employment sectors has contributed greatly to the improved health of the Chicago Metropolitan Area office market. During the five years from April 1992 to April 1997, office employment (defined as employment in FIRE and business services) grew by 97,500, ranking the Chicago Metropolitan Area first among all metropolitan areas nationwide in terms of office employment growth over the last five years. The Chicago CBD office market consists of 108.7 million net rentable square feet, in the aggregate, and the Suburban Chicago office market consists of 79.7 million net rentable square feet, in the aggregate.

  Chicago Metropolitan Area office market vacancy rates have declined steadily over the last five years; the vacancy rate has declined from a high of 19.3% in 1993 to a low of 13.2% in the second quarter of 1997. The greatest gains in the Chicago Metropolitan Area have occurred in the Class A office market, where the vacancy rate has fallen from a high of 20.5% in 1992 to 9.3% in 1996 and has fallen further recently to 8.5% in the second quarter of 1997. The Class A office market has had strong net absorption of approximately 2.1 million square feet per year since 1992. The total office market has averaged net absorption of only 2.2 million square feet per year since 1992, which reflects the movement of tenants of Class B and Class C space into Class A spaces, where the rents have remained moderate. However, rents have recently been increasing at an accelerating pace. The following tables illustrate historical and forecasted conditions in the Chicago Metropolitan Area overall office market and Class A office market, respectively.


             TOTAL CHICAGO METROPOLITAN AREA OFFICE MARKET (000SF)

                          1992    1993    1994    1995    1996    2Q97    1997f   1998f   1999f
                         ------- ------- ------- ------- ------- ------- ------- ------- -------
  Stock                  190,329 190,534 190,490 189,899 188,849 188,342 189,139 189,549 189,599
  New Construction         3,893     205     230       0     216       0     797   1,410     800
  Conversion/Demolition        0       0     274     591   1,266     507     507   1,000     750
  Net Absorption              --   1,257   3,510   2,721   1,322   1,059   2,650   3,150   2,700
  Occupied Stock         153,596 154,853 158,363 161,084 162,406 163,465 165,056 168,206 170,906
  Vacancy Rate             19.3%   18.7%   16.9%   15.2%   14.0%   13.2%   12.7%   11.3%    9.9%
 Source: RCG



            CHICAGO METROPOLITAN AREA CLASS A OFFICE MARKET (000SF)

                          1992    1993    1994    1995    1996    2Q97    1997f   1998f   1999f
                         ------- ------- ------- ------- ------- ------- ------- ------- -------
  Stock                   73,544  73,749  73,979  73,979  74,195  74,195  74,992  76,402  77,202
  New Construction         3,893     205     230       0     216       0     797   1,410     800
  Net Absorption             759   2,116   2,678   2,425   1,639     591   1,700   1,800   1,400
  Occupied Stock          58,452  60,568  63,246  65,671  67,310  67,900  69,010  70,810  72,210
  Vacancy Rate             20.5%   17.9%   14.5%   11.2%    9.3%    8.5%    8.0%    7.3%    6.5%

 Source: RCG


 Chicago Central Business District Office Submarket

  The Company owns and operates the 77 West Wacker Drive Building in the Chicago CBD submarket.

  The Chicago CBD submarket encompasses Chicago's downtown area. The Chicago CBD submarket is the primary location within the city for financial institutions, business services companies, law firms and government agencies. In addition, a number of major corporations have a significant presence in the Chicago CBD submarket, including Donnelley, Leo Burnett, Helene Curtis, Wrigley, Everen, Morton International, Aon, Blue Cross/Blue Shield, Quaker Oats, Amoco and First Chicago NBD.

  The Chicago CBD office market has improved since 1993, when the office vacancy rate peaked at 19.6%. In the second quarter of 1997, the overall Chicago CBD office vacancy rate fell to 14.9%.

  RCG believes that the improvement in the Chicago CBD office market is the result of both strong growth in office employment and the lack of new construction in the Chicago CBD office market since 1992. During the first half of 1997, several large tenants, including Commonwealth Edison, the State of Illinois and Andersen Consulting, leased significant space in the Chicago CBD. In addition, the Class A office market has been the main beneficiary of strong office employment growth. As a result, Class A vacancy rates in the Chicago CBD have declined from a high of 23.1% in 1992 to a low of 9.3% in the second quarter of 1997.

  RCG forecasts a further decline in vacancy rates in the Chicago CBD office market in 1997 and 1998, due to expected continued strong growth in office employment, lack of construction of new office space and the conversion of Class C buildings to other uses. Other than a build-to-suit office building for Blue Cross/Blue Shield, no new office space is expected during the next three years, and RCG believes, based on a three-year construction cycle for large office buildings in the Chicago CBD, that there is little likelihood of new office space in the Chicago CBD before the year 2001.

  The following graph illustrates the historical and forecasted declines in Chicago CBD office vacancy rates.

                                     LOGO

  An additional factor contributing to the decline in office vacancy rates is the conversion of office buildings to other uses. Since 1994, the Chicago CBD office stock has shrunk by over two million square feet, due to conversions and demolitions. Older Class C office buildings are being converted, largely to residential units and hotels. During the first half of 1997, three conversions resulted in the removal of 507,000 square feet of office space from the Chicago CBD market. The Chicago Department of Planning and Development has reported that over 20 conversion projects are either under construction or being planned. In addition, one of the tax increment financing districts for the Chicago CBD was amended in February 1997 to enlarge the area covered by the district and to set aside approximately $300.0 million for the renovation of the infrastructure and building stock in the older, eastern portion of the Chicago CBD. Because of the new redevelopment subsidies, the continuing increases in housing renovation and the expanding demand for hotel space, RCG expects an acceleration in the rate of conversions of older office buildings to other uses and a decline in vacancy rates in the overall Chicago CBD office market. The following tables illustrate historical and forecasted conditions in the Chicago CBD overall office market and Class A office market, respectively.

                    TOTAL CHICAGO CBD OFFICE MARKET (000SF)

                          1992    1993     1994    1995    1996    2Q97    1997f   1998f   1999f
                         ------- -------  ------- ------- ------- ------- ------- ------- -------
  Stock                  111,329 111,329  111,055 110,464 109,198 108,691 108,691 107,691 106,941
  New Construction         3,893       0        0       0       0       0       0       0       0
  Conversion/Demolition        0       0      274     591   1,266     507     507   1,000     750
  Net Absorption             N/A    (334)   1,334     179     813     661   1,700   1,750   1,500
  Occupied Stock          89,843  89,509   90,843  91,022  91,836  92,496  93,536  95,286  96,786
  Vacancy Rate             19.3%   19.6%    18.2%   17.6%   15.9%   14.9%   13.9%   11.5%    9.5%
 Source: RCG



                   CHICAGO CBD CLASS A OFFICE MARKET (000SF)

                          1992    1993     1994    1995    1996    2Q97    1997f   1998f   1999f
                         ------- -------  ------- ------- ------- ------- ------- ------- -------
  Stock                   43,915  43,915   43,915  43,915  43,915  43,915  43,915  43,915  43,915
  New Construction         3,893       0        0       0       0       0       0       0       0
  Net Absorption             759   1,230    1,669   1,493   1,230     439     800     800     600
  Occupied Stock          33,771  35,000   36,669  38,163  39,392  39,831  40,192  40,992  41,592
  Vacancy Rate             23.1%   20.3%    16.5%   13.1%   10.3%    9.3%    8.5%    6.7%    5.3%
 Source: RCG


 Central Loop Submarket

  The Central Loop is the largest submarket in the Chicago CBD and the center of Chicago's downtown financial district, with a tenant base that consists primarily of financial institutions, business services companies, law firms, major corporations and government agencies. The 77 West Wacker Drive Building is located within the Central Loop.

  The Central Loop office vacancy rate declined from a high of 18.2% in 1993 to 15.5% in the second quarter of 1997. The vacancy rate also dropped substantially in the first half of 1997. The Central Loop Class A vacancy rate is 9.1%, which is lower than the overall Chicago CBD Class A vacancy rate of 9.3%. The Central Loop had a high amount of net absorption for the first half of 1997, due in large part to large leases by Commonwealth Edison, Andersen
Consulting and the law firm of O'Donnell, Wicklun, Pigozzi and Peterson.

  The Central Loop has had no new additions to office space since 1992, and although Class A rents are rising, RCG does not expect any new construction of office space in the Central Loop before 2001. RCG expects the Central Loop, because of its large base of financial, legal, corporate and government tenants, to remain a strong submarket. The following table and graph illustrate historical and forecasted conditions in the Central Loop Class A office market.


                 CENTRAL LOOP CLASS A OFFICE SUBMARKET (000SF)

                          1992    1993     1994    1995    1996    2Q97    1997f   1998f   1999f
                         ------- -------  ------- ------- ------- ------- ------- ------- -------
  Stock                   18,999  18,999   18,999  18,999  18,999  18,999  18,999  18,999  18,999
  New Construction         2,841       0        0       0       0       0       0       0       0
  Net Absorption           3,901     114      931     665     323     171     350     360     240
  Occupied Stock          15,066  15,180   16,111  16,776  17,099  17,270  17,449  17,809  18,049
  Vacancy Rate             20.7%   20.1%    15.2%   11.7%   10.0%    9.1%    8.2%    6.3%    5.0%

 Source: RCG

                                     CHART

  Because the book value of the 77 West Wacker Drive Building will be in excess of 10.0% of the Company's total assets and the gross revenues for the 77 West Wacker Drive Building for the year ended December 31, 1996 were in excess of 10.0% of the Company's aggregate gross revenues, additional information regarding this Property is presented hereafter.

  77 West Wacker Drive Building. The Company developed, leases, manages and owns the 77 West Wacker Drive Building, a Class A high-rise, multitenant corporate office building situated in what the Company considers to be a premier location in the Chicago CBD. The 77 West Wacker Drive Building was completed in 1992 to high-quality specifications to address the anticipated demands of the submarket's tenants. The building, upon its completion, opened with commitments for long-term leases for over 95.0% of its net rentable office area even though office space occupancy rates in the Central Loop submarket averaged 79.3% in 1992. The building has received awards for its design, structural engineering, lighting and general merit, including the Sun-Times Real Estate Development of the Year Award for 1993, Chicago's most prestigious real estate industry award, and the Best New Building Award from the Friends of Downtown. The Company believes the 77 West Wacker Drive Building has a premier location in the Chicago CBD submarket for a number of reasons, including convenience of access to mass transportation, views from the building and close proximity to hotels, restaurants and other attractions of downtown Chicago.

  The building is comprised of 50 floors, encompassing an aggregate of approximately 944,600 net rentable square feet, of which 84.6% was leased as of June 30, 1997. The building has an exterior curtain wall of silver reflective glass enclosed in a grid of white granite and is topped by a "Grecian temple," which creates distinctive tenant spaces on the 49th and 50th floors. The exterior is lighted at night by 540 high-intensity lamps which accentuate the building's position on Chicago's downtown skyline. One design feature of the 77 West Wacker Drive Building is its floor plates, which provide highly efficient, column free space for tenants. The building was designed and constructed with above-standard floor loadings and floor-to-ceiling heights to accommodate the weight and raised floors requirements of computers and other equipment. The building's floors are climate controlled in 16 zones, thus increasing tenant comfort, allowing for separate thermostat controls for areas housing temperature sensitive equipment and reducing costs for after-hour operations. In this area, the building has been recognized by the American Society of Heating, Refrigeration and Air-Conditioning Engineers for its energy-efficient heating, ventilating and air conditioning systems, which reduce operating costs for both the Company and its tenants. The building was designed for tenant efficiency and convenience and features a very high ratio of elevators to rentable square feet, as well as 24-hour on-site security and management, and convenient on-site facilities, such as a health club and dining facilities. Management believes that because of these and other high-quality features, the 77 West Wacker Drive Building continues to attract long-term major corporate tenants at rates above those of other facilities in the Chicago CBD and neighboring submarkets.

  Major tenants of the facility include the headquarters of Donnelley, a financial printer, the headquarters of Everen, a securities firm, and Jones Day, a law firm. These tenants have been tenants in the building since its opening. Certain legal action has been taken against Keck, another significant tenant in the 77 West Wacker Drive Building, to obtain possession of the Keck Space. A settlement agreement was entered with Keck that provides that the Keck Space will be vacated no later than November 30, 1997. Unless otherwise noted, all the occupancy and vacancy rates, Annualized Net Rent and Annualized Effective Net Rent for the 77 West Wacker Drive Building on or after June 30, 1997 set forth in this Prospectus have excluded Keck's occupancy.

  The annual net rent, in accordance with GAAP, per leased square foot of the 77 West Wacker Drive Building for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 was $22.26, $20.79, $21.19, $21.56 and $20.39,
respectively.

  The 77 West Wacker Drive Building had a percentage leased rate of 90.5%, 95.3%, 97.0%, 99.6% and 93.6% for each of the five years ended December 31, 1992 through 1996. As of June 30, 1997, Donnelley occupied approximately 25.6% of the Property's net rentable square feet. The lease for this space commenced on July 1, 1992 for occupancy of 241,569 square feet. Pursuant to its lease, Donnelley is obligated to pay net rent per square foot of $29.90 in 1997 (escalating at a rate of 2.5% per annum through June 30, 2007), for an aggregate of $7,222,913. The current lease term is subject to two ten-year options to renew at 95% of fair market value basis. As of June 30, 1997, Everen occupied approximately 25.5% of the Property's net rentable square feet. The lease for this space commenced on June 1, 1992 for occupancy of 241,225 square feet. Pursuant to its lease, Everen is obligated to pay net rent per square foot of $29.43 in 1997 (escalating at an annual rate of 200% of the change in the CPI but not to exceed 2.5% per annum on a cumulative compounded basis through June 30, 2007), for an aggregate of $7,099,252. The current lease term is subject to two five-year options to renew at 95% of fair market value basis. Everen has an option to terminate the lease effective approximately June 1, 2002, upon two years prior written notice, and upon payment of a termination fee calculated at more than $37,900,167. As of June 30, 1997, Jones Day occupied approximately 11.8% of the Property's net rentable square feet. The lease for this space commenced on August 1, 1992 for occupancy of 111,706 square feet. Pursuant to its lease, Jones Day is obligated to pay net rent per square foot of $27.32 in 1997 (escalating at an average rate of 3.2% per annum through April 30, 2007), for an aggregate of $3,051,808. The current lease term is subject to two five-year options to renew at 95% of fair market value basis.

  Management believes that because of the high quality and strategic location of the 77 West Wacker Drive Building, it has had higher occupancy, tenant retention and rental rates than other properties within this submarket. The vacancy rate of office buildings in the Chicago CBD submarket was approximately 15.9% for 1996 as compared to approximately 8.8% for the 77 West Wacker Drive Building for 1996. The average net rental rate in the Chicago CBD submarket during the second quarter of 1997 was approximately $11.94 per square foot for Class A office buildings compared to an average net rental rate of $18.50 per square foot plus three percent per annum for the 77 West Wacker Drive Building as of June 30, 1997. The Company is aware of the construction of only one new office building in the Chicago CBD, the new headquarters for Blue Cross/Blue Shield, a major insurance company. To the Company's knowledge, no other new construction is being undertaken in the near future in the Chicago CBD submarket.

  The following table sets forth for the 77 West Wacker Drive Building for each of the ten years following the completion of the Offering: (i) the number of tenants whose leases will expire, (ii) the total net rentable square feet covered by such leases, (iii) the percentage of total leased net rentable square feet represented by such leases, (iv) the annual net rent represented by such leases and (v) the average annual net rent per net rentable square foot represented by such leases.

                                         NET      PERCENTAGE OF                AVERAGE ANNUAL
                                       RENTABLE    TOTAL LEASED  ANNUAL NET   NET RENT PER NET
                                     AREA SUBJECT  SQUARE FEET   RENT UNDER RENTABLE SQUARE FOOT
                           NUMBER OF TO EXPIRING  REPRESENTED BY  EXPIRING     REPRESENTED BY
 YAR OF LEASEE             EXPIRING     LEASES       EXPIRING      LEASES         EXPIRING
  XPIRATIONE                LEASES    (SQ. FT.)     LEASES (%)     ($000)        LEASES ($)
-------------              --------- ------------ -------------- ---------- --------------------
  7/1/97-12/31/97.........     --          --            --           --             --
  1998....................      4       24,662          3.09          252          10.20
  1999....................      1        1,424          0.18           18          12.55
  2000....................      2       22,067          2.76          166           7.52
  2001....................      2       12,844          1.61          166          12.93
  2002....................      4       55,055          6.89          746          13.54
  2003....................      2       25,175          3.15          271          10.76
  2004....................      1       22,576          2.82          207           9.17
  2005....................     --          --            --           --             --
  2006....................      1        4,485          0.56           46          10.29
  2007+...................      9      631,159         78.94       16,392          25.97
                              ---      -------        ------       ------
                               26      799,447        100.00       18,264          22.84
                              ===      =======        ======       ======

  The Company's tax basis in the 77 West Wacker Drive Building for federal income tax purposes as of December 31, 1996 was approximately $221.0 million (net of accumulated depreciation and reductions in depreciable basis). The Property is depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life ranging from five years to 39 years, depending upon the date of certain capitalized improvements to the Property. For the year ended December 31, 1996, the estimated average depreciation rate for this Property under the modified accelerated cost recovery system was 3.3%. For the 12- month period ending June 30, 1997, the Company was assessed property taxes on this Property at an effective annual rate of approximately 9.3%. Property taxes on this Property for the 12-month period ending June 30, 1997 totaled approximately $7.0 million, which represents 1995 taxes paid in 1996. Management does not believe that any capital improvements made during the 12-month period immediately following the Offering should result in an increase in annual property taxes.

  In the Company's opinion, this Property is adequately covered by insurance.

 Chicago Metropolitan Area Suburban Office Submarket

  The Company will own and operate twelve Office Properties in the Suburban Chicago office submarket, with approximately 938,862 aggregate net rentable square feet.

  The Suburban Chicago office submarket consists of the suburbs surrounding the City of Chicago. The suburban market is comprised of four distinct submarkets. Besides the Office Properties attached to the Industrial Properties, the Company owns Office Properties in both the north and northwest suburbs of Chicago.

  The north and northwest suburbs have served as the primary alternative choice for large corporations which choose not to locate in the Chicago CBD, and currently, although the Chicago CBD retains its traditional dominance as the primary home of the Chicago Metropolitan Area's governmental, financial and legal communities, the north and northwest suburbs contain the headquarters of several of the Chicago Metropolitan Area's most prominent companies, ranging from Motorola (in Schaumburg) and McDonald's (in Oak Brook) to Allstate Insurance, Baxter International, W.W. Grainger and Abbott Laboratories (in Lake County) and Sears, Ameritech and Siemens (in the northwest suburbs).

  The Suburban Chicago office market has experienced a dramatic decline in office vacancy rates, from a high of 19.3% in 1992 to 10.9% in the second quarter of 1997. The Suburban Chicago Class A office market vacancy rate of 7.3% in the second quarter of 1997 is lower than that of the market as a whole. RCG believes that this better performance is the result of the movement of tenants from Class B and Class C space into Class A space, because during the last five and a half years, Suburban Chicago Class A net absorption has averaged over 800,000 square feet per year, compared to a total net absorption of 1.3 million square feet per year in the Suburban Chicago office market.

  RCG believes that Class A office rents in Suburban Chicago have risen to the point where construction of new Class A office space is economically feasible. A total of ten new office buildings, with an aggregate of 796,800 net rentable square feet (representing approximately 1.0% of the existing net rentable square feet in the Suburban Chicago office market) are scheduled to be completed during 1997. Nine new office buildings with an aggregate of 1.4 million net rentable square feet are scheduled to be completed in 1998. Several other office buildings are being planned, but are not scheduled to be completed before 1999.

  RCG believes that the outlook for the Suburban Chicago office market is strong. RCG believes that, because office employment growth is expected to remain in the 2.0% range, overall vacancy rates in the Suburban Chicago office market may rise slightly but will remain relatively low, despite the addition of new office space. Because of the disparity between the Class A and Class B office markets, the Company believes that there are increasingly more development and redevelopment opportunities in Suburban Chicago. The following graph and tables illustrate Suburban Chicago vacancy rates and historical and forecasted conditions in the Suburban Chicago office market.

                                     LOGO


                    SUBURBAN CHICAGO OFFICE MARKET (000SF)

                     1992   1993   1994   1995   1996   2Q97  1997f  1998f  1999f
                    ------ ------ ------ ------ ------ ------ ------ ------ ------
  Stock             79,000 79,205 79,435 79,435 79,651 79,651 80,448 81,858 82,658
  New Construction       0    205    230      0    216      0    797  1,410    800
  Net Absorption         0  1,591  2,176  2,542    509    398    950  1,400  1,200
  Occupied Stock    63,753 65,344 67,520 70,062 70,571 70,969 71,521 72,921 74,121
  Vacancy Rate       19.3%  17.5%  15.0%  11.8%  11.4%  10.9%  11.1%  10.9%  10.3%

 Source: RCG

                SUBURBAN CHICAGO CLASS A OFFICE MARKET (000SF)

                     1992    1993    1994    1995    1996    2Q97    1997f   1998f   1999f
                    ------- ------- ------- ------- ------- ------- ------- ------- -------
  Stock              29,629  29,629  29,834  30,064  30,064  30,280  30,077  32,487  33,287
  New Construction        0     205     230       0     216       0     797   1,410     800
  Net Absorption      1,133     887   1,009     932     410     151     900   1,000     800
  Occupied Stock     24,681  25,568  26,577  27,509  27,918  28,070  28,818  29,818  30,618
  Vacancy Rate        16.7%   14.3%   11.6%    8.5%    7.8%    7.3%    7.3%    8.2%    8.0%

 Source: RCG



      SUBURBAN CHICAGO OFFICE SUBMARKETS: RECENT VACANCY RATE STATISTICS

                                                    Change
                         N.R.A.    % Vacant         4Q96-
       Submarket          2Q97    2Q97  1Q97  4Q96   2Q97
       ---------       ---------- ----- ----- ----- ------
       Lake Shore       4,210,145 13.4% 13.4% 13.0%  0.3%
       North Suburbs    5,088,456  6.3%  6.2%  6.7% -0.4%
       SCHAUMBURG      21,595,252 10.7% 10.9% 12.6% -1.8%
       O'Hare          12,847,991 13.0% 13.1% 13.9% -0.9%
       OAK BROOK       26,276,766 10.1% 10.3%  9.4%  0.7%
       West Cook        1,276,779 14.3% 13.7% 12.9%  1.4%
       South Suburbs    2,395,264 12.9% 12.8% 13.3% -0.4%
       Lake County      6,070,883 10.5% 12.5% 12.8% -2.3%
       Suburban Total  79,761,536 10.9% 11.1% 11.4% -0.6%

      Source: RCG


 Schaumburg Submarket

  The Company will own and operate three Office Properties in the Schaumburg submarket, two of which are Acquisition Properties and one of which is a Contribution Property. The Schaumburg submarket encompasses the communities of Schaumburg, Hoffman Estates, Itasca, Mt. Prospect, Rolling Meadows and Arlington Heights in northwest Cook County and is located 20 to 30 minutes west of Chicago O'Hare International Airport. The Schaumburg submarket serves as the headquarters for some of the Chicago Metropolitan Area's top companies, such as Motorola and Sears. In addition, several other major office employers have large facilities in the Schaumburg submarket, including Ameritech, U.S. Robotics (now 3Com) and Siemens.

  The Schaumburg office submarket has the second highest concentration of office space in the Suburban Chicago office market. During the 1980s, Schaumburg emerged as a popular business location, and approximately 70.0% of the submarket's current inventory of 18.8 million square feet of Class A and Class B office space was built during the 1980s. The Schaumburg Class A office submarket has experienced the largest decline in vacancy rates of any office submarket in the Chicago metropolitan area; the Schaumburg Class A office vacancy rate declined from a high of 20.1% in 1992 to 5.5% in the second quarter of 1997. During 1996, the Schaumburg submarket recorded the largest amount of leasing activity of any suburban submarket. Ameritech and U.S. Robotics (now 3Com) leased large spaces in 1996. In the first half of 1997, several major tenants, including Prudential Insurance, leased large amounts of office space. In the second quarter of 1997, the Schaumburg submarket's overall office vacancy rate declined to 10.7%, less than half of its 1992 vacancy rate of 23.9%. RCG believes that the low vacancy rates in the Schaumburg Class A office market are beginning to affect vacancy rates to the Class B market, which still has a relatively high vacancy rate of 16.7% in the second quarter of 1997.

  Absorption of office space in Schaumburg has been extremely strong for the past four years and has averaged 360,000 and 500,000 square feet per year, respectively, in the overall and Class A markets. However, there has been very little new construction. During the last five years, only two buildings totaling 110,000 square feet were constructed. RCG believes that only six office buildings with an aggregate of approximately 384,000 net rentable square feet will be completed during 1997 and 1998. Two other proposed buildings are likely to be completed in early 1999.

  RCG believes that the outlook for the Schaumburg office market is strong. Demand for office space is expected to remain strong, but will be constrained by the lack of new supply of Class A office space. RCG forecasts that Class A vacancy rates will remain low through 1998. RCG believes that the overall vacancy rates for the office submarket will slowly decline below 10.0% by 1999. The following tables and graph illustrate historical and forecasted conditions in the Schaumburg overall and Class A office markets.


              SCHAUMBURG SUBMARKET CLASS A OFFICE MARKET (000SF)

                     1992    1993   1994   1995   1996   2Q97  1997f  1998f  1999f
                    ------  ------ ------ ------ ------ ------ ------ ------ ------
  Stock             10,175  10,175 10,230 10,285 10,285 10,285 10,434 10,719 10,919
  New Construction       0      55     55      0      0      0    149    235    200
  Net Absorption       (51)    265    536    439    206    144    250    250    175
  Occupied Stock     8,130   8,394  8,931  9,370  9,575  9,719  9,825 10,075 10,250
  Vacancy Rate       20.1%   17.5%  12.7%   8.9%   6.9%   5.5%   5.8%   6.0%   6.1%

 Source: RCG


                                     CHART

 Description of Schaumburg Properties

  The Company has three Office Properties in the Schaumburg submarket. Each is easily accessible from Interstate 355 and Interstate 90, which are major highways providing access to downtown Chicago. Also, these Properties have convenient access to Chicago O'Hare International Airport, which is approximately 10 miles away.

  1699 E. Woodfield Road. 1699 E. Woodfield Road, also known as the Citibank Office Plaza, is a five-story Class A office building located in Schaumburg, across from the Woodfield Mall, a large regional shopping center. The building is situated on a 5.2 acre parcel of land and includes 410 spaces for surface parking. It was built in 1979 and renovated from 1991 to 1997. It has approximately 105,400 net rentable square feet of office space, of which 95.2% was leased as of June 30, 1997. The building's exterior is clad in pebbled white quartz set in precast concrete, with bronze-tinted thermopaned windows. The building's tenants include Citibank, Merrill Lynch and McGladrey & Pullen, the nation's seventh largest accounting firm.

  1990 Algonquin Road and 2000-2060 Algonquin Road. 1990 Algonquin Road and 2000-2060 Algonquin Road constitute a complex of office buildings in Schaumburg known as the Salt Creek Office Center. The Salt Creek Office Center comprises one two-story office building and seven single-story office buildings situated on approximately ten acres of land. The two-story building is 1990 Algonquin Road, and the seven single-story buildings are 2000-2060 Algonquin Road. The complex includes 478 spaces of surface parking. It was built in phases from 1979 through 1986. The buildings have masonry exterior walls with tinted glass windows. The complex has approximately 125,900 net rentable square feet of office space, of which 90.9% was leased as of June 30, 1997. The buildings are close to, and visible from, Interstate 355 and a ten-minute drive from O'Hare International Airport. Tenants include Silicon Graphics and Ticor Title Insurance.

  1301 E. Tower Road. 1301 E. Tower Road is a single-story Class B office building located in Schaumburg, Illinois. The building is situated on a 6.0-acre parcel of land and includes 23 spaces for surface parking. It was built in 1992. It has approximately 50,000 net rentable square feet of office space, of which 100.0% was leased as of June 30, 1997. The building has three docks and is located near Interstate highways 90 and 290. Household Credit Services leases the entire building. Household Credit Services has both a right of first refusal to purchase 1301 E. Tower Road and a purchase option exercisable prior to December 30, 2001 at fair market value. The Company is aware of certain environmental contamination at this facility. See "--Governmental Regulations--Environmental Matters."

 Oak Brook Office Submarket

  The Company will own and operate five Office Properties in the Oak Brook submarket, one of which is an Acquisition Property to be acquired upon the consummation of the Formation Transactions and four of which are Contribution Properties. The Oak Brook office submarket encompasses the communities of Oak Brook, Lombard, Downers Grove and Elmhurst in eastern DuPage County. The Oak Brook submarket was the first suburban office market developed outside of downtown Chicago that attracted large firms and corporate headquarters in large numbers. Some of the Oak Brook submarket's largest employers are Waste Management, McDonalds and Spiegel.

  The Oak Brook office submarket has the largest concentration of office space in the Suburban Chicago office market. The Oak Brook Class A vacancy rate declined from 17.1% in 1992 to 8.1% in the second quarter of 1997. In the first half of 1997, several major tenants, including Ameritech, Wausau Insurance, Deutsche Financial, Raytheon Engineers and Constructors, Rockwell International and Donnelley, leased large amounts of office space. In the second quarter of 1997, the Oak Brook submarket's overall office vacancy rate declined to 8.1%, compared to a vacancy rate of over 16.0% in 1992 and well below the peak vacancy rate of 24.7% in 1986. Unlike some other submarkets, Class B and Class C buildings within the Oak Brook office submarket are also experiencing strong leasing activity; the office vacancy rates for Class B and Class C office buildings for the second quarter of 1997 were 10.9% and 12.3%, respectively.

  As the largest and one of the most popular of the suburban office markets, the Oak Brook market has experienced and continues to experience a high volume of new construction relative to other suburban submarkets. During 1997, four buildings totaling approximately 476,000 square feet are scheduled to be completed. Another five buildings totaling approximately 805,000 square feet are expected to be completed during 1998.

  RCG believes that the outlook for the Oak Brook office submarket is strong. RCG expects that after the delivery of a large supply of office space during 1998, vacancy will decline. RCG also expects Class A vacancy rates in Oak Brook to range between 7.0% and 8.0% through 1999 with Class B vacancy rates remaining slightly higher. The following tables and graph illustrate historical and forecasted conditions in the Oak Brook overall and Class A and Class B office markets.


               OAK BROOK SUBMARKET CLASS A OFFICE MARKET (000SF)

                    1992  1993  1994  1995   1996   2Q97  1997f  1998f  1999f
                    ----- ----- ----- ----- ------ ------ ------ ------ ------
  Stock             9,550 9,550 9,915 9,915 10,159 10,159 10,635 11,440 11,840
  New Construction    247     0   365     0    244      0    476    805    400
  Net Absorption      316   535   779    30    136   (61)    500    600    475
  Occupied Stock    7,917 8,452 9,231 9,261  9,397  9,336  9,897 10,497 10,972
  Vacancy Rate      17.1% 11.5%  6.9%  6.6%   7.5%   8.1%   6.9%   8.2%   7.3%

 Source: RCG



               OAK BROOK SUBMARKET CLASS B OFFICE MARKET (000SF)

                     1992    1993   1994   1995   1996   2Q97  1997f  1998f  1999f
                    ------  ------ ------ ------ ------ ------ ------ ------ ------
  Stock             10,566  10,759 10,759 10,759 10,759 10,759 10,759 10,759 10,759
  New Construction       0     193      0      0      0      0      0      0      0
  Net Absorption      (190)    235    430     43    215   (53)     75     50     75
  Occupied Stock     8,717   8,951  9,382  9,425  9,640  9,587  9,715  9,765  9,840
  Vacancy Rate       17.5%   16.8%  12.8%  12.4%  10.4%  10.9%   9.7%   9.2%   8.5%

 Source: RCG


                                     CHART

 Description of Oak Brook Properties

  941-961 Weigel Drive. 941-961 Weigel Drive is a single-story Class B office building located in Elmhurst, Illinois. The building is situated on a 10.6-acre parcel of land. It was built in 1989. It has approximately 123,000 net rentable square feet of office space, of which 100.0% was leased as of June 30, 1997. The building is six miles southwest of O'Hare International Airport, near Interstate highways 88, 290 and 294. The building is leased entirely by Household Finance Corp., which has a right of first refusal to purchase the building under certain circumstances.

  280 Shuman Boulevard. 280 Shuman Boulevard is a two-story Class B office building located in Naperville, Illinois. The building is situated on a 5.5-acre parcel of land and includes 218 spaces for surface parking. It was built in 1979. It has approximately 65,000 net rentable square feet of office space, of which 98.8% was leased as of June 30, 1997. The building has a masonry exterior with a 6,000 square foot two-story, sky-lit atrium. The building is approximately one mile from Interstate highway 88. The building's tenants include General Electric and Nexgen Software.

  4343 Commerce Court. 4343 Commerce Court is a seven-story Class A office building located in Lisle, Illinois. The building is situated on a 7.4-acre parcel of land and includes 559 spaces for surface parking. It was built in 1989 and renovated in 1995. It has approximately 171,000 net rentable square feet of office space, of which 88.9% was leased as of June 30, 1997. The building has bronze-tinted ribbon windows and features a striking ten-story glass atrium. The building's tenants include Computer Associates, the Federal Bureau of Investigation and Hinshaw & Culbertson, a large Chicago law firm.

  4100 Madison Street. 4100 Madison Street is a two-story Class B office building located in Hillside, Illinois. The building is situated on a 2.3-acre parcel of land and includes 86 spaces for surface parking. It was completely renovated from 1978 to 1994. It has approximately 25,000 net rentable square feet of office space, of which 51.2% was leased as of June 30, 1997. The building's tenants include the Nardi Group and Narco Construction.

  350 N. Mannheim Road. 350 N. Mannheim Road is a single-story Class B office building located in Hillside, Illinois. The building is situated on a 0.7-acre parcel of land and includes 51 spaces for surface parking. It was built in 1977 and renovated in 1988. It has approximately 4,900 net rentable square feet of office space and was vacant as of June 30, 1997. The building is five miles from O'Hare International Airport.

 Other Chicago Metropolitan Area Office Properties

  2205-2255 Enterprise Drive. 2205-2255 Enterprise Drive is a complex of six single-story Class B office buildings located in Westchester, Illinois. The complex is situated on a 9.7-acre parcel of land and includes 518 spaces for surface parking. It was built in 1987. It has approximately 130,000 net rentable square feet of office space, of which 91.4% was leased as of June 30, 1997. The buildings' tenants include the regional office for the U.S. Census Bureau and National Restaurant Enterprise, the owner and operator of over 200 Burger King restaurants in the Midwest and Southeast. The complex is located less than two miles from each of Interstate highways 88, 290 and 294.

  555 Huehl Road. 555 Huehl Road is a two-story Class A office building located in Northbrook, Illinois. It was built in 1987 and has approximately 74,000 net rentable square feet of office space, of which 100% was leased as of June 30, 1997 and contains three interior docks. The building is leased entirely by Rank Video, a video duplication company, as its corporate headquarters. The building also houses Rank Video's U.S. computer and communication centers.

  1600-1700 167th Street. 1600-1700 167th Street is a complex of two single-story Class B office buildings located in Calumet City, Illinois. The building is situated on a 5.2-acre parcel of land. It was built in 1981 and remodeled in 1982. It has approximately 65,000 net rentable square feet of office space, of which 53.1% was leased as of June 30, 1997. The building has a masonry and brick exterior and ceiling skylights. The building's tenants include Conrail Corp., IBM and the General Services Administration.

 Nashville and Knoxville Office Submarkets

  The Company owns and operates four Office Properties and owns a parking facility in Tennessee. The Company believes that the inclusion of the Tennessee Properties in the portfolio of Properties provides some measure of balance in the portfolio from an exclusive focus on the Chicago Metropolitan Area, and provides valuable contacts in and information about these growing markets to the Company.

 The Nashville Office Market

  The Company owns and operates one Office Property in the Nashville office submarket. Nashville, the capital of the state of Tennessee, has a population of approximately 1.1 million and is home to a number of major employers, including Vanderbilt University, Gaylord Entertainment and Kroger. According to RCG, during the five years from April 1992 to April 1997, employment growth in Nashville averaged 3.7% per year compared to a 2.3% average annual rate for the nation as a whole. For the year ended in April 1997, total employment growth in Nashville decreased to 1.3% compared with the national growth rate of 2.2%. RCG believes that weaker Nashville growth resulted from cyclical weakness in the manufacturing sector. Office employment in Nashville grew at an average annual rate of 5.0% from April 1992 to April 1997, compared to a 3.2% average annual rate for the nation as a whole. For the year ended April 1997, office employment grew 3.4%, compared with the national growth rate of 3.1%.

  Description of Nashville Property

  201 4th Avenue N. 201 4th Avenue N. is a 20-story office building centrally located in downtown Nashville. It was built in 1968, renovated in 1985, acquired by Prime in 1993 and further redeveloped. It has approximately 250,600 net rentable square feet of office space, of which 90.1% was leased as of June 30, 1997. The building is the regional headquarters of SunTrust Bank, which leases approximately 49.0% of the net rentable square footage.

 The Knoxville Office Market

  The Company owns three Office Properties and a parking facility in the Knoxville office submarket. Each of the Knoxville Office Properties was developed by Prime and is among the highest quality buildings in Knoxville.

  Knoxville has a diverse economy and real estate market and has benefited from, among other things, the presence of the University of Tennessee, the Tennessee Valley Authority and several large apparel manufacturers, as well as the proximity of the U.S. Department of Energy's Oak Ridge facility. However, in early November 1997, one large apparel manufacturer announced plans to shut down two of its factories in the Knoxville area. Knoxville's economy has grown rapidly and steadily during the 1990s. From April 1992 to April 1997, employment growth in Knoxville averaged 2.1% per year compared with an average national employment growth rate of 2.3%. For the year ended April 1997, Knoxville employment declined 0.1% and office employment declined 0.3%. RCG believes that these declines are temporary and were primarily the result of a large 2.4% decline in the manufacturing sector.

 Description of Knoxville Properties

  620 Market Street. 620 Market Street, also known as One Centre Square, is a six-story Class A office building located in downtown Knoxville. Prime built One Centre Square in 1988, and the same year, the building won the First Place Certificate of Merit for Quality Construction from the Associated Builders and Contractors. The building has approximately 93,700 net rentable square feet of office space, of which 91.4% was leased as of June 30, 1997. One Centre Square shares the Knoxville parking facility with Two Centre Square. Major tenants include Morton, Lewis, King & Kreig, a major local law firm, which leases approximately 31.7% of the building and FNB Financial Corp., a bank, which leases approximately 20.7% of the building.

  625 Gay Street. 625 Gay Street, also known as Two Centre Square, is a six-story Class A office building located in downtown Knoxville adjacent to One Centre Square. Prime built Two Centre Square in 1988, and in 1989, the building, along with One Centre Square, won the Grand Certificate of Merit for Quality Construction from the Associated Builders and Contractors. It has approximately 91,400 net rentable square feet of office space, of which approximately 90.0% was leased as of June 30, 1997. Two Centre Square shares the Knoxville parking facility with One Centre Square. Major tenants of the building include Healthsource, a health maintenance organization, and PaineWebber.

  4823 Old Kingston Pike. 4823 Old Kingston Pike is a three-story Class A office building located in western Knoxville, in the premium residential/office neighborhood in Knoxville. Prime built 4823 Old Kingston Pike in 1988, and the building, like the Company's other Office Properties in Knoxville, is one of the highest-quality buildings in Knoxville. It has approximately 34,600 net rentable square feet of office space, of which approximately 100.0% was leased as of June 30, 1997. Talbots operates one of its two national telemarketing centers in 4823 Old Kingston Pike and leases approximately 68.1% of the office space.

  Knoxville Parking Facility. The Company also owns a 398-space parking facility in downtown Knoxville. The parking facility was built in 1981 and acquired by Prime in 1987. It services the One Centre Square and Two Centre Square buildings.

THE COMPANY'S INDUSTRIAL SUBMARKETS

 Chicago Metropolitan Area Industrial Submarkets--General Overview

  The Company owns and operates 38 Industrial Properties in the Chicago Metropolitan Area. Seventeen Industrial Properties are Prime Properties located in four industrial parks which were acquired by Prime between 1988 and 1992 and subsequently substantially renovated, and six Industrial Properties are Contribution Properties, which will be acquired upon the consummation of the Formation Transactions. The industrial parks acquired from Prime are located in East Chicago, Indiana; Hammond, Indiana; the city of Chicago; and Arlington Heights, Illinois.

  The Chicago Metropolitan Area's manufacturing employment, already the highest of any metropolitan area in the nation, is also the second-fastest growing. According to RCG, Chicago's manufacturing employment base has expanded at an average rate of 1.2% during the last five years, compared to national growth of 0.2% over the same period. Similarly, during the year ended April 1997, Chicago's manufacturing employment increased 1.6%, compared to a national rate of 0.1%, and growth in manufacturing in the Chicago Metropolitan Area is expected by RCG to outpace the nation over the next several years.

  Chicago has one of the nation's largest industrial markets, second only to Los Angeles in terms of the total square footage of its vacant and occupied stock of industrial space. Chicago's industrial vacancy rate of 7.5% in the second quarter of 1997 (which reflects conditions in both overhead crane/manufacturing facilities and warehouse/distribution facilities) was lower than the national average industrial vacancy rate of 8.1%.

  The Chicago Metropolitan Area industrial market benefits from strong manufacturing and trade-related demand. The Chicago Metropolitan Area is the nation's largest metal-processing market and one of the nation's major manufacturing centers. In addition, both the Chicago Metropolitan Area's central location and its highly efficient and extensive, well-integrated transportation system contribute to the high volume of trade conducted through the area's distribution system. Located mid-way between the East and West coasts and between Canada and Mexico, with the world's busiest airport, the hub of the nation's rail system and the primary port connecting the Great Lakes with the Mississippi River and the Gulf of Mexico, Chicago plays a preeminent role in U.S. trade and transportation. The following table and graph illustrate historical and forecasted conditions in the Chicago Metropolitan Area overall industrial market and vacancy rates in and additions to the Chicago Metropolitan Area industrial market.


           TOTAL CHICAGO METROPOLITAN AREA INDUSTRIAL MARKET (000SF)

                    1992 1993  1994    1995    1996    2Q97    1997f   1998f   1999f
                    ---- ---- ------- ------- ------- ------- ------- ------- -------
  Stock               --   -- 858,378 870,377 888,264 898,298 906,264 918,264 928,264
  New Construction    --   --      --  11,999  17,887  10,034  18,000  12,000  10,000
  Net Absorption      --   --      --  26,169   9,373   7,065  13,000  11,000  12,000
  Occupied Stock      --   -- 788,678 814,847 824,220 831,285 837,220 848,220 860,220
  Vacancy Rate      8.5% 8.4%    8.1%    6.4%    7.2%    7.5%    7.6%    7.6%    7.3%

 Source: RCG

                                     CHART

  The Chicago Metropolitan Area industrial market comprises over 898.0 million square feet of space. Demand for industrial space has been strong over the last two years, with net absorption averaging approximately 17.5 million square feet per year. Gross leasing activity, which RCG considers a good measure of demand, has also been robust. During the first half of 1997, gross leasing activity in the Chicago Metropolitan Area was nearly double 1996's level and close to the peak of 45.1 million square feet in 1995. Although the vacancy rate increased to 7.5% in the second quarter of 1997, RCG believes that this reflects new space coming into the market, rather than a weakness in demand. The greatest vacancy rates were in larger buildings of over 100,000 square feet. The following graph illustrates gross leasing activity in the Chicago Metropolitan Area.

                                     CHART

  The Industrial Parks. The industrial parks acquired from Prime consist of certain industrial properties commonly referred to as the Enterprise Centers, which consist of overhead crane/manufacturing facilities and one warehouse/distribution facility. The East Chicago Enterprise Center (the "ECEC"), Hammond Enterprise Center (the "HEC") and Chicago Enterprise Center (the "CEC") are primarily composed of high bay, heavy overhead crane warehouse facilities. The fourth park, 425 E. Algonquin Road, also known as the Arlington Heights Enterprise Center (the "AHEC"), contains a warehouse/distribution facility. Each of the parks also contains a small portion of office space available for lease. For a description of the office space available for lease, see "--Description of Chicago Metropolitan Area Overhead Crane/Manufacturing Properties." The AHEC, CEC and ECEC contain acreage sufficient for the construction of build-to-suit opportunities: up to 80,000 square feet at the AHEC; 670,000 square feet at the CEC; and 250,000 square feet at the ECEC.

  The industrial parks were acquired by Prime between 1988 and 1992, and all four had previously been utilized as single tenant sites. Upon acquiring the Properties, Prime redeveloped the parks to reposition them as multi-tenant facilities. Among the improvements Prime made to the parks were the separation of utilities, installation of demising walls, exterior wall and roof repair (or replacement), repair of uneven floors, insulation, lighting, paint/signage/graphics, reconfiguration of site lay-outs and construction of railroad spurs to service the sites. The industrial parks were redeveloped using funds provided by the issuance of Tax-Exempt Bonds. For a description, see "--Tax-Exempt Bonds."

  The ECEC, CEC and HEC are located in close proximity to the steel industry of northwest Indiana and contain primarily tenants who service the steel industry. These tenants are primarily steel processors, who perform functions formerly performed by more vertically integrated steel companies before the downsizing of those companies. These steel processors purchase steel from steel producers and process it for end users in various ways, including slitting, cutting, leveling, straightening, strengthening and electrogalvanizing the steel. Other tenants include a manufacturer of steel roll strapping, a refurbisher of steel mill generators, a steel caster repair and maintenance firm and a metallurgist. The AHEC is located in the northwest suburb of Arlington Heights and contains a wide variety of tenants. Each of these Industrial Properties has convenient access to Interstate highways and the ECEC, CEC and HEC is each served by rail. The Company is aware of environmental contamination at certain of the industrial parks. For a description, see "--Government Regulations-- Environmental Matters."

 Warehouse/Distribution Industrial Submarket

  The Company owns four warehouse/distribution Industrial Properties located in Suburban Chicago, which contain an aggregate of approximately 899,100 rentable square feet. At June 30, 1997, the Company's warehouse/distribution Industrial Properties were 100.0% leased to more than five tenants.

  The strength of trade in the industrial market is reflected in the growth of transportation services at 5.5% per year for the last five years. Chicago remains the hub of the nation's rail system, and trucking and warehousing employment has grown significantly during the last five years, increasing 5.0% to 11.0% per year since 1992.

  RCG believes that the warehouse/distribution submarket is strong. After four consecutive years of declining vacancy rates, the vacancy rate in this submarket increased to 11.4% in the second quarter of 1997. RCG believes that this reflects new space coming into the market, rather than a weakness in demand. Gross leasing activity, which RCG considers a good measure of demand, is particularly strong, averaging over 20.0 million square feet per year for the last five years. RCG believes that while demand in this market continues to be strong, increases in new construction will keep the vacancy rate from declining significantly in the near term. The following graph illustrates vacancy rates in and additions to the Chicago Metropolitan Area warehouse/distribution submarket.

                                     CHART

 Description of Chicago Metropolitan Area Warehouse/Distribution Properties

  475 Superior Avenue. 475 Superior Avenue is a distribution facility located in Munster, Indiana. The building is situated on an approximately 31-acre parcel of land. It was built in 1989. It has approximately 450,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The facility is served by 58 truck docks and three rail spurs which connect to the CSX railroad. The facility is approximately two miles from Interstate 80. The facility is 100% leased by GE Appliances, which has located one of its eight national distribution centers in the facility. GE Appliances' lease expires on March 31, 1999; certain tax abatements for local property taxes also expire in 1999. The facility includes approximately 11 acres of vacant land.

  3818 Grandville/1200 Northwestern. 3818 Grandville/1200 Northwestern is a warehouse/distribution facility built in 1990 and located in Gurnee, Illinois. The building has approximately 345,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 15.0 acre parcel of land. The building has ten exterior docks. Rank Video leases the entire facility.

  425 E. Algonquin Road. 425 E. Algonquin Road, also known as the Arlington Heights Enterprise Center, is a warehouse/distribution facility located in Arlington Heights, Illinois. It was built in 1978 for a single user and acquired by Prime in 1992. Prime redeveloped the AHEC by demising the facility into four separate spaces in order to convert the single-user building into a multitenant facility. The building has approximately 304,500 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 17 acre parcel of land. The existing facility may be expanded by an additional 80,000 square feet to 385,000 square feet by expansion along the southern portion of the property. This expansion option is currently being marketed as a build-to-suit opportunity for prospective tenants. The building has 23 truck docks and excellent access to the local Interstate highways. Major tenants include Berlin Packaging Corp., a personal products packaging company, AM International, Inc., an office machine supply company, and International Components Corp., which uses its space for distribution and some light assembly for Motorola.

  1001 Technology Way. 1001 Technology Way is a warehouse/distribution facility built in 1996 and located in Libertyville, Illinois. The building has approximately 212,800 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. Located on an approximately 13.1 acre parcel of land, the building has 15 exterior docks. Major tenants include Rank Video.

  11045 Gage Avenue. 11045 Gage Avenue is a distribution facility located in Franklin Park, Illinois. The building is situated on a 7.0-acre parcel of land and includes 211 spaces for surface parking. It was built in 1970 and renovated in 1992. It has approximately 141,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building has nine docks and is near Interstate highway 294. Echlin Inc., which leases the entire facility, has a right of first refusal to purchase the building.

  4248, 4250 and 4300 Madison Street. 4248, 4250 and 4300 Madison Street is a distribution facility located in Hillside, Illinois. The building is situated on a 4.7-acre parcel of land and includes 105 spaces for surface parking. It was built in 1980 and renovated in 1994. It has approximately 127,000 net rentable square feet of office space, of which 100.0% was leased as of June 30, 1997. The building has eleven docks and is located five miles from O'Hare International Airport, near Interstate highways 88, 290 and 294. The building's tenants include Micron Industries and Best Buy Co., Inc.

  1051 N. Kirk Road. 1051 N. Kirk Road is a distribution facility located in Batavia, Illinois. The building is situated on a 8.9-acre parcel of land and includes 52 spaces for surface parking. It was built in 1990. It has approximately 120,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building has 12 docks. Houghton Mifflin Co., Inc. leases the entire facility.

  4211 Madison Street. 4211 Madison Street is a distribution facility located in Hillside, Illinois. The building is situated on a 3.4-acre parcel of land and includes 120 spaces for surface parking. It was built in 1977 and renovated in 1993. It has approximately 90,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building has nine docks and is located five miles from O'Hare International Airport, near Interstate highways 88, 290 and 294. The building's tenants are Dynamic Manufacturing Co. and Aratex Services, Inc.

  4160-4190 Madison Street. 4160-4190 Madison Street is a distribution facility located in Hillside, Illinois. The building is situated on a 3.9-acre parcel of land and includes 86 spaces for surface parking. It was built in 1973 and renovated in 1992. It has approximately 80,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building has eight docks and is five miles from O'Hare International Airport. The building's tenants include Dynamic Manufacturing Co. and Evans, Inc.

  342-346 Carol Lane. 342-346 Carol Lane is a distribution facility located in Elmhurst, Illinois. The building is situated on a 3.6-acre parcel of land and includes 151 spaces for surface parking. It was built in 1989 and remodeled in 1995. It has approximately 68,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building has six docks and is six miles southwest of O'Hare International Airport, near Interstate highways 88, 290 and 294. The building's tenants include Old Kent Financial Corporation and 3-D Exhibits Inc.

  200 E. Fullerton Avenue. 200 E. Fullerton Avenue is a distribution facility located in Carol Stream, Illinois. The building is situated on a 4.5-acre parcel of land and includes 122 spaces for surface parking. It was built in 1993 and renovated in 1995. It has approximately 66,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. Spraying Systems Co., which has a right of first refusal to purchase the facility, leases the entire facility.

  370 Carol Lane. 370 Carol Lane is a distribution facility located in Elmhurst, Illinois. The building is situated on a 2.8-acre parcel of land and includes 39 spaces for surface parking. It was built in 1977 and renovated in 1994. It has approximately 60,000 net rentable square feet of distribution and office space, of which 100.0% was leased as of June 30, 1997. The building has four docks and is six miles southwest of O'Hare International Airport, near Interstate highways 88, 290 and 294. Semblex Corp. leases the entire facility.

  550 Kehoe Boulevard. 550 Kehoe Boulevard is a distribution facility located in Carol Stream, Illinois. The building is situated on a 3.4-acre parcel of land and includes 102 spaces for surface parking. It was built in 1996. It has approximately 45,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. Associated Material leases the entire facility.

  388 Carol Lane. 388 Carol Lane is a distribution facility located in Elmhurst, Illinois. The building is situated on a 2.0-acre parcel of land and includes 24 spaces for surface parking. It was built in 1979 and remodeled in 1982. It has approximately 41,000 net rentable square feet of space, of which 88.4% was leased as of June 30, 1997. The building has two docks and is six miles southwest of O'Hare International Airport, near Interstate highways 88, 290 and 294. Ameritech leases substantially all of the facility.

  306-310 Era Drive. 306-310 Era Drive is a warehouse/distribution facility built in 1984 and located in Northbrook, Illinois. The building has approximately 36,500 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. Located on an approximately 2.09 acre parcel of land, the building has three interior docks. The facility is 62.3% leased by Roche/NICL Ltd., which has installed a high end clinical testing laboratory on the Property. Roche/NICL Ltd. has a right of first refusal to purchase such facility.

  343 Carol Lane. 343 Carol Lane is a distribution facility located in Elmhurst, Illinois. The building is situated on a 2.1-acre parcel of land and includes 57 spaces for surface parking. It was built in 1989. It has approximately 30,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building is six miles southwest of O'Hare International Airport, near Interstate highways 88, 290 and 294. Matsushita Industrial Equipment leases the entire facility.

  350 Randy Road. 350 Randy Road is a distribution facility located in Carol Stream, Illinois. The building is situated on a 1.9-acre parcel of land and includes 55 spaces for surface parking. It was built in 1974. It has approximately 25,000 net rentable square feet of space, of which 87.5% was leased as of June 30, 1997. The building's tenants include Micro Energy Inc. and Miller Pharmacal Group, Inc.

  11039 Gage Avenue. 11039 Gage Avenue is a distribution facility located in Franklin Park, Illinois. The building is situated on a 1.6-acre parcel of land and includes 18 spaces for surface parking. It was built in 1965 and renovated in 1993. It has approximately 22,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building is located near Interstate highway 294. Boston Coach Illinois Corp. leases the entire facility.

  1401 S. Jefferson Street. 1401 S. Jefferson Street is a distribution facility located in Chicago. The building is situated on a 0.6-arce parcel of land. It was built in 1965 and renovated in 1985. It has approximately 17,300 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building has two docks. Federal Express Corp. leases the entire facility.

  801 Technology Way. 801 Technology Way is a distribution facility located in the Libertyville Business Park in Libertyville, Illinois. It is a single-story building scheduled to be completed in the fourth quarter of 1997. The exterior is pre-cast concrete with tinted glass windows with blue aluminum accents. The building has approximately 68,800 net rentable square feet. Moore USA, which recently signed a lease to rent approximately 43,600 square feet of the facility, will be the building's first tenant; the remaining space is being actively marketed to other prospective tenants.

  371-385 N. Gary Avenue. 371-385 N. Gary Avenue is a retail facility located in Carol Stream, Illinois. The building is situated on a 1.3-acre parcel of land and includes 48 spaces for surface parking. It was built in 1978 and remodeled in 1992. It has approximately 11,000 net rentable square feet of space, of which 64.6% was leased as of June 30, 1997. The building's tenants include American General Finance.

 Overhead Crane/Manufacturing Industrial Submarket

  The Company owns 19 overhead crane/manufacturing Industrial Properties located in the Chicago Metropolitan Area, which contain an aggregate of approximately 2.7 million rentable square feet. At June 30, 1997, the Company's overhead crane/manufacturing Industrial Properties were 75.7% leased to more than 20 tenants. RCG believes that the manufacturing submarket is strong. In the second quarter of 1997, the manufacturing vacancy rate declined to 7.5%. RCG believes that the decline resulted from a relatively moderate pace of construction of manufacturing space, which allowed the continuing demand to shrink the available supply of manufacturing space. Gross leasing activity, which RCG considers a good measure of demand, has averaged approximately 14.6 million square feet between December 1991 and December 1996. RCG believes that the manufacturing submarket will continue to experience moderate to strong growth in demand, which in conjunction with moderate levels of new construction, will result in stable vacancy rates in the near term. The following graph illustrates vacancy rates in and additions to the Chicago Metropolitan Area manufacturing submarket.

                                     CHART

  Three of the overhead crane/manufacturing facilities are manufacturing facilities located in the north suburbs of the Chicago Metropolitan Area. The remaining overhead crane/manufacturing facilities are located in three of the industrial parks, the ECEC, CEC and HEC, each of which contain both manufacturing and overhead crane buildings. The market for overhead crane buildings in the Chicago Metropolitan Area is closely tied to the local steel-processing industry, the nation's largest, which produces 23.0% of the nation's steel output. Over the past few years, major steel companies have outsourced certain steel processing operations, such as those performed in the Company's overhead crane buildings, and smaller companies, which have proven able to process steel at a lower cost, have fulfilled some of the demand for this outsourced steel processing. These developments have increased the demand for overhead crane facilities that can accommodate such operations. The Company believes this development is a positive signal of future demand for large crane buildings in this market. The Company also believes that its overhead crane buildings are well-positioned to take advantage of this demand, due to, among other things, the relatively high cost of constructing appropriate replacement buildings in that submarket.

  RCG believes that the overhead crane market, which has a vacancy rate of less than 4.0%, is strong. The vacancy rate is low primarily because during the last five years, strong industrial output, particularly of large durable, steel-intensive products like automobiles, has increased the demand for overhead crane facilities to handle the processing and distribution of steel. In addition, while demand has grown for these facilities during the last ten to 15 years, particularly in markets like Chicago, which is the nation's largest steel-processing market, few overhead crane buildings have been built during the last seven years. Because of high land costs and greater structural reinforcing required for overhead crane facilities as opposed to more conventional manufacturing facilities, the cost to erect a 100,000 square-foot building with 20-ton cranes is approaching $60.00 per square foot, and RCG estimates that the rents required to justify new construction are currently close to $8.00 per square foot compared to a market rent of $3.25 to $4.50 per square foot for the Company's Properties.

 Description of Chicago Metropolitan Area Overhead Crane/Manufacturing
Properties

  The Company's overhead crane/manufacturing Properties in the Chicago Metropolitan Area industrial market consist of certain of the Contribution Properties and the ECEC, HEC and CEC.

  1301 Ridgeview Drive. 1301 Ridgeview Drive is a manufacturing facility built in 1995 and located in McHenry, Illinois. It has approximately 217,600 net rentable square feet of space, of which 100% was leased as of June 30, 1997. Located on an approximately 20.0 acre parcel of land, the Company has an option to purchase 13.0 acres of land adjacent to this Property. The building has 18 exterior docks, rail access and excellent access to the local highway system. The Property is occupied by Cellular Infrastructure Group, a division of Motorola, which has installed a high-tech manufacturing and assembly facility. Motorola has an option to lease or purchase this land, exercisable on or before August 1, 1998.

  515 Huehl Road/500 Lindberg. 515 Huehl Road/500 Lindberg is a manufacturing facility built in 1988 and located in Northbrook, Illinois. The building has approximately 201,200 net rentable square feet of space, of which 100% was leased as of June 30, 1997. Located on an approximately 7.9 acre parcel of land, the building has two interior docks and eight exterior docks. Rank Video uses the entire building for its video duplication and packaging facility, which currently operates around the clock seven days a week.

  455 Academy Drive. 455 Academy Drive is a manufacturing facility built in 1976 and located in Northbrook, Illinois. The building has approximately 105,400 net rentable square feet of space, of which 100% was leased as of June 30, 1997. Located on an approximately 6.7 acre parcel of land, the existing facility may be expanded by an additional 50,000 square feet to approximately 155,000 square feet. The building has four interior docks. This Property is occupied by National Service Industries, which uses it as a production, warehouse and distribution center for commercial lighting reflectors. National Service Industries has a right of first refusal to purchase this Property. The Company is aware of environmental contamination at this Property and will receive indemnification for such contamination from National Service Industries. For a description, see "--Government Regulations--Environmental Matters."

  Chicago Enterprise Center. The CEC is an overhead crane facility located on the south side of Chicago. The facility consists of four main buildings of overhead crane steel processing space and four light manufacturing/warehouse buildings situated on approximately 113.0 acres of land. The crane facilities contain overhead cranes with a lifting capacity of 7.5 tons to 40.0 tons. The warehouse buildings are suited for light manufacturing and distribution. The facility was built in multiple phases from 1916 through 1991 and was acquired and redeveloped by Prime in 1990. The facility has approximately 1.0 million net rentable square feet of space, of which 62.0% was leased as of June 30, 1997. The existing facility may be expanded by an additional 670,000 square feet of manufacturing and distribution space to approximately 1.7 million square feet. The CEC has convenient access to all of the steel mills in northwest Indiana, as well as all Interstate highways in the area. It is located within one mile of a four-way entrance/exit ramp to the Calumet Expressway and within four miles of a four-way entrance/exit ramp to Interstate 90. The facility is also served by the Norfolk & Southern, EJ&E, Conrail and Indiana Harbor Belt railways. Major tenants include Co-Steel Lasco, Inc., Welded Tube Company, Alpha Processing, Inc. and Sterling Steel Services, Inc., which are all steel processing companies.

  East Chicago Enterprise Center. The ECEC is an overhead crane facility located in East Chicago, Indiana. The facility consists of three main buildings of overhead crane steel processing space, one warehouse building and one office building situated on approximately 41.3 acres of land. The crane facilities contain high bays and overhead cranes with lifting capacities ranging from five tons to 100 tons. The warehouse building is a single-story, free standing metal clad building with approximately 14,100 net rentable square feet. The facility was built in multiple phases from 1917 through 1952 and was acquired by Prime in 1988. Prime redeveloped facilities at the ECEC by insulating and heating certain facilities, installing new roofs, refinishing floors and purchasing new cranes. The ECEC (excluding the office building) has approximately 548,468 net rentable square feet of industrial space, of which 67.1% was leased as of June 30, 1997. The existing facility contains a 9.1 acre parcel of land on which the Company may construct an additional 250,000 square feet of manufacturing and distribution space. The ECEC has convenient access to all of the steel mills in northwest Indiana, as well as all Interstate highways in the area. The facility is located within two miles of an entrance to Interstate 90 and within five miles of a four-way entrance/exit ramp to Interstate 80/94. It is also served by rail, and the three industrial buildings have rail spurs located within the crane bay areas, providing access to the Indiana Harbor Belt railroad. Major tenants include Acutus-Gladwin, Metro Metals and Illiana Steel, which are all steel processing companies.

  Hammond Enterprise Center. The HEC is an overhead crane facility located in Hammond, Indiana. The facility consists of two buildings of overhead crane steel processing space and one office building situated on approximately 37 acres of land. It was built in multiple phases from 1920 through 1952 and was acquired and redeveloped by Prime in 1989. The HEC (excluding the office building) has approximately 506,900 net rentable square feet of industrial space, of which 86.6% was leased as of June 30, 1997. The HEC has convenient access to all of the steel mills in northwest Indiana, as well as Interstate highways in the area. It is located within one half-mile of an entrance to Interstate 90 and within four miles of a four-way entrance/exit ramp to Interstate 90. It is also served by rail, and the two industrial buildings have rail spurs located within the crane bay areas providing access to the CSX railroad. Major tenants include HECO, A.M. Castle and Bar Processing.

  4440 Railroad Avenue. 4440 Railroad Avenue is a single-story office building located adjacent to the East Chicago Enterprise Center in East Chicago, Indiana. It was built in 1917, renovated in 1991 and has approximately 40,000 net rentable square feet of office space, of which 100% was leased as of June 30, 1997. The building is leased entirely by Inland Steel as the headquarters for its human resources department.

  4527 Columbia Avenue. 4527 Columbia Avenue is a single-story office building located within the Hammond Enterprise Center in Hammond, Indiana. It was built in phases from 1920 through 1952 and has approximately 16,700 net rentable square feet of office space, of which 62.8% was leased as of June 30, 1997. Tenants of the building include the Company, Town & Country and Great Lakes Engineering LLC.

The Columbus Metropolitan Area Industrial Market

  The Company owns and operates six Industrial Properties in the Columbus industrial market. Columbus, the capital of the state of Ohio, has a population of approximately 1.5 million and is home to a number of major employers, including The Ohio State University, CompuServe and The Limited, and to a large manufacturing facility of Lucent Technologies.

  Columbus' employment base has expanded at an average rate of 2.6% during the last five years, compared to national growth of 2.0% over the same period. However, during the year ended April 1997, Columbus' employment grew 1.3% compared to 2.3% for the nation as a whole.

  The Columbus industrial market, which is comprised of approximately 92.0 million square feet of industrial space, had a vacancy rate of 5.1% as of the second quarter of 1997, which was lower than the national average industrial vacancy rate of 8.1%. RCG believes that the outlook for the Columbus industrial market is strong, with an industrial vacancy rate of 6.0% to 7.0% over the next three years.

  Employment in the transportation, communications and public utilities sector increased by 2.8% during the year ended April 1997, reflecting, in part, expansion in cargo shipping operations at Rickenbacker International Airport and Port Columbus International Airport. Although manufacturing employment was down slightly for the year ended April 1997, according to RCG, several large companies, including Kraft Foods, AK Steel, Coca-Cola, Crane Plastics Company and General Castings Company (a manufacturer of iron castings and provider of machine shop services) have proposed expansions in the Columbus, Ohio metropolitan area.

  Forecasted Employment Growth. RCG forecasts that the Columbus metropolitan area employment base will continue to grow at a moderately strong rate of 1.8% to 2.2% per year during the next three years, with growth in the services sector accelerating in the next two to three years.

Description of Columbus, Ohio Properties

  2160 McGaw Road. 2160 McGaw Road is a warehouse/distribution building built in 1974 and located in Obetz, Ohio. The building has approximately 310,100 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 18.1 acre parcel of land. Spartan Warehouse leases the entire facility.

  4849 Groveport Road. 4849 Groveport Road is a warehouse/distribution building built in 1968 and located in Obetz, Ohio. The building has approximately 132,100 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 11.7 acre parcel of land. Approximately 4.2 acres of this land can be further developed. Premier Auto Glass Corp. leases the entire facility.

  2400 McGaw Road. 2400 McGaw Road is a warehouse/distribution building built in 1972 and located in Obetz, Ohio. The building has approximately 86,400 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 6.1 acre parcel of land. S.P. Richards leases the entire facility.

  5160 Blazer Memorial Parkway. 5160 Blazer Memorial Parkway is a light industrial warehouse/distribution/office or "flex" building built in 1983 and located in Dublin, Ohio. The building has approximately 86,000 net rentable square feet of space, of which 64.5% was leased as of June 30, 1997, located on an approximately 10.0 acre parcel of land. Major tenants include Alkon Corporation and Cross Medical. Most of the leased space in this Property is currently used as office space, but could be converted to light industrial or warehouse use.

  4411 Marketing Place. 4411 Marketing Place is a manufacturing building built in 1984 and located in Groveport, Ohio. The building has approximately 65,800 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 5.4 acre parcel of land. Wes Tran Corp. leases the entire facility.

  600 London Road. 600 London Road is a warehouse/distribution building built in 1980 and located in Delaware, Ohio. The building has approximately 52,440 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997, located on an approximately 9.2 acre parcel of land. Approximately 4.5 acres of this land can be further developed. Schneider National Inc. leases the entire facility.

LAND FOR DEVELOPMENT AND OPTION PROPERTIES

  The Company has significant experience in the development of both Office Properties, such as the 77 West Wacker Drive Building, and Industrial Properties, such as the Contribution Properties. The Company expects to continue to develop properties, both for "build-to-suit" projects and under pre-leasing arrangements. The Company already owns several prime parcels of developable land in the Chicago Metropolitan Area. Following the completion of the Offering, the Company will own approximately 83.4 acres and have rights to acquire approximately 157.2 acres of developable land (including rights to acquire one development site located in the Chicago CBD containing approximately 58,000 square feet), which management believes could be developed with approximately 1.2 million square feet of additional office space in the Chicago CBD and approximately

4.4 million square feet of additional industrial properties primarily in the Chicago Metropolitan Area. The following table provides additional information with respect to these undeveloped parcels:

                                                                          OWNERSHIP
        DESCRIPTION                   LOCATION                SIZE          STATUS
        -----------                   --------                ----      --------------
   425 E. Algonquin Road... Arlington Heights, IL             3.7 Acres            Own
   Chicago Enterprise Cen-
    ter.................... Chicago, IL                      51.2 Acres            Own
   East Chicago Enterprise
    Center................. East Chicago, IN                  9.1 Acres            Own
   Hammond Enterprise Cen-
    ter.................... Hammond, IN                       8.2 Acres            Own
   455 Academy Drive(1).... Northbrook, IL                    2.5 Acres            Own
   Libertyville Business
    Park(2)................ Libertyville, IL                 48.5 Acres Under contract
   1301 Ridgeview
    Drive(3)............... McHenry, IL                      13.0 Acres  Second Option
   4849 Groveport Road..... Obetz, OH                         4.2 Acres            Own
   600 London Road......... Delaware, OH                      4.5 Acres            Own
   300 N. LaSalle(4)....... Chicago, IL                  58,025 Sq. Ft.         Option
   NAC Properties(5)....... Carol Stream, IL/Batavia, IL     94.4 Acres Under Contract

--------
(1) National Service Industries, the current tenant of the industrial building at 455 Academy Drive, has a right of first refusal to purchase such building which includes this land.
(2) The Company is obligated to purchase this land for $7.4 million (subject to certain purchase price adjustments), within three years following the consummation of the Formation Transactions and the completion of the Offering.
(3) Motorola has an option to lease or purchase this land, exercisable on or before August 1, 1998.
(4) The Company has a ten-year option to purchase this Chicago CBD development site at 95.0% of the fair market value at the time of the exercise of the option.
(5) The Company is obligated to purchase 20.0 acres of this property per year, starting on the first anniversary of the consummation of the Formation Transactions and the completion of the Offering, for $3.00 per square foot, or approximately $2.5 million for each 20.0 acres.

  The Company has successfully developed land both for its own portfolio and for other parties. For example, in 1991, Prime developed a build-to-suit project and in 1996 sold a parcel of land formerly attached to the CEC, and in 1996, sold a parcel of land formerly attached to the ECEC. The Company believes that it has developed close working relationships with quality subcontractors in its markets, and that its reputation in its current markets for developing properties for its own account and others has aided and will aid it in working with potential clients and tenants on a "build-to-suit" or pre-lease basis.

  Following are descriptions of certain developable parcels of land which the Company owns or has an option to purchase. For a description of the parcels of land attached to Properties, see the descriptions of those Properties above.

  Libertyville Business Park. Libertyville Business Park is a site located in the north suburb of Libertyville, Illinois. The Company has entered into an agreement with the current owner to purchase the entire 48.5 acre undeveloped portion of the site over the next three years. The parcel is suitable for industrial development, is zoned for the development of an approximately 1.1 million square feet of office or industrial space and is located adjacent to several buildings, including 801 Technology Way, 901 Technology Way and 1001 Technology Way, which were developed by certain members of management.

  901 Technology Way. 901 Technology Way is an industrial building located in the Libertyville Business Park in Libertyville, Illinois. It is a single-story building developed by certain members of management and completed in early 1997. The building is pre-cast concrete and has tinted glass windows with blue aluminum accents. The building has approximately 68,800 net rentable square feet. 901 Technology Way has one tenant, Production Associates, a display company, which leases approximately 12,000 square feet, or approximately 18.3% of the net rentable square feet, for use as a light production and warehouse/distribution center. The building is being actively marketed by the owner to prospective tenants. Upon completion of the Offering, the Company will receive an option to purchase the building, which is currently owned by one of the Contributors. The option on the property is exercisable for three years or until 16 days after the leasing of substantially all of the property to a non-affiliate of the Contributor. Under the terms of the option, the Company may buy the property for a purchase price of the product of ten times the pro forma net operating income from the property for the following 12 months. The purchase price may be no less than the direct out-of-pocket cost to develop and construct the property and no more than 120.0% of such cost.

  300 N. LaSalle. 300 N. LaSalle is a site located in the Chicago CBD and currently contains a parking facility. Prime owns the site. Upon the consummation of the Formation Transactions, Prime will grant the Company a ten-year option to purchase this site consisting of approximately 58,000 square feet for a purchase price equal to 95.0% of the then fair market value of such site. The parcel is in the heart of downtown Chicago and is a highly suitable site for a variety of developments. In management's opinion, this site is suitable for the development of a major office or mixed-use project containing up to 1.2 million rentable square feet of space.

  Huntley Property. The Company has a 15-year right of first offer to develop (or develop and acquire an ownership interest in) all or any portion of 360 acres of undeveloped office and industrial land in the Huntley Business Park currently owned and controlled by an affiliate of Prime subject to a participation interest in such property held by a third-party lender. The right of first offer will apply to the extent that Prime determines that such parcel shall be utilized for the construction of an office or industrial facility to be owned and leased to third parties by Prime or held by Prime for sale to a third party.

  The following are properties which the Company has an obligation to purchase under certain circumstances.

  300 Craig Place. 300 Craig Place is a distribution facility located in Hillside, Illinois. The building is situated on a 9.2-acre parcel of land near Interstate highways 88, 290 and 294. The facility is five miles south of O'Hare International Airport and was built in 1997. It has approximately 163,000 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. The building's tenants include Storopak, Inc. This property is currently owned by an affiliate of the NAC General Partner. The Company is obligated to purchase this property for approximately $7.5 million if this property is leased on certain terms within 180 days following the consummation of the Formation Transactions and the completion of the Offering.

  2050 Hammond Drive. 2050 Hammond Drive is a distribution facility located in Schaumburg, Illinois. The building is situated on a 3.2-acre parcel of land, 12 miles northwest of O'Hare International Airport, near Interstate highways 90 and 290. The facility was built in 1985 and has approximately 66,600 net rentable square feet of space, of which 100.0% was leased as of June 30, 1997. Autotype USA leases the entire facility. This property is currently owned by an affiliate of the NAC General Partner and a third party partner. The Company is obligated to purchase this property for approximately $3.1 million if the consent of a third party partner is obtained within 180 days following the consummation of the Formation Transactions and the completion of the Offering.

  5600 Proviso Drive. 5600 Proviso Drive is a distribution facility located in Berkeley, Illinois. The building is situated on a 9.4-acre parcel of land, near Interstate highway 290 and was built in 1985 and renovated in 1994. It has approximately 219,000 net rentable square feet, of which 100.0% was leased as of June 30, 1997. Banta Corp. leases the entire facility. This property is currently owned by an affiliate of the NAC General Partner and a third party partner. The Company is obligated to purchase this property for approximately $8.0 million if the consent of the third party partner is obtained with 180 days following the consummation of the Formation Transactions and the completion of the Offering.

  130 E. Rawls Road. 130 E. Rawls Road is a distribution facility located in Des Plaines, Illinois. The facility is situated on a 3.5-acre parcel of land, near Interstate highway 90 and was expanded and remodeled in 1988. The facility has approximately 71,400 net rentable square feet, of which 100.0% was leased as of June 30, 1997. Reynolds Fasteners, Inc. leases the entire facility. This property is currently owned by an affiliate of the

NAC General Partner. The Company is obligated to purchase this property for approximately $2.5 million if this property is leased on certain terms within 180 days following the consummation of the Formation Transactions and the completion of the Offering.

COMPETITION

  The Company may be competing with other owners and developers that may have greater resources and more experience than the Company. Additionally, the number of competitive properties in any particular market or submarket in which the Properties are located could have a material adverse effect on both the Company's ability to lease space at the Properties or any newly-acquired property and on the rents charged at the Properties. The Company believes that the Offering, the Credit Facility and the Company's access as a public company to the capital markets to raise funds during periods when conventional sources of financing may be unavailable or prohibitively expensive will provide the Company with substantial competitive advantages. Further, the Company believes that its capital structure and ability to acquire properties in exchange for Common Units, and thereby defer a seller's potential taxable gain, will enhance the ability of the Company to consummate transactions quickly and to structure more competitive acquisitions than other real estate companies in the market which lack the Company's access to capital and ability to acquire property with Common Units. See "Business Objective and Growth Strategies-- Acquisition Strategy." The Company believes that the number of real estate developers has decreased as a result of the recessionary market conditions and tight credit markets during the early 1990s as well as the reluctance on the part of more conventional financing sources to fund development and acquisition projects. In addition, the Company believes that it will be one of a limited number of publicly-traded real estate companies primarily focusing on the office and industrial market in the Chicago Metropolitan Area.

TAX-EXEMPT BONDS

  The development or redevelopment of certain of the Industrial Properties and the Office Properties in Tennessee were financed in part by proceeds from the issuance of the Tax-Exempt Bonds. The Tax-Exempt Bonds are credit enhanced by letters of credit. Subject to compliance by the Company with the applicable loan covenants, upon completion of the Offering, the $225.0 million Credit Facility may be used to provide funds for acquisitions and development activities and to provide the replacement letters of credit for the $74.5 million of Tax-Exempt Bonds. The Company expects that the interest rate with respect to such Tax-Exempt Bonds will fluctuate with changes in market interest rates.

INSURANCE

  Management believes that the Properties are covered by adequate comprehensive liability, rental loss, and all-risk insurance, provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses which may be either uninsurable or not economically insurable, such as losses due to floods, riots or acts of war. Should an uninsured loss occur, the Company could lose both its invested capital in, and anticipated profits from, the property.

GOVERNMENT REGULATIONS

  Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

  Costs of Compliance with Americans with Disabilities Act. Under the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers, and noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. Although the Company believes that the Properties are substantially in compliance with these requirements, the Company may incur additional costs to comply with the ADA. Although the Company believes that such costs will not have a material adverse effect on the Company, if required changes involve a greater amount of expenditures than the Company currently anticipates, the Company's ability to make expected distributions could be adversely affected.

  Environmental Matters. Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment, an owner or operator of real property may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in such property. These laws often impose liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of such hazardous or toxic substances. The costs of investigation, removal or remediation of such substances may be substantial, and the presence of such substances may adversely affect the owner's or operator's ability to rent or sell the property or to borrow using such property as collateral and may expose such owner or operator to liability resulting from any release of or exposure to such substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances at another location also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and therefore potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.

  All of the Properties were subject to Phase I or similar environmental assessments by independent environmental consultants in connection with the formation of the Company. Phase I assessments are intended to discover information regarding, and to evaluate the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations.

  The Company is aware of environmental contamination at certain of the older Industrial Properties, which are already in remediation programs sponsored by the appropriate state environmental agencies. Prime has contractually agreed to retain liability, and indemnify the Company, for environmental remediation with regard to these Industrial Properties, which environmental consultants have estimated will cost, in the aggregate, approximately $3.2 million. Based on such estimates, the Company has recorded a provision for environmental remediation costs of $3.2 million. Investigation of the CEC by Prime and its environmental consultants revealed contamination from petroleum underground storage tanks located on the Property. In August 1996, Prime submitted the CEC into the Illinois Site Remediation Program of the Illinois Environmental Protection Agency (the "IEPA"). The environmental consultants prepared a site assessment and submitted it to the IEPA as the basis for a remedial action plan, as required by the IEPA. They estimate that the remedial action will cost approximately $2.5 million. In August 1996, the Company filed suit against a former tenant, seeking past and future costs of remediation associated with the presence of hazardous substances at the CEC. Substantial settlement negotiations between Prime and the tenant have been conducted recently. In June 1997, Prime filed suit against one of its former environmental consultants for negligence in failing to disclose the presence of the petroleum underground storage tanks at the CEC. The former consultant has not yet responded in court.

  Investigation of the ECEC by Prime and its environmental consultants revealed contamination on the Property. In March 1997, Prime submitted the ECEC into the Indiana Department of Environmental Management ("IDEM") Voluntary Remediation Program. Upon completion of any necessary remediation approved by IDEM, the Company will receive a Covenant Not to Sue from the Governor of Indiana. The environmental consultants estimate that the remedial action will cost approximately $371,000.

  In addition, IDEM has requested that the owner of the ECEC participate, along with numerous other property owners, in the development of a Natural Resources Damage Assessment (the "Assessment") for the Grand Calumet River and Indiana Harbor Canal System in northwest Indiana. No lawsuit has been filed or threatened, and no claim for specified damages has been received in connection with this matter. The Company anticipates that the Assessment will take more than twelve months to complete and that prior to that time, the quantity of environmental damage, if any, and the identity of the parties responsible for any damage will remain unknown. Until additional information is known, the likelihood that this matter could result in a liability cannot be determined.

  Investigation of the HEC by Prime and its environmental consultants revealed contamination on the Property. In March 1997, Prime submitted the HEC into the IDEM Voluntary Remediation Program. Upon completion of any necessary remediation approved by IDEM, the Company will receive a Covenant Not to Sue from the Governor of Indiana. The environmental consultants estimate that the remedial action will cost approximately $295,000.

  The Company also is aware of contamination at 455 Academy Drive, one of the Contribution Properties. The current tenant of the Property, National Service Industries, has provided the Company with an indemnity for all of the costs of environmental remediation regarding the Property caused by National Service Industries either knowingly or unknowingly.

  The Company also is aware of contamination at 1301 E. Tower Road, one of the NAC Properties. The Property has been submitted into a remediation program sponsored by the Illinois Environmental Protection Agency. The Company's environmental consultants estimate that the remedial action will cost approximately $200,000.

  The Company believes that the other Properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of its other Properties. None of the Company's environmental assessments of the Properties has revealed any environmental liability that, after giving effect to the contractual indemnities described above, the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company. If compliance with the various laws and regulations, now existing or hereafter adopted, exceeds the Company's budgets for such items, the Company's ability to make expected distributions to shareholders could be adversely affected.

  Other Regulations. The Properties are also subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's Funds from Operations and expected distributions.

  Except as described in this Prospectus, there are no other laws or regulations which have a material effect on the Company's operations, other than typical state and local laws affecting the development and operation of real property, such as zoning laws. See "Risk Factors--Environmental Risks," "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws," "Partnership Agreement," "Certain Federal Income Tax Considerations" and "ERISA Considerations."

MANAGEMENT AND EMPLOYEES

  The Operating Partnership has been structured as the entity through which the Company will conduct substantially all of its operations. The Services Company has been structured as an entity through which the Company will conduct substantially all of its management, leasing, acquisition and development activities and related operations. The Company generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, but not of the Services Company.

  The Company (primarily through the Operating Partnership and the Services Company) initially will employ approximately 151 persons. The Company, the Operating Partnership and the Services Company will employ substantially all of the professional employees of Prime that are currently engaged in asset management and administration. The Company, the Operating Partnership and the Services Company believe that relations with their employees are good.

LEGAL PROCEEDINGS

  Neither the Company nor any of the Properties is subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against any of them, other than routine litigation arising in the ordinary course of business, which is expected to be covered by liability insurance. Legal action has been taken against Keck to obtain the possession of the Keck Space. A settlement agreement has been entered with Keck that provides for the dismissal with prejudice of the legal action and requires, pursuant to court order, that Keck will vacate certain of the Keck Space immediately and will vacate all of the Keck Space by no later than November 30, 1997. In addition, Keck has paid $500,000 as past due rent in connection with the settlement. The Company has also sued various parties in connection with environmental remediation at one of its Industrial Properties. See "-- Government Regulations--Environmental Matters."

PRIME ASSETS NOT ACQUIRED BY THE COMPANY

  Prime will retain substantial other assets and liabilities, including certain commercial and residential real estate interests, which will not be transferred to the Company in the Formation Transactions. These assets are either not office or industrial properties or were determined to be inconsistent with the Company's investment objectives. The excluded assets include (i) minority limited partnership interests in two partnerships which own two industrial buildings one of which properties is located in Massachusetts and the other of which properties, located in Chicago, Illinois, is subject to a condemnation proceeding, and (ii) an approximately 2,650-acre development site in Huntley, Illinois which has land available for office and industrial development, which consists of approximately 2,290 acres which are zoned for residential and other non-offices and industrial uses and approximately 360 acres of which is zoned for office and industrial use and subject to a right of first offer described herein, (iii) an approximately 12,000 square foot distribution facility located at 341 Enterprise Drive in Powell, Ohio and (iv) the 300 N. LaSalle property, which is subject to an option by the Company to purchase. See "--Land for Development and Option Properties--Huntley Property." The development or transfer by Prime of all or any portion of the 2,650 acres of the Huntley property is subject to obtaining a third-party lender's prior consent.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of investment objectives and policies, financing policies, conflict of interest policies and other policies with respect to certain other activities of the Company. The policies with respect to these activities have been determined by the Board of Trustees of the Company and may be amended or revised from time to time at the discretion of the Board of Trustees without a vote of the shareholders of the Company, except that (i) the Company cannot change its policy of holding its assets and conducting its business only through the Operating Partnership and other subsidiaries, (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements and (iii) the Company cannot take any action intended to terminate the Company's status as a REIT without the approval of the holders of a majority of the Common Shares entitled to vote thereon and outstanding at the time, voting together as a single class. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

INVESTMENT OBJECTIVES AND POLICIES

  The Company's investment objectives are to provide regular quarterly cash dividends to its shareholders and achieve long-term capital appreciation through increases in cash flow from the Company's properties. The Company will seek to accomplish these objectives through the ownership and the enhanced operation of the Properties, the selective acquisition and development of additional office and industrial properties and, where appropriate, renovations and expansions of these properties. See "Business Objective and Growth Strategies--Acquisition Strategies." One of the key criteria for new investments will be that they offer the opportunity for growth in Funds from Operations per Common Share. All of the Company's investment activities will be conducted through the Operating Partnership and the Property Partnerships, although the Company also may hold temporary cash investments from time to time pending investment or distribution to shareholders. The Company will not have any limit on the amount or percentage of assets invested in any Property.

  The Company may purchase or lease properties for long-term investment, expand and improve the properties presently owned, or sell such properties, in whole or in part, when circumstances warrant. The Company also may participate with other entities in property ownership, through partnerships or other types of co-ownership arrangements.

  While the Company emphasizes equity real estate investments, it may in its discretion invest in mortgages, stock of other REITs and other real estate interests. Such mortgage investments may include participating or convertible mortgages. The Company does not currently intend to invest in the securities of other issuers except in connection with the Company's acquisitions of indirect interests in properties (normally through partnership interests in special purpose partnerships owning title to properties) and investments in short-term income producing investments. Any such investments in the securities of other issuers will be subject to the asset valuation of ownership limitations and gross income tests necessary for REIT qualification for federal income tax purposes. Further, equity investments by the Company may be subject to existing mortgage financing and other indebtedness which have priority over the equity interest of the Company. See "Certain Federal Income Tax Considerations--Requirements for Qualification." In any event, the Company does not intend that its investment in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and the Company would intend to divest securities before any such registration would be required.

FINANCING STRATEGY

  The Company will be conservatively capitalized immediately subsequent to the Offering; the Company's total debt will constitute approximately 25.2% of its total market capitalization. The Company expects to operate with a debt-to-total market capitalization ratio in the range of 25.0% to 40.0%. The Company has based its debt policy on the relationship between its debt and its total market capitalization, rather than the book value of its assets or other historical measures that typically have been employed by publicly traded REITs, because management believes that market capitalization more accurately reflects the Company's ability to borrow money and meet its debt service requirements. In this regard, the Company believes that most industry analysts relate share prices of real estate companies directly to the cash flow generated by the assets of these companies, and that lenders to real estate companies generally utilize cash flow related measures, as opposed to book values, in establishing collateral values, loan to value ratios and estimated debt capacities. Market capitalization is, however, more variable than book value of assets or other historical measures. Because market capitalization is a function of the market price of the Company's Common Shares, the Company's ratio of debt-to-total market capitalization may be affected by changes in that market price, which are beyond the control of the Company. Although the organizational documents of the Company do not limit the amount or percentage of indebtedness that the Company may incur, the Company may from time to time modify its debt policy in light of then current economic conditions, relative costs of debt and equity capital, the market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the fair market prices of the Common Shares, growth and acquisition opportunities and other factors. Accordingly, the Company may increase or decrease its debt-to-total market capitalization ratio above or below the limit described above. See "Risk Factors--Real Estate Financing Risks--Company's Ability to Increase Its Debt Could Adversely Affect the Company's Cash Flows." If the Board of Trustees determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing, retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

  In the event that the Board of Trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional shares of Common Shares or Preferred Shares of the Company in any manner and on such terms and for such consideration it deems appropriate, including in exchange for property. Existing shareholders would have no preemptive right to purchase shares issued in any offering and any such offering might cause a dilution of a shareholder's ownership interest in the Company.

  It is anticipated that any additional borrowings will be made through the Operating Partnership, the Property Partnerships or new property partnerships; however, the Company itself may incur indebtedness, which may be re-loaned to the Operating Partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, secured or unsecured, and publicly or privately placed debt instruments. Indebtedness incurred by the Operating Partnership, the Property Partnerships or any new property partnership may be in the form of purchase money obligations to the sellers of properties, long-term, tax-exempt bonds or other publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by the Operating Partnership, the Property Partnerships or any new property partnership. Such indebtedness may be recourse to all or any part of the property of the Company, the Operating Partnership, any Property Partnership or any new property partnership, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company, the Operating Partnership, any Property Partnership or any new property partnership may be used for the payment of distributions, for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or development of new properties; provided, that the Company cannot borrow to pay distributions to shareholders except through the Operating Partnership.

CONFLICTS OF INTEREST POLICIES

  The Company has adopted certain policies and entered into various agreements designed to reduce conflicts of interest involving the owners and management of the Company. For a discussion of such conflicts, see "Risk Factors-- Conflicts of Interest; Benefits to Prime."

  Michael W. Reschke, the Chairman of the Board of the Company and the principal stockholder of Prime, will continue to devote a considerable portion of his time to the management of Prime's continuing commercial real estate operations. Pursuant to the Non-Compete Agreement, Mr. Reschke and Prime have agreed that, so long as Prime and/or its affiliates own a 5.0% or greater economic interest in the Company or Mr. Reschke is Chairman of the Board of the Company, neither Mr. Reschke nor Prime (including its affiliates) will own or manage office or industrial properties (except any ownership resulting from foreclosure of indebtedness). Excluded from the foregoing restrictions are all properties in which Prime had an interest prior to the Formation Transactions and Prime's or Mr. Reschke's ownership of less than 5.0% of any class of securities listed on a national securities exchange or on the Nasdaq National Market. See "Certain Relationships and Related Transactions--Non-Compete Agreement."

  In addition, Stephen J. Nardi, an affiliate of the NAC General Partner, will be a trustee of the Company. Neither the Company nor the NAC General Partner may (other than in accordance with the Put Option

Agreement) withdraw from the Operating Partnership or transfer its general partner interest, nor may another general partner be admitted to the Operating Partnership without the consent of the other general partner.

  Richard S. Curto will enter an employment agreement that contains noncompetition provisions designed to reduce potential conflicts of interest. These provisions prohibit Mr. Curto from engaging directly or indirectly in the development or acquisition of office properties during the period he is employed with the Company and for an additional 24-month period following any termination of such employment either by the Company for cause or by Mr. Curto voluntarily. See "Management."

  As holders of Common Units, the Limited Partners and the NAC General Partner may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of the properties and therefore the Limited Partners and the NAC General Partner, on the one hand, and the Company, on the other hand, may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of such properties. The decision to proceed with any such sale or refinancing will be made by the Board of Trustees. The Partnership Agreement provides that the Company has no obligation to consider the separate interests of the Limited Partners or the NAC General Partner, including tax consequences to the Limited Partners or the NAC General Partner, in deciding whether to sell a property. However, the Company has entered into tax indemnification agreements with the NAC General Partner and the IBD Contributors. So long as the tax indemnity continues for either the NAC General Partner or the IBD Contributors and Prime is responsible to the Company for such indemnity, the Company will use its best efforts to not create such tax liability due to a refinancing or debt repayment with regard to the relevant Properties and to utilize Section 1031 tax-free exchanges to the extent any of the relevant Properties is sold. See "Risk Factors-- Conflicts of Interest; Benefits to Prime" and "Certain Relationships and Related Transactions--Tax Indemnification Agreements."

  The Declaration of Trust provides that each trustee will be obligated to offer to the Company any opportunity which comes to such trustee and which the Company could reasonably be expected to have an interest in pursuing. The Declaration of Trust also provides that any contract or transaction between the Company and any trustee or any entity in which the trustee has a material financial interest would not be voidable solely because of such trustee's interest if (a) it is approved after disclosure of the interest, by an affirmative vote of a majority of disinterested trustees or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (b) it is fair and reasonable to the Company.

WORKING CAPITAL RESERVES

  The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company has authority to offer its shares of beneficial interest or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. Similarly, the Company may offer additional interests in the Operating Partnership that are exchangeable into Common Shares or, at the Company's option, cash, in exchange for property. The Company also may make loans to the Operating Partnership. The Company expects to issue Common Shares to holders of interests in the Operating Partnership upon exchange thereof, subject to certain restrictions and limitations. Any election by the Company with respect to Common Units held by Prime or any other officer or trustee of the Company will be made with the approval of the independent trustees. Except in connection with the Formation Transactions, the Company has not issued or caused to be issued Common Shares, interests in the Operating Partnership or other securities. The Company has not made loans to any entities or persons, including its officers and trustees. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. At all times, the Company intends to make investments in such manner as to be consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in the Treasury Regulations), the Board of Trustees with the consent of the holders of the majority of the votes entitled to be cast on such matter, determines that it is no longer in the best interests of the Company to qualify as a REIT.

                                  MANAGEMENT

TRUSTEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The following table sets forth certain information concerning each of the Company's trustees, executive officers and key employees serving in such capacities upon completion of the Offering:

          NAME            AGE                        POSITION
          ----            ---                        --------
Michael W. Reschke......   41 Chairman of the Board, Trustee
Richard S. Curto........   46 President and Chief Executive Officer, Trustee
W. Michael Karnes.......   51 Executive Vice President and Chief Financial Officer
Robert J. Rudnik........   43 Executive Vice President, General Counsel and
                              Secretary
Jeffrey A. Patterson....   38 Executive Vice President and Chief Investment Officer
Kevork M. Derderian.....   46 President--Office Division
Edward S. Hadesman......   64 President--Industrial Division
John O. Wilson..........   43 President--Prime Group Realty Services, Inc.
Donald H. Faloon........   50 Executive Vice President--Development
Philip A. Hoffer........   48 Senior Vice President--Real Estate Operations
Steven R. Baron.........   49 Senior Vice President--Marketing and Leasing/CBD
                              Office
Faye I. Oomen...........   48 Senior Vice President--Development and Leasing--
                              Suburban Office
Christopher "Kit" J.       31 Senior Vice President--Industrial Operations
 Sultz..................
Tucker B. Magid.........   32 Senior Vice President--Industrial Development
S. Craig Nardi..........   32 Senior Vice President--Industrial Marketing and
                              Leasing
Murray J. Alscher.......   41 Senior Vice President--Acquisitions
James F. Hoffman........   35 Vice President--Associate General Counsel
Kathryn A. Deane........   49 Vice President--Controller
Donald E. Anderson......   55 Vice President--Industrial Property
                              Management/Redevelopment
Phillip E. Waters.......   38 Vice President--Marketing and Leasing
Rolanda H. Derderian....   42 Vice President--Real Estate Tax Specialist
Patrick L. McGaughy.....   56 Vice President--Assistant Controller
James F. Runnion........   53 Vice President--Asset Management
Scott D. McKibben.......   28 Vice President--Acquisitions
Stephen J. Nardi(1).....   64 Trustee Designee
James R. Thompson(1)....   61 Independent Trustee Designee
Jacque M. Ducharme(1)...   48 Independent Trustee Designee
Christopher J.             35 Independent Trustee Designee
 Nassetta(1)............
Thomas J. Saylak(1)(2)..   37 Independent Trustee Designee

--------
(1) Prior to or upon the effectiveness of the Registration Statement that contains this Prospectus, the Company will nominate and elect this person to serve as a trustee of the Company.
(2) This person has been designated by Blackstone to be elected as a trustee.

  Michael W. Reschke. Michael W. Reschke serves as the Chairman of the Board of Trustees of the Company. Mr. Reschke founded Prime in 1981 and, since that time, has acted as Prime's Chairman and Chief Executive Officer. Mr. Reschke is also Chairman of the Executive Committee of Prime and is Chairman of the Board of Prime Retail, Inc. and Brookdale Living Communities, Inc. and a member of the Board of Directors of Ambassador Apartments, Inc. For the last 17 years, Mr. Reschke has directed and managed the acquisition, development, finance, construction, leasing, marketing, renovation and property management activities of Prime. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee and is a full member of the Urban Land Institute. Mr. Reschke also serves on the Board of Visitors of the University of Illinois Law School.

  Richard S. Curto. Richard S. Curto serves as President, Chief Executive Officer and Trustee of the Company. Mr. Curto joined Prime in May 1994 and, since that time, has served as Executive Vice President.

Since joining Prime, Mr. Curto has been responsible for the capital markets transactions and other project-related financings of Prime. From September 1981 to April 1994, Mr. Curto was employed by Kemper Financial Services, a $65 billion money management firm overseeing the activities of the lending and equity investment group related to real property, most recently serving as Senior Vice President. Mr. Curto held various positions with Northwestern Mutual Life Insurance Co. in the Real Estate Department prior to 1981. Mr. Curto is a member of the Urban Land Institute and the National Realty Committee.

  W. Michael Karnes. W. Michael Karnes serves as Executive Vice President and Chief Financial Officer of the Company. From July 1997 to immediately prior to the Offering, Mr. Karnes was employed by Prime as an Executive Vice President. From April 1996 to June 1997, Mr. Karnes served as Senior Executive Vice President, Finance and Chief Financial Officer of Capstar Hotel Company. From 1994 to April 1996, Mr. Karnes served as Senior Vice President and Chief Financial Officer of Tucker Properties Corporation, a publicly-traded REIT. From 1991 to 1994, Mr. Karnes served as Senior Vice President, Finance and Administration for Banyan Management Corp., a company that provides management services for five public REITs and three master limited partnerships. Prior to that, from 1989 to 1991, Mr. Karnes served as Chief Operating Officer of Miglin-Beitler, Inc., a private real estate development, management and leasing firm.

  Robert J. Rudnik. Robert J. Rudnik serves as Executive Vice President, General Counsel and Secretary of the Company. Mr. Rudnik joined Prime in April 1984 and, since that time, has served as Executive Vice President, General Counsel and Secretary of Prime, responsible for all legal, insurance and human resource matters for Prime. Mr. Rudnik continues to serve in such capacity for Prime and serves as General Counsel and Secretary for Brookdale Living Communities, Inc.

  Jeffrey A. Patterson. Jeffrey A. Patterson serves as Executive Vice President and Chief Investment Officer of the Company. From 1989 to immediately prior to the Offering, Mr. Patterson was Executive Vice President of Prime, with primary responsibility for the acquisition, financing and redevelopment of office and mixed-use properties. Mr. Patterson also was asset manager for Prime's office properties and has provided real estate advisory services for several major institutional investors related to office buildings. Prior to joining Prime, Mr. Patterson served as Director of Development in Tishman Speyer Properties' Chicago office and as a Senior Financial Analyst at the Metropolitan Life Insurance Company's Real Estate Investment Group. Mr. Patterson is an associate member of the Urban Land Institute.

  Kevork M. Derderian. Kevork M. Derderian serves as President--Office Division of the Company. From 1989 to immediately prior to the Offering, Mr. Derderian was employed by Continental Offices Ltd. ("Continental"), most recently serving as its President and Chief Executive Officer. At Continental, he oversaw all business operations, including office property management, leasing and construction. Continental managed in excess of $650.0 million in properties. Mr. Derderian is a member of the Urban Land Institute and BOMA International and a member of the board of the U.S. Green Buildings Council. Mr. Derderian is the husband of Ms. Rolanda Derderian, the Vice President-- Real Estate Tax Specialist of the Company.

  Edward S. Hadesman. Edward S. Hadesman serves as President--Industrial Division of the Company. In such capacity, Mr. Hadesman is responsible for the acquisition, development, operation of the properties and the management personnel of the Industrial Division. Prior to joining the Company, Mr. Hadesman was the President and Chief Executive of Industrial Building and Development Company ("IBD"), which he formed in 1965. IBD owned, operated, leased and managed in excess of 1.1 million square feet and developed and constructed over 1.6 million square feet, consisting primarily of high quality warehouse, distribution, manufacturing and office buildings. Mr. Hadesman, as founder and President of IBD, personally supervised all aspects of IBD's business, including development, leasing, acquisition and management.

  John O. Wilson. John O. Wilson serves as President--Prime Group Realty Services, Inc. of the Company. From January 1995 to immediately prior to the Offering, Mr. Wilson served as President of Prime's Corporate Real Estate Services department. Over a 15-year period prior to joining Prime, Mr. Wilson served as President and Chief Executive Officer of Realsource, Inc., a regional real estate service firm, which he co-founded in 1981.

Mr. Wilson's responsibilities included overseeing all aspects of property marketing, corporate client services and the implementation of management plans. Prior to 1981, Mr. Wilson was an officer in the Chicago office of Cushman & Wakefield. He is a Charter Member of the Chicago Office Leasing Brokers Association and The International Development and Research Council.

  Donald H. Faloon. Donald H. Faloon serves as Executive Vice President-- Development of the Company. From January 1989 to immediately prior to the Offering, Mr. Faloon was employed by Prime in its commercial development activities. Previous responsibilities for Prime included overseeing Prime's Diagonal Mar project in Barcelona, Spain and serving as Executive Project Manager for the 77 West Wacker Drive Building. Prior to joining Prime, Mr. Faloon had 17 years of experience in the management of real estate development at Homart Development Co. and Urban Investment and Development Co.

  Philip A. Hoffer. Philip A. Hoffer serves as Senior Vice President--Real Estate Operations of the Company. From February 1996 to immediately prior to the Offering, Mr. Hoffer was Vice President and Chief Operating Officer of Continental, where he was responsible for all real estate operations including asset management, construction and leasing for the owned and third party portfolio. From 1989 to 1996, Mr. Hoffer served as Chief Operating Officer for Insignia/Frain Camins & Swartchild, where he oversaw third party institutional property management and leasing for 13 million square feet of office, industrial and retail space located in Chicago and Los Angeles. He has over 15 years of experience in real estate development, management, construction and brokerage in Chicago, California and New York. Past responsibilities also include serving as project manager for the 676 North Michigan Avenue Building in Chicago.

  Steven R. Baron. Steven R. Baron serves as Senior Vice President--Marketing and Leasing/CBD Office of the Company. From December 1996 to immediately prior to the Offering, Mr. Baron was employed by Prime as Senior Vice President responsible for commercial development and sales at a 2650-acre planned development in Huntley, Illinois. From February 1996 to December 1996, he served as Senior Vice President of Benjamin E. Sherman & Sons, a real estate company, where he oversaw the management portfolio and leasing activity. From February 1994 to December 1995, he was the Managing Director of PM Realty Group's Midwest Division where he oversaw the leasing and management portfolio. From 1988 to 1994, Mr. Baron was employed by Prime as Executive Vice President responsible for the leasing and marketing of the 77 West Wacker Drive Building. Mr. Baron is a licensed real estate broker and is an instructor at Kellogg School of Management where he lectures on commercial real estate development, leasing and marketing.

  Faye I. Oomen. Faye I. Oomen serves as Senior Vice President--Development and Leasing--Suburban Office of the Company. From 1978 to immediately prior to the Offering, Ms. Oomen was employed by Continental, most recently serving as Vice President of Leasing and Construction. She has over 23 years of experience in real estate leasing, marketing and development. At Continental, she negotiated more than 200 leasing transactions for more than 1.5 million square feet of Continental's portfolio, including Continental Towers, Continental Office Plaza, Regency Office Plaza and The Marquette Building. She also was responsible for development and base building construction at One Financial Place and Continental Towers. She has received numerous awards, including being named the 1995 Sun-Times Suburban Property Representative of the Year.

  Christopher "Kit" J. Sultz. Christopher J. Sultz serves as Senior Vice President--Industrial Operations of the Company. From June 1994 to immediately prior to the Offering, Mr. Sultz was employed by Prime in its Industrial Division as Vice President--Asset Management. Prior to joining Prime, Mr. Sultz was employed by Coopers & Lybrand, LLP from August 1991 to June 1994 in its real estate consulting practice. Mr. Sultz is a certified public accountant.

  Tucker B. Magid. Tucker B. Magid serves as Senior Vice President--Industrial Development of the Company. In such capacity, he is responsible for overseeing the development activities of the industrial division. From 1991 to immediately prior to the Offering, Mr. Magid was Senior Vice President of IBD, where he was responsible for the management, leasing and operations of the approximately 1.2 million square foot industrial portfolio and development of the Motorola Building and Libertyville Business Park. Mr. Magid is a member of the Association of Industrial Real Estate Brokers ("AIREB").

  S. Craig Nardi. S. Craig Nardi serves as Senior Vice President--Industrial Marketing and Leasing of the Company. From 1989 to immediately prior to the Offering, Mr. Nardi served as Vice President of Operations of The Nardi Group Ltd., a corporate real estate development firm, and as Executive Vice President of Nardi Asset Management, the property management arm of The Nardi Group Ltd. Prior to joining The Nardi Group Ltd. and Nardi Asset Management, Mr. Nardi worked as a real estate broker in New York City. Mr. Nardi is a member of the International Association of Corporate Real Estate Executives ("NACORE"), the National Association of Industrial and Office Parks ("NAIOP") and the Elmhurst Economic Development Corporation ("EEDC"). Mr. Nardi is the son of Stephen J. Nardi, the Vice Chairman of the Board and a Trustee of the Company.

  Murray J. Alscher. Murray J. Alscher serves as Senior Vice President-- Acquisitions for the Company. From April 1997 to immediately prior to the Offering, Mr. Alscher acted as a consultant to Prime in its acquisition efforts. From November 1996 to April 1997, Mr. Alscher was a self-employed real estate consultant. From May 1983 through November 1996, Mr. Alscher was employed (most recently as Senior Vice President) by Metropolitan Structures, a private real estate investment, development and management company, where he was responsible for investment, development and asset management matters.

  James F. Hoffman. James F. Hoffman serves as Vice President--Associate General Counsel of the Company. From January 1991 to immediately prior to the Offering, Mr. Hoffman served as Assistant General Counsel of Prime. Prior to his employment with Prime, Mr. Hoffman was an associate with the law firm of Mayer, Brown & Platt from September 1987 to December 1990.

  Kathryn A. Deane. Kathryn A. Deane serves as Vice President-Controller of the Company. From March 1997 to immediately prior to the Offering, Ms. Deane was Chief Financial Officer of Continental. From August 1995 to February 1997, Ms. Deane was Vice President of Operational Accounting and Vice President of Investor Relations for Equity Group Investments, Inc. and its affiliate EGI Capital Markets, LLC. From January 1992 to August 1995, Ms. Deane was Director of Finance and Administration for Lowe Construction and Management Co., Inc. Ms. Deane is a certified public accountant and is a member of the Illinois CPA Society and Chicago Building Owners and Managers Association ("BOMA").

  Donald E. Anderson. Donald E. Anderson serves as Vice President--Industrial Property Management/Redevelopment of the Company. From 1992 to immediately prior to the Offering, Mr. Anderson was employed by Prime as the Manager of the Property Management and Redevelopment section of its Industrial Development Group. Mr. Anderson's primary responsibilities at Prime involved the oversight and redevelopment of Prime's four industrial parks: the AHEC, CEC, ECEC and HEC. From 1983 to 1992 Mr. Anderson was employed by JMB Realty as Vice President of Construction and Acquisition Review.

  Phillip E. Waters. Phillip E. Waters serves as the Vice President--Marketing and Leasing for the Company. From January 1995 to immediately prior to the Offering, Mr. Waters was employed by Prime as the Director of Marketing of its Industrial Development Group. Mr. Waters' primary responsibilities at Prime involved the development and implementation of a marketing program for industrial properties, the repositioning of properties as multitenant facilities and the formation of build-to-suit projects. From 1990 to 1995, Mr. Waters worked for the M-B Sales Division of the Havi Group, creating private partnerships for a multifamily redevelopment project. Mr. Waters is a licensed real estate broker in Illinois and Indiana. He serves on the Board of Directors of the Northwest Indiana Forum, a regional development group, and the East Chicago Chamber of Commerce.

  Rolanda H. Derderian. Rolanda H. Derderian serves as the Vice President-- Real Estate Tax Specialist of the Company. From 1976 to immediately prior to the Offering, Ms. Derderian served as Vice President and Chief Information Officer of Continental. Ms. Derderian's primary responsibilities at Continental involved real estate tax defense strategies and computer system design and implementation. Ms. Derderian serves as Co-Chairman of the Real Estate Tax Committee of the Chicago Development Council. She is the wife of Mr. Kevork Derderian, the President--Office Division of the Company.

  Patrick L. McGaughy. Patrick L. McGaughy serves as Vice President--Assistant Controller of the Company. From 1992 to immediately prior to the Offering, Mr. McGaughy was employed by Prime as Controller of its commercial development and management division. From 1989 to 1992, Mr. McGaughy served as Chief Financial Officer of Sudler Marling, Inc., and prior thereto, as Vice President and Controller of Rubloff, Inc.
Mr. McGaughy is a certified public accountant.

  James F. Runnion. James F. Runnion serves as Vice President--Asset Management of the Company. From October 1991 to immediately prior to the Offering, Mr. Runnion was employed by Prime as Vice President--Management with primary responsibility for the 77 West Wacker Drive Building. Prior to joining Prime, Mr. Runnion had 19 years of experience in the development, leasing and management of commercial office properties. Mr. Runnion holds the Real Property Administrator designation from BOMA.

  Scott D. McKibben. Scott D. McKibben serves as Vice President--Acquisitions of the Company. From 1994 to immediately prior to the Offering, Mr. McKibben was employed by Continental, most recently serving as Development Analyst, where his primary responsibilities included conducting financial analyses for over $300 million in commercial and medical office and land development projects and assisting in arranging the financing of several prospective land development projects. From 1993 through 1994, Mr. McKibben was employed by Marshall Erdman & Associates, where his primary responsibilities included analyzing development opportunities. Mr. McKibben received his Juris Doctorate degree from University of Wisconsin--Madison Law School in May 1994 and is a licensed Illinois real estate broker.

  Stephen J. Nardi. Stephen J. Nardi has agreed to serve as a Trustee of the Company and will be elected a Trustee and Vice Chairman of the Board prior to or upon the effectiveness of the Registration Statement that contains this Prospectus. For the past thirty-five years Mr. Nardi has served as President and Chief Executive Officer of The Nardi Group Ltd., a corporate real estate development firm which has designed, built and managed millions of square feet of properties throughout the Chicago Metropolitan Area and other parts of the country, and which has a portfolio of over 1.9 million square feet of office/industrial property in the Chicago Metropolitan Area. Mr. Nardi is a member of the Chicago Real Estate Board, the National Association of Realtors, the Society of Industrial and Office Realtors ("SIOR"), NAIOP and the Urban Land Institute. Mr. Nardi is the father of S. Craig Nardi, the Senior Vice President--Industrial Marketing and Leasing of the Company.

  Governor James R. Thompson. James R. Thompson has agreed to serve as a Trustee of the Company and will be elected a Trustee prior to or upon the effectiveness of the Registration Statement that contains this Prospectus. Governor Thompson is the Chairman of the law firm of Winston & Strawn and has been a partner with the firm since 1991. Prior to joining Winston & Strawn, Governor Thompson served as the Governor of Illinois from 1977-1991. Governor Thompson serves on the board of directors of FMC Corporation, the Chicago Board of Trade, Jefferson Smurfit Group (Dublin), International Advisory Council of the Bank of Montreal, Pechiney International, Prime Retail, Inc., Union Pacific Resources Company, Hollinger International, Inc. and American National Can Co. Governor Thompson received his Juris Doctorate degree from the Northwestern University Law School.

  Jacque M. Ducharme. Jacque M. Ducharme has agreed to serve as a Trustee of the Company and will be elected a Trustee prior to or upon the effectiveness of the Registration Statement that contains this Prospectus. Since 1972, Mr. Ducharme has been employed by Julien J. Studley, Inc., a real estate corporate and tenant services firm, where he currently serves as Senior Executive Vice President and is the Chicago and Midwest Regional Manager. His clients include some of the largest companies in the Chicago Metropolitan Area, including Quaker Oats, Arthur Andersen and First Chicago. Mr. Ducharme is a past president of the Chicago Office Leasing Brokers Association.

  Christopher J. Nassetta. Christopher J. Nassetta has agreed to serve as a Trustee of the Company and will be elected a Trustee prior to or upon the effectiveness of the Registration Statement that contains this Prospectus. From October 1995 to the present, Mr. Nassetta has acted as the Executive Vice President and Chief Operating Officer of Host Marriott Corporation, where he is responsible for acquisitions, real estate operations, asset management, lodging partnerships and administration and serves on its Executive Committee. From October 1991 through October 1995, Mr. Nassetta served as President of Bailey Capital Corporation, a real estate investment and advisory firm that he co-founded, where he oversaw all operations. Prior to founding Bailey Capital Corporation, Mr. Nassetta was employed by The Oliver Carr Company, a commercial real estate company, for seven years, where he served as Development Director, Vice President and Regional Partner and ultimately Chief Development Officer, as well as serving on its management committee. Mr. Nassetta serves on the McIntire School of Commerce Advisory Board for the University of Virginia.

  Thomas J. Saylak. Thomas J. Saylak has agreed to serve as a Trustee of the Company and will be elected a Trustee prior to or upon the effectiveness of the Registration Statement that contains this Prospectus. Mr. Saylak is presently a Senior Managing Director of The Blackstone Group and of Blackstone Real Estate Advisors. Since joining Blackstone Real Estate Advisors in 1993, Mr. Saylak's major accomplishments include creating the Interstone Hotel acquisitions joint venture, as well as leading the multi-billion dollar restructurings of two large regional mall owners, Edward J. DeBartolo Corp. and Cadillac Fairview, Inc. Prior to joining Blackstone Real Estate Advisors, from 1987 to 1993, Mr. Saylak was a principal in Trammell Crow Ventures, the investment advisory arm of Trammell Crow Company, a real estate development and management firm, where he completed over $3.0 billion of real estate acquisitions and financings and led the firm's Distressed Portfolio Initiative. Mr. Saylak currently serves as a director of Interstate Hotel Corporation and Cadillac Fairview, Inc. Mr. Saylak also serves on the Executive Committee of the National Realty Committee and is a charter member of The Columbia Real Estate Forum.

COMMITTEES OF THE BOARD OF TRUSTEES

  Audit Committee. Promptly following the closing of the Offering, the Board of Trustees of the Company will establish an Audit Committee that will initially consist of three Independent Trustees. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, to review with the independent accountants the plans and results of the audit engagement, to approve professional service provided by the independent public accountants, to review the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of the Company's internal accounting controls.

  Executive Committee. Promptly following the closing of the Offering, the Board of Trustees of the Company will establish an Executive Committee. Subject to the Company's conflicts of interest policies, the Executive Committee may be granted certain authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Trustees, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and, consistent with the Partnership Agreement, to cause the Operating Partnership to take such actions. The Executive Committee will initially consist of Michael W. Reschke and Richard
S. Curto.

  Executive Compensation Committee. Promptly following the closing of the Offering, the Board of Trustees of the Company will establish an Executive Compensation Committee to determine compensation for the Company's executive officers and to implement and administer the Company's Share Incentive Plan. The Executive Compensation Committee will initially consist of two or more Independent Trustees.

COMPENSATION OF TRUSTEES

  The Company intends to pay its trustees who are not employees of the Company or affiliated with Prime or the Company a fee for their services as trustees. They will receive annual compensation of $26,000 plus a fee of $1,000 for attendance at each meeting of the Board of Trustees and $500 for attendance at each committee meeting, and will receive reimbursement of all travel and lodging expenses related to their attendance at both board and committee meetings. Each non-employee trustee also will receive a grant of options to purchase 5,000 Common Shares under the Company's Share Incentive Plan, which will vest at the rate of 33.3% per year over the next three years commencing on the first anniversary of their date of grant and will have a term of ten years. See "--Share Incentive Plan." Further, the Company has entered a consulting agreement with Mr. Nardi, pursuant to which he is to be granted options for an aggregate of 75,000 Common Shares upon completion of the Offering. Such options will vest at the rate of 33.3% per year over three years commencing on the first anniversary of their date of grant and will have a term of ten years. See "Certain Relationships and Related Transactions--Consulting Agreement with Stephen J. Nardi."

EXECUTIVE COMPENSATION

  The Company was organized in July 1997, did not conduct any prior operations and, accordingly, did not pay any compensation to its executive officers for the year ended December 31, 1996. The following table sets forth the annual base salary for the year following completion of the Offering that the Company intends to establish for the Chairman of the Board, the Chief Executive Officer and the four other persons who are expected to be the most highly compensated executive officers of the Company during that period. In addition to base salaries, the Executive Compensation Committee may authorize the payment of cash bonuses based upon performance.

                                                                                    ANNUAL
         NAME               TITLE                                                 BASE SALARY
         ----               -----                                                 -----------
   Michael W. Reschke...... Chairman of the Board of Trustees                      $150,000
   Richard S. Curto........ President and Chief Executive Officer                  $275,000
   W. Michael Karnes....... Executive Vice President and Chief Financial Officer   $200,000
   Jeffrey A. Patterson.... Executive Vice President and Chief Investment Officer  $200,000
   Kevork M. Derderian..... President--Office Division                             $200,000
   Edward S. Hadesman...... President--Industrial Division                         $200,000

EMPLOYMENT AGREEMENTS

  The Company will enter employment agreements with each of the executive officers named in the table above. These agreements provide that the executive officers shall devote substantially all of their business time to the operation of the Company, except Mr. Reschke, who shall only be required to devote such time as he deems necessary to fulfill his duties and obligations to the Company as Chairman of the Board. The agreements establish the initial base salaries set forth in the table above and provide for an initial term of three years, which, in the case of Messrs. Reschke's, Curto's and Hadesman's agreements only, are automatically extended for an additional year after expiration of the initial term and any extension period unless either the Company provides the applicable officer with at least six months prior written notice or the applicable officer provides the Company with at least thirty days prior written notice, that such term shall not be extended. The agreements also contain (i) an agreement not to solicit, attempt to hire or hire any employee or client of the Company or solicit or attempt to lease space to or lease space to any tenant of the Company for two years following termination of employment and (ii) with the exception of Mr. Derderian's agreement, non-compete provisions restricting the executive officers from developing, acquiring or operating office or industrial properties (within a ten mile radius of any facility of the Company) for two years following termination of employment if the employment is terminated either by the Company for cause or by the executive officer voluntarily (with certain limited exceptions in the case of Mr. Hadesman's agreement).

  The agreements also set forth the potential bonuses to which the executive officers are entitled. In the case of Messrs. Reschke, Curto, Karnes, Patterson and Hadesman, they are each entitled to receive a discretionary bonus based on achievement of such corporate and individual goals and objectives as may be established by the Board of Trustees or its Compensation Committee. In the case of Mr. Derderian, he is entitled to receive a bonus in an amount of up to 100% of his base salary determined pursuant to the following formula: (i) up to 75% of his base salary based upon the extent to which actual Funds from Operations (as defined in his agreement) exceed the projected budget for Funds from Operations and (ii) up to 25% of his base salary based on achievement of such corporate and individual goals and objectives as may be established by the Board of Trustees or its Compensation Committee.

  If any agreement is terminated by the Company (i) without cause (as defined in the agreements), (ii) by the executive following the occurrence of a "change of control" and a resulting "diminution event" (as defined in the agreements) or (iii)(a) in the case of Mr. Reschke's agreement, by Mr. Reschke if he is removed as a director of the Company or (b) in the case of Mr. Curto's agreement, by the Company the event of Mr. Curto's disability (as defined in the agreement), the applicable executive shall be entitled to a lump sum termination payment. With respect to Messrs. Reschke and Curto, such payment will be (x) an amount equal to two times their then current annual base salary, if the termination is by the Company without cause or following Mr. Reschke's or Mr. Curto's disability or
(y) an amount equal to two times the applicable average base salary and bonus for the two prior years, if the termination is by Mr. Reschke or Mr. Curto, as the case may be, due to the occurrence of a change of control and diminution event. With respect to each of Mr. Karnes and Mr. Patterson, such payment will be an amount equal to the greater of 100.0% of his then current base salary and 100.0% of his aggregate base salary for the remainder of the term of his employment agreement, if the termination is either by the Company without cause or by the executive due to the occurrence of a change of control and resulting diminution event (or in the case of Mr. Karnes only, a relocation of his office outside the Chicago metropolitan area). With respect to each of Mr. Derderian and Mr. Hadesman, such payment will be (xx) an amount equal to the product of (A) his then current base salary plus his last annualized bonus multiplied by (B) a fraction, the numerator of which is the number of days remaining in the term of his employment agreement at the time of termination (but in no event less than 365 in the case of Mr. Derderian's agreement) and the denominator of which is 365, if the termination is by the Company without cause or (yy) an amount equal to the product of two times the sum of his then current base salary plus his last annualized bonus, if the termination is by the executive due to the occurrence of a change of control and resulting diminution event. See "Certain Relationships and Related Transactions."

  In addition, the employment agreement with Mr. Karnes provides for a grant to Mr. Karnes of 10,000 Common Shares.

SHARE INCENTIVE PLAN

  The Company has established a Share Incentive Plan (the "Share Incentive Plan") for the purpose of attracting and retaining trustees, executive officers and other key employees. The Share Incentive Plan is administered by the Compensation Committee and permits the grant of stock options, stock appreciation rights, restricted stock, restricted units and performance units to officers and other key employees of the Company, its subsidiaries, the Operating Partnership, the Services Company and Company-owned partnerships. The Share Incentive Plan also permits the grant of stock options to nonemployee Trustees. Although the Share Incentive Plan permits the Compensation Committee to grant a wide variety of awards, it does not obligate the Compensation Committee to do so. The variety of awards authorized under the Share Incentive Plan is intended to give the Compensation Committee flexibility to adapt the Company's compensation structure to changes in the business and regulatory environment.

  Under the Share Incentive Plan, up to 1.85 million Common Shares may be issued or transferred to Participants. The maximum aggregate number of Common Shares and Share equivalent units that may be subject to awards granted during any calendar year to any one participant under the Share Incentive Plan, regardless of the type of awards, will be 200,000. This limit will apply regardless of whether such compensation is paid in Common Shares or in cash.

  If any award is canceled, terminates, expires or lapses for any reason, any Common Shares subject to such award will again be available for grant under the Share Incentive Plan, except that such Common Shares will still be counted for purposes of the annual individual award limit described above. In the event of any change in capitalization of the Company, such as a share split, or a corporate transaction, such as a merger or consolidation or any reorganization, or any partial or complete liquidation of the Company, an adjustment may be made in the number and class of Common Shares that may be delivered under the Share Incentive Plan, in the number and class of and/or price of Common Shares subject to outstanding awards, and in the annual individual award limit set forth above, as may be determined to be appropriate and equitable by the Compensation Committee to prevent dilution or enlargement of rights.

  The Compensation Committee currently anticipates granting options under the Share Incentive Plan to purchase Common Shares. The Compensation Committee may grant "incentive stock options" (within the meaning of Section 422 of the Code) and/or nonqualified stock options to employees of the Company and its corporate subsidiaries. Other employees, including employees of the Operating Partnership and the Services Company, and nonemployee trustees may only receive nonqualified stock options. The exercise price of any option will be at least equal to 100% of the fair market value of a Common Share on the date the option is granted. Each option will expire no later than the tenth anniversary of the date of grant.

  Upon completion of the Offering, the Compensation Committee will grant options to purchase Common Shares (the "Initial Grants") to the following key officers and employees of the Company: Michael W. Reschke (175,000); Richard
S. Curto (175,000); W. Michael Karnes (70,000); Robert J. Rudnik (85,000); Jeffrey A. Patterson (85,000); Kevork M. Derderian (70,000); Edward S. Hadesman (70,000); John O. Wilson (30,000); Donald H. Faloon (40,000); Philip
A. Hoffer (30,000); Steven R. Baron (30,000); Faye I. Oomen (30,000); Tucker
B. Magid (22,500); Christopher J. Sultz (22,500); S. Craig Nardi (20,000); James F. Hoffman (18,000); Kathryn A. Deane (7,500); Donald E. Anderson (15,000); Philip E. Waters (15,000); Rolanda H. Derderian (12,500); Patrick L. McGaughy (10,000); James F. Runnion (15,000); Murray J. Alscher (10,000); Scott D. McKibben (5,000); and certain other employees (50,000).

  The Initial Grants will vest, subject to certain conditions being met, at a rate of 33.3% per year over three years commencing on the first anniversary of their date of grant and will have a term of ten years. The exercise price of the options issued pursuant to the Initial Grants will be the initial public offering price of the Common Shares. The exercise price for any option is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of Common Shares.

  All unvested options held by an optionee will automatically be forfeited if the optionee leaves employment for any reason other than the optionee's death or disability on or after the first anniversary of their date of grant. Upon a "change in control" (as defined in the Share Incentive Plan), all unvested options will vest. The rights of any participants to exercise a option may not be transferred in any way other than by will or applicable laws of descent and distribution.

  The Compensation Committee also anticipates that it will grant options for an aggregate of 5,000 Common Shares to each of its Independent Trustees, and 75,000 Common Shares to Mr. Nardi pursuant to his consulting agreement, that will vest at the rate of 33.3% per year over three years commencing on the first anniversary of their date of grant and will have a term of ten years. The exercise price of these options will be the initial public offering price of the Common Shares. The exercise price for any of these options will generally be payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of Common Shares.

  The following table contains information concerning the grant of options to occur on the completion of the Offering under the Company's Share Incentive Plan. The table also lists potential realizable values of such options on the basis of assumed annual compounded share appreciation rates of 5.0% and 10.0% over the life of the options.

       SHARE OPTION GRANTS IN CONNECTION WITH THE FORMATION TRANSACTIONS

                                                                  POTENTIAL
                          NUMBER OF                          REALIZABLE VALUE AT
                          SECURITIES                               ASSUMED
                          UNDERLYING                           ANNUAL RATES OF
                           OPTIONS   EXERCISE OR                 SHARE PRICE
                           GRANTED    BASE PRICE  EXPIRATION    APPRECIATION
                            (#)(1)   PER SHARE(2)  DATE(3)   FOR OPTION TERM(4)
                          ---------- ------------ ---------- -------------------
                                                               (IN THOUSANDS)
                                                                5%        10%
                                                             --------- ---------
Michael W. Reschke.......  175,000      $20.00               $   2,202 $   5,577
Richard S. Curto.........  175,000       20.00                   2,202     5,577
W. Michael Karnes........   70,000       20.00                     881     2,231
Jeffrey A. Patterson.....   85,000       20.00                   1,069     2,709
Kevork M. Derderian......   70,000       20.00                     881     2,231
Edward S. Hadesman.......   70,000       20.00                     881     2,231

--------
(1) The options granted will vest in three equal installments on the first, second and third anniversaries of the date of the grant.
(2) The option price will be equal to the initial public offering price of the Common Shares.
(3) The expiration date of the options will be ten years after the date of the grant.
(4) The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5.0% and 10.0% only from the date of grant to the expiration date of the option.

INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Declaration of Trust contains a provision permitted under Maryland law eliminating (with limited exceptions) each trustee's personal liability for monetary damages for breach of any duty as a trustee. In addition, the Declaration of Trust and Bylaws authorize the Company to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. Maryland law provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation, or is or was serving as a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against expenses, judgments, fines and amounts paid in settlement, is mandatory in certain circumstances and permissive in others, subject to authorization by the Board of Trustees.

  The Company intends to enter into indemnification agreements with each of the Company's trustees and certain of its executive officers. The indemnification agreements will require, among other things, that the Company indemnify such trustees and officers to the fullest extent permitted by law, and advance to the trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by trustees and officers seeking to enforce their rights under the indemnification agreements and cover trustees and officers under the Company's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Declaration of Trust and Bylaws, it provides greater assurance to trustees and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the Board of Trustees or by the shareholders to eliminate the rights it provides.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                    STRUCTURE AND FORMATION OF THE COMPANY

  The Company was formed on July 21, 1997. The Operating Partnership and the Services Company were formed in March 1997.

FORMATION TRANSACTIONS

  Prior to or simultaneous with the completion of the Offering, the Company, the Operating Partnership, the Services Company, the NAC General Partner and the Limited Partners will engage in the Formation Transactions designed to enable the Company to continue and expand the office and industrial real estate operations of Prime, consolidate the ownership interests in the Properties and the office and industrial development, leasing and property management business of Prime, facilitate the Offering, enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1997, and preserve certain tax advantages for the existing owners of the Properties.

  The Company, the Operating Partnership, the Services Company and the Property Partnerships will engage in the following series of transactions with Prime and certain other parties:

  . The Company will contribute the $269.9 million of the estimated net proceeds from the Offering (after the deduction of underwriting discounts and commissions but before payment of costs and expenses incurred in connection with the Formation Transactions and the Offering) to the Operating Partnership in exchange for 12,380,000 GP Common Units and 2,000,000 Preferred Units. The Company will be the managing general partner of the Operating Partnership. See "Partnership Agreement-- Distributions" and "Description of Shares of Beneficial Interest-- Convertible Preferred Shares" and "--Common Shares."

  . Prime will contribute to the Operating Partnership (i) its ownership interests in the Property Partnerships that own the Prime Properties and Prime Contribution Properties, (ii) its rights to purchase the subordinate mortgage encumbering the Property Partnership that owns the 77 West Wacker Drive Building from certain third-party lenders and its rights to acquire certain third parties' ownership interests in the Property Partnerships that own the Prime Properties and (iii) substantially all of its assets and liabilities relating to its office and industrial development, leasing and management business. The foregoing assets had an aggregate deficit book value of approximately $140.3 million (as determined at June 30, 1997 in accordance with GAAP). In exchange, Prime will receive 3,465,000 Common Units, representing a 15.5% limited partnership interest in the Operating Partnership (with an aggregate value of $69.3 million). As described below, Prime will contribute 3,375,000 of such Common Units to the Primestone Joint Venture, resulting in the direct ownership by Prime of a 0.5% limited partnership interest in the Operating Partnership. The Operating Partnership will pay approximately $1.9 million in transfer taxes related to Prime's contribution of the assets described herein and will pay on behalf of Prime, or reimburse Prime for, approximately $5.2 million of expenses incurred by it in connection with the Formation Transactions and the Offering. In addition, Mr. Patterson is contributing his interest in the assets of the office and industrial division of Prime. In exchange, Mr. Patterson will receive 110,000 Common Units, representing approximately a 0.5% limited partnership interest in the Operating Partnership.

  . The NAC Contributors will contribute the NAC Properties to the Operating
    Partnership. In exchange, the NAC Contributors will receive 927,100 GP Common Units, representing a 4.1% general partnership interest in the Operating Partnership (with an aggregate value of $18.5 million). In addition, the Operating Partnership will pay the NAC Contributors approximately $23.5 million in cash and will pay approximately $0.4 million in transfer taxes related to transfer of the NAC Properties.

  . The IBD Contributors will contribute to the Operating Partnership their ownership interests in the IBD Properties in exchange for 919,450 Common Units representing a 4.1% limited partnership interest in the Operating Partnership and having an aggregate value of $18.4 million. In addition, the Operating Partnership will pay the IBD Contributors approximately $5.2 million in cash, will assume approximately $6.4 million in debt and will pay approximately $0.2 million in transfer taxes related to the transfer of the IBD Properties.

  . Prime, BRE/Primestone Investment L.L.C., a Delaware limited liability company, and BRE/Primestone Management Investment L.L.C., a Delaware limited liability company (each of which is an affiliate of Blackstone), will form the Primestone Joint Venture to invest in LP Common Units. To capitalize the Primestone Joint Venture, Prime will contribute to the Primestone Joint Venture 3,375,000 of the Common Units it receives in exchange for its contributions to the Operating Partnership. Blackstone will contribute $45.0 million in cash to the Primestone Joint Venture. In exchange for such capital contributions, Prime will receive a 60.0% interest and Blackstone will receive a 40.0% interest. The Primestone Joint Venture will also borrow $40.0 million and use the proceeds of such loan and the cash contributed by Blackstone to purchase 4,569,893 LP Common Units from the Operating Partnership, at a price per Common Unit equal to the per share initial public offering price of the Common Shares, net of an amount equal to the underwriting discount applicable to the Common Shares offered hereby, simultaneously with the other Formation Transactions. As a result, the Primestone Joint Venture will own, in the aggregate, 7,944,893 Common Units, representing a 35.5% limited partnership interest in the Operating Partnership. In connection with the purchase of the LP Common Units, Blackstone has designated Mr. Saylak to be elected as one of the Company's trustees. The consummation of the Primestone Joint Venture is subject to various conditions precedent. There can be no assurance that such conditions precedent will be met. See "Certain Relationships and Related Transactions--The Primestone Joint Venture".

  . The Operating Partnership is expected to borrow $83.5 million under the New Mortgage Notes that are secured by all of the Contribution Properties and certain of the Acquisition Properties. The Company expects to execute a definitive loan agreement with PSCC, an affiliate of Prudential Securities Incorporated, to provide a New Mortgage Note financing for a 90-day term, convertible at the option of the Company into a seven-year term, subject to certain conditions. There can be no assurance that such financing will be available to the Company on favorable terms, if at all.

  . The Operating Partnership will repay third-party lenders approximately
    $350.8 million (including prepayment fees) of obligations of the Property Partnerships or indebtedness encumbering the Properties.

  . The Operating Partnership will utilize the Credit Facility to replace the outstanding letters of credit which secure the payment of principal and interest on the $74.5 million of certain Tax-Exempt Bonds. Upon the replacement of the outstanding letters of credit, Prime will receive the return of approximately $15.0 million of cash and $7.2 million of certain securities previously pledged by Prime as additional collateral to secure certain of its guarantee obligations in connection with the existing letters of credit.

  . The Operating Partnership will pay approximately $41.4 million to acquire the Acquisition Properties and approximately $5.9 million to acquire the Continental Management Business from third parties. The purchase price for the Acquisition Properties and the Continental Management Business were in each case negotiated in arm's-length transactions with third parties based on a multiple of the net operating income of each of the Acquisition Properties and the Continental Management Business, respectively.

  . The Operating Partnership will pay approximately $1.7 million in cash to third parties for the balance of the ownership interests and subordinate debt interests relating to certain of the Prime Properties.

  . The Operating Partnership will pay approximately $1.7 million in fees to obtain the Credit Facility and the New Mortgage Notes.


  . The Operating Partnership will contribute the Continental Management
    Business, the health club facility located in the 77 West Wacker Drive Building and the office and industrial development, leasing and property management business of Prime to the Services Company in exchange for (i) 100% of the Preferred Stock of the Services Company and (ii) the Note. Messrs. Reschke and Curto will contribute an aggregate of $50,000 for 100% of the Services Company's voting common stock. The Operating Partnership is expected to receive approximately 95.0% of the economic benefits of the operations of the Services Company by virtue of payments on the Note and distributions in respect of its ownership of the Preferred Stock.

  As a result of the foregoing transactions, the Company will own 12,380,000 Common Units, representing approximately a 55.3% general partner interest in the Operating Partnership and will own 2.0 million Preferred Units. The NAC General Partner will own 927,100 Common Units, representing a 4.1% general partnership interest in the Operating Partnership, the Primestone Joint Venture will own 7,944,893 Common Units representing a 35.5% limited partner interest in the Operating Partnership, the IBD Contributors will own 919,450 Common Units, representing an approximate 4.1% limited partnership interest in the Operating Partnership, Mr. Patterson will own 110,000 Common Units, representing an approximate 0.5% limited partnership interest in the Operating Partnership and Prime will own 90,000 Common Units, representing an approximate 0.5% limited partnership interest in the Operating Partnership. The Company will be the managing general partner and retain management control over the Operating Partnership.

  Pursuant to the Partnership Agreement and subject to certain conditions, each Common Unit held by a Limited Partner may be exchanged for one Common Share or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of exchange. However, neither Prime nor the Contributors may exchange any Common Units for Common Shares if actual or constructive ownership of such Common Shares would violate the Ownership Limit with respect to the Common Shares. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer."

  The Limited Partners have agreed not to exchange their Common Units for Common Shares if, upon such exchange, the Operating Partnership will cease to qualify as a partnership for federal income tax purposes or the Company will not continue to qualify as a REIT.

REASONS FOR THE ORGANIZATION OF THE COMPANY

  The Company believes that the benefits of the Formation Transactions outweigh the detriments to the Company. The benefits of the Company's REIT status and structure include the following:

  . Access to Capital. The Company's structure will, in the Company's judgment, provide it with greater access to capital for refinancing and growth. Sources of capital include the Common Shares sold in the Offering and possible future issuances of debt or equity through public offerings or private placements. The financial strength of the Company should enable it to obtain financing at better rates and on better terms than would otherwise be available to the Property Partnerships, some of which are single asset entities.

  . Growth of the Company. The Company's structure will allow shareholders, and the Limited Partners through their ownership of Common Units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the existing portfolio of Properties, the Company gives shareholders and the Limited Partners an interest in all future development by the Company and in the office and industrial development, leasing and property management business being contributed by the Company to the Services Company.

  . Liquidity. The equity interests in the Property Partnerships are typically not marketable. The Company's structure allows shareholders, and the Limited Partners, the opportunity to liquidate their capital investment through the disposition of Common Shares or Common Units. Pursuant to the Partnership Agreement and subject to certain conditions, each LP Common Unit held by the Limited Partners may be exchanged for one Common Share (subject to adjustment) or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of exchange. However, the Limited Partners have agreed not to exchange any LP Common Units for Common Shares if actual or constructive ownership of such Common Shares would violate the Ownership Limit with respect to the Common Shares. See "Description of Shares of Beneficial Interest-- Restrictions on Ownership and Transfer." Further, the Limited Partners have agreed not to, among other things, sell or exchange any Common Units, without the consent of Prudential Securities Incorporated, on behalf of the Underwriters, for their respective Holding Periods.

  . Tax Deferral. The Formation Transactions provide to the Limited Partners and the NAC General Partner the opportunity to defer the tax consequences that would arise from a sale or contribution of their interests in the Properties and other assets to the Company or to a third party.

COMPARISON OF COMMON SHARES AND COMMON UNITS

  Conducting the Company's operations through the Operating Partnership allows the Limited Partners and the NAC General Partner to defer certain tax consequences by contributing their interests in Properties to the Operating Partnership and also offers favorable methods of accessing capital markets and acquiring additional properties. Common Units in the Operating Partnership will be held by the Limited Partners, the NAC General Partner and the Company. Each Common Unit was designed to result in a distribution per Common Unit equal to a distribution per Common Share (assuming the Company distributes to its shareholders all amounts it receives as distributions from the Operating Partnership). Distributions in respect of the Common Shares and Common Units are not permitted unless all current and any accumulated distributions in respect of the Convertible Preferred Shares and Preferred Units, respectively, have been paid in full. Pursuant to the Partnership Agreement and subject to certain conditions, each Common Unit held by the Limited Partners may be exchanged for one Common Share (subject to adjustment) or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of exchange. However, the Limited Partners may not exchange any Common Units for Common Shares if actual or constructive ownership of such Common Shares would violate the Ownership Limit with respect to the Common Shares. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer." The Limited Partners have agreed not to, among other things, sell or exchange any Common Units, without the consent of Prudential Securities Incorporated, on behalf of the Underwriters, for the applicable Holding Periods.

  There are, however, certain differences between the ownership of Common Shares and Common Units, including:

  . Voting Rights. Holders of Common Shares will elect the Board of Trustees of the Company, which, as the general partner of the Operating Partnership, controls the business of the Operating Partnership. Holders of Common Units may not elect trustees of the Company.

  . Transferability. The Common Shares sold in the Offering will be freely transferable under the Securities Act by holders who are not affiliates of the Company or the Underwriters. The Common Units and the Common Shares for which they are exchangeable are subject to transfer restrictions under applicable securities laws and under the Partnership Agreement, including the required consent of the general partners to the admission of any new limited partner. See "Shares Eligible for Future Sale" for a description of the Registration Rights Agreement applicable to holders of Common Units.

  . Distributions. Because the relative tax bases of the contributions by the public investors and the Limited Partners are expected to be different, it is possible that the public investors' distribution will include a return of capital that exceeds that of the Limited Partners. See "Certain Federal Income Tax Considerations."

ADVANTAGES AND DISADVANTAGES OF THE FORMATION TRANSACTIONS TO UNAFFILIATED SHAREHOLDERS

  The potential advantages of the Formation Transactions to unaffiliated shareholders of the Company include their ability to participate, through ownership of the Company, in the cash flow of the Properties and all future office and industrial property acquisitions and developments by the Company. The potential disadvantages of such transactions to unaffiliated shareholders of the Company may be several, including the impact of shares available for future sale, substantial and immediate dilution in the tangible book value per share and the lack of arm's-length negotiations to determine the terms of the transfers of certain of the Properties to the Company and the Operating Partnership. See "Risk Factors."

BENEFITS OF THE FORMATION TRANSACTIONS AND THE OFFERING

  Prime and certain of its affiliates will receive certain material benefits in connection with the Formation Transactions and the Offering, including the following:

 Benefits to Prime

  . Assuming that each Common Unit held by Prime has a value equal to that of a Common Share and that the initial public offering price of the Common Shares offered hereby is $20.00, representing the midpoint of the price range, and all of the 3,465,000 Common Units issued in the Formation Transactions are exchanged for Common Shares, Prime will receive 15.5% of the Common Shares (or 14.3% if the Underwriters' over-allotment option is exercised in full).

  . Prime will receive the return of approximately $15.0 million of cash and $7.2 million of securities previously pledged as additional collateral by Prime to secure its limited recourse guarantee obligations to the issuers of the letters of credit which secure the payment of principal and interest of the Tax-Exempt Bonds. Such collateral will be returned to Prime upon the completion of the Offering and the replacement of such letters of credit by the Operating Partnership.

  . Prime will realize an immediate increase in the net tangible book value of its investment in the Company of $55.24 per Common Unit upon the completion of the Offering. The assets to be transferred by Prime in the Formation Transactions had an aggregate deficit book value of approximately $140.3 million (as determined at June 30, 1997 in accordance with GAAP).

  . Prime will no longer be liable as a general partner of the Property
    Partnerships that own certain of the Properties. In addition, Prime will be released from various limited recourse guaranties and obligations to indemnify the lenders in connection with the Tax-Exempt Bonds encumbering certain of the Properties and $60.0 million of other debt.

  . The Operating Partnership will pay on behalf of Prime, or reimburse Prime for, approximately $5.2 million of expenses incurred by or on behalf of Prime in connection with the Formation Transactions and the Offering.

  . Prime will defer certain tax consequences to it from certain of the Formation Transactions through the contribution to the Operating Partnership of its interests in the Properties and the business related thereto for Common Units.

  . Prime will obtain improved liquidity of its investment in its office and industrial real estate business as a result of the Formation Transactions through the ownership of Common Units, which are exchangeable for Common Shares or cash, at the option of the Company.

Benefits to IBD Contributors

  . The IBD Contributors will receive $5.2 million in cash.

  . The IBD Contributors will have improved liquidity of their interests in the Properties and increased diversification of their investment.

  . Indebtedness on the IBD Properties in the aggregate net amount of approximately $33.9 million will be repaid.

  . The IBD Contributors will defer certain tax consequences of taxable disposition or refinancings of assets through the creation of the Operating Partnership and the contribution of their interests in the Properties to the Operating Partnership in exchange for Common Units having an aggregate value of $18.4 million (assuming a value of the Common Units equal to the initial public offering price of the Common Shares).

  . The IBD Contributors will enter a tax indemnification agreement with the Company providing, in certain circumstances, the reimbursement by the Company of taxes payable by the IBD Contributors resulting from the sale or refinancing of the IBD Properties.

Benefits to the NAC Contributors and the NAC General Partner

  . The NAC Contributors will receive $23.5 million in cash.

  . Stephen J. Nardi, an affiliate of the NAC General Partner, will enter a two-year consulting agreement with the Company and will be nominated and elected a trustee of the Company.

  . Indebtedness on the NAC Properties in the aggregate net amount of approximately $56.0 million will be repaid.

  . The NAC General Partner will defer certain tax consequences of taxable disposition or refinancings of assets through the creation of the Operating Partnership and the contribution of their interests in the Properties to the Operating Partnership in exchange for Common Units having an aggregate value of $18.5 million (assuming a value of the Common Units equal to the initial public offering price of the Common Shares).

  . The NAC General Partner will enter a tax indemnification agreement with the Company providing for, in certain circumstances, the reimbursement by the Company of taxes payable by the NAC General Partner resulting from the sale or refinancing of the NAC Properties.

  . The NAC General Partner will enter the Put Option Agreement providing the
    NAC General Partner the ability to require the Company to repurchase its interests in the Operating Partnership for cash.

DETERMINATION AND VALUATION OF OWNERSHIP INTERESTS

  Determination and Valuation of Ownership Interests. The Company's percentage interest in the Operating Partnership was determined based upon the percentage of estimated cash available for distribution required to pay estimated cash distributions to shareholders, resulting in an annual distribution rate equal to 6.75% of an assumed initial public offering price of the Common Shares of $20.00 per share, representing the midpoint of the price range. The Contributors will receive cash of $28.7 million and 1,846,550 Common Units based on the negotiated value of the Contribution Properties, and the remaining interest in the Operating Partnership having a value of approximately $71.5 million (before giving effect to the Primestone Joint Venture transactions) will be allocated to Prime ($69.3 million) and Mr. Patterson ($2.2 million) in connection with the Formation Transactions. The parameters and assumptions used in deriving the estimated cash available for distribution are described under the caption "Distribution Policy."

  In connection with the Offering, the Company did not obtain appraisals with respect to the market value of any of the Properties or other assets that the Company will own immediately after completion of the Offering and the Formation Transactions or an opinion as to the fairness of the allocation of Common Units among the Company and the Limited Partners. The initial public offering price will be determined based on the estimated cash available for distribution and the factors discussed under the caption "Underwriting," rather than a property by property valuation based on historical cost or current market value. This methodology has been used because the Underwriters and management believe it is appropriate to value the Company as an ongoing business rather than with a view to values that could be obtained from a liquidation of the Company or of the individual Properties. In this regard, the Company believes that most analysts, purchasers of shares of REIT capital stock and lenders to real estate companies value real estate companies primarily based on the cash flow generated by their assets. See "Underwriting."

ACQUISITION OF THE PROPERTIES AND THE BUSINESS FROM PRIME

  The Operating Partnership will acquire Prime's interests in the Properties and the office and industrial development, leasing and property management business of Prime pursuant to an agreement relating to the Formation Transactions with Prime (the "Formation Agreement"). The obligations of Prime to transfer under their agreement is or will be conditioned upon the completion of the Offering, the closing under the other agreements and normal and customary conditions to the closing of real estate transactions. The Formation Agreement also contains representations and warranties to the Operating Partnership concerning the operation of the Prime Properties and environmental matters and certain other covenants, representations and warranties customarily found in real estate purchase agreements. Claims for indemnification for any breach under the Formation Agreement could be made by the Company for two years from the completion of the Offering. In the event that any of such representations or warranties is breached, the Company's recovery will be limited to the value of the Common Units received by Prime in the Formation Transactions. See "Risk Factors--Conflicts of Interest; Benefits to Prime."

FORMATION OF THE SERVICES COMPANY

  The Services Company was formed in March 1997 under the laws of the state of Maryland to succeed to the office and industrial property management, leasing and corporate advisory services business of Prime. Following the consummation of the Formation Transactions, Messrs. Reschke and Curto together will own 100% of the voting common stock of the Services Company, for which they will contribute an aggregate of $50,000. The Operating Partnership will own 100.0% of the Preferred Stock of the Services Company and the Note to be issued by the Services Company in an initial principal amount of approximately $4.2 million. The Preferred Stock of the Services Company will have a dividend rate of 8.5%, will pay dividends on a cumulative and participating basis, and will not be redeemable by the Services Company or convertible into other securities of the Services Company. The ownership structure of the Services Company is necessary to permit the Company to share in the Service Company's income and also maintain its status as a REIT for federal income tax purposes. Although the Company anticipates that it will receive substantially all of the economic benefit of the business carried on by the Services Company (by virtue of the Company's right to receive (i) dividends through the Operating Partnership's investment in the Preferred Stock and (ii) interest payments on the Note held by the Operating Partnership), the Company will not be able to elect the Services Company's officers or directors and, consequently, will not have the ability to control the operations of the Services Company. The Operating Partnership and the Services Company will enter the Management Contracts in connection with the Formation Transactions pursuant to which the Services Company will render development, leasing and property management services for third parties. See "Risk Factors--Managed Property Business and Non-REIT Services--Lack of Control Over the Services Company," "The Company" and "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In addition to the Formation Transactions which are described in the section entitled "Structure and Formation of the Company," the following transactions have occurred or will occur simultaneously with the completion of the Offering.

FORMATION AGREEMENT

  Concurrently with the completion of the Offering and pursuant to the Formation Agreement, Prime will contribute to the Operating Partnership, subject to certain liabilities, (i) all of its ownership interests in the Prime Properties and the Prime Contribution Properties, (ii) its rights to purchase the subordinate mortgage encumbering the Property Partnership that owns the 77 West Wacker Drive Building from certain third-party lenders and its rights to acquire certain third parties' ownership interests in the Property Partnerships that own the Prime Properties and (iii) substantially all of the assets and liabilities relating to its office and industrial development, leasing and management business in exchange for an aggregate of 3,465,000 Common Units, representing a 15.5% limited partnership interest in the Operating Partnership (with an aggregate value of approximately $69.3 million). The obligations of Prime to transfer the Prime Properties and other interests will be conditioned upon the completion of the Offering, the closing under the other agreements and normal and customary conditions to the closing of real estate transactions, including the consents of various lenders. Prime has agreed to pay the transfer taxes relating to the transfer to the Company of the Prime Properties and Prime Contribution Properties to the extent such taxes exceed $2.5 million. The Formation Agreement also contains representations and warranties to the Operating Partnership concerning the operation of the Prime Properties and environmental matters and certain other covenants, representations and warranties customarily found in real estate purchase agreements. Claims for indemnification for any breach by Prime under the Formation Agreement could be made by the Company for two years from the completion of the Offering. In the event of any such breach by Prime, the Company's recovery will be limited to the value of the Common Units received by Prime in the Formation Transactions. See "Risk Factors--Conflicts of Interest; Benefits to Prime."

PARTNERSHIP AGREEMENT

  The Company, the NAC General Partner and the Limited Partners have entered into the Partnership Agreement which sets forth the terms of such partnership and establishes the Company as the managing general partner of the Operating Partnership with primary responsibility and discretion in the management and control of the Operating Partnership. For a summary description of the Partnership Agreement, see "Partnership Agreement."

EXCHANGE RIGHTS AND REGISTRATION RIGHTS

  For a description of certain exchange and registration rights held by the Limited Partners, see "Shares Eligible for Future Sale--Exchange Rights and Registration Rights."

THE PRIMESTONE JOINT VENTURE

  Pursuant to a contribution agreement relating to the Primestone Joint Venture, immediately following the Offering, Prime will contribute to the Primestone Joint Venture 3,375,000 of the Common Units it receives in exchange for its contributions to the Operating Partnership. Blackstone will contribute $45.0 million in cash to the Primestone Joint Venture. In exchange, Prime will receive a 60.0% interest, and Blackstone will receive a 40.0% interest in the Primestone Joint Venture. The Primestone Joint Venture will also borrow $40.0 million from a financial institution and use such loan proceeds together with the $45.0 million contributed by Blackstone to purchase 4,569,893 Common Units from the Operating Partnership, at a price per Common Unit equal to the per share initial public offering price of the Common Shares, net of an amount equal to the underwriting discounts and commissions applicable to the Common Shares, simultaneously with the other Formation Transactions. As a result, the Primestone Joint Venture will own, in the aggregate, 7,944,893 Common Units, representing a 35.5% limited partnership interest in the Operating Partnership. It is anticipated that PSCC, an affiliate of Prudential Securities Incorporated, will make the $40.0 million loan to the Primestone Joint Venture, which loan will be secured by all of the Common Units held by the Primestone Joint Venture. In connection with the purchase of the Common Units, Blackstone has designated Mr. Saylak to be elected one of the

Company's trustees. Blackstone will have the right after 30 months following the completion of the Offering, or earlier under certain circumstances, to require Prime or the Primestone Joint Venture to purchase or redeem Blackstone's interest in the Primestone Joint Venture. After 30 months following the completion of the Offering, or earlier upon the occurrence of certain events, Prime may require Blackstone to sell its interests in the Primestone Joint Venture to Prime or the Primestone Joint Venture. Up to 50.0% of the price payable upon the exercise of Prime's call right may, under certain circumstances, be made by the delivery of Common Units or Common Shares. After three years following the completion of the Offering or a Change in Control Event (as defined in the agreement forming the Primestone Joint Venture), either Prime or Blackstone may withdraw from Primestone and require a pro rata distribution of such party's respective interest.

  The Company has granted the Primestone Joint Venture registration rights for the Common Shares it receives from exchanging Common Units. Blackstone, and Prime with the consent of Blackstone, are permitted, under the agreement forming the Primestone Joint Venture, to pledge their interests in the Primestone Joint Venture to third-party lenders. Any such lender, which is expected to be PSCC, an affiliate of Prudential Securities Incorporated, may become a partner in the Primestone Joint Venture, in the event of a default under the respective loan documents and upon the foreclosure of such pledge and assumption of certain obligations, with all the rights of the party to whose interest they have succeeded.

IBD CONTRIBUTION AGREEMENT

  The IBD Contributors and Prime have entered the IBD Contribution Agreement pursuant to which the IBD Contributors will contribute to the Operating Partnership their interests in the IBD Contribution Properties. In exchange, the IBD Contributors will receive an aggregate of 919,450 Common Units of limited partnership interest, representing an aggregate 4.1% limited partnership interest in the Operating Partnership and cash of $5.2 million. Pursuant to the IBD Contribution Agreement, certain of the IBD Contributors have elected to have a portion of the Common Units they will receive in the foregoing exchange subject to an arrangement pursuant to which upon the earlier of (i) the exchange of the subject Common Units for Common Shares and sale thereof by the holder not earlier than two years following the completion of the Offering or (ii) the third anniversary date of the completion of the Offering, either (x) Prime shall transfer to such holder an amount in cash or Common Units (based on the then current market price) equal to the excess, if any, of an annual pre-tax return of 16.8% on the subject Common Units to the date of transfer over the actual return on such Common Units during such period or (y) such holder shall transfer to Prime an amount in cash or Common Units (based on the then current market price) equal to the excess, if any, of the actual return on such Common Units over an annual pre-tax return of 19.8% on such Common Units.

NAC CONTRIBUTION AGREEMENT; PUT OPTION AGREEMENT

  The NAC Contributors, Prime, the Company and the Operating Partnership have entered the NAC Contribution Agreement pursuant to which the NAC Contributors will contribute to the Operating Partnership their interests in the NAC Contribution Properties. In exchange, the NAC Contributors will receive 927,100 GP Common Units, representing a 4.1% general partnership interest in the Operating Partnership, and cash of $23.5 million. All of the GP Common Units will be held by the NAC General Partner.

  After 21 months following the completion of the Offering, pursuant to a certain Put Option Agreement, the NAC General Partner will have the right to cause the Operating Partnership and the Company to purchase for cash at least 50.0% of the NAC General Partner's GP Common Units at a price per Common Unit equal to 95.0% of the then current per share market value of the Common Shares. Further, after 32 months following the completion of the Offering, the NAC General Partner shall have the right to cause the Operating Partnership and the Company to purchase for cash all, but not less than all, of the NAC General Partner's then-remaining GP Common Units at a price per Common Unit equal to 95.0% of the then current per share market value of the Common Shares.

TAX INDEMNIFICATION AGREEMENTS

  The Operating Partnership has entered a tax indemnification agreement with certain principals of the IBD Contributors pursuant to which the Operating Partnership is required to indemnify such principals of the IBD Contributors for, among other things, income or gain which they might realize upon the refinancing or sale by the Operating Partnership of the Properties they contributed. Under the terms of such agreement, the Operating Partnership will indemnify such principals of the IBD Contributors for certain tax liabilities based on income or gain which such a principal is required to include in its gross income for federal or state income tax purposes.

The percentage of the tax liabilities which the Operating Partnership is required to indemnify is 100% for the taxable years ending on or before December 31, 1998, and declines by 10.0% each year thereafter until December 31, 2007. The Operating Partnership is not required to indemnify the IBD Contributors for income or gain realized by them after the taxable year ended December 31, 2007. Prime has entered an agreement with the Operating Partnership pursuant to which Prime has agreed to indemnify the Operating Partnership for any amounts paid by the Operating Partnership to the IBD Contributors pursuant to such agreement; provided, that Prime shall be liable to the Operating Partnership for such amounts only to the extent that the Operating Partnership used its best efforts to avoid such tax liability (including exploring the opportunity for a tax-free exchange under Section 1031 of the Code for the transaction that gave rise to the obligation under such agreement).

  The Operating Partnership has also entered a tax indemnification agreement with certain principals of the NAC Contributors, pursuant to which the Operating Partnership is required to indemnify such principals of the NAC Contributors for, among other things, income or gain which they might realize upon the refinancing or sale by the Operating Partnership of the NAC Properties. Under the terms of such agreement, the Operating Partnership will indemnify such principals of the NAC Contributors for certain tax liabilities based on income or gain which such a principal is required to include in its gross income for federal, applicable state and certain local income tax purposes. The Operating Partnership is not required to indemnify the NAC Contributors for income or gain realized by them for any taxable year beginning after the tenth anniversary of the date upon which the NAC General Partner is no longer a general partner in the Operating Partnership. Prime has also entered an agreement with the Operating Partnership pursuant to which Prime has agreed to indemnify the Operating Partnership for any amounts paid by the Operating Partnership to such principals of the NAC Contributors pursuant to such agreement; provided, that Prime shall be liable to the Operating Partnership for such amounts only to the extent that the Operating Partnership used its best efforts to avoid such tax liability (including exploring the opportunity for a tax-free exchange under Section 1031 of the Code for the transaction that gave rise to the obligation under such agreement).

NON-COMPETE AGREEMENT AMONG THE COMPANY, PRIME AND MICHAEL W. RESCHKE

  The Company, Prime and Michael W. Reschke, Chairman of the Board and a Trustee of the Company, will enter a Non-Compete Agreement that will provide that, so long as Prime and/or its affiliates own a 5.0% or greater economic interest in the Company or Mr. Reschke is Chairman of the Board of the Company, neither Mr. Reschke nor Prime (including its affiliates) will own, acquire or manage office or industrial properties (except any ownership resulting from foreclosure of indebtedness). Excluded from the foregoing restrictions are (i) any interest in the Company or the Operating Partnership,
(ii) all properties in which Prime had an interest prior to the Formation Transactions and (iii) Prime's or Mr. Reschke's ownership of less than 5.0% of any class of securities listed on a national securities exchange or on the Nasdaq National Market. In addition, Prime and Mr. Reschke will not be prohibited from providing debt or lease financing for properties similar to the properties owned or managed by the Company or from acquiring any preferred equity position in any owner or lessee of any such type of properties.

CONSULTING AGREEMENT WITH STEPHEN J. NARDI

  The Company will also enter into a consulting agreement with Stephen J. Nardi, a Trustee Designee of the Company. The consulting agreement will be for a term of two years and will require Mr. Nardi to devote substantially all of his time and energy to performing consulting services on behalf of the Company. In addition to the initial base fee of $200,000 per annum, Mr. Nardi will be entitled to receive additional incentive compensation in an amount up to 100% of his base fee based on achievement of such corporate and individual goals and objectives as may be established by the Board of Trustees or its Compensation Committee. The consulting agreement contains non-compete provisions restricting Mr. Nardi from developing, acquiring or operating office or industrial properties for two years following termination of the consulting agreement. In addition, upon completion of the Offering and pursuant to the consulting agreement, the Compensation Committee will grant Mr. Nardi 75,000 options to purchase Common Shares.

OPTION TO PURCHASE AND RIGHT OF FIRST OFFER

  Following the consummation of the Formation Transactions and the completion of the Offering, the Company will have a ten-year option to purchase a property at 300 N. LaSalle in the Chicago CBD from Prime.

300 N. LaSalle contains approximately 58,000 square feet suitable for development. The Company will have an option to purchase the property at 95.0% of the then fair market value of the property.

  The Company also will have a 15-year right of first offer to develop (or develop and acquire an ownership interest in) all or any portion of 360 acres of undeveloped office and industrial land in the Huntley Business Park in Huntley, Illinois. The right of first offer will apply to the extent that Prime determines that such parcel shall be utilized for the construction of an office or industrial facility to be owned and leased to third parties by Prime or held by Prime for sale to a third party. The site is subject to a participation interest held by an unaffiliated third-party lender.

  The foregoing option and right of first offer may be exercised only with the approval of the Company's independent trustees.

  The Company also will have obligations to purchase 2050 Hammond Drive for approximately $3.1 million and 5600 Proviso Drive for approximately $8.0 million. These properties are each owned by joint ventures between an affiliate of the NAC General Partner and a third-party. The Company will be obligated to purchase 2050 Hammond Drive or 5600 Proviso Drive if the respective third party partner gives its consent to the purchase within 180 days following the consummation of the Formation Transactions and the completion of the Offering.

  The Company also will have obligations to purchase 300 Craig Place for approximately $7.5 million and 130 E. Rawls Road for approximately $2.5 million. The properties are each owned by an affiliate of the NAC General Partner. The Company will be obligated to purchase 300 Craig Place or 130 E. Rawls Road if the respective property is leased on certain terms within 180 days following the consummation of the Formation Transactions and the completion of the Offering.

PATTERSON CONTRIBUTION AGREEMENT

  Jeffrey A. Patterson, Executive Vice President and Chief Investment Officer of the Company, and Prime have entered a contribution agreement pursuant to which Mr. Patterson has agreed to contribute his interests in the assets of the office and industrial division of Prime to the Operating Partnership in exchange for 110,000 Common Units.

LEASES WITH PRIME AFFILIATES

  Certain entities in which Prime has a controlling ownership interest have leased space in the 77 West Wacker Drive Building. These entities include (i) Brookdale Living Communities, Inc., which is leasing approximately 13,500 square feet for five years, pursuant to a lease which commenced October 1, 1997 and (ii) The Prime Group, Inc., which will lease approximately 22,600 square feet for five years, pursuant to a lease which will commence on November 1, 1997. These leases each contain standard market rental terms.

SALE OF COMMON SHARES TO MR. RESCHKE

  Prior to the Offering, the Company sold 100 unregistered Common Shares to Michael W. Reschke for $10 per share, or an aggregate consideration of $1,000. Such Common Shares were purchased by Mr. Reschke solely to facilitate the organization of the Company. Upon completion of the Offering, all of the shares so acquired by Mr. Reschke will be redeemed by the Company for an aggregate redemption price of $1,000.

OTHER TRANSACTIONS

  Prime has in the past provided asset and property management, leasing, acquisition, renovation, development, construction management, legal and administrative services for the Property Partnerships owning certain of the Properties. Prime received fees relating to these services in the amounts of $2,277, $2,698, $2,533 (in thousands) for the years ended December 31, 1996, 1995 and 1994, respectively. Following the Offering, all such services with respect to the Properties will be performed by personnel of the Company.

  The Operating Partnership will pay on behalf of Prime, or reimburse Prime, for approximately $5.2 million of expenses incurred in connection with the Formation Transactions and the Offering.

  The Company is aware of contamination at certain of the Industrial Properties. Prime has contractually agreed to retain liability for, and indemnify the Company for, environmental costs with regard to these Properties. See "Business and Properties--Government Regulations-- Environmental Matters."

                             PARTNERSHIP AGREEMENT

  The following summary of the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P. (the "Partnership Agreement"), and the descriptions of certain provisions set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

MANAGEMENT

  The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The Company will be the managing general partner of, and will initially hold approximately 55.3% of the economic interests in, the Operating Partnership. The Company will conduct substantially all of its business through the Operating Partnership, except for office and industrial development, leasing and property management services, which will be conducted through the Services Company in order to preserve the Company's REIT status. The Operating Partnership will own a 95.0% economic interest in the Services Company through the ownership of 100.0% of the Services Company's Preferred Stock and the Note. Generally, pursuant to the Partnership Agreement, the Company, as the managing general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings and to cause changes in the Operating Partnership's line of business and distribution policies.

  The Limited Partners in their capacities as limited partners of the Operating Partnership will have no authority to transact business for, or participate in the management or decisions of, the Operating Partnership, except as provided in the Partnership Agreement and as required by applicable law. However, any decision of the Operating Partnership to effect certain amendments to the Partnership Agreement, to take title to any property other than in the name of the Operating Partnership or a Property Partnership or, to institute any proceeding for bankruptcy or make a general assignment for the benefit of creditors generally would require the consent of a majority in interest of the Common Units (including the interests of the Company, which will represent approximately 55.3% of the total partner interests upon completion of the Offering). Further, the Operating Partnership may not be dissolved prior to December 31, 2050 (which is the expiration of the Operating Partnership's term) without the consent of a majority in interest of the LP Common Units so long as the Limited Partners hold more than 10.0% of the Common Units. The Limited Partners have no right to remove the Company or the NAC General Partner from their respective capacities as general partners of the Operating Partnership.

INDEMNIFICATION

  To the extent permitted by law, the Partnership Agreement provides for indemnification of the Company, as managing general partner, the NAC General Partner, their respective directors, officers and trustees and such other persons as the Company may designate to the same extent indemnification is provided to officers and trustees of the Company in the Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership to the same extent liability of officers and trustees of the Company is limited under the Declaration of Trust.

TRANSFERABILITY OF INTERESTS

  Except for a transaction described in the following two paragraphs, the Partnership Agreement provides that neither the Company nor the NAC General Partner (other than in accordance with the Put Option Agreement) may withdraw from the Operating Partnership or transfer or assign its general partner interest in the Operating Partnership, nor may another general partner be admitted to the Operating Partnership, without the consent of the other general partner. A Limited Partner may transfer its interests in the Operating Partnership to a transferee subject to certain conditions, including that such transferee assumes all obligations of the transferor Limited Partner and provided further that such transfer does not cause a termination of the Operating Partnership for federal or state income tax purposes and does not cause the Company to cease to comply with requirements under the Code for qualification as a REIT. Pursuant to the Partnership Agreement, except as described below under

"--Limited Partner Exchange Rights," Notwithstanding the foregoing, the Limited Partners have agreed not to transfer, assign, sell, encumber or otherwise dispose of the Common Units evidencing their Common Units, or any Common Shares issued upon exchange of such Common Units, for the applicable Holding Periods without the consent of Prudential Securities Incorporated, as representative of the Underwriters.

EXTRAORDINARY TRANSACTIONS

  The Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Common Shares (a "Business Combination"), unless the holders of LP Common Units will receive, or have the opportunity to receive, the same consideration per Common Unit as holders of Common Shares receive per Common Share in the transaction; if holders of LP Common Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless Limited Partners holding more than 50.0% of the LP Common Units vote to approve the Business Combination. In addition, as provided in the Operating Partnership Agreement, the Company will not consummate a Business Combination in which the Company conducted a vote of the shareholders unless the matter would have been approved had holders of LP Common Units been able to vote together with the shareholders on the transaction. The foregoing provision of the Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's shareholders if the Company's shareholders did not in fact give the requisite approval. Rather, if the Company's shareholders did approve a Business Combination, the Company would not consummate the transaction unless
(i) the Company as managing general partner first conducts a vote of holders of Common Units (including the Company and the NAC General Partner) on the matter, (ii) the Company votes the Common Units held by it in the same proportion as the shareholders of the Company voted on the matter at the shareholder vote and (iii) the result of such vote of the Common Unit holders (including the proportionate vote of the Company's Common Units) is that had such vote been a vote of shareholders, the Business Combination would have been approved by the shareholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Declaration of Trust, may not be authorized to engage in a proposed Business Combination.

ISSUANCE OF ADDITIONAL COMMON UNITS

  As managing general partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional Common Units representing general and limited partnership interests in the Operating Partnership, including preferred Common Units of limited partnership interests.

CAPITAL CONTRIBUTIONS

  The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on comparable terms and conditions as are applicable to the Company's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. The Partnership Agreement and the Share Incentive Plan also provide that in the event the Company issues additional shares of beneficial interest (including any issuance of Common Shares pursuant to the Company's Share Incentive Plan), the Company is required to contribute to the Operating Partnership as an additional capital contribution any net proceeds from such issuance in exchange for additional partnership interests with preferences and rights corresponding to the beneficial interests so issued. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. See "Policies With Respect to Certain Activities--Financing Policies."

AWARDS UNDER SHARE INCENTIVE PLAN

  If options granted in connection with the Share Incentive Plan are exercised at any time or from time to time, the Partnership Agreement requires the Company to contribute to the Operating Partnership as an additional contribution the exercise price received by the Company in connection with the issuance of Common Shares to such exercising participant. Upon such contribution the Company will be issued a number of Common Units in the Operating Partnership equal to the number of Common Shares so issued, subject to certain adjustments.

DISTRIBUTIONS

  The Partnership Agreement sets forth the manner in which the net cash flow of the Operating Partnership (which includes operating revenues and proceeds from sales or refinancings less certain expenditures) will be distributed with respect to the Preferred Units and the Common Units. Pursuant to the Partnership Agreement, each Preferred Unit will entitle the Company as holder to receive, prior to the payment by the Operating Partnership of distributions with respect to the Common Units, a cash distribution in an amount equal to the dividend declared or paid in respect of a Convertible Preferred Share. The Partnership Agreement further provides that net cash revenues available after the declaration or payment of distributions with respect to the Preferred Units will be distributed ratably to the holders of the Common Units from time to time (but not less frequently than quarterly) in an aggregate amount determined by the Company.

OPERATIONS

  The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income or excise tax liability. The Partnership Agreement provides that the net operating cash revenues of the Operating Partnership, as well as net sales and refinancing proceeds, will be distributed from time to time as determined by the Company (but not less frequently than quarterly) pro rata in accordance with the partners' respective percentage interests. Pursuant to the Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the operations of the Company.

LIMITED PARTNER EXCHANGE RIGHTS

  Subject to certain conditions beginning twelve months following completion of the Offering, each LP Common Unit held by a Limited Partner may be exchanged for one Common Share (subject to adjustment) or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of exchange. However, no Limited Partner may exchange any LP Common Units for Common Shares if such entity's actual or constructive ownership of such Common Shares would violate the Ownership Limit with respect to the Common Shares. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer." Following the expiration of the foregoing restrictions, any Common Shares issued to the Limited Partners upon exchange of their respective LP Common Units may be sold in the public market pursuant to the registration statements which the Company will be obligated to file pursuant to the exercise of registration rights that have been granted by the Company or available exemptions from registration. See "Shares Eligible for Future Sale."

REGISTRATION RIGHTS

  For a description of certain registration rights held by the Limited Partners, see "Shares Eligible for Future Sale--Exchange Rights and Registration Rights."

TAX MATTERS

  Pursuant to the Partnership Agreement, the Company will be the "tax matters partner" of the Operating Partnership and, as such, will have authority to make certain tax decisions under the Code on behalf of the Operating Partnership.

  The net income or net loss of the Operating Partnership generally will be allocated to each class of Partners in accordance with the relative aggregate percentage interests of each such class, and within each class, to the Partners in accordance with their respective percentage interests in such class, subject to compliance with the provisions of Sections 704(b), respecting allocations generally, and 704(c), respecting allocations with respect to contributed properties, of the Code and the applicable Treasury Regulations. For further discussion of such allocations, see "Certain Federal Income Tax Considerations--Income Taxation of the Partnerships and Their Partners."

DUTIES AND CONFLICTS

  Except as otherwise set forth in "Policies with Respect to Certain Activities--Conflicts of Interest Policies" and "Management--Employment Agreements," any Limited Partner may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

TERM

  The Operating Partnership will continue in full force and effect until December 31, 2050 or until sooner dissolved and terminated upon the dissolution, bankruptcy, insolvency or termination of the Company (unless the Limited Partners elect to continue the Operating Partnership), the election of the Company with the consent of a majority in interest of the Limited Partners, the sale or other disposition of all or substantially all the assets of the Operating Partnership or by operation of law.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

  The following table sets forth certain information regarding the beneficial ownership of the Common Shares and Common Units immediately following the consummation of the Offering and the Formation Transactions, by (a) each person known by the Company to be the beneficial owner of more than 5.0% of the Common Shares, (b) each trustee of the Company, (c) each executive officer of the Company and (d) all trustees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of Common Shares or Common Units the person holds. The extent to which a person holds Common Shares as opposed to Common Units is set forth in the notes to the following table. The Partnership Agreement provides that the LP Common Units may be exchanged, subject to certain limitations and only after the first year following completion of the Offering, for Common Shares or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of exchange. Each of the Limited Partners has agreed not to sell or exchange any LP Common Units, without the consent of Prudential Securities Incorporated, on behalf of the Underwriters, for the applicable Holding Periods. See "Partnership Agreement--Limited Partner Exchange Rights."

                          NUMBER OF COMMON SHARES/
                                COMMON UNITS        PERCENTAGE OF   PERCENTAGE OF ALL
      NAME                   BENEFICIALLY OWNED    COMMON SHARES(1) COMMON SHARES(2)
      ----                ------------------------ ---------------- -----------------
The Primestone Joint
 Venture(3).............         7,944,893              39.09%            37.05%
The Prime Group,
 Inc.(3)................         4,856,936              28.18             22.65
Michael W.
 Reschke(3)(4)..........         4,856,936              28.18             22.65
Richard S. Curto(4)(5)..               --                 --                --
W. Michael Karnes(4)....            10,000               0.08              0.05
Robert J. Rudnik(4)(5)..               --                 --                --
Jeffrey A.
 Patterson(3)(4)........           110,000               0.88              0.51
Kevork M. Derderian(4)..               --                 --                --
Edward S.
 Hadesman(3)(4)(6)......           859,161               6.49              4.01
Stephen J. Nardi(3)(4)..           927,100(7)             --               4.32(7)
James R. Thompson(4)....               --                 --                --
Jacque M. Ducharme(4)...               --                 --                --
Christopher J.
 Nassetta(4)............               --                 --                --
Thomas J. Saylak(4).....               --                 --                --
Trustees and Executive
 Officers of the Company
 as a group
 (21 persons)...........         6,796,330              35.44             31.69

--------
(1) Assumes exchange only of Common Units owned by such beneficial owner for Common Shares.
(2) Assumes exchange of all outstanding Common Units for Common Shares.
(3) The shares shown for this person are not beneficially owned because the Common Units held by such person may not be exchanged for Common Shares for at least one year following the completion of the Offering and are disclaimed for beneficial ownership purposes. Such shares are shown to illustrate the beneficial ownership resulting from an exchange of Common Units for Common Shares by such person after such prohibition expires.
(4) This person has also received certain options pursuant to the Share Incentive Plan which options begin vesting in installments beginning one year after the completion of the Offering and which are excluded from this table. See "Management--Share Incentive Plan."
(5) This person owns a substantial, but not a controlling, interest in The Prime Group, Inc., and therefore will not be deemed to beneficially own the Common Units that are beneficially owned by The Prime Group, Inc.
(6) The Common Units shown for Mr. Hadesman include an aggregate of 397,118 Common Units which are held in separate trusts for his spouse and children. Mr. Hadesman disclaims beneficial ownership of such Common Units.
(7) The GP Common Units beneficially owned by Mr. Nardi, an affiliate of the NAC General Partner, are not exchangeable for Common Shares; however, this amount illustrates the common equity of the Operating Partnership beneficially owned by Mr. Nardi.

                 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

  The Company was formed as a real estate investment trust under the laws of the State of Maryland. Rights of shareholders are governed by Title 8 of the Corporations and Associations Article, Annotated Code of Maryland (the "Maryland REIT Law") and certain provisions of the MGCL and by the Declaration of Trust and Bylaws. The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws, forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Immediately prior to the closing of the Offering, the Company will amend and restate its Declaration of Trust to authorize the capitalization described below.

AUTHORIZED SHARES

  The Declaration of Trust provides that the Company may issue up to 100.0 million Common Shares, par value $0.01 per share, 65.0 million shares of Excess Shares, par value $0.01 per share ("Excess Shares"), and 30.0 million Preferred Shares, par value $0.01 per share (the "Preferred Shares"). The Declaration of Trust designates 2.0 million preferred shares as the Convertible Preferred Shares. Excess Shares are to be issued automatically upon any automatic conversion of Common Shares or Preferred Shares which are purported to be held, transferred or acquired by any person in violation of the ownership limitations contained in the Declaration of Trust. See "-- Restrictions on Ownership and Transfer." As of July 21, 1997, in connection with the formation of the Company, 100 Common Shares were issued to Michael W. Reschke and are outstanding. Upon completion of the Offering and the consummation of the Formation Transactions, there will be 12,380,000 Common Shares issued and outstanding, excluding the 1,857,000 shares which are subject to the Underwriters' over-allotment option.

  Under the Maryland REIT Law, a shareholder is not liable for obligations of the Company solely as a result of his status as a shareholder. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company shall reimburse each shareholder for all reasonable expenses incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would not be sufficient to satisfy the claims against the Company and its shareholders.

CONVERTIBLE PREFERRED SHARES

 Dividends

  Subject to the preferential rights of the holders of any Preferred Shares that rank senior in the payment of dividends to the Convertible Preferred Shares, the holders of the Convertible Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per Convertible Preferred Share equal to the greater of (i) (x) an annual rate equal to the product of the Issue
Price times 0.07 for Dividend Periods ending before November   , 1998 and (y)
an annual rate equal to the product of the Issue Price times 0.075 for
Dividend Periods ending after November   , 1998 or (ii) the regular cash
dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Convertible Preferred Share is convertible. The amount of dividends referred to in clause (i) above payable for each full Dividend Period on the Convertible Preferred Shares, other than the Dividend Period commencing October 1, 1998, shall be computed by dividing the annual dividend rate by four. For the Dividend Period commencing October
1, 1998, the amount of dividends through November   , 1998 on the Convertible
Preferred Shares shall be computed by dividing the product of the Issue Price times 0.07 by 365 and multiplying the result by number of days from October 1,
1998 through November   , 1998 and dividends from November   , 1998 through
December 31, 1998 on the Convertible Preferred Shares shall be computed by dividing the product of the Issue Price times .075 by 365 and multiplying the
result by the number of days from November   , 1998 through December 31, 1998.
The amount of dividends referred to in clause (ii) above shall equal the number of Common Shares, or portion thereof, into which a Convertible Preferred Share will be convertible on or after the Conversion Date (as defined below), multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date.

  "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Company pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Company does not pay a dividend on the Common Shares, a date to be set by the Board of Trustees, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Convertible Preferred Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Convertible Preferred Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Convertible Preferred Shares shall be redeemed or converted as described below, which shall end on and include the redemption date with respect to the Convertible Preferred Shares being redeemed).

  Dividends with respect to the Convertible Preferred Shares shall begin to accrue and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates. The initial Dividend Period for the Convertible Preferred Shares will include a partial dividend for the period from the date on which the Convertible Preferred Shares are issued (the "Issue Date") until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Convertible Preferred Shares shall be computed by dividing the number of days in such period by 365 and multiplying the result by the product of the Issue Price times the annual dividend rate. Dividends shall be payable in arrears to the holders of record of the Convertible Preferred Shares as they appear in the records of the Company at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees.

  Any dividend payment made on the Convertible Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Convertible Preferred Shares which remains payable. Holders of Convertible Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends on the Convertible Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Convertible Preferred Shares which may be in arrears.

  So long as any Convertible Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares (as defined below) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Convertible Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, all dividends declared upon the Convertible Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Convertible Preferred Shares and accumulated and unpaid on such Parity Shares.

  So long as any Convertible Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Convertible Preferred Shares and any other Parity Shares of the Company shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Convertible Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Convertible Preferred Shares and the current Dividend Period with respect to such Parity Shares.

  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Convertible Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Convertible Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

  No dividends on the Convertible Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

 Liquidation Preference

  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of shares of beneficial interest ranking senior to the Convertible Preferred Shares upon liquidation, distribution or winding up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Convertible Preferred Shares shall be
entitled to receive          dollars and           cents ($       ) (the
"Liquidation Preference") per Convertible Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference Amount").

  If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Convertible Preferred Shares shall be insufficient to pay in full the Liquidation Preference Amount and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Convertible Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full.

  A consolidation or merger of the Company with one or more corporations, real estate investment trusts or other entities, a sale, lease or conveyance of all or substantially all of the Company's property or business or a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

  Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Convertible Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Convertible Preferred Shares, the holders of the Convertible Preferred Shares shall have no other claim to the remaining assets of the Company and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Convertible Preferred Shares shall not be entitled to share therein.

 Redemption

  The Convertible Preferred Shares shall not be redeemable by the Company
prior to November   , 2007 except under certain limited circumstances
described below. On and after November   , 2007, the Company, at its option,
may redeem the Convertible Preferred Shares, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100.0% of the Liquidation Preference per Convertible Preferred Share (plus all accumulated, accrued and unpaid dividends as described below).

  Upon any redemption of Convertible Preferred Shares, the Company shall pay all accrued and unpaid dividends, if any, thereon to the redemption date, without interest. If the redemption date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Convertible Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Convertible Preferred Shares called for redemption.

  If full cumulative dividends on the Convertible Preferred Shares and any other class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Convertible Preferred Shares may not be redeemed in part and the Company may not purchase or acquire Convertible Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Preferred Shares.

  Notice of the redemption of any Convertible Preferred Shares (other than as described below) shall be mailed by first-class mail to each holder of record of Convertible Preferred Shares to be redeemed at the address of each such holder as shown on the Company's records, not less than 30 nor more than 90 days prior to the redemption date. Neither the failure to mail any required notice nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (i) the redemption date; (ii) the number of Convertible Preferred Shares to be redeemed; (iii) the redemption price;
(iv) the place or places at which certificates for such Convertible Preferred Shares are to be surrendered; (v) the then-current conversion price; and (vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date except as otherwise provided below. If fewer than all the Convertible Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Convertible Preferred Shares to be redeemed from such holder. If notice of redemption of any Convertible Preferred Shares has been properly given, from and after the redemption date (unless the Company shall fail to make available an amount of cash necessary to effect such redemption), except as otherwise described below, dividends on the Convertible Preferred Shares so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as holders of Convertible Preferred Shares shall cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

  If fewer than all the outstanding Convertible Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding Convertible Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Convertible Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

  Notwithstanding anything above to the contrary, beginning on
                , 1998 and ending on                 , 1998, the Company, at
its option, may redeem all, but not less than all, of the Convertible Preferred Shares at a premium (the "Special Redemption Price") calculated to result in a total internal rate of return to the holder (including the receipt of dividends and calculated on an annual compounded basis as if the holder had owned the shares since the Issue Date) of 20.0%. The Special Redemption Price may be paid, at the Company's option, in any combination of (i) cash and (ii) Common Shares valued at Fair Market Value; provided, that the cash portion of the Special Redemption Price shall equal at least 75.0% of the Special Redemption Price.

  Notice of the special redemption of any Convertible Preferred Shares shall be mailed by first-class mail to each holder of record of Convertible Preferred Shares to be redeemed at the address of each such holder as shown on the Company's records, not less than 30 nor more than 90 days prior to the Special Redemption Call Date. Neither the failure to mail any notice required nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Special Redemption Call Date; (2) the Special Redemption Price (including the amount of the Special Redemption Price consisting of cash and the amount of the Special Redemption Price consisting of Common Shares, together with calculations supporting the determination of the number of Common Shares constituting a portion of the Special Redemption Price); (3) the place or places at which certificates for such shares are to be surrendered; and (4) that dividends on the shares to be redeemed shall cease to accrue on such redemption date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Special Redemption Call Date (unless the Company shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Convertible Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Convertible Preferred Shares shall cease (except the right to receive the Special Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required).

  "Weighted Average Trading Price" shall mean, for any period, the number obtained by dividing (i) the sum of the products, for each sale of Common Shares on each trading day in such period, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold during such period.

  "Fair Market Value" shall mean the Weighted Average Trading Price for the Common Shares for the 20 trading days preceding the date of the special redemption (the "Special Redemption Call Date").

 Conversion

  A holder of Convertible Preferred Shares shall have the right, at his or her
option, upon the earliest to occur of (i) September   , 1998, (ii) the first
day on which a Change of Control occurs, (iii) the occurrence of a REIT Termination Event or (iv) such date as determined by the Company (the "Conversion Date"), to convert all or any portion of such shares (or such shares as determined by the Company if pursuant to clause (iv) above) into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference Amount of such shares by the conversion price by surrendering such shares to be converted. In the case of Convertible Preferred Shares called for redemption, conversion rights shall expire at the close of business on the fifth business day prior to the redemption date fixed for such redemption.

  "Change of Control" means each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25.0% of the Company's outstanding shares of beneficial interest with voting power, under ordinary circumstances, to elect Trustees of the Company;
(ii) other than with respect to the election, resignation or replacement of any trustee designated, appointed or elected by the holders of the Convertible Preferred Shares (each a "Preferred Trustee"), during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the trustees of the Company (excluding Preferred Trustees) then still in office who were either trustees at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees then in office; and (iii) (A) the Company consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity or (B) any corporation consolidating with or merging into the Company, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting shares of beneficial interest of the Company is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clause (iii) above shall not be deemed to be a Change of Control (a) if the sole purpose of such event is that the Company is seeking to change its domicile or to change its form of organization from a trust to a corporation or (b) if the holders of the exchanged securities of the Company immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of trustees.

  "REIT Termination Event" shall mean the earliest to occur of:

    (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not elect to be taxed as a real estate investment trust;

    (ii) the approval by the shareholders of the Company of a proposal for the Company to cease to qualify as a real estate investment trust;

    (iii) a determination by the Board of Trustees, based on the advice of counsel, that the Company has ceased to qualify as a real estate investment trust; or

    (iv) a "determination" within the meaning of Section 1313(a) of the Code, that the Company has ceased to qualify as a real estate investment trust.

  Holders of Convertible Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Convertible Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a redemption date during such period, such Convertible Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Convertible Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such Convertible Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Convertible Preferred Shares for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Convertible Preferred Shares shall have been surrendered and such notice shall have been received by the Company (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Company as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the conversion price in effect at such time on such date unless the share transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the conversion price in effect on the date on which such shares shall have been surrendered and such notice received by the Company.

  No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Convertible Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Convertible Preferred Share, the Company shall pay to the holder of such share an amount in cash based upon the current market price of the Common Shares on the trading day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Convertible Preferred Shares so surrendered.

  The conversion price is subject to adjustments upon the occurrence of any of the following events:

    (i) If the Company shall after the Issue Date (A) pay a dividend or make a distribution on its capital shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of beneficial interest by reclassification of its Common Shares;

    (ii) If the Company shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94.0% (100.0% if a stand-by underwriter is used and charges the Company a commission) of the fair market value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants;

    (iii) If the Company shall distribute to all holders of its Common Shares any securities of the Company (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares after December 31, 1996 which are not in excess of the following: the sum of (A) the Company's cumulative undistributed Funds from Operations at December 31, 1996, plus
  (B) the cumulative amount of Funds from Operations, as determined by the Board of Trustees, after December 31, 1996, minus (C) the cumulative amount of dividends accrued or paid in respect of the Convertible Preferred Shares or any other class or series of preferred shares of beneficial interest of the Company after the Issue Date or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in clause (ii) above to subscribe for or purchase Common Shares, which rights, options and warrants are referred to in and treated under clause (ii) above)); or

    (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Company) made by the Company or any subsidiary of the Company for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board of Trustees, whose determination shall be conclusive and described in a resolution of the Board of Trustees), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the current market price per Common Share on the trading day next succeeding the Expiration Time.

No adjustment in the conversion price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1.0% in such price; provided, however, that any adjustments that by reason of the immediately preceding clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. The adjustments to be made in each such event are set forth in the Declaration of Trust.

  If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Company's assets or recapitalization of the Common Shares) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Company's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Convertible Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Convertible Preferred Share was convertible immediately prior to such Transaction.

 Limitation on Issuance of Additional Preferred Shares and Indebtedness

  Without the written consent of the holders of two-thirds of the issued and outstanding Convertible Preferred Shares, none of the Company, the Operating Partnership or any of their subsidiaries may issue any additional preferred securities of any such entity or incur any indebtedness (other than trade payables or accrued expenses incurred in the ordinary course of business) if, immediately following such issuance and after giving effect to such issuance and the application of the net proceeds therefrom, such entity would be reasonably expected to not satisfy one or both of the following ratios:

    (i) Total Debt and liquidation value of non-convertible preferred shares of beneficial interest to Total Market Capitalization of less than .65 to 1.0; or

    (ii) Consolidated EBITDA to Consolidated Fixed Charges of at least 1.4 to
  1.0.

  In the event that the Company fails to satisfy one or both of the tests in clause (i) or (ii) above for two consecutive quarters, the holders of Convertible Preferred Shares shall have the right to require that the Company, to the extent that the Company shall have funds legally available therefor, repurchase any or all of each holder's Convertible Preferred Shares at a repurchase price payable in cash in an amount equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Repurchase Payment"), to the date of repurchase or the date payment is made available (the "Repurchase Date"), pursuant to the offer described below (the "Repurchase Offer").

  Within 15 days following the second consecutive quarter that the Company fails to satisfy one or both of the tests in clause (i) or (ii) above, the Company shall mail by first class mail or overnight courier a notice to all holders of Convertible Preferred Shares stating (i) that the Company failed to satisfy one or both of the tests (naming the test(s) failed), (ii) that the holders of Convertible Preferred Shares have the right to require the Company to repurchase any or all Convertible Preferred Shares then held by such holder in cash, (iii) the date of repurchase (which shall be a business day, no earlier than 120 days and no later than 150 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (iv) the repurchase price for the repurchase and (v) the instructions determined by the Company that the holder must follow in order to have its Convertible Preferred Shares repurchased.

  On the Repurchase Date, the Company will, to the extent lawful, accept for payment Convertible Preferred Shares or portions thereof tendered pursuant to the Repurchase Offer and promptly mail by first class mail or overnight courier or by wire transfer of immediately available funds to the holder of Convertible Preferred

Shares, as directed by such holder, payment in an amount equal to the Repurchase Payment in respect of all Convertible Preferred Shares or portions thereof so tendered.

  "Total Debt" means the sum of (without duplication) any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles ("GAAP"), and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition.

  "Total Market Capitalization" means the sum of: (a) the fair market value of the outstanding Common Shares, assuming (i) the full exchange of outstanding partnership units (in each case not held by the Company) of the Operating Partnership for Common Shares and (ii) the conversion of the outstanding shares of Convertible Preferred Shares into Common Shares; (b) the aggregate Liquidation Preference of any outstanding preferred shares of beneficial interest other than the Convertible Preferred Shares; and (c) the Total Debt of the Company.

  "Consolidated EBITDA" for any period means the consolidated net income of the Company (before extraordinary income or gains) as reported in the Company's financial statements filed with the Securities and Exchange Commission increased by the sum of the following (without duplication):

    (i) all income and state franchise taxes paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA);

    (ii) all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);

    (iii) depreciation and depletion reflected in such reported net income;

    (iv) amortization reflected in such reported net income, including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (ii) above), goodwill, other intangibles and management fees; and

    (v) any other non-cash charges or discretionary prepayment penalties, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

  "Consolidated Fixed Charges" for any period means the sum of:

    (i) all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);

    (ii) preferred shares of beneficial interest dividend requirements for such period, whether or not declared or paid; and

    (iii) regularly scheduled amortization of principal during such period (other than any balloon payments at maturity).

 Ranking

  Any class or series of shares of beneficial interest of the Company shall be deemed to rank: (i) prior to the Convertible Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Shares; (ii) on a parity with the Convertible Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Convertible Preferred Shares, if the holders of such class or series and the Convertible Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); (iii) junior to the Convertible Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and (iv) junior to the Convertible Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

 Voting Rights

  If and whenever (i) two consecutive quarterly dividends payable on the Convertible Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, or (ii) for two consecutive quarterly dividend periods the Company fails to pay dividends on the Common Shares in an amount per share at least
equal to $      , the number of trustees then constituting the Board of
Trustees shall be increased by one (unless the then current Board of Trustees consists of more than 10 trustees in which case the Board of Trustees shall be increased by two) and the holders of Convertible Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the one or two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Convertible Preferred Shares and the Voting Preferred Shares called as described below.

  Whenever all arrears in dividends on the Convertible Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Company has paid dividends
on the Common Shares in an amount per share at least equal to $      for two
consecutive quarters, then the right of the holders of the Convertible Preferred Shares and the Voting Preferred Shares to elect such additional trustee(s) shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Convertible Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly.

  So long as any Convertible Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Convertible Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating: (i) any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially and adversely affects the voting powers, rights or preferences of the holders of the Convertible Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Convertible Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Convertible Preferred Shares; or (ii) a share exchange that affects the Convertible Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each such case each Convertible Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Convertible Preferred Share (except for changes that do not materially and adversely affect the holders of the Convertible Preferred Shares); provided, however, that no such vote of the holders of Convertible Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Convertible Preferred Shares at the time outstanding to the extent such redemption is authorized. See "--Redemption."

  Each Convertible Preferred Share shall have one vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Convertible Preferred Shares as a single class on any matter, then the Convertible Preferred Shares and such other series shall have with respect to
such matters one vote per $     .

 Registration Rights

  The Company has granted Security Capital Preferred Growth certain "demand" and "piggyback" registration rights with respect to the Common Shares acquired by it upon conversion of the Convertible Preferred Shares into Common Shares. Subject to certain conditions, such demand registration rights permit holders of such shares to request one demand registration. Subject to certain conditions, such piggyback registration rights permit the holders of such Shares to include their Common Shares in the registration by the Company of its equity securities other than in connection with the registration by the Company under the Securities Act of any of its securities (i) pursuant to a shelf registration statement, (ii) in connection with mergers or acquisitions or (iii) in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan.

 General

  The transfer agent and registrar for the Convertible Preferred Shares is
                     .

  The Company does not intend to list or qualify the Convertible Preferred Shares for trading on any exchange or on the Nasdaq National Market.

  The Convertible Preferred Shares will, when issued, be duly authorized, fully paid and nonassessable and will have no preemptive rights.

COMMON SHARES

  All Common Shares offered hereby will, when issued, be duly authorized, fully paid and nonassessable. Subject to the preferential rights of the Convertible Preferred Shares and any other class or series of shares of beneficial interest and to the provisions of the Declaration of Trust regarding the Excess Shares and Convertible Preferred Shares, holders of Common Shares will be entitled to receive distributions on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly distributions, beginning with the quarter ending December 31, 1997. See "Distribution Policy."

  The Convertible Preferred Shares are entitled to payment of distributions at the rate declared on the Common Shares if such rate is greater than the stated distribution rate on the Convertible Preferred Shares. Accordingly, at such time as the distribution rate on the Common Shares is greater than the stated rate on the Convertible Preferred Shares, holders of Convertible Preferred Shares will be entitled to participate in any further growth of Funds from Operations together with the holders of Common Shares.

  Subject to the provisions of the Declaration of Trust regarding Excess Shares and Convertible Preferred Shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such shares will possess exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.

  Holders of the Convertible Preferred Shares and Common Shares have no conversion, sinking fund, redemption rights, exchange rights or preemptive rights to subscribe for any securities of the Company.

  Subject to the provisions of the Declaration of Trust regarding Excess Shares, Common Shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal (except as provided by Maryland law) or exchange rights.

  Pursuant to Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Company's Declaration of Trust contains such a provision providing for a lesser percentage, a majority of outstanding shares, with respect to transactions pursuant to which the Company's assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange).

  The transfer agent and registrar for the Common Shares is LaSalle National
Bank.

  The Common Shares have been approved for listing on the NYSE under the trading symbol "PGE," subject to official notice of issuance.

ADDITIONAL PREFERRED SHARES

  Additional Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Other than the Convertible Preferred Shares, no Preferred Shares are currently issued or outstanding. Prior to the issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Trustees has the power to establish the preferences, powers and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The issuance of additional series of Preferred Shares could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest. The Board of Trustees has no present plans to issue any additional series of Preferred Shares.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

  For the Company to qualify as a REIT under the Code, among other things, no more than 50.0% in value of its outstanding shares of beneficial interest may be owned, actually or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds) during the last half of a taxable year (other than the first year for which the election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year (the "five or fewer requirement"). In addition, if the Company, or an owner of 10.0% or more of the Company, actually or constructively owns 10.0% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock or beneficial interests must also be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

  Because the Company expects to qualify as a REIT, the Declaration of Trust contains restrictions on the ownership and transfer of Common Shares which are intended to assist the Company in complying with these requirements. The Ownership Limit set forth in the Declaration of Trust provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% (by number or value, whichever is more restrictive) of the outstanding Common Shares. The constructive ownership rules of the Code are complex, and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.9% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to be deemed to own constructively in excess of 9.9% of the outstanding Common Shares and thus to violate the Ownership Limit, or such other limit as provided in the Declaration of Trust or as otherwise permitted by the Board of Trustees. Pension plans and mutual funds are among the entities that are not treated as holders of stock or beneficial interests under the five or fewer requirement and instead the beneficial owners of such entities are counted as holders for this purpose. The Board of Trustees may, but in no event will be required to, waive the Ownership Limit or such other limit as provided in the Declaration of Trust with respect to a particular shareholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Trustees may require a ruling from the IRS or an opinion of counsel satisfactory to it with respect to preserving the REIT status of the Company.

  The Company has waived the Ownership Limit set forth in the Declaration of Trust with respect to the Common Shares to permit Security Capital Preferred Growth to own, at any one time, the Common Shares issuable upon conversion of the Convertible Preferred Shares.

  The Declaration of Trust further prohibits (i) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code (i.e., a violation of the five or fewer requirement) or otherwise cause the Company to fail to qualify as a REIT and (ii) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

  Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability of ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.

  If any purported transfer of Common Shares of the Company or any other event would otherwise result in any person violating the Ownership Limit or such other limit as provided in the Declaration of Trust then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit or such other limit as provided in the Declaration of Trust and the Prohibited Transferee shall acquire no right or interest in such excess shares. Any such excess shares described above will be converted automatically into an equal number of Excess Shares (the "Shares-in-Trust") and transferred automatically, by operation of law, to a trust (the "Share Trust"), the beneficiary of which will be selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. At any time after the expiration of a 90-day period which commences upon the receipt of notice from the Company of the transfer of Shares-in-Trust to the Share Trust and during which the Company shall have the right to purchase such Shares-in-Trust, the trustee of the Share Trust (who shall be designated by the Company and be unaffiliated with the Company or any Prohibited Transferee) shall have the right to sell such Shares-in-Trust to a person or entity who could own such shares without violating the Ownership Limit or such other limit as provided in the Declaration of Trust and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Shares-in-Trust or the sales proceeds received by the Share Trust for such Shares-in-Trust. In the case of any Shares-in-Trust issued as a result of any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Shares-in-Trust to a qualified person or entity and distribute to the Prohibited Transferee an amount equal to the lesser of the Market Price (as defined in the Declaration of Trust) of such Shares-in-Trust as of the date of such event or the sales proceeds received by the trust for such Shares-in-Trust. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee will be distributed to the Beneficiary. Prior to a sale of any such Shares-in-Trust by the Share Trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Shares-in-Trust, and also will be entitled to exercise all voting rights with respect to such Shares-in-Trust. Subject to Maryland law, effective as of the date that such Shares-in-Trust have been transferred to the Share Trust, (i) any vote cast by a Prohibited Transferee prior to the discovery by the Company that such Shares-in-Trust have been transferred to the Share Trust will be void and of no force or effect and (ii) the trustee shall have the authority to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. Any dividend or other distribution paid to the Prohibited Transferee (prior to the discovery by the Company that such Shares-in-Trust have been automatically transferred to the Share Trust as described above) will be required to be repaid to the trustee for distribution to the Beneficiary.

  In addition, Shares-in-Trust held in the Share Trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days.

  If any purported transfer of Common Shares would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to Common Shares.

  The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Declaration of Trust. Subject to certain limited exceptions, amendments to the Declaration of Trust require the affirmative vote of holders owning at least two-thirds of the shares of beneficial interest of the Company outstanding and entitled to vote thereon.

  All certificates representing Common Shares of the Company will bear a legend referring to the restrictions described above.

  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

  Under the Declaration of Trust, every owner of more than 5% (or such lower percentage as required by the Code or Treasury Regulations) of the outstanding Common Shares must file, within 30 days after January 1 of each year, a written notice with the Company containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between one-half of 1% and 5%, depending upon the number of record holders of the Company's shares. Further, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Common Shares on the Company's status as a REIT.

  The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Trustees and, consequently, shareholders may be unable to realize a premium for their shares over the then-prevailing market price which is customarily associated with such acquisitions and to ensure compliance with the Ownership Limit, or such other limit as provided in the Declaration of Trust.

  These restrictions will not preclude settlement for transactions through the NYSE.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S DECLARATION OF TRUST
                                  AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and of the Declaration of Trust and the Bylaws of the Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, the Maryland REIT Law, the Declaration of Trust and the Bylaws, forms of which are exhibits to the Registration Statement of which this Prospectus is a part.

CLASSIFICATION OF THE BOARD OF TRUSTEES

  The Declaration of Trust provides that the number of trustees of the Company shall be seven (subject to the rights of the holders of Convertible Preferred Shares to elect additional trustees upon the occurrence of certain events), which number may be increased or decreased pursuant to the Bylaws, but shall not be fewer than three. The Bylaws currently provide that the Board of Trustees will consist of not fewer than three nor more than thirteen trustees. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by the affirmative vote of a majority of the remaining trustees, even though less than a quorum of the Board of Trustees may exist.

  Pursuant to the terms of the Declaration of Trust, the Board of Trustees is divided into three classes as nearly equal in size as practicable. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000. As the term of each class expires, trustees in that class will be elected for a term of three years and until their successors are duly elected and qualified, and the trustees in the other two classes will continue in office. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees.

  The classified board provision could have the effect of making the removal of incumbent trustees more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. Holders of Common Shares will have no right to cumulative voting for the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares will be able to elect all of the successors of the class of trustees whose term expires at that meeting. See "Risk Factors."

REMOVAL OF TRUSTEES

  While the Declaration of Trust empowers the Shareholders to fill vacancies in the Board of Trustees that are caused by the removal of a trustee, the Declaration of Trust also precludes shareholders from removing incumbent trustees except upon a substantial affirmative vote. Specifically, the Declaration of Trust provides that a trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes then entitled to be cast in the election of trustees. Under the Maryland REIT law, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

  Under the MGCL, as applicable to Maryland REITs, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and any Interested Shareholder or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees and approved by the affirmative vote of at least (a) 80.0% of the votes entitled to be cast by holders of the Company's outstanding voting shares of beneficial interest and (b) two-thirds of the votes entitled to be cast by holders of the Company's outstanding voting shares of beneficial interest other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the Company's shareholders receive a minimum price (as defined in the MGCL) for their shares of beneficial interest and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Trustees of the Company prior to the time that the Interested Shareholder becomes an Interested Shareholder. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combinations provisions of the MGCL with respect to any business combination involving Prime, the Primestone Joint Venture or any of the Contributors, or any of their respective affiliates (including Mr. Reschke). In addition, the Partnership Agreement requires that any merger or sale of all or substantially all of the assets of the Operating Partnership be approved by the holders of at least 50.0% of the Common Units, including the Common Units held by the Company.

CONTROL SHARE ACQUISITIONS

  The MGCL, as applicable to Maryland REITs, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers or trustees who are employees of the trust.

  "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Company may itself present the question at any shareholders' meeting.

  If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares of beneficial interest are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction or to acquisitions approved or exempted by the trust's declaration of trust or bylaws.

  The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any point in the future.

  If the foregoing exemption in the Bylaws is rescinded, the control share acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer.

AMENDMENT TO THE DECLARATION OF TRUST

  The Declaration of Trust, with certain limited exceptions, may be amended with the affirmative vote of the holders of not less than a majority of the aggregate number of shares of beneficial interest outstanding and entitled to vote thereon voting generally in the election of trustees. The provisions relating to the classification of the Board of Trustees and removal of trustees may be amended only by the affirmative vote of the holders of not less than two-thirds of the aggregate number of shares of beneficial interest outstanding and then entitled to vote thereon voting generally in the election of trustees.

  Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the Board of Trustees to increase or decrease the aggregate number of shares of beneficial interest of the Company or the number of shares of beneficial interest of any class of beneficial interest of the Company without shareholder approval.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of meeting, (ii) by the Board of Trustees or (iii) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws.

  The provisions in the Declaration of Trust on classification of the Board of Trustees, amendments to the Declaration of Trust and removal of trustees and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interests.

MARYLAND ASSET REQUIREMENTS

  To maintain its qualification as a Maryland REIT, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75.0% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

MEETINGS OF SHAREHOLDERS

  The Declaration of Trust and the Bylaws provide for annual meetings of shareholders, commencing with the year 1998, to elect the Board of Trustees and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be called by the President, the Board of Trustees or the Chairman of the Board and shall be called at the request in writing of the holders of 50.0% or more of the outstanding shares of beneficial interest of the Company entitled to vote.

  The Bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

  Upon the completion of the Offering and the consummation of the Formation Transactions, the Company will have outstanding 2,000,000 Convertible Preferred Shares and 12,380,000 Common Shares (or 14,237,000 Common Shares if the Underwriters' over-allotment option is exercised in full). In addition, the Company has reserved 11,064,343 Common Shares for issuance upon the exchange of LP Common Units held by Limited Partners or conversion of the Convertible Preferred Shares. All of the Common Shares offered hereby will be freely tradeable in the public market by persons other than "affiliates" of the Company without restriction or registration under the Securities Act. Notwithstanding the foregoing, the Underwriters will require that certain individuals, for whom up to 200,000 Common Shares offered hereby have been reserved for issuance, agree not to, directly or indirectly, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose of any Common Shares so acquired for a period of three months from the date of this Prospectus. See "Underwriting."

  In addition, upon completion of the Offering and the consummation of the Formation Transactions, the Company will have 9,064,343 LP Common Units outstanding issued to the Limited Partners. The Limited Partners have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) any LP Common Units or Common Shares or other shares of beneficial interest of the Company, or any securities convertible or exercisable or exchangeable for any LP Common Units or Common Shares or other shares of beneficial interest of the Company for the applicable Holding Period, and the Company has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) any (other than pursuant to the Share Incentive Plan) Common Shares or other shares of beneficial interest of the Company, or any securities convertible or exercisable for any LP Common Units or Common Shares or other shares of beneficial interest of the Company, for a period of 180 days from the date of this Prospectus, in each case without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, subject to certain limited exceptions. Prudential Securities Incorporated, at any time and without notice, may release all or any portion of the Common Shares subject to the foregoing lock-up agreements. Following the expiration of the foregoing restrictions, any Common Shares issued to the Limited Partners upon exchange of their respective LP Common Units may be sold in the public market pursuant to registration statements which the Company will be obligated to file pursuant to the exercise of registration rights that have been granted by the Company or available exemptions from registration. See "Underwriting."

  The Common Shares owned by "affiliates" of the Company and the Common Shares issuable upon exchange of Common Units (other than those issued pursuant to registration rights, as described below), will be subject to Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as securities acquired from the issuer or an affiliate of the issuer in a transaction not involving a public offering) for at least one year, and including the holding period of any prior owner unless such prior owner is an affiliate, would be entitled to sell within any three-month period a number of Common Shares that does not exceed the greater of 1.0% of the then-outstanding number of Common Shares or 1.0% of the average weekly trading volume of the Common Shares on the NYSE during the four calendar weeks preceding each such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated with them in accordance with Rule 144) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An "affiliate" of the Company is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

  The Company has established the Share Incentive Plan for the purpose of attracting and retaining executive officers, trustees and other key employees. See "Management--Share Incentive Plan." Upon the completion of the Offering, it is expected that the Company will issue in the aggregate options to purchase 1,113,000 Common Shares to executive officers, trustees and certain key employees and will reserve 737,000 additional Common Shares for future issuance under the Share Incentive Plan. The Company intends to file a registration statement under the Securities Act registering the Common Shares reserved for issuance upon the exercise of options granted under the Share Incentive Plan. See "Management--Share Incentive Plan." This registration statement is expected to be filed soon after the date of this Prospectus and will become effective automatically upon filing. Accordingly, (i) Common Shares issued upon exercise of options registered under such registration statement and (ii) Common Shares issuable upon the exchange of Common Units or the conversion of the Convertible Preferred Shares that are sold pursuant to an effective registration statement pursuant to the registration rights discussed below under "--Exchange Rights and Registration Rights," in each case, will be available for sale in the open market, unless such shares are Convertible Preferred Shares or subject to vesting restrictions with the Company and except to the extent that the holders of such options are subject to the lock-up agreements described above.

  Prior to the date of this Prospectus, there has been no public market for the Common Shares. The Common Shares have been approved for listing on the NYSE, subject to official notice of issuance. No prediction can be made as to the effect, if any, that future sales of Common Shares (including sales pursuant to Rule 144) or the availability of Common Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares (including Common Shares issued upon the exercise of options, the exchange of Common Units or conversion of Convertible Preferred Shares) or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Possible Adverse Effects on Share Price Arising from Shares Eligible for Future Sale." For a description of certain restrictions on transfers of Common Shares held by certain shareholders of the Company, see "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer" and "Underwriting."

EXCHANGE RIGHTS AND REGISTRATION RIGHTS

  Subject to certain conditions, beginning 12 months following the completion of the Offering, each LP Common Unit held by a Limited Partner may be exchanged for one Common Share (subject to adjustment) or, at the option of the Company, for cash equal to the fair market value of a Common Share at the time of exchange. In addition, the Limited Partners have agreed not to sell, pledge or otherwise transfer their LP Common Units for the applicable Holding Period without the consent of Prudential Securities Incorporated, on behalf of the Underwriters. In order to protect the Company's status as a REIT, each holder of LP Common Units is prohibited from exchanging such LP Common Units for Common Shares to the extent that as a result of such exchange any person would own or would be deemed to own, actually or constructively, more than 9.9% of the Common Shares, except to the extent such holder has been granted an exception to the Ownership Limit. See "Description of Shares of Beneficial Interest--Convertible Preferred Shares--Certain Registration Rights."

  The Company has granted the Limited Partners receiving Common Units in connection with the Formation Transactions certain "demand" and "piggyback" registration rights (collectively, the "Registration Rights") with respect to the Common Shares acquired by them upon exchange of Common Units for Common Shares. Subject to certain conditions, the demand registration rights permit the Limited Partners to request up to two demand registrations per year. Subject to certain conditions, the piggyback registration rights permit the Limited Partners to include their Common Shares in the registration by the Company of its Common Shares or other similar equity securities issued by the Company other than in connection with the registration by the Company under the Securities Act of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, share options or other employee benefit plans. The Limited Partners may exercise their demand registration rights after one year following the completion of the Offering. The Limited Partners are classified by investor groups and may each require up to two registrations per calendar year per group. The Company has granted the Limited Partners piggyback registration rights with respect to Common Shares acquired by them by any means. The Company also has agreed to provide the Registration Rights to any other person who may become an owner of Common Units, provided such person provides the Company with satisfactory undertakings. In addition, the Company has granted registration rights to Security Capital Preferred Growth with respect to the Common Shares acquired by it upon the conversion of the Convertible Preferred Shares into Common Shares. See "Description of Shares of Beneficial Interest--Convertible Preferred Shares--Registration Rights." The Company will bear expenses arising from exercise of all of the foregoing registration rights, except that the Company shall not pay any underwriting discounts or commissions, transfer taxes, Securities and Exchange Commission or Blue Sky registration fees relating to registration of such Common Shares.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Shares who purchases such shares in the Offering. Winston & Strawn has acted as special tax counsel ("Tax Counsel") to the Company in connection with the Offering and the preparation of this Prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, persons whose functional currency is other than the United States dollar, persons who hold the Common Shares as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold the Common Shares as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

  The statements in this summary are based on current provisions of the Code, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex, and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any matter discussed herein, and there can be no assurance that the IRS or a court will agree with the statements made herein.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

  The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Requirements"), beginning with its taxable year ending December 31, 1997. The Company believes that it will be organized and will operate in such a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that the Company actually will operate in such a manner to so qualify as a REIT or will continue to operate in such a manner so as to remain qualified as a REIT.

  Subject to the qualifications stated herein and in its opinion, Tax Counsel has given the Company an opinion that the Company will qualify to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1997. An opinion of counsel is not binding on the IRS or a court and there can be no assurance that the IRS or a court will not take a position different from that expressed by Tax Counsel. It also must be emphasized that Tax Counsel's opinion is based on various assumptions and is conditioned upon numerous representations made by the Company and the Operating Partnership as to factual matters, including those related to their businesses and properties as set forth in this Prospectus. Tax Counsel has not independently verified the Company's representations. Moreover, the Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis the actual operating results, distribution levels, diversity of ownership and the various other qualification tests imposed by the Code as discussed below. Tax Counsel will not review the Company's compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "Certain Federal Income Tax Considerations--Failure to Qualify."

  Additionally, under the Taxpayer Relief Act of 1997 (the "1997 Tax Act") various changes have been made to the tax treatment of REITs effective for taxable years beginning after August 5, 1997. For the Company, these provisions will be effective beginning January 1, 1998. See "--1997 Taxpayer Relief Act of 1997--Significant REIT provisions."

TAXATION OF THE COMPANY

  For any taxable year in which the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the shareholder level) that generally results from an investment in a corporation.

  Even if the Company continues to qualify for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income" and undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the corporate "alternative minimum tax" on its items of tax preference, if any. Third, if the Company has
(i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, the Company will be subject to tax on such income at the highest regular corporate rate (currently 35%). Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, the Company will be subject to a 100% tax on the greater of the amount by which the Company fails the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Finally, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, pursuant to guidelines issued by the IRS, the excess of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (i.e., "built-in gain") will be subject to tax at the highest regular corporate rate. Pursuant to the 1997 Tax Act, the Company also will be taxed on any built-in gains during the Recognition Period attributed to the disposition of assets of an acquired corporation which is a "qualified REIT subsidiary." See "Certain Federal Income Tax Considerations--Requirements for Qualification--Qualified REIT Subsidiary."

  If the Company invests in properties in foreign countries, the Company's profits from such investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any such taxation will depend on the laws of the countries where the properties are located. If the Company satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its shareholders.

  The Company will use the calendar year for both federal income tax purposes and financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

  To qualify as a REIT, the Company must meet and continue to meet the requirements, discussed below, relating to the Company's organization, the sources of its gross income, the nature of its assets, and the level of distributions to its shareholders.

 Organizational Requirements

  The Code requires that a REIT be a corporation, trust, or association:

  (i)which is managed by one or more trustees or directors;

  (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (iii)which would be taxable as a domestic corporation but for compliance with the REIT Requirements;

  (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code;

  (v)the beneficial ownership of which is held by 100 or more persons;

  (vi) at any time during the last half of each taxable year not more than 50% in value of the outstanding stock or shares of beneficial interest of which is owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds); and

  (vii) which meets certain other tests, described below, regarding the nature of its income and assets and distribution requirements.

  The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

  The Company intends to issue sufficient Common Shares to enough holders to allow the Company to satisfy the requirement set forth in (v) above (the "100 holder" requirement). For purposes of determining ongoing compliance with the 100 holder requirement, Treasury Regulations require the Company to issue letters to certain shareholders demanding information regarding the amount of shares each such shareholder actually or constructively owns ("shareholder demand letters").

  As set forth in (vi) above, to qualify as a REIT, the Company must also satisfy the requirement set forth in Section 856(a)(6) of the Code that it not be closely held. The Company will not be closely held so long as at all times during the last half of any taxable year of the Company (other than the first taxable year for which the REIT election is made) not more than 50% in value of its outstanding shares of beneficial interest is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds) (the "five or fewer" requirement). Although the Company's Declaration of Trust contains certain restrictions on the ownership and transfer of the Common Shares, the restrictions do not ensure that the Company will be able to satisfy the "five or fewer" requirement. If the Company fails to satisfy the "five or fewer" requirement, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination. However, the 1997 Tax Act states that, for taxable years beginning after the date of enactment of the 1997 Tax Act, if the Company complies with the procedures prescribed in Treasury Regulations for issuing shareholder demand letters and does not know, or with the exercise of reasonable diligence would not have known, that the five or fewer requirement was violated, the requirement will be deemed to be satisfied for the year. See "Certain Federal Income Tax Considerations--Failure to Qualify."

Ownership of a Partnership Interest

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest in such partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the asset tests. Accordingly, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership, including the Operating Partnership's proportionate share of the assets, liabilities and items of income of each Property Partnership, are treated as assets, liabilities and items of income of the Company for purposes of applying the REIT Requirements, provided that the Operating Partnership and each of the Property Partnerships are treated as partnerships for federal income tax purposes. See "Certain Federal Income Tax Considerations--Tax Aspects of the Company's Investments in Partnerships-- Partnership Classification."

 Qualified REIT Subsidiary

  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," within the meaning of section 856(i) of the Code, that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the capital stock of which has been owned by the REIT from the commencement of such corporation's existence. Pursuant to the 1997 Tax Act, an existing corporation, all of the capital stock of which is owned by a REIT, could be a "qualified REIT Subsidiary" so long as the acquired corporation is considered to have liquidated for federal income tax purposes and any pre-acquisition earnings and profits are distributed before the end of the REIT's taxable year. Any corporation formed directly by the Company to act as a general partner in any of the Property Partnerships will be a qualified REIT subsidiary and thus all of its assets, liabilities, and items of income, deduction, and credit will be treated as assets, liabilities, and items of income, deduction and credit of the Company.

 Income Tests

  To maintain its qualification as a REIT, the Company must satisfy three gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, gain from the sale or other disposition of stock or securities held for less than one year, gain from prohibited transactions, and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. The 1997 Tax Act repeals the 30% limitation for taxable years beginning after the date of enactment.

  Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a REIT. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the REIT derives no income. The independent contractor requirement, however, does not apply to the extent the services rendered by the REIT are customarily furnished or rendered in connection with the rental of the real property such that they are services that a tax-exempt organization could provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. A tax-exempt organization may provide services which are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant," without incurring unrelated business taxable income. Pursuant to the 1997 Tax Act, a de minimis amount of non-customary services will not disqualify income as rents from real property so long as the value of the impermissible services does not exceed 1.0% of the gross income for the property. For these purposes, the services may not be valued at less than 150% of the REIT's direct cost of providing the services.

  Substantially all of the gross income of the Company is expected to be attributable to investments in real property and specifically to rents attributable to and gains from the disposition of real property. The Company does not expect to receive rents based on the net income or profits of a tenant. Moreover, the Company believes that it will not receive rents in excess of a de minimis amount (generally rent from certain office space leased to Prime affiliates) from a Related Party Tenant. The Company also does not expect to receive any rent attributable to personal property leased in connection with a lease of real property that exceeds 15% of the total rents received under any such lease (for this purpose the Company took into account as personal property the overhead cranes in use at certain of its Industrial Properties).

  The Operating Partnership expects to provide certain services with respect to the Properties, but does not satisfy the "independent contractor" requirements described above. To the extent necessary to preserve the Company's status as a REIT, the Operating Partnership will arrange to have services provided by independent contractors from whom the Company or Operating Partnership does not derive or receive any income.

  The Operating Partnership may also receive fees in exchange for the performance of certain usual and customary services relating to properties not owned entirely by the Operating Partnership. The ratable portion of these fees attributable to the part of the property not owned by the Operating Partnership does not constitute qualifying income under the 75% or 95% gross income tests. The remainder of these fees is ignored under the 75% and 95% gross income test so long as the Company has a significant interest in such property. The Company believes that the aggregate amount of such nonqualifying fees (and any other nonqualifying income) in any taxable year will not exceed the limits on nonqualifying income under the gross income tests described above.

  The Properties include a 398-space parking facility for which the Company, through the Operating Partnership, receives fees. This parking facility will be operated through an independent contractor from whom the Company will derive no income.

  The Services Company, pursuant to contractual arrangements, will perform management services with respect to properties not owned by the Company or the Operating Partnership. The health club located in the 77 West Wacker Drive Building (which is available for use at certain membership fees by employees of tenants as well as by the general public) will be contributed to the Services Company. The income from such services and the revenues from the health club will be taxed to the Services Company at the regular corporate tax rates. Note payments and dividends paid by the Services Company to the Operating Partnership will constitute qualifying income for purposes of the 95% gross income test but not for the purposes of the 75% gross income test.

  Should the potential amount of nonqualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. The Company may for instance transfer certain nonqualifying activities to a taxable corporation such as the Services Company, from which it would receive dividends. If this should occur, the Operating Partnership would be entitled to receive dividends as a stockholder of such corporation. The amount of dividends available for distribution to the Company would be reduced below the comparable amount of fee income that would otherwise be received by the Operating Partnership because such a corporation would be subject to a corporate level tax on its taxable income, thereby reducing the amount of cash available for distribution. Furthermore, the Company would be required to structure the stock interest owned by the Operating Partnership in such a corporation to ensure that the various asset tests described below were not violated (i.e., the Operating Partnership would not own more than 10% of the voting securities of such corporation and the value of the stock interest would not exceed 5% of the value of the Company's total assets).

  If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Company's failure to meet such test(s) was due to reasonable cause and not due to willful neglect, (ii) the Company reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally earns exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above in "--Taxation of the Company" even if these relief provisions apply, the Company will still be subject to a 100% tax on the greater of the amount by which the Company failed the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. See "--Failure to Qualify."

 Asset Tests

  At the close of each quarter of its taxable year, the Company also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets, including its allocable share of assets held by the Operating Partnership and each Property Partnership in which the Operating Partnership is a partner, must be represented by real estate assets (which for this purpose includes stock or debt instruments held for not more than one year purchased with proceeds of a stock offering or a long-term (at least five years) debt offering of the Company), cash, cash items and U.S. government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities. By virtue of its partnership interest in the Operating Partnership, the Company will be deemed to own for purposes of the three asset tests its pro rata share of the assets of the Operating Partnership, and the assets of each Property Partnership in which the Operating Partnership is a partner. The Operating Partnership owns 100% of the Preferred Stock of the Services Company and the
Note issued by the Services Company, but none of that corporation's voting stock. The Company does not believe that its pro rata share of the stock and securities (i.e., the Note) the Operating Partnership owns in such corporation exceeds 5% of the total value of the Company's assets. No independent appraisals will be obtained to support this conclusion, and Tax Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the Company's representation that the Preferred Stock and Note issued by the Services Company and held by the Operating Partnership does not cause the Company to fail the 5% value test.

  After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

 Annual Distribution Requirements

  To continue to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (A) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) plus (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. A distribution which is not pro rata within a class of beneficial interest entitled to a dividend or which is not consistent with the rights to distributions between classes of beneficial interest (a "preferential dividend") is not taken into consideration for the purpose of meeting the distribution requirement. Accordingly, the payment of a preferential dividend could affect the Company's ability to meet this distribution requirement.

  To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  The Company intends to make timely distributions sufficient to satisfy all of the annual distribution requirements. The Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy these distribution requirements. It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to the insufficiency of cash flow from the Operating Partnership in a particular year or to timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's "REIT taxable income," on the other hand. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to cause the Operating Partnership to pay dividends in the form of taxable stock dividends, to borrow funds, or to liquidate assets.

  If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the IRS upon audit, the Company may retroactively cure the failure by paying "deficiency dividends" to its shareholders in a later year, which may then be included in the Company's deduction for dividends paid for the earlier year. The Company may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

 Penalty Tax on Prohibited Transactions

  The Company's share of any gain realized on the sale of any property held as inventory or otherwise primarily for sale to customers in the ordinary course of its trade or business generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership, through the Property Partnerships, intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the Properties and to make such occasional sales of the Properties as are consistent with the Company's investment objectives.

Based upon such investment objectives, the Company believes that in general the Properties should not be considered inventory or other property held primarily for sale to customers in the ordinary course of a trade or business and that the amount of income from prohibited transactions, if any, will not be material.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be required and, if made, will not be deductible by the Company. As a result, the Company's failure to qualify as a REIT will reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to the Company's shareholders will be taxable as ordinary dividend income to the extent of the Company's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT during the four taxable years following the year during which qualification was lost. It is not possible to determine whether the Company would be entitled to such statutory relief in all circumstances.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

  The Company holds direct or indirect interests in the Operating Partnership and each of the Property Partnerships (each individually a "Partnership" and, collectively, the "Partnerships"). The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investments in the Partnerships. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

 Partnership Classification

  The Company is entitled to include in its income its distributive share of the income, and to deduct its distributive share of the losses, of each of the Partnerships only if each such Partnership is classified for federal income tax purposes as a partnership rather than as an association (or publicly-traded partnership) taxable as a corporation.

  Prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for federal income tax purposes rather than a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated, and an entity with two or more members formed as a partnership under relevant state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. The final regulations also provide that the IRS will not challenge the classification of an existing partnership for tax periods prior to January 1, 1997 so long as (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

  The Company believes that each Partnership formed on or after January 1, 1997 will be treated as a partnership for federal income tax purposes because each was or will be formed as a partnership under state law and will have two or more partners. Further, for each Partnership that was formed prior to January 1, 1997, the Company expects that such Partnership will be treated as a partnership for federal income tax purposes for the periods before January 1, 1997 as (1) such Partnership had a reasonable basis for its claimed classification, (2) such Partnership and all its partners recognized the federal income tax consequences of any changes in the partnership's classification within the 60 months prior to January 1, 1997, and (3) neither the Partnership nor any member of the Partnership had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

  Additionally, the Company believes that none of the Partnerships will be treated as publicly traded partnerships within the meaning of Code section 7704 that is taxed as a corporation for federal income tax purposes because, under the applicable Treasury Regulations, none of the interests in the Partnerships are registered under the Securities Act or traded on an established securities market and none of the Partnerships have more than 100 partners for purposes of Code Section 7704 (or will otherwise fall within one of the other "safe harbors" for the Partnership to avoid being treated as having interests which are "readily tradeable on a secondary market (or the substantial equivalent thereof)"). The Company further believes that none of the Partnerships will be treated as a publicly traded partnership on the basis of the gross income exception that 90% or more of its annual gross income will be from certain passive sources, such as rents from real property, interest, and the sale or disposition of real property and capital assets, and that none of the Partnerships would be described as an investment company if it were a domestic corporation.

  If for any reason any of the Partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, the character of the Company's assets and items of gross income would change, and, as a result, the Company would most likely be unable to satisfy the income and asset tests, which would thus prevent the Company from qualifying as a REIT. In addition, any change in the status for tax purposes of any of the Partnerships might be treated as a taxable event, in which case the Company could incur a tax liability without any related cash distribution. Further, if any of the Partnerships were to be treated as an association taxable as a corporation, items of income, gain, loss, deduction and credit of such Partnership would not pass through to its partners; instead, the Partnership would be taxable as a corporation, subject to entity-level taxation on its net income at regular corporate tax rates. The partners of any such Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being treated as dividends. See "--Requirements for Qualification-- Income Tests" and "--Asset Tests."

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

 Partners, Not Partnerships, Subject to Tax

  A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. The Company will be required to take into account its allocable share of the foregoing items of the Partnerships for purposes of the various REIT income tests and in the computation of its "REIT taxable income." See "--Requirements for Qualification--Income Tests."

 Partnership Allocations

  Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Company believes that the allocations of taxable income and loss contained in the partnership agreements for each of the Partnerships complies with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

 Tax Allocations With Respect to the Properties

  Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership (such as interests in the Property Partnerships that own the Properties) in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

  The Operating Partnership was formed by way of contributions, including contributions of appreciated property (including interests in the Property Partnerships that own the Properties), by certain Limited Partners. Consequently the Partnership Agreement requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code.

  In general, these allocations tend to eliminate the Book-Tax Differences over the life of the Partnerships by allocating to the Limited Partners of the Operating Partnership, solely for tax purposes, lower amounts of depreciation deductions and increased taxable income and gain on the sale by the Property Partnerships of the Properties than would ordinarily be the case for economic or book purposes. The Operating Partnership and the Company will elect to use the "traditional method" under Treasury Regulation section 1.704-3(c) as the method of accounting for the Book-Tax Differences with respect to properties contributed to the Partnerships. However, this allocation method may not always entirely rectify a Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Moreover, the application of Section 704(c) principles in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert that a different allocation should be used to eliminate any such Book-Tax Difference.

  With respect to any property purchased by any of the Property Partnerships subsequent to the formation of the Company, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

 Depreciation Deductions Available to the Operating Partnership

  Certain assets owned by the Operating Partnership and the Property Partnerships consist of property contributed by their partners. In general, when property is contributed in a tax-free transaction under section 721 of the Code, the transferee partnership is treated in the same manner as the contributing partner for purposes of computing depreciation. The effect of this rule is to continue the historic basis, placed in service dates and depreciation methods with respect to property contributed to a partnership. In general, this will result in the Operating Partnership and the Property Partnerships claiming less depreciation than if they had purchased the contributed properties in a taxable transaction and could result in the Company being allocated less depreciation than if the contributed properties were purchased in a taxable transaction.

 Basis in Partnership Interest

  The Company's adjusted tax basis in its partnership interest in the Operating Partnership is generally (i) equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) the Company's allocable share of the Operating Partnership's income and (B) the Company's allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's losses and (B) the amount of cash and the basis of any other property distributed by the Operating Partnership to the Company, including any constructive cash distributions resulting from a reduction in the Company's allocable share of indebtedness of the Operating Partnership.

  If the allocation to the Company of its distributive share of any loss of the Operating Partnership would reduce the adjusted tax basis in its partnership interest in the Operating Partnership below zero, the recognition of such excess loss will be deferred until such time and to the extent that the Company has sufficient tax basis in its partnership interest so that the recognition of such loss would not reduce the amount of such tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (each such decrease being considered a constructive cash distribution to the Company), would reduce the Company's adjusted tax basis in its partnership interest below zero, such excess distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions will normally be characterized as a capital gain, and if the Company has held its partnership interest in the Operating Partnership for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gains.

  The rules described above with respect to basis apply equally to the Operating Partnership in its capacity as a partner in any Property Partnership, as well as to the Company in its capacity as a partner in any Property Partnership.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

  As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (iv) is an estate subject to taxation in the United States, regardless of its source of income.

  As long as the Company continues to qualify as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations.

  Dividends paid to U.S. Shareholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

  Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his/her Common Shares. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Pursuant to the 1997 Tax Act, the Company may elect to retain amounts representing long-term capital gain income on which the Company will be taxed at regular corporate capital gains tax rates. In that case, each shareholder will be taxed on a proportionate share of the total long-term capital gains retained by the Company and will also receive a credit for a proportionate share of the tax paid by the Company. Finally, each shareholder would increase the adjusted basis in his/her shares by the amount of the allocable long-term capital gain. If the Company should elect to retain long-term capital gains, it will notify each shareholder of the relevant tax information within 60 days after the close of the taxable year.

  To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his/her Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his/her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

  Upon any sale or other disposition of Common Shares, the holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in the shares. Such gain or loss will generally be capital gain or loss and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

  The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute "unrelated business taxable income," even though the REIT may have financed certain of its activities with acquisition indebtedness. Although revenue rulings are interpretive in nature and are subject to revocation or modification by the IRS, based upon the revenue ruling and the analysis therein, distributions made by the Company to a U.S. Shareholder that is a tax-exempt entity (such as an individual retirement account ("IRA") or a 401(k) plan) should not constitute unrelated business taxable income unless such tax-exempt U.S. Shareholder has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. Shareholder.

  Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a "pension-held REIT" at any time during a taxable year beginning after December 31, 1993. Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as unrelated business taxable income. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as unrelated business taxable income unless the percentage computed is at least 5%.

  A REIT will be treated as a "pension-held REIT" if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the "five or fewer" ownership requirements discussed above, see "-- Requirements for Qualification--Organizational Requirements," if the stock or beneficial interests of the REIT held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT's stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT's stock or beneficial interests. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

TAXATION OF NON-U.S. SHAREHOLDERS

  The rules governing United States federal income taxation of any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created in the United States or under the laws of the United States or of any state thereof, (iii) an estate whose income is includable in income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (collectively, "Non-U.S. Shareholders") are highly complex, and the following discussion is intended only as a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in Common Shares, including any reporting requirements.

  In general, Non-U.S. Shareholders are subject to regular United States income tax with respect to their investment in Common Shares in the same manner as a U.S. Shareholder if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income with respect to its investment in Common Shares that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax. The following discussion addresses only the United States taxation of Non-U.S. Shareholders whose investment in Common Shares is not effectively connected with the conduct of a trade or business in the United States.

 Ordinary Dividends

  Distributions made by the Company that are not attributable to gain from the sale or exchange by the Company of United States real property interests and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless a lower treaty rate applies and the Non-U.S. Shareholder has filed an IRS Form 1001 with the Company, certifying the Non-U.S. Shareholder's entitlement to treaty benefits.

 Non-Dividend Distributions

  Distributions made by the Company in excess of its current and accumulated earnings and profits to a Non-U.S. Shareholder who holds 5.0% or less of the Common Shares (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Shareholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company's then current and accumulated earnings and profits.

 Capital Gains Dividends

  As long as the Company continues to qualify as a REIT, distributions made by the Company that are attributable to gain from the sale or exchange by the Company of any United States real property interests ("USRPI") will be taxed to a Non-U.S. Shareholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Shareholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Shareholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Shareholder that is not entitled to treaty relief or exemption. The Company will be required to withhold tax from any distribution to a Non-U.S. Shareholder that could be designated by the Company as a USRPI capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Shareholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Shareholder's federal income tax liability for the applicable taxable year, the Non-U.S. Shareholder may seek a refund of the excess from the IRS. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

 Disposition of Shares of Beneficial Interest of the Company

  Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of Common Shares generally will not be subject to United States taxation unless the Common Shares constitute a USRPI within the meaning of FIRPTA. The Common Shares will not constitute a USRPI so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by Non-U.S. Shareholders. The Company believes that it will be a "domestically controlled REIT," and therefore that the sale of Common Shares will not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Company is or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

  If the Company did not constitute a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of Common Shares would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the Common Shares are "regularly traded" (as defined in the applicable Treasury regulations) and (ii) the selling Non-U.S. Shareholder's interest (after application of certain constructive ownership rules) in the Company is 5.0% or less at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the Common Shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Common Shares (including the Company) would be required to withhold and remit to the IRS 10% of the purchase price. Additionally, in such case, distributions on the Common Shares to the extent they represent a return of capital or capital gain from the sale of the Common Shares, rather than dividends, would be subject to a 10% withholding tax.

  Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Shareholder in two cases; (i) if the Non-U.S. Shareholder's investment in the Common Shares of the Company is effectively connected with a U.S. trade or business conducted by such Non-U.S. Shareholder, the Non-U.S. Shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (ii) if the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

 Estate Tax

  Common Shares of the Company owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includable in the estate for U.S. federal estate tax purposes.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

  The Company will report to its U.S. Shareholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the rate of 31% on dividends paid unless such U.S. Shareholder (i) is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Shareholder's federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. Shareholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Shareholders."

  Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Shareholders, and Non-U.S. Shareholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

SPECIAL RULES REGARDING THE TAXATION OF HOLDERS OF CONVERTIBLE PREFERRED
SHARES

  Redemption of Convertible Preferred Shares. A redemption of Convertible Preferred Shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of the Company's current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange under Section 302(b) if it
(i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in the Company, or (iii) is "not essentially equivalent to a dividend" with respect to the holder within the meaning of Section 302(b)(2) of the Code. In determining whether any of these tests have been met, Common Shares (and other equity interests in the Company) considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Common Shares actually owned by the holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Convertible Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, holders of Convertible Preferred Shares are advised to consult their own tax advisors to determine such treatment.

  If a redemption of Convertible Preferred Shares is not treated as a distribution taxable as a dividend to a particular holder, it will be treated, as to that holder, as a taxable sale or exchange. As a result, such holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributed to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of the Company's current and accumulated earnings and profits), and
(ii) the holder's adjusted basis in the Convertible Preferred Shares for tax purposes. Generally, such gain or loss will be capital gain or loss if the Convertible Preferred Shares have been held as a capital asset, and will be long-term gain or loss if such shares have been held for more than eighteen months.

  If a redemption of Convertible Preferred Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any project received by the holder. The holder's adjusted basis in the redeemed Convertible Preferred Shares for tax purposes will be transferred to the holder's remaining Common Shares in the Company, if any. If the holder owns no other Common Shares, such basis may under certain circumstances, be transferred to a related person or it may be lost entirely.

  Redemption Premium. Under Section 305(c) of the Code and applicable Treasury Regulations, if the redemption price of the Convertible Preferred Shares exceeds its issue price by more than a de minimis amount then, in certain circumstances, the amount of such excess may be deemed to be a constructive distribution (treated as a dividend to the extent of the Company's current and accumulated earnings and profits) which is taxable to the holder at a constant yield (as if it was original issue discount on a debt instrument) over the period the Convertible Preferred Shares cannot be redeemed.

  A redemption premium is considered de minimis under the Treasury Regulation if it is less than the product of .25% times the redemption price of the Convertible Preferred Shares times the number of complete years the Convertible Preferred Shares are outstanding. The Company does not expect that the price paid for the redemption of the Convertible Preferred Shares would be considered de minimis,

  However, the constant yield method, described above, which must be used to take into account the redemption premium on preferred shares only applies if the subject preferred shares are (i) mandatorily redeemable, (ii) redeemable at the holder's option, or (iii) redeemable at the issuer's option if at the time of issue, based on all the facts and circumstances, it is more likely than not that the issuer will exercise such option. With respect to situation
(iii) in the preceding sentence, the Treasury Regulations further provide that, even if the redemption is more likely than not to occur, this constant yield method will not apply if the redemption premium is solely in the nature of a penalty for premature redemption. A redemption premium is considered to be a penalty for premature redemption only if it is paid as a result of changes in economic or market conditions over which the issuer of the stock or the holder does not have legal or practical control.

  Redemption of the Convertible Preferred Shares is not mandatory, nor are such shares redeemable at the holder's option, and the Company does not believe that at the time of issue it is more likely than not that the Convertible Preferred Shares will be redeemed; thus, the Company does not expect that a holder of such shares will be required to take the redemption premium into income as a dividend distribution at a constant yield over the period the holder holds such shares. However, no assurance can be given that the IRS will not take a contrary position.

  Conversion of Convertible Preferred Shares into Common Shares. In general, no gain or loss will be recognized for federal income tax purposes upon the conversion of the Convertible Preferred Shares solely into shares of Common Shares. The basis that a holder will have for tax purposes in the shares of the Common Shares received upon the conversion will be equal to the adjusted basis the holder had in the Convertible Preferred Shares so converted, and, provided that the Convertible Preferred Shares were held as a capital asset, the holding period for the shares of Common Shares received will include the holding period for the Convertible Preferred Shares converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of fractional Common Shares in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in such fractional shares. Furthermore, under certain circumstances, a holder of Convertible Preferred Shares may recognize gain or dividend income to the extent there are dividends in arrears on the Convertible Preferred Shares at the time of conversion into Common Shares.

  Adjustments to Conversion Price. Adjustments in the conversion price (or the failure to make such adjustment) pursuant to the anti-dilution provisions of the Convertible Preferred Shares or otherwise may result in constructive distributions to the holders of Convertible Preferred Shares that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a holder of Convertible Preferred Shares could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash. Additionally, such a constructive dividend may constitute a preferential dividend by the Company.

OTHER TAX CONSIDERATIONS

 Possible Legislative or Other Actions Affecting Tax Consequences

  Prospective holders should recognize that the present federal income tax treatment of the Company may be modified by future legislative, judicial or administrative actions or decisions at any time, which may be retroactive in effect, and, as a result, any such action or decision may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its shareholders. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Common Shares.

 State and Local Taxes

  The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective holders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Shares.

 Taxpayer Relief Act of 1997--Significant REIT Provisions

  The 1997 Tax Act included various changes to the tax treatment of REITs effective for taxable years beginning after August 5, 1997. In the case of the Company, these provisions will be effective beginning January 1, 1998. Set forth below is a summary of these changes.

  Alternative Penalties for Failure to Ascertain Ownership. Under the 1997 Tax Act, the rule that disqualifies a REIT for any year in which the REIT failed to comply with regulations to ascertain its ownership has been replaced with an intermediate penalty of $25,000 ($50,000 for intentional violations) for any year in which the REIT did not comply with the ownership regulations. In addition, a REIT that complied with the regulations for ascertaining its ownership, and which did not know, or have reason to know, that it was so closely held as to be classified as a personal holding company would not be treated as a personal holding company.

  De Minimis Rule for Tenant Service Income. Under the 1997 Tax Act, a REIT is allowed to render a de minimis amount of impermissible services to tenants, including managing or operating the property, and still treat amounts received with respect to that property as rent, as long as the amount received with respect to the impermissible services or management does not exceed one percent of the REIT's gross income from the property. These services must not be valued at less than 150 percent of the REIT's direct cost of the services.

  Attribution Rules. Under the 1997 Tax Act, for purposes of determining (i) whether a tenant is a "Related Party Tenant" and (ii) whether a party is an independent contractor, a partner's ownership only is attributed to a partnership if the partner owns a 25% or greater interest in the capital or profits of that partnership.

  Election to Retain and Pay Tax on Retained Capital Gains. The 1997 Tax Act permits a REIT to elect to retain and pay income tax on net long-term capital gains it received during the tax year. If a REIT makes this election, the REIT shareholders include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT. Also, the shareholder will be deemed to have paid a proportionate share of the tax, which could be credited or refunded to the shareholder. The shareholder's basis in its shares is increased by the amount of the undistributed long-term capital gains (less the proportionate amount of capital gains tax paid by the REIT) included in the shareholder's long-term capital gains.

  Repeal of 30-Percent Gross Income Requirement. The 1997 Tax Act repeals the 30 percent gross income test.

  Non-REIT Earnings and Profits. The 1997 Tax Act changes the ordering rule for purposes of the requirement that newly-electing REITs distribute earnings and profits that were accumulated in non-REIT years such that distributions of accumulated earnings and profits generally would be treated as made from the entity's earliest accumulated earnings and profits.

  Treatment of Foreclosure Property. The 1997 Tax Act lengthens the grace period for foreclosure property to three taxable years following the election and allows for the possibility of an additional three year extension by filing a request with the Service. Additionally, a REIT may revoke an election to treat property as foreclosure property for any taxable year.

  Payments Received under Hedging Instruments. The 1997 Tax Act treats income and gain from all hedges that reduce the interest rate risk associated with REIT liabilities as qualifying income under the 95% gross income test.

  Excess Non-Cash Income. The 1997 Tax Act (i) expands the class of excess noncash items that are not subject to the 95% distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs using the accrual method.

  Prohibited Transaction Safe Harbor. The 1997 Tax Act excludes from the prohibited sales rules any property that was involuntarily converted.

  Shared Appreciation Mortgages. The 1997 Tax Act provides that interest received on a shared appreciation mortgage is not subject to the tax on prohibited transactions where the property subject to the mortgage is sold within four years of the REIT's acquisition of the mortgage pursuant to a bankruptcy plan of the mortgagor unless the REIT, when it acquired the mortgage, knew or had reason to know that the property subject to the mortgage would be sold in a bankruptcy proceeding.

  Qualified REIT Subsidiaries. The 1997 Tax Act permits any corporation wholly-owned by a REIT to be treated as a qualified REIT subsidiary, regardless of whether the corporation has always been owned by the REIT. However, if the REIT acquires an existing corporation, such corporation is treated as if it had been liquidated at the time of acquisition by the REIT and then reincorporated, so that any pre-REIT built-in gains will be taxed. In addition, any pre-REIT earnings and profits of the subsidiary must be distributed before the end of the REIT's taxable year.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan or an IRA). This discussion does not propose to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not pre-empted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF COMMON SHARES BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Certain Federal Income Tax Considerations," as material contained therein is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase the Common Shares.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

  Each fiduciary of an employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in Common Shares is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require (i) an ERISA Plan's investments to be prudent and in the best interests of the ERISA Plan, its participants and beneficiaries, (ii) an ERISA Plan's investments to be diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, (iii) an ERISA Plan's investments to be authorized under ERISA and the terms of the governing documents of the ERISA Plan and (iv) that the fiduciary not cause the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA. In determining whether an investment in Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history and other matters described under "Risk Factors."

  The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employee (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

STATUS OF THE COMPANY UNDER ERISA

  A prohibited transaction may occur if the assets of the Company are deemed to be assets of the investing Plans and "parties in interest" or "disqualified persons" as defined in ERISA and Section 4975 of the Code, respectively deal with such assets. In certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is a Plan fiduciary. Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which a Plan's interest in an entity will be subject to the look-through rule.

  The Regulations apply only to the purchase by a Plan of an "equity interest" in an entity, such as common stock or common shares of beneficial interest of a REIT. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities."

  Under the Regulations, a "publicly-offered security" is a security that is
(i) freely transferable, (ii) part of a class of securities that is widely-held and (iii) either (a) part of a class of securities that is registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or (b) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Generally, if the security is part of an offering in which the minimum investment is $10,000 or less, any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not of itself prevent the security from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

  The Company anticipates that the Common Shares will meet the criteria of the publicly-offered securities exception to the look-through rule. First, the Company anticipates that the Common Shares will be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under federal tax laws to maintain the Company's status as a REIT. Second, the Company believes that the Common Shares will be held by 100 or more investors and that at least 100 or more of these investors will be independent of the Company and of one another. Third, the Common Shares will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within 120 days after the end of the fiscal year of the Company during which the offering of such securities to the public occurs. Accordingly, the Company believes that if a Plan purchases Common Shares, the Company's assets should not be deemed to be Plan assets and, therefore, that any person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

                                 UNDERWRITING

  The underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated, Friedman, Billings, Ramsey & Co., Inc., Smith Barney Inc. and Morgan Keegan & Company, Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company the number of Common Shares set forth below opposite their respective names:

                                                                    NUMBER OF
           UNDERWRITER                                            COMMON SHARES
           -----------                                            -------------
   Prudential Securities Incorporated............................
   Friedman, Billings, Ramsey & Co., Inc.........................
   Smith Barney Inc..............................................
   Morgan Keegan & Company, Inc..................................
                                                                   ----------
     Total.......................................................  12,380,000
                                                                   ==========

  The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Common Shares offered hereby if any are purchased.

  The Underwriters, through the Representatives, have advised the Company that they propose to offer the Common Shares to the public initially at the public offering price set forth on the cover page of this Prospectus, that the
Underwriters may allow to selected dealers a concession of $    per share and
that such dealers may reallow a concession of $   per share to certain other
dealers. After completion of the Common Share Offering, the offering price and the concessions may be changed by the Representatives.

  The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,857,000 additional Common Shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of Common Shares offered hereby. To the extent such option to purchase is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Common Shares as the number set forth next to such Underwriter's name in the preceding table bears to 12,380,000.

  The Company and the Operating Partnership have agreed to indemnify the several Underwriters against or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  The Limited Partners have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any LP Common Units or Common Shares or other shares of beneficial interest of the Company, or any securities convertible or exercisable or exchangeable for any LP Common Units or Common Shares or other shares of beneficial interest of the Company for the applicable Holding Period and the Company has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Shares or other shares of beneficial interest of the Company, or any securities convertible or exercisable or exchangeable for any LP Common Units or Common Shares or other shares of beneficial interest of the Company (other than pursuant to the Share Incentive Plan), for a period of 180 days from the date of this Prospectus, in each case without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, subject to certain limited exceptions. Prudential Securities Incorporated may, at any time and without notice, release all or any portion of the Common Shares subject to the foregoing lock-up agreements. See "Structure and Formation of the Company."

  At the request of the Company, up to 200,000 of the Common Shares offered hereby have been reserved for sale to certain individuals, including trustees and employees of the Company and Prime and members of their families, provided that such persons agree not to, directly or indirectly, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose of any Common Shares so acquired for a period of three months from the date of this Prospectus. The price of such shares to such persons will be the initial public offering price set forth on the cover page hereof less underwriting discounts and commissions. The number of shares available to the general public will be reduced to the extent those persons purchase reserved shares. Any shares not so purchased will be offered hereby at the initial public offering price set forth on the cover of this Prospectus.

  The Common Shares have been approved for listing on the NYSE, subject to official notice of issuance. In order to meet one of the requirements for listing the Common Shares on the NYSE, the Underwriters have undertaken to sell (i) lots of 100 or more shares to a minimum of 2,000 beneficial holders,
(ii) a minimum of 1.1 million shares and (iii) shares with a minimum aggregate market value of $40.0 million.

  Prior to the Common Share Offering, there has been no public market for the Common Shares. The initial public offering price will be determined through negotiations among the Company, Prime and the Representatives. Among the factors to be considered in such determination will be prevailing market conditions, dividend yields and financial characteristics of publicly traded REITs that the Company and the Representatives believe to be comparable to the Company, the present state of the Company's financial and business operations, the Company's management, estimates of the business and earnings potential of the Company and the prospects for the industry in which the Company operates.

  The Company will pay to Prudential Securities Incorporated advisory fees equal, in the aggregate, to 0.75% of the gross proceeds received by the Company in the Common Share Offering, for investment banking services related to, among other things, the structuring of the Formation Transactions.

  PSCC, an affiliate of Prudential Securities Incorporated, is expected to be a lender under the Credit Facility. It is also anticipated that PSCC will be the mortgagee under the New Mortgage Notes and will make a $40.0 million loan to the Primestone Joint Venture. The New Mortgage Notes are expected to be secured by all of the Contribution Properties and certain of the Acquisition Properties. The loan to the Primestone Joint Venture will be secured by all of the LP Common Units held by the Primestone Joint Venture, representing a 35.5% interest in the Company. It is expected that PSCC will receive customary fees for services rendered in connection with the Credit Facility, the New Mortgage Notes and such loan to the Primestone Joint Venture.

  In connection with the Common Share Offering, certain Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Securities and Exchange Commission (the "Commission") pursuant to which such persons may bid for or purchase Common Shares for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Shares in connection with the Common Share Offering than they are committed to purchase from the Company, and in such case may purchase Common Shares in the open market following completion of the Common Share Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 1,857,000 Common Shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or any selling group member participating in the Common Share Offering) for the account of the other Underwriters, the selling concession with respect to Common Shares that is distributed in the Common Share Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Offering will be passed upon for the Company by Winston & Strawn, Chicago, Illinois. Legal matters relating to Maryland law, including the validity of the issuance of the Shares offered hereby, will be passed upon for the Company by Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, the description of federal income tax consequences contained in this Prospectus under "Certain Federal Income Tax Considerations" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Winston & Strawn, special tax counsel to the Company as to the material federal income tax consequences of the Offering. Governor James R. Thompson, Chairman of Winston & Strawn, is a trustee designee of the Company.

                                    EXPERTS

  The balance sheet of Prime Group Realty Trust as of July 21, 1997, the combined financial statements of the Prime Properties (Predecessor Affiliates) as of June 30, 1997 and December 31, 1996 and 1995, and for the six months ended June 30, 1997 and for each of the three years in the period ended December 31, 1996, the combined statements of revenue and certain expenses of the Prime Industrial Contribution Properties for the period from January 1, 1997 to June 30, 1997 and for the period from March 1, 1996 to December 31, 1996, the combined statements of revenue and certain expenses of the IBD Properties for the period from January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996, the combined statements of revenue and certain expenses of the NAC Properties for the period from January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996, the statements of revenue and certain expenses of Citibank Office Plaza for the period from January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996, the combined statements of revenue and certain expenses of Salt Creek Office Center for the period from January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996, the statements of revenue and certain expenses of 280 Shuman Boulevard for the period from January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996, and the statements of revenue and certain expenses of 475 Superior Avenue for the period from January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  In addition, certain statistical and other information appearing in this Prospectus and the Registration Statement has been prepared by the Rosen Consulting Group and is included herein in reliance upon the authority of such firm as an expert in, among other things, real estate consulting and urban economics and with respect to the Chicago Metropolitan Area and its submarkets.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement (of which this Prospectus is a part) on Form S-11 under the Securities Act and the rules and regulations promulgated thereunder with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and financial statements thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, or by way of the Commission's Internet address, http://www.sec.gov.

  Following the completion of the Offering, the Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal or New York Stock Exchange requirements, if any, the Company intends to furnish its shareholders with annual reports containing consolidated audited financial statements with a report thereon by the Company's independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

  "1997 Tax Act" means the Taxpayer Relief Act of 1997, as amended.

  "Acquisition Properties" means the two Office Properties and related assets that comprise 1990 Algonquin Road, 2000-2060 Algonquin Road (also known as the Salt Creek Office Center), 280 Shuman Boulevard, 475 Superior Avenue and 2205-2255 Enterprise Drive (also known as the Enterprise Centre) that are expected to be acquired by the Company concurrently with the completion of the Offering.

  "ADA" means the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated under the authority conferred thereby.

  "AEA" means the American Electronics Association.

  "AHEC" means the Industrial Property known as 425 E. Algonquin Road.

  "AIREB" means the Association of Industrial Real Estate Brokers.

  "Amended and Restated Bylaws" means the Amended and Restated Bylaws of the Company.

  "Annualized Effective Net Rent" means the total net rent to be received over the respective terms from all leases in effect at June 30, 1997 minus all Tenant Expenditures for all such leases, divided by the terms in months for such leases, multiplied by 12.

  "Annualized Net Rent" means, with respect to a lease, the monthly net rent due under the lease as determined in accordance with GAAP, annualized for all leases in effect on June 30, 1997.

  "Assessment" means the Natural Resources Damage Assessment of the Grand Calumet River and the Indiana Harbor Canal System which IDEM has requested the owner of the ECEC, along with numerous other property owners, to develop.

  "Audit Committee" means the audit committee of the Board of Trustees of the Company.

  "Base Year" means, with respect to a lease, the tenant's proportionate share of real estate taxes, insurance, utility and operating expense paid by the tenant during the tenant's first year of occupancy under such lease.

  "Beneficiary" means the qualified charitable organization selected by the Company which would receive the automatic transfer of any Excess Shares.

  "Blackstone" means Blackstone Real Estate Advisors, L.P. and certain of its affiliates.

  "Board of Trustees" means the board of trustees of the Company.

  "BOMA" means the Building Owners and Managers Association.

  "Book-Tax Difference" means, with respect to appreciated or depreciated property that is contributed to a partnership, the amount of unrealized gain or unrealized loss associated with the property of the time of contribution, which is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.

  "Business Combination" means a merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Common Shares.

  "Bylaws" means the Amended and Restated Bylaws of the Company, as the same may be further amended and/or restated.

  "CBOE" means the Chicago Board Options Exchange.

  "CBOT" means the Chicago Board of Trade.

  "CEC" means the Chicago Enterprise Center.

  "Central Loop" means the center of Chicago's downtown financial district and the largest submarket of the Chicago CBD.

  "Change of Control" means each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25.0% of the Company's outstanding shares of beneficial interest with voting power, under ordinary circumstances, to elect Trustees of the Company;
(ii) other than with respect to the election, resignation or replacement of any Preferred Trustee during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the trustees of the Company (excluding Preferred Trustees) then still in office who were either trustees at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees then in office; and (iii) (A) the Company consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity or (B) any corporation consolidating with or merging into the Company, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting shares of beneficial interest of the Company is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clause (iii) above shall not be deemed to be a Change of Control (a) if the sole purpose of such event is that the Company is seeking to change its domicile or to change its form of organization from a trust to a corporation or (b) if the holders of the exchanged securities of the Company immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of trustees.

  "Chicago CBD" means the Chicago central business district.

  "Chicago Metropolitan Area" means the area defined by the United States Department of Commerce as the Chicago Metropolitan Statistical Area, comprising Lake, Cook, DuPage, Kane, McHenry, Grundy, Kendall and Will Counties in Illinois, Kenosha County in Wisconsin and Lake and Porter Counties in Indiana.

  "Class A" means, with regard to buildings, buildings that are centrally located, professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates and are modern structures or have been modernized to compete with newer buildings.

  "Class B" means, with regard to buildings, buildings that have good location, construction and tenancy and are sometimes considered to be competitive with the lower spectrum of Class A buildings.

  "Class C" means, with regard to buildings, buildings that are generally older buildings with progressing functional and/or economic obsolescence.

  "CME" means the Chicago Mercantile Exchange.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Combined Financial Statements" means the combined financial statements of the Prime Properties and various affiliated entities related to certain of the Properties or other assets being contributed to the Company.

  "Commission" means the United States Securities and Exchange Commission.

  "Common Share Offering" means the Company's offering hereby of the Common Shares.

  "Common Shares" means common shares of beneficial interest, par value $0.01 per share, of the Company.

  "Common Units" means partnership interests in the common equity in the Operating Partnership, represented by LP Common Units and GP Common Units, collectively.

  "Company" means Prime Group Realty Trust, a Maryland real estate investment trust, and its subsidiaries.

  "Compensation Committee" means the compensation committee of the Company's Board of Trustees.

  "Consolidated EBITDA" for any period means the consolidated net income of the Company (before extraordinary income or gains) as reported in the Company's financial statements filed with the Securities and Exchange Commission increased by the sum of the following (without duplication):

    (i) all income and state franchise taxes paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA);

    (ii) all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);

    (iii) depreciation and depletion reflected in such reported net income;

    (iv) amortization reflected in such reported net income, including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (ii) above), goodwill, other intangibles and management fees; and

    (v) any other non-cash charges or discretionary prepayment penalties, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

  "Consolidated Fixed Charges" for any period means the sum of:

    (i) all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);

    (ii) preferred shares of beneficial interest dividend requirements for such period, whether or not declared or paid; and

    (iii) regularly scheduled amortization of principal during such period (other than any balloon payments at maturity).

  "Continental" means Continental Offices Ltd.

  "Continental Management Business" means all of the operations and business of Continental Offices, Ltd. and Continental Offices, Ltd. Realty, including a construction business and the property management and/or leasing operations at five of the Properties, excluding certain assets.

  "Contributed Common Units" means those Common Units contributed by Prime to the Primestone Joint Venture.

  "Contribution Properties" means, collectively, the IBD Properties and the NAC Properties.

  "Contributors" means, collectively, the IBD Contributors and the NAC Contributors.

  "Control Shares" means voting shares of beneficial interest of a Maryland real estate investment trust which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy) would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one third; (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained shareholder approval.

  "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  "Conversion Date" means the earliest to occur of (i) September   , 1998,
(ii) the first day on which a Change of Control occurs, (iii) the occurrence of a REIT Termination Event or (iv) such other date as determined by the Company, upon which a holder of Convertible Preferred Shares shall have the right, at its option, to convert all or any portion of such shares (or such shares as determined by the Company if pursuant to clause (iv) above) into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference Amount of such shares by the conversion price by surrendering such shares to be converted.

  "Conversion Transaction" means any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Company's assets or recapitalization of the Common Shares), in each case as a result of which all or substantially all of the Company's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof).

  "Convertible Preferred Shares" means the cumulative convertible preferred shares of beneficial interest, par value $0.01 per share, of the Company.

  "Convertible Preferred Offering" means the Company's concurrent offering of 2,000,000 Convertible Preferred Shares in a private placement to Security Capital Preferred Growth.

  "CPI" means the Consumer Price Index, the economic index issued by the U.S. Department of Labor indicating price increases or decreases for the U.S. economy.

  "Credit Facility" means the credit facility of up to a maximum of $225.0 million for which the Company has obtained a commitment from BankBoston, N.A. and PSCC.

  "Declaration of Trust" means the Company's Declaration of Trust, as amended by Articles of Amendment and Restatement.

  "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Company pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Company does not pay a dividend on the Common Shares, a date to be set by the Board of Trustees, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Convertible Preferred Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Convertible Preferred Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Convertible Preferred Shares shall be redeemed or converted as described below, which shall end on and include the redemption date with respect to the Convertible Preferred Shares being redeemed).

  "Dividend Reduction" means the dividend paid on a Common Share of the Company for each of two consecutive fiscal quarters of the Company has been in an amount less than eighty-five percent (85.0%) of the dividend paid on a common share of the Company in the first full fiscal quarter of the Company subsequent to the Offerings.

  "Donnelley" means R.R. Donnelley and Sons Company.

  "ECEC" means the East Chicago Enterprise Center.

  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

  "ERISA Plan" means an employee benefit plan subject to Title I of ERISA.

  "Everen" means Everen Securities, Inc.

  "Excess Shares" means the 65.0 million authorized excess shares of beneficial interest, $0.01 par value per share, of the Company.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Executive Committee" means the executive committee of the Board of Trustees of the Company.

  "Executive Compensation Committee" means the executive compensation committee of the Board of Trustees of the Company.

  "Expense Stop" means, with respect to a lease, a negotiated amount approximating the tenant's pro rata share of real estate taxes, insurance, and operating expense.

  "Expiration Time" means the last time at which tenders or exchanges may be made pursuant to a tender or exchange offer (which terms shall not include open market repurchases by the Company) made by the Company or any subsidiary of the Company for all or any portion of the Common Shares.

  "Fair Market Value" means the Weighted Average Trading Price for the Common Shares for the 20 trading days preceding the Special Redemption Call Date.

  "FIRE" means, collectively, with respect to an economy, that sector of such economy comprised of the businesses of finance, insurance, and real estate.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

  "five or fewer requirement" means the requirement under the Code that not more than 50% in value of the Company's outstanding shares of beneficial interest may be owned directly or indirectly by five or fewer individuals (as defined in the Code) during the last half of the taxable year (other than the first year).

  "Formation Agreement" means the agreement between the Operating Partnership and Prime regarding the interests the Operating Partnership will acquire in the Properties or interests therein owned by Prime and the third-party office and industrial development, leasing and property management business of Prime.

  "Formation Transactions" means those transactions relating to the organization of the Company and its subsidiaries, including the transfer of the Properties and other assets to the Company, formation of the Operating

Partnership, consolidation of the ownership interests in certain of the Properties, the Offering and qualification of the Company as a REIT for federal income tax purposes for the taxable year beginning January 1, 1997, all as described under "Structure and Formation of the Company--Formation Transactions."

  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Convertible Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

  "Funds from Operations" means funds from operations computed in accordance with the resolution adopted by the Board of Governors of NAREIT in its March 1995 White Paper (with the exception that the Company expects to report base rents on a cash basis, rather than a straight-line GAAP basis, which the Company believes will result in a more accurate presentation of its actual operating activities), as follows: net income (loss) (computed in accordance with GAAP with the exception that base rents are reported on a cash basis as described above), excluding gains (or losses) from debt restructuring and sales of real property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" means generally accepted accounting principles in the United States.

  "GMP" means gross metropolitan product.

  "HEC" means the Hammond Enterprise Center.

  "Holding Periods" means, collectively, the periods of time following the completion of the Offering during which the Limited Partners have agreed not to sell, offer, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of their Common Units. Such periods are:
(i) two years in the case of Prime, (ii) two years in the case of the Contributed Common Units of the Primestone Joint Venture (except in the event of a Dividend Reduction, the period shall be one year), (iii) one year in the case of Purchased Common Units of the Primestone Joint Venture and (iv) one year in the case of each of the IBD Contributors and Jeffrey A. Patterson.

  "Huntley Business Park" means that certain industrial and office park located in the Village of Huntley, Illinois.

  "IBD" means Industrial Building and Development Company.

  "IBD Contributors" means Edward S. Hadesman Trust dated May 22, 1992, Grandville/Northwestern Management Corporation, Carolyn B. Hadesman Trust dated May 21, 1992, Lisa Hadesman 1991 Trust, Cynthia Hadesman 1991 Trust, Tucker B. Magid, Frances Shubert, Grandville Road Property, Inc., HR Trust, Edward E. Johnson and Sky Harbor Associates.

  "IBD Properties" means, collectively, the Office Property and related assets that comprise 555 Huehl Road together with the six Industrial Properties and related assets that comprise 1001 Technology Way, 3818 Grandville/1200 Northwestern, 306-310 Era Drive, 1301 Ridgeview Drive, 515 Huehl Road/500 Lindberg and 455 Academy Drive.

  "IDEM" means the Indiana Department of Environmental Management.

  "IEPA" means the Illinois Environmental Protection Agency.

  "Indemnified Contributor" means those Contributors with whom the Company has entered into a Tax Indemnification Agreement whereby the Company agrees to indemnify such Contributors for, among other things, certain tax liabilities based on income or gain which they might realize upon the sale by the Company of the Properties Contributed by such Contributors.

  "Indemnitors" means certain Limited Partners who have agreed to make certain representations and warranties concerning the Properties and have also agreed to indemnify the Company against breaches of such representations and warranties.

  "Industrial Properties" means the industrial properties the Company, through its subsidiaries, will own upon completion of the Offering, consisting of bulk warehouse distribution facilities, light-assembly and manufacturing facilities and heavy-industrial/overhead crane buildings.

  "Initial Grants" means the initial grant of options upon completion of the Offering to certain key officers and employees of the Company, as described in "Management--Share Incentive Plan."

  "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland real estate investment trust's shares of beneficial interest or an affiliate of the trust which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the trust.

  "Issue Date" means, with respect to Convertible Preferred Shares, the date on which such Convertible Preferred Shares are issued.

  "IRA" means an individual retirement account as defined by the Code and the applicable Treasury Regulations.

  "IRS" means the United States Internal Revenue Service.

  "Jones Day" means the law firm of Jones, Day, Reavis & Pogue.

  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Convertible Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

  "Keck" means the law firm of Keck, Mahin & Cate.

  "Keck Space" means the approximately 113,000 net rentable square feet formerly leased to Keck at the 77 West Wacker Drive Building. The Property Partnership that holds such Property has reached a settlement pursuant to which Keck has agreed to vacate its space by November 30, 1997.

  "LC" means leasing commissions.

  "Libertyville Business Park" means that certain office and industrial park located in the Village of Libertyville, Illinois.

  "Limited Partners" initially means, any of Prime and the Contributors, each of which are limited partners of the Operating Partnership.

  "Liquidation Preference" means     dollars and    cents ($      ) which the
holders of Convertible Preferred Shares shall be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of shares of beneficial interest ranking senior to the Convertible Preferred Shares upon liquidation, distribution or winding up of the Company, and before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares.

  "Liquidation Preference Amount" means an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on the Convertible Preferred Shares to the date of final distribution to the holders of such Convertible Preferred Shares.

  "LP Common Units" means common units representing limited partnership interests in the common equity of the Operating Partnership.

  "Management Contracts" means the contracts between the Operating Partnership and the Services Company pursuant to which the Services Company will render development, leasing and property management services for the Company.

  "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

  "MGCL" means the Maryland General Corporation Law, as amended.

  "Mortgage Debt" means the loans secured by certain of the Contribution Properties.

  "Motorola" means Motorola, Inc.

  "MSA" means consolidated metropolitan statistical area.

  "NAC Contributors" means certain affiliates of the NAC General Partner, including Narco River Business Center, Narco Tower Road Associates, Olympian Office Center, Tri-State Industrial Park Joint Venture, Carol Stream Industrial Park Joint Venture, Narco Enterprises, Inc., The Nardi Group Ltd., Narco Construction Inc., Nardi & Co., Nardi Asset Managment, Inc. and Nardi Architectural, Inc.

  "NAC General Partner" means a limited liability company controlled by Stephen J. Nardi.

  "NAC Properties" means, collectively, the six Office Properties and related assets that comprise 941-961 Weigel Drive, 4100 Madison Street, 350 N. Mannheim Road, 1600-1700 167th Street, 1301 E. Tower Road and 4343 Commerce Court, the 14 Industrial Properties and related assets that comprise 1401 S. Jefferson Street, 1051 N. Kirk Road, 4211 Madison Street, 200 E. Fullerton Avenue, 350 Randy Road, 4248, 4250 and 4300 Madison Street, 370 Carol Lane, 388 Carol Lane, 342-346 Carol Lane, 343 Carol Lane, 4160-4190 Madison Street, 11039 Gage Avenue, 11045 Gage Avenue, and 550 Kehoe Boulevard and one retail center that comprises 371-385 N. Gary Avenue.

  "NACORE" means the International Association of Corporate Real Estate Executives.

  "NAIOP" means the National Association of Industrial and Office Parks.

  "NAREIT" means the National Association of Real Estate Investment Trusts,
Inc.

  "National Service Industries" or "NSI, Inc." means National Service Industries, Inc.

  "Net rent" means, with respect to a lease, the amount due from the tenant under the lease without including operating expenses, taxes and other similar reimbursements due from the tenant.

  "New Mortgage Notes" means the two separate mortgage loans secured by all of the Contribution Properties and certain of the Acquisition Properties, under which the Operating Partnership expects to borrow $83.5 million, as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources--New Mortgage Notes."

  "Non-Compete Agreement" means the agreement Prime and Michael W. Reschke have entered with the Company which contains restrictions on their ability to compete with the Company.

  "Non-ERISA Plan" means an employee benefit plan which is not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

  "Non-U.S. Shareholder" means a holder of Common Shares who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or estate or other foreign shareholder.

  "Note" means that certain promissory note to be issued by the Services Company to the Operating Partnership with an initial principal amount of approximately $4.2 million.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of Common Shares and Convertible Preferred Shares of the Company pursuant to and as described in this Prospectus.

  "Office Properties" means the office properties in which the Company, through its subsidiaries, will have an interest or will own upon completion of the Offering.

  "Operating Partnership" means Prime Group Realty, L.P., a Delaware limited partnership having its principal offices at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601.

  "Outparcels" means parcels of vacant land which are located adjacent to, or near, particular Properties that are not necessarily required for use in connection with the office building or industrial center located at a particular property.

  "Ownership Limit" means the prohibition in the Declaration of Trust on (i) beneficial ownership of more than 9.9% of the Common Shares by one person and
(ii) ownership of more than 9.9% of the fully diluted Common Shares (assuming no exchange of Common Units for Common Shares by one person).

  "Parity Shares" means those classes or series of shares of beneficial interest which rank on a parity with the Convertible Preferred Shares as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Convertible Preferred Shares) if the holders of such classes or series and the Convertible Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

  "Participants" means those eligible employees, and not nonemployee trustees, who have been selected to participate in the Share Incentive Plan in accordance with the provisions of the Plan.

  "Partnership" means each of the Property Partnerships. "Partnerships" means the Property Partnerships collectively.

  "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Operating Partnership.

  "PGE" is the proposed trading symbol of the Company on the NYSE.

  "Plan" means an ERISA Plan or a non-ERISA Plan.

  "preferential dividend" means a dividend which is not pro rata within a class of shares of beneficial interest or stock entitled to a dividend or which is not consistent with the rights to distribution between classes of shares of beneficial interest or stock.

  "Preferred Shares" means the 30.0 million authorized preferred shares, $0.01 par value per share, of the Company.

  "Preferred Stock" means the non-voting participating preferred stock of the Services Company.

  "Preferred Trustee" means a trustee designated, appointed or elected by the holders of the Convertible Preferred Shares.

  "Preferred Units" means partnership interests representing the preferred equity in the Operating Partnership.

  "Prime" means The Prime Group, Inc., an Illinois corporation, and certain of its affiliates.

  "Prime Contribution Properties" means, collectively, the Office Property and related assets that comprise 1699 E. Woodfield Road (Citibank Office Plaza) together with the six Industrial Properties and related assets that comprise 2160 McGaw Road, 4849 Groveport Road, 2400 McGaw Road, 5160 Blazer Memorial Parkway, 4411 Marketing Place and 600 London Road.

  "Prime Partnerships" means those corporations, general and limited partnerships and trusts affiliated with the Prime Properties which are being acquired by the Operating Partnership.

  "Prime Properties" means, collectively, the five Office Properties and related assets known as the 77 West Wacker Drive Building, 201 4th Avenue N., 620 Market Street, 625 Gay Street, and 4823 Old Kingston Pike, together with the 16 Industrial Properties and related assets that comprise 425 E. Algonquin Road, the Chicago Enterprise Center, the East Chicago Enterprise Center, the Hammond Enterprise Center and a parking facility.

  "Primestone Joint Venture" means that certain joint venture between Prime and certain affiliates of Blackstone, BRE/Primestone Investment L.L.C., a Delaware limited liability company, and BRE/Primestone Management Investment L.L.C., a Delaware limited liability company.

  "Prohibited Owner" means any purported owner of Common Shares who would otherwise violate the Ownership Limit or such other limit as provided in the Declaration of Trust.

  "Prohibited Transferee" means any purported transferee of Common Shares who would otherwise violate the Ownership Limit or such other limit as provided in the Declaration of Trust.

  "Properties" means the Office Properties and the Industrial Properties, one industrial property under construction, one parking facility and one retail center, which collectively include the Prime Properties, the Prime Contribution Properties, the Contribution Properties and the Acquisition Properties, in which the Company, through its subsidiaries, will have an interest or which the Company will own upon the completion of the Offering.

  "Property Partnerships" means those corporations, limited liablity companies, general and limited partnerships and trusts that own the Properties.

  "Prospectus" means the prospectus used in connection with the Offering.

  "PSCC" means Prudential Securities Credit Corporation.

  "Purchased Common Units" means those Common Units which are purchased by the Primestone Joint Venture.

  "Put Option Agreement" means that certain Put Option Agreement, by and among the NAC General Partner, the Company and the Operating Partnership.

  "Rank Video" means Rank Video Services America, Inc.

  "RCG" means the Rosen Consulting Group.

  "Recognition Period" means the ten-year period beginning on the date a "built-in gain asset" is acquired by the Company.

  "Registrable Shares" means any Common Shares acquired by the Limited Partners upon the exchange by the Limited Partners of Common Units received by them in connection with the Formation Transactions.

  "Registration Rights" means those certain registration rights granted to the Limited Partners in connection with the Formation Transactions.

  "Registration Statement" means the registration statement on Form S-11 filed with the Commission in connection with the Offering.

  "Regulations" means the regulations issued by the United States Department of Labor that outline the circumstances under which an ERISA Plan's interest in an entity will be subject to the look through rule.

  "REIT" means a real estate investment trust as defined by the Code and the applicable Treasury Regulations.

  "REIT Requirements" means the requirements for qualifying as a REIT.

  "REIT Termination Event" shall mean the earliest to occur of:

    (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not elect to be taxed as a real estate investment trust;

    (ii) the approval by the shareholders of the Company of a proposal for the Company to cease to qualify as a real estate investment trust;

    (iii) a determination by the Board of Trustees, based on the advice of counsel, that the Company has ceased to qualify as a real estate investment trust; or

    (iv) a "determination" within the meaning of Section 1313(a) of the Code, that the Company has ceased to qualify as a real estate investment trust.

  "Related Party Tenant" means a tenant directly or constructively owned 10% or more by the Company or by an owner of 10% or more of the Company.

  "Rentable square feet" mean a building's usable area plus common areas and penetrations, expressed collectively in square feet which are allocated pro rata to tenants.

  "Representatives" means Prudential Securities Incorporated, Friedman, Billings, Ramsey & Co., Inc., Smith Barney Inc. and Morgan Keegan & Company, Inc.

  "Repurchase Date" means the date of repurchase or the date the Repurchase Payment is made available, as described in "Description of Shares of Beneficial Interest--Convertible Preferred Shares--Limitation on Issuance of Additional Preferred Shares and Indebtedness."

  "Repurchase Offer" means the method by which the Company shall offer to repurchase Convertible Preferred Shares from holders of such shares in accordance with certain conditions, as described in "Description of Shares of Beneficial Interest--Convertible Preferred Shares--Limitation on Issuance of Additional Preferred Shares and Indebtedness."

  "Repurchase Payment" means the amount at which the holders of Convertible Preferred Shares shall have the right to require that the Company repurchase any or all of each holder's Convertible Preferred Shares, upon such conditions as described in "Description of Shares of Beneficial Interest--Convertible Preferred Shares--Limitation on Issuance of Additional Preferred Shares and Indebtedness."

  "RFA" means Regional Financial Associates.

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Security Capital Preferred Growth" means Security Capital Preferred Growth Incorporated.

  "Services Company" means Prime Group Realty Services, Inc., a Maryland corporation having its principal offices at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601.

  "Share Incentive Plan" means the share incentive plan established by the Company, as further described in this Prospectus under the caption entitled "Management--Share Incentive Plan."

  "Share Trust" means a trust which holds Common or Preferred Shares of beneficial interest of the Company which have been designated as Shares-in-Trust.

  "Shares" means the Common Shares and the Convertible Preferred Shares, collectively.

  "Shares-in-Trust" means Common or Preferred Shares of beneficial interest of the Company which are automatically converted into an equal number of Excess Shares and transferred automatically to the Share Trust upon a purported transfer of such Common or Preferred Shares which is violative of the applicable restrictions on transfer.

  "SIOR" means the Society of Industrial and Office Realtors.

  "Special Redemption Call Date" means date of the special redemption.

  "Special Redemption Price" means the price at which the Company may, at its option, redeem all, but not less than all, of the Convertible Preferred
Shares, beginning on           , 1998 and ending on           , 1998. Such
Special Redemption Price will be calculated to result in a total internal rate of return to the holder of such Convertible Preferred Shares of 20.0% (including the receipt of dividends and calculated on an annual compounded basis as if the holder had owned the Convertible Preferred Shares since the Issue Date).

  "Suburban Chicago" means all areas of the Chicago Metropolitan Area, except for the City of Chicago.

  "Surviving Partnership" means a surviving entity in which substantially all of the surviving partnership's assets are directly or indirectly owned by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership.

  "Tax Counsel" means the law firm of Winston & Strawn, which has acted as a special tax counsel to the Company in connection with the Offering and the preparation of the Prospectus.

  "Tax-Exempt Bonds" means the tax-exempt bond financing encumbering certain of the Properties.

  "Tenant Expenditures" means tenant improvements, leasing commissions and other concessions.

  "Termination Transaction" means any merger, consolidation or other combination with or into another person, sale of all or substantially all of the Company's assets or any reclassification, recapitalization or change of its outstanding equity interest.

  "TI" means tenant improvements.

  "Total Base Rent" means, with respect to a lease, the contractual base net rent pursuant to the lease agreement.

  "Total Debt" means the sum of (without duplication) any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition.

  "Total Market Capitalization" means the sum of the aggregate market value of the outstanding Common Shares and Convertible Preferred Shares and the liquidation preference of any other then outstanding preferred shares, assuming the full exchange of all Common Units for Common Shares, plus the Company's total outstanding debt.

  "Treasury Regulations" means the rules and regulations promulgated by the United States Department of the Treasury under the Code, as such rules and regulations are amended from time to time.

  "Triple net basis lease" means a lease pursuant to which a tenant is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance and repairs and maintenance applicable to the leased space.

  "Underwriters" shall mean Prudential Securities Incorporated, Friedman, Billings, Ramsey & Co., Inc., Smith Barney Inc. and Morgan Keegan & Company, Inc., who are acting as underwriters for the Common Share Offering.

  "United States" or "U.S." means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

  "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust which is subject to taxation in the United States regardless of the source of its income or which is under the primary supervision or authority of a United States court or a United States fiduciary.

  "USRPI" means any United States real property interests.

  "Voting Preferred Shares" means the series of Parity Shares which are entitled to elect one or more additional trustees to the Company's Board of Trustees under certain conditions as described in "Description of Shares of Beneficial Interest--Convertible Preferred Shares--Voting Rights."

  "Weighted Average Trading Price" shall mean, for any period, the number obtained by dividing (i) the sum of the products, for each sale of Common Shares on each trading day in such period, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold during such period.

                            PRIME GROUP REALTY TRUST

                         INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                        -------
Prime Group Realty Trust:
 Pro Forma (Unaudited):
  Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997... F-4
  Notes to Pro Forma Condensed Consolidated Balance Sheet.............. F-5
  Pro Forma Condensed Consolidated Statements of Operations for the six
   months ended June 30, 1997 and the year ended December 31, 1996..... F-11-12
  Notes to Pro Forma Condensed Consolidated Statements of Operations... F-13
 Historical:
 Report of Independent Auditors........................................ F-18
 Balance Sheet as of July 21, 1997..................................... F-19
 Notes to Balance Sheet................................................ F-20
Prime Properties:
 Report of Independent Auditors........................................ F-21
 Combined Balance Sheets as of June 30, 1997 and December 31, 1996 and
  1995................................................................. F-22
 Combined Statements of Operations for the six months ended June 30,
  1997 and 1996 (unaudited) and the three years ended December 31,
  1996, 1995, and 1994................................................. F-23
 Combined Statements of Changes in Partners' Deficit for the six months ended June 30, 1997 and for the three years ended December 31, 1996,
  1995, and 1994....................................................... F-24
 Combined Statements of Cash Flows for the six months ended June 30,
  1997 and 1996 (unaudited) and the three years ended December 31,
  1996, 1995, and 1994................................................. F-25
 Notes to Combined Financial Statements................................ F-27
Prime Industrial Contribution Properties:
 Report of Independent Auditors........................................ F-38
 Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to
  June 30, 1997 and for the period from March 1, 1996 to December 31,
  1996................................................................. F-39
 Notes to Combined Statements of Revenue and Certain Expenses.......... F-40
IBD Properties:
 Report of Independent Auditors........................................ F-41
 Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to
  June 30, 1997 and for the year ended December 31, 1996............... F-42
 Notes to Combined Statements of Revenue and Certain Expenses.......... F-43
NAC Properties:
 Report of Independent Auditors........................................ F-44
 Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to June 30, 1997 and for the year ended December
  31, 1996............................................................. F-45
 Notes to Combined Statements of Revenue and Certain Expenses.......... F-46
Citibank Office Plaza:
 Report of Independent Auditors........................................ F-47
 Statements of Revenue and Certain Expenses for the period from January
  1, 1997 to June 30, 1997 and for the year ended December 31, 1996.... F-48
 Notes to Statements of Revenue and Certain Expenses................... F-49

                                                                           PAGE
                                                                           ----
Salt Creek Office Center:
 Report of Independent Auditors........................................... F-50
 Combined Statements of Revenue and Certain Expenses for the period from
  January 1, 1997 to
  June 30, 1997 and for the year ended December 31, 1996.................. F-51
 Notes to Combined Statements of Revenue and Certain Expenses............. F-52
280 Schuman Boulevard:
 Report of Independent Auditors........................................... F-53
 Statements of Revenue and Certain Expenses for the period from January 1,
  1997 to
  June 30, 1997 and for the year ended December 31, 1996.................. F-54
 Notes to Statements of Revenue and Certain Expenses...................... F-55
475 Superior Avenue:
 Report of Independent Auditors........................................... F-56
 Statements of Revenue and Certain Expenses for the period from January 1,
  1997 to
  June 30, 1997 and for the year ended December 31, 1996.................. F-57
 Notes to Statements of Revenue and Certain Expenses...................... F-58

                           PRIME GROUP REALTY TRUST

                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

  The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company is presented as if, at June 30, 1997, (i) the Company had sold 12.38 million shares of its common shares of beneficial interest at a sales price of $20.00 per share, the midpoint of the price range, and contributed the net proceeds to the Operating Partnership, (ii) the Company had sold 2.0 million shares of its convertible preferred shares of beneficial interest at a sales price of $20.00 per share, the midpoint of the price range, and contributed the net proceeds to the Operating Partnership, (iii) The Prime Group, Inc. (Prime) contributed the properties, business and operations of the Prime Properties and the Prime Contribution Properties (Prime Industrial Contribution Properties and Citibank Office Plaza--recently acquired by Prime from third parties) to the Operating Partnership, (iv) the Operating Partnership had issued 4.57 million units for $85.0 million to Primestone Joint Venture (a joint venture in which Prime is a partner--See "Structure and Formation of the Company"), (v) the IBD Contributors and the NAC Contributors had contributed their respective properties and operations (IBD Properties and NAC Properties respectively) to the Operating Partnership, (vi) the Operating Partnership acquired the Acquisition Properties, (vii) the Operating Partnership acquired Continental Office, Ltd. and Continental Offices, Ltd. Realty, construction/property management companies, from a third party, and (viii) the Operating Partnership repaid debt on certain of the Prime Properties and Prime Contribution Properties described under "Use of Proceeds." The unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are presented as if the above transactions occurred as of January 1, 1996. The unaudited Pro Forma Condensed Consolidated financial statements should be read in conjunction with all of the financial statements contained elsewhere in the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the Formation and Offering have been made.

  The unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations of the Company are not necessarily indicative of what the actual financial position or results operations would have been assuming the Formation and Offering had occurred at the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                            PRIME GROUP REALTY TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                     PRIME
                                                 CONTRIBUTION,                     PRE-
                                                 CONTRIBUTION                    OFFERING
                          PRIME                 AND ACQUISITION CONSOLIDATION   PRIME GROUP OFFERING
                          GROUP                 PROPERTIES AND    PRO FORMA       REALTY    PRO FORMA
                          REALTY     PRIME       INVESTMENT IN     ADJUST-       TRUST PRO   ADJUST-        PRO
                          TRUST  PROPERTIES(A)   SUBSIDIARY(B)    MENTS(C)         FORMA    MENTS(D)       FORMA
                          ------ -------------  --------------- -------------   ----------- ---------     --------
ASSETS
Real estate, net........  $  --    $ 245,457       $ 219,575      $   1,220 (E)  $466,252   $   1,705 (E) $467,957
Cash....................       1       4,458        (100,109)          (110)(F)   (95,760)    100,671 (F)    4,911
Tenant receivables......     --       41,389             --             --         41,389         --        41,389
Investment in
 subsidiary.............     --          --            5,890             87 (G)     5,977         --         5,977
Deferred costs, net.....     --       26,191             --            (350)(H)    25,841       1,718 (H)   27,559
Other...................   2,340         783           1,500         (2,340)(I)     2,283         --         2,283
                          ------   ---------       ---------      ---------      --------   ---------     --------
Total assets............  $2,341   $ 318,278       $ 126,856      $  (1,493)     $445,982   $ 104,094     $550,076
                          ======   =========       =========      =========      ========   =========     ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Mortgage notes payable..  $  --    $ 343,835       $  89,925      $(100,808)(J)  $332,952   $(243,027)(J) $ 89,925
Bonds payable...........     --       86,450             --         (12,000)(K)    74,450         --        74,450
Accounts payable and
 accrued expenses.......     --       15,822             --            (599)(L)    15,223         --        15,223
Liabilities for leases
 assumed................     --        6,615(M)          --             --          6,615         --         6,615
Other...................   2,340       5,835             --          (2,340)(I)     5,835         --         5,835
                          ------   ---------       ---------      ---------      --------   ---------     --------
   Total liabilities....   2,340     458,557          89,925       (115,747)      435,075    (243,027)     192,048
Partners' deficit.......     --     (140,279)            --         140,279 (N)       --          --           --
Minority interest.......     --          --           36,931        (26,025)(O)    10,906     148,995 (O)  159,901
Shareholders' equity:
Convertible preferred
 shares.................     --          --              --             --            --           20 (P)       20
Common shares...........     --          --              --             --            --          124 (P)      124
Additional paid-in
 capital................       1         --              --             --              1     197,982 (Q)  197,983
                          ------   ---------       ---------      ---------      --------   ---------     --------
   Total shareholders'
    equity..............       1         --              --             --              1     198,126      198,127
                          ------   ---------       ---------      ---------      --------   ---------     --------
Total liabilities and
 shareholders' equity...  $2,341   $ 318,278       $ 126,856      $  (1,493)     $445,982   $ 104,094     $550,076
                          ======   =========       =========      =========      ========   =========     ========


                            See accompanying notes.

                           PRIME GROUP REALTY TRUST

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1997
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

BASIS OF PRESENTATION

  The following pro forma adjustments reflect the Offering and Formation Transactions, including the contribution of the net proceeds of the Offering by the Company to the Operating Partnership, the contribution of the Prime Properties and the Prime Contribution Properties (one office building (Citibank Office Plaza) and six industrial properties (Prime Industrial Contribution Properties) recently acquired from third parties) by Prime to the Operating Partnership (Prime and management will receive 3.58 million common units with an aggregate value of $71.5 million), the purchase of non-Prime ownership interests in certain of the Prime Properties by the Operating Partnership, the sale of 4.57 million Operating Partnership units (aggregate value of $91.4 million) to the Primestone Joint Venture (Primestone, a joint venture in which Prime is a partner--see "Structure and Formation of the Company"; Prime will also contribute 3.38 million of its Common Units described above to Primestone), the contribution of the IBD Properties and the NAC Properties by their current owners (IBD Contributors and NAC Contributors, collectively the Contributors) to the Operating Partnership (the IBD Properties and the NAC Properties are collectively referred to as the Contribution Properties--See Note B), the purchase of the Acquisition Properties and Continental Offices Ltd. and Continental Offices, Ltd. Realty (Continental) by the Operating Partnership (See Note B) and the repayment and forgiveness of debt on certain of the Prime Properties and the Prime Contribution Properties by the Operating Partnership. The Operating Partnership will contribute Continental and other assets to a newly formed service company (Services Company) in exchange for a non-voting, 95% economic ownership interest. The Operating Partnership will reflect its investment in Services Company using the equity method. Prime, Primestone and the Contributors are collectively referred to as the minority interest unit holders (Minority Interest) of the Operating Partnership.

  The above contributions and purchases will be recorded by the Operating Partnership as follows:

      PROPERTIES/ENTITIES              INITIAL RECORDED VALUE
      -------------------              ----------------------
      Prime Properties:
        Prime's ownership interests    Prime's historical cost
        Non-Prime ownership interests  Purchase price of the interests
      Prime Contribution Properties    Prime's historical cost
      IBD Properties                   Purchase Price
      NAC Properties                   Purchase Price
      Acquisition Properties           Purchase price
      Continental                      Purchase price

  The Prime Properties and the Prime Contribution Properties will be recorded at Prime's historical cost (adjusted for the purchase of the non-Prime/non-sponsor ownership interests in the Prime Properties) since Prime is the sponsor of the Company's initial public offering. The IBD Properties and the NAC Properties will be recorded at the value of the consideration (aggregate value of Operating Partnership units, cash, debt assumed and debt repaid with new mortgage notes) issued to the Contributors for their contribution since they are not sponsors. The Acquisition Properties and Continental will be recorded at their purchase prices since they are being acquired from third-parties. The initial recorded values are further described in Notes A,B,E,F and N.

                           PRIME GROUP REALTY TRUST

  After giving effect to the Offering and Formation Transactions and the contribution of Common Units by Prime to Primestone described above, the following represents the common ownership interests in the Company/ Operating
Partnership:

                                                             COMMON
                                                          SHARES/UNITS  COMMON
                                                              (IN      OWNERSHIP
                                                           MILLIONS)   INTEREST
                                                          ------------ ---------
      Company............................................    12.38      55.34%
      Prime (*)(+).......................................     0.20       0.89%
      Primestone (+).....................................     7.95      35.54%
      IBD Contributors...................................     0.92       4.11%
      NAC Contributors...................................     0.92       4.12%
                                                             -----      ------
                                                             22.37      100.0%
                                                             =====      ======

--------
(*) Includes 0.11 million units issued to Mr. Patterson, an employee of Prime. (+) Prime's and Primestone's ownership interest prior to Prime's contribution of units to Primestone were 16.00% and 20.43%, respectively.

  (A) Reflects the historical Prime Properties balance sheet as of June 30, 1997 (See Note 1 to the Prime Properties Notes to the Combined Financial Statements for a listing of the entities included in the Prime Properties.) which includes 77 West Wacker Limited Partnership (77 West Wacker) and 77 Fitness Center Ltd. (77 Fitness). The Operating Partnership will contribute 77 Fitness to the Services Company (See Notes E, F, G, L and N).

  (B) Adjustments to reflect the contribution of the Prime Contribution Properties and the Contribution Properties and the purchase of the Acquisition Properties and Continental as of June 30, 1997:

      PROPERTY                                         PROPERTY TYPE
      --------                                       -----------------
      Prime Contribution Properties (i)............. Office/Industrial $ 24,190
      Contribution Properties (ii).................. Office/Industrial  155,528
      Acquisition Properties (iii).................. Office/Industrial   41,357
                                                                       --------
                                                                       $221,075
                                                                       ========
      Investment in Subsidiary (iv).................                   $  5,890
                                                                       ========

--------
(i) Prime recently acquired the Prime Contribution Properties from third parties with proceeds of mortgage notes payable and cash. The Operating Partnership will repay the mortgage notes payable of $23,501, reimburse Prime $689 for certain acquisition costs.

(ii) The basis of the real estate of the Contribution Properties is the summation of cash paid, assumed debt, new mortgage notes payable (New Notes), and the aggregate value of Operating Partnership units (valued at $20.00 per unit) issued to the Contributors as follows:

                                                             VALUE OF
                                                             OPERATING
                                                   MORTGAGE PARTNERSHIP  TOTAL
      PROPERTIES                            CASH    NOTES      UNITS     BASIS
      ----------                           ------- -------- ----------- --------
      IBD Properties+..................... $ 5,151 $33,925    $18,389   $ 57,465
      NAC Properties*.....................  23,521  56,000     18,542     98,063
                                           ------- -------    -------   --------
          Total........................... $28,672 $89,925    $36,931   $155,528
                                           ======= =======    =======   ========

     --------
     (+) Included in Mortgage Notes is an assumed existing mortgage note payable of $6,425.
     (*) Includes $1,500 of non-real estate assets.

                           PRIME GROUP REALTY TRUST

(iii) The basis of the real estate of the Acquisition Properties is equal to the summation of the cash purchase prices as follows:

                                                                        PURCHASE
      PROPERTY                                                           PRICE
      --------                                                          --------
      475 Superior Avenue.............................................. $13,450
      Enterprise Centre................................................  11,307
      Salt Creek Office Center.........................................  10,400
      280 Schuman Boulevard............................................   6,200
                                                                        -------
          Total........................................................ $41,357
                                                                        =======

(iv) The basis of the investment in subsidiary is equal to the cash purchase price as follows:

                                                                        PURCHASE
      CONTRIBUTION TO SUBSIDIARY                                         PRICE
      --------------------------                                        --------
      Continental......................................................  $5,890
                                                                         ======

  (C) Consolidation Pro Forma Adjustments (Consolidation Adjustment):

  To record the consolidation of the assumed contribution of the Prime Properties and Prime Contribution Properties by Prime, contribution of the Contribution Properties by the Contributors and the purchase of the Acquisition Properties and Continental by the Operating Partnership (the Consolidation). Prime (before Prime contributes 3.38 million units to Primestone) and the Contributors will receive 5.42 million units representing a 24.23% ownership interest in the Operating Partnership.

  (D) Offering Pro Forma Adjustments (Offering Adjustment):

  To record the Offering based upon the assumed issuance of 2.0 million Convertible Preferred Shares at $20 per share and 12.38 million Common Shares, at $20 per share and the contribution of the net proceeds by the Company to the Operating Partnership in exchange for 2.0 million convertible preferred units and 12.38 million common units representing a 55.34% ownership interest in the Operating Partnership and the issuance of 4.57 million common units for $85 million, representing a 20.43% ownership in the Operating Partnership.

  (E) Real Estate, Net:

     Consolidation Adjustment:

      Increase in basis resulting from the purchase of the non-Prime third party's partners' deficit in certain of the Prime Prop-
       erties indicated below (See Note N)........................... $  1,307
      Elimination of 77 Fitness (See Notes A and G)..................      (87)
                                                                      --------
                                                                      $  1,220
                                                                      ========

     Offering Adjustment:
      Purchase of the non-Prime third party owners' interest in cer-
       tain of the Prime Properties (See Note F)..................... $  1,705
                                                                      ========

                            PRIME GROUP REALTY TRUST

  (F) Cash:

     Consolidation Adjustment:

      Elimination of 77 Fitness (See Notes A and G).................. $   (110)
                                                                      ========
     Offering Adjustment:
      Gross proceeds from the sale of 2.0 million convertible pre-
       ferred shares of beneficial interest, at $20 per share........ $ 40,000
      Gross proceeds from the sale of 12.38 million common shares of beneficial interest, at $20 per share.........................  247,602
      Less: underwriters discount ($17,732) and issuance costs
       ($4,500 incurred by Prime)....................................  (22,232)
                                                                      --------
       Net proceeds (See Note Q).....................................  265,370
      Proceeds from the issuance of 4.57 million Operating Partner-
       ship units to Primestone (See Note O).........................   85,000
      Repayment of current mortgage note payable on 77 West Wacker
       (See
       Note J)....................................................... (229,841)
      Payment of transfer tax and legal costs related to the
       contribution of properties by Prime ($1,900), the IBD
       Contributors ($200) and the NAC Contributors ($400) (See Note
       O)............................................................   (2,500)
      Payment of swap breakage fee related to the repayment of cur-
       rent mortgage note payable on 77 West Wacker (See Note O).....     (749)
      Repayment of mortgage notes payable on certain of the Prime
       Properties (See Note J).......................................  (13,186)
      Payment of New Note fees and Credit Facility fees (See Note
       H)............................................................   (1,718)
      Purchase of the non-Prime third party owners' interest in cer-
       tain of the Prime Properties (See Note E).....................   (1,705)
                                                                      --------
                                                                      $100,671
                                                                      ========

  (G) Investment in Subsidiary:

     Consolidation Adjustment:
      Contribution of net assets of 77 Fitness to the Services Com-
       pany (See
       Note A)....................................................... $     87
                                                                      ========

  (H) Deferred Costs, net:

     Consolidation Adjustment:
      Elimination of net deferred financing fees on current mortgage notes payable on 77 West Wacker and certain other Prime Prop-
       erties being forgiven or repaid (See Note N).................. $   (350)
                                                                      ========

     Offering Adjustment:
      Payment of New Note fees of $368 (10 year term) and Credit Fa-
       cility fees of $1,350 (3 year term) (See Note F).............. $  1,718
                                                                      ========

                           PRIME GROUP REALTY TRUST

  (I) Other Assets/Other Liabilities:

     Consolidation Adjustment:

      Elimination of deferred offering costs, incurred by an
       affiliate to be paid as part of the estimated issuance costs
       (See Notes F and P).........................................  $  (2,340)
                                                                     =========

  (J) Mortgage Notes Payable:

     Consolidation Adjustment:
      Forgiveness of unpaid mortgage note payable to non-Prime af-
       filiate on
       77 West Wacker (See Note N).................................  $(100,808)
                                                                     =========

     Offering Adjustment:
      Repayment of current mortgage note payable on 77 West Wacker
       (See Note F)................................................  $(229,841)
      Repayment of mortgage notes payable on certain of the Prime
       Properties (See Note F).....................................    (13,186)
                                                                     ---------
                                                                     $(243,027)
                                                                     =========

  (K) Bonds Payable:

     Consolidation Adjustment:
      Forgiveness of bonds payable to Prime affiliate (See Note
       N)..........................................................  $ (12,000)
                                                                     =========

  (L) Accounts Payable and Accrued Expenses:

     Consolidation Adjustment:
      Elimination of 77 Fitness (See Notes A and G)................  $    (599)
                                                                     =========

  (M) Leases Assumed

       In connection with obtaining certain tenant leases 77 West Wacker assumed liability for the remaining terms of the tenants' existing leases. 77 West Wacker has recorded a liability for the difference between total remaining costs for leases assumed and the expected benefits from subleases of the assumed lease properties. The related incentive to lessee has been capitalized as a deferred charge and is being amortized to rental revenue over the life of the respective lease. The deferred charge and related liability are adjusted for changes in the expected benefits from subleases. See footnotes 1 and 5 of the Notes to Combined Financial Statements of the Prime Properties for additional information.

  (N) Partner's Deficit:

     Consolidation Adjustment:

      Forgiveness of mortgage note payable to non-Prime affili-
       ate ($100,808) on 77 West Wacker and bonds payable to
       Prime affiliate ($12,000) (See Notes J and K)............      $112,808
      Elimination of net deferred financing fees on current
       mortgage notes payable on 77 West Wacker and certain
       other Prime Properties being forgiven or repaid (See Note
       H).......................................................          (350)
      Elimination of non-Prime third party's partners' deficit
       in certain of the Prime Properties (See Note E)..........         1,307
      Elimination of 77 Fitness (See Notes A and G).............           489
      Reclassification of the remaining historical Prime Proper-
       ties partners'
       deficit to minority interest (see Note O)................        26,025
                                                                      --------
                                                                      $140,279
                                                                      ========

                            PRIME GROUP REALTY TRUST

  (O) Minority Interest:

     Consolidation Adjustment:

      Reclasification of the remaining historical Prime
       Properties partners' deficit (See Note N).........             $(26,025)
                                                                      ========
     Offering Adjustment:
      Proceeds from the issuance of 4.57 million Operat-
       ing Partnership units to Primestone (See Note F)..             $ 85,000
      Payment of transfer tax and legal costs related to
       the contribution of properties by Prime and the
       Contributors (See
       Note F)...........................................               (2,500)
      Payment of swap breakage fee related to the
       repayment on current mortgage note payable on 77
       West Wacker (See
       Note F)...........................................                 (749)
      Adjustment to reflect estimated minority interest
       of the Limited Partners in the Operating
       Partnership computed as follows:..................               67,244
                                                                      --------
                                                                      $148,995
                                                                      ========
      Pro forma total assets.............................  $ 550,076
      Pro forma total liabilities........................   (192,048)
                                                           ---------
      Pro forma net book value of Operating
       Partnership.......................................  $ 358,028
                                                           =========
      Minority interest of the Limited Partners in the
       Operating Partnership (44.66%)....................  $ 159,901
      Deduct: Pro forma minority interest before this
       adjustment........................................    (92,657)
                                                           ---------
                                                           $  67,244
                                                           =========

  (P) Preferred Shares/Common Shares of Beneficial Interest:

     Offering Adjustment:
      Issuance of 2.0 million convertible preferred
       shares of beneficial interest with $0.01 par value
       (see Note Q)......................................             $     20
                                                                      ========
      Issuance of 12.38 million common shares of benefi-
       cial interest with $0.01 par value (See Note Q)...             $    124
                                                                      ========

  (Q) Additional Paid-In Capital:

     Offering Adjustment:
      Net proceeds from the sale of 2.0 million shares of
       beneficial interest at $20 per share and 12.38
       million common shares of beneficial interest, at
       $20 per share, less underwriters discount and is-
       suances costs (See Note F)........................             $265,370
      Less: par value of convertible preferred shares of
       beneficial interest on 2.0 million shares at $0.01
       per share (see Note P)............................                  (20)
      Less: par value of common shares of beneficial in-
       terest on
       12.38 million shares at $0.01 per share (See Note
       P)................................................                 (124)
      Adjustment to reflect estimated minority interest
       of Limited Partners in the Operating Partnership
       (See Note O)......................................              (67,244)
                                                                      --------
                                                                      $197,982
                                                                      ========

                            PRIME GROUP REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                              PRIME
                                          CONTRIBUTION,
                                          CONTRIBUTION    CONSOLIDATION     PRE OFFERING       OFFERING
                              PRIME      AND ACQUISITION    PRO FORMA    PRIME GROUP REALTY    PRO FORMA
                          PROPERTIES (A) PROPERTIES (B)  ADJUSTMENTS (C)  TRUST PRO FORMA   ADJUSTMENTS (D) PRO FORMA
                          -------------- --------------- --------------- ------------------ --------------- ---------
REVENUE:
Rental..................     $ 16,131        $11,895         $  --            $28,026           $   --       $28,026
Tenant reimbursements...        7,769          2,689            --             10,458               --        10,458
Other...................          689            --            (321)(E)           368               --           368
                             --------        -------         ------           -------           -------      -------
Total revenue...........       24,589         14,584           (321)           38,852               --        38,852
EXPENSES:
Property operations.....        4,318          1,844           (446)(F)         5,716               --         5,716
Real estate taxes.......        5,590          2,209            --              7,799               --         7,799
Depreciation and
 amortization...........        6,492            --           2,079 (G)         8,571               244 (G)    8,815
Interest................       19,236            --          (2,637)(H)        16,599           (11,890)(H)    4,709
Financing fees..........          640            --             --                640               --           640
General and administra-
 tive...................        2,687            --            (358)(I)         2,329               638 (I)    2,967
Provision for environ-
 mental remediation
 costs..................        3,205            --             --              3,205               --         3,205
                             --------        -------         ------           -------           -------      -------
Total expenses..........       42,168          4,053         (1,362)           44,859           (11,008)      33,851
                             --------        -------         ------           -------           -------      -------
Income (loss) from
 operations before share
 of income of investment
 subsidiary, preferred
 share dividend and
 minority interest......      (17,579)        10,531          1,041            (6,007)           11,008        5,001
Share of income of
 investment subsidiary..          --             --             182 (J)           182               --           182
                             --------        -------         ------           -------           -------      -------
Income (loss) before
 preferred share
 dividend and minority
 interest...............      (17,579)        10,531          1,223            (5,825)           11,008        5,183
Preferred share
 dividend...............          --             --             --                --             (1,400)(K)   (1,400)
                             --------        -------         ------           -------           -------      -------
Income (loss) before
 minority interest......      (17,579)        10,531          1,223            (5,825)            9,608        3,783
Minority interest.......          --             --             --                --             (1,690)(L)   (1,690)
                             --------        -------         ------           -------           -------      -------
Net income (loss).......     $(17,579)       $10,531         $1,223           $(5,825)          $ 7,918      $ 2,093
                             ========        =======         ======           =======           =======      =======
Average number of
 units/common shares of
 beneficial interest
 outstanding............                                                        5,422                         12,380
                                                                              =======                        =======
Net income (loss) per
 unit/common share of
 beneficial
 interest (M)...........                                                      $ (1.07)                       $  0.17
                                                                              =======                        =======

                            See accompanying notes.

                            PRIME GROUP REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                              PRIME
                                          CONTRIBUTION,
                                          CONTRIBUTION    CONSOLIDATION     PRE OFFERING       OFFERING
                              PRIME      AND ACQUISITION    PRO FORMA    PRIME GROUP REALTY    PRO FORMA
                          PROPERTIES (A) PROPERTIES (B)  ADJUSTMENTS (C)  TRUST PRO FORMA   ADJUSTMENTS (D)  PRO FORMA
                          -------------- --------------- --------------- ------------------ ---------------  ---------
REVENUE:
Rental..................     $ 30,538        $22,463         $   --           $ 53,001         $    --        $53,001
Tenant reimbursements...       14,225          4,991             --             19,216              --         19,216
Other...................        3,397            --             (619)(E)         2,778              --          2,778
                             --------        -------         -------          --------         --------       -------
Total revenue...........       48,160         27,454            (619)           74,995              --         74,995
EXPENSES:
Property operations.....        9,767          3,799          (1,034)(F)        12,532              --         12,532
Real estate taxes.......        9,383          4,057             --             13,440                         13,440
Depreciation and
 amortization...........       12,409            --            4,155 (G)        16,564              487 (G)    17,051
Interest................       37,217            --           (4,116)(H)        33,101          (23,810)(H)     9,291
Financing fees..........        1,232            --              --              1,232              --          1,232
General and
 administrative.........        6,488            --             (714)(I)         5,774            1,387 (I)     7,161
Write-off of deferred
 tenant costs...........        3,081            --              --              3,081              --          3,081
                             --------        -------         -------          --------         --------       -------
Total expenses..........       79,577          7,856          (1,709)           85,724          (21,936)       63,788
                             --------        -------         -------          --------         --------       -------
Income (loss) from
 operations before share
 of income of investment
 subsidiary, preferred
 share dividend and
 minority interest......      (31,417)        19,598           1,090           (10,729)          21,936        11,207
Share of income of
 investment subsidiary..          --             --              387 (J)           387              --            387
                             --------        -------         -------          --------         --------       -------
Income (loss) before
 preferred share
 dividend and minority
 interest...............      (31,417)        19,598           1,477           (10,342)          21,936        11,594
Preferred share
 dividend...............          --             --              --                --            (2,800)(K)    (2,800)
                             --------        -------         -------          --------         --------       -------
Income (loss) before
 minority interest......      (31,417)        19,598           1,477           (10,342)          19,136         8,794
Minority interest.......          --             --              --                --            (3,928)(L)    (3,928)
                             --------        -------         -------          --------         --------       -------
Net income (loss).......     $(31,417)       $19,598         $ 1,477          $(10,342)        $ 15,208       $ 4,866
                             ========        =======         =======          ========         ========       =======
Average number of
 units/common shares of
 beneficial interest
 outstanding............                                                         5,422                         12,380
                                                                              ========                        =======
Net income (loss) per
 unit/common share of
 beneficial interest
 (M)....................                                                      $  (1.91)                       $  0.39
                                                                              ========                        =======

                            See accompanying notes.

                           PRIME GROUP REALTY TRUST

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

BASIS OF PRESENTATION

  The following pro forma adjustments reflect the Offering and Formation transactions, including the contribution of the net proceeds of the Offering by the Company to the Operating Partnership, the contribution of the Prime Properties and the Prime Contribution Properties (one office building (Citibank Office Plaza) and six industrial properties (Prime Industrial Contribution Properties) recently acquired by Prime) to the Operating Partnership, the purchase of non-Prime ownership interests in certain of the Prime Properties by the Operating Partnership, proceeds from the issuance of
4.57 million Operating Partnership units to Primestone Joint Venture (Primestone--a joint venture in which Prime is a partner--See "Structure and Formation of the Company"; Prime will also contribute 3.38 million of its common units, described above, to Primestone) the contribution of the IBD Properties and the NAC Properties by their current owners (the Contributors) to the Operating Partnership (the IBD Properties and the NAC Properties are collectively referred to as the Contribution Properties), the purchase of the Acquisition Properties and Continental by the Operating Partnership, the repayment and forgiveness of debt on certain of the Prime Properties and the Prime Contribution Properties by the Operating Partnership. The Operating Partnership will contribute Continental and other assets to the Services Company in exchange for a non-voting, 95% economic ownership interest. The Operating Partnership will reflect its investment in the Services Company using the equity method (See Notes J and N). Prime, Primestone and the Contributors are collectively referred to as the minority interest unit holders (Minority Interest) of the Operating Partnership.

  (A) Reflects the historical operations of the Prime Properties, which includes 77 West Wacker and 77 Fitness. The Operating Partnership will contribute 77 Fitness to the Services Company (See Notes E, F and N).

  (B) Reflects the historical operations of the Prime Contribution Properties, the Contribution Properties and the Acquisition Properties being either contributed to or acquired by the Operating Partnership.

  (C) Consolidation Pro Forma Adjustments (Consolidated Adjustment):

  To record the consolidation of the assumed contribution of the Prime Properties and the Prime Contribution Properties by Prime, contribution of the Contribution Properties by the Contributors, the purchase of the Acquisition Properties and Continental by the Operating Partnership (the Consolidation). Prime and the Contributors will receive 5.42 million units representing a 24.23% ownership interest in the Operating Partnership.

  (D) Offering Pro Forma Adjustments (Offering Adjustment):

  To record the Offering based upon the assumed issuance of 2.0 million Convertible Preferred Shares at $20 per share and 12.38 million Common Shares, at $20 per share and the contribution of the net proceeds by the Company to the Operating Partnership in exchange for 12.38 million units representing a 55.34% ownership interest in the Operating Partnership and the issuance of
4.57 million common units for $85 million, representing a 20.43% ownership in the Operating Partnership.

  (E) Other Revenue:

     Consolidation Adjustment:

      Elimination of 77 Fitness revenue (See Notes A and N).

                            PRIME GROUP REALTY TRUST
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


  (F) Property Operations Expense:

                                                      SIX MONTHS    YEAR ENDED
                                                    ENDED JUNE 30, DECEMBER 31,
                                                         1997          1996
                                                    -------------- ------------
     Consolidation Adjustments:
     Property Operations Expense:
      Elimination of 77 Fitness property operation
       expenses (See Notes A and N)...............      $(283)       $  (709)
      Elimination of historical costs associated
       with property management fees reimbursed by
       tenants on certain of the Contribution
       Properties.................................       (163)          (325)
                                                        -----        -------
                                                        $(446)       $(1,034)
                                                        =====        =======

  (G) Depreciation and Amortization:

                                                       SIX MONTHS    YEAR ENDED
                                                     ENDED JUNE 30, DECEMBER 31,
                                                          1997          1996
                                                     -------------- ------------
     Consolidation Adjustment:
      Depreciation expense on the Prime
       Contribution, Contribution and Acquisition
       Properties..................................      $2,273        $4,541
      Depreciation expense on the increase in basis
       resulting from the elimination of Partners'
       deficit and the purchase of the non-Prime
       third party owners' interest in certain of
       the Prime Properties........................          55           110
      Elimination of amortization expenses of
       deferred financing costs related mortgage
       loan payable on 77 West Wacker being repaid
       or forgiven.................................        (249)         (496)
                                                         ------        ------
                                                         $2,079        $4,155
                                                         ======        ======
     Offering Adjustment:
      Amortization of New Note fees (10 year term)
       and Credit Facility fees (3 year term)......      $  244        $  487
                                                         ======        ======

  (H) Interest Expense:

                                                      SIX MONTHS    YEAR ENDED
                                                    ENDED JUNE 30, DECEMBER 31,
                                                         1997          1996
                                                    -------------- ------------
     Consolidation Adjustment:
      Elimination of interest expense on mortgage
       notes payable to non-Prime affiliate on 77
       West Wacker being forgiven.................     $ (5,649)     $(10,137)
      Elimination of interest expense on bonds
       payable to Prime affiliate being forgiven..         (328)         (658)
      Interest expense on new and assumed mortgage
       notes payable on the Contribution
       Properties.................................        3,340         6,679
                                                       --------      --------
                                                       $ (2,637)     $ (4,116)
                                                       ========      ========
     Offering Adjustment:
      Elimination of interest expense on current
       mortgage notes payable on 77 West Wacker
       and on certain other Prime Properties being
       repaid.....................................     $(11,890)     $(23,810)
                                                       ========      ========

                           PRIME GROUP REALTY TRUST
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


  (I) General and Administrative:

     Historical general and administrative expenses (G&A) have consisted of property level costs. Corporate level G&A was allocated to the property level through property management and asset management fees, administration fees and other reimbursables (Prime Fees: See Note 6 to the Notes to the Combined Financial Statements of the Prime Properties). Upon the completion of the Offering and Formation transactions, certain employees previously employed by Prime (costs associated with the Prime Fees) will become employees of the Company. The following pro forma adjustments reflect management's estimate of the additional corporate G&A the Company will incur as a public company. In addition, G&A has been adjusted for non-recurring expenses as a result of Offering and Formation transactions.

                                                    SIX MONTHS    YEAR ENDED
                                                  ENDED JUNE 30, DECEMBER 31,
                                                       1997          1996
                                                  -------------- ------------
     Consolidation Adjustment:
      Elimination of loan fees on 77 West Wacker
       that will no longer be incurred by the
       Company...................................     $ (358)       $ (714)
                                                      ======        ======
     Offering Adjustment:
      Estimated incremental increases in G&A to
       be incurred as a public company...........     $  638        $1,387
                                                      ======        ======

  (J) Share of income of investment subsidiary:

                                                    SIX MONTHS    YEAR ENDED
                                                  ENDED JUNE 30, DECEMBER 31,
                                                       1997          1996
                                                  -------------- ------------
     Consolidation Adjustment:
      Share of income of Services Company (See
       Note N)...................................      $182          $387
                                                       ====          ====

  (K) Convertible Preferred Share Dividend:

                                                     SIX MONTHS    YEAR ENDED
                                                   ENDED JUNE 30, DECEMBER 31,
                                                        1997          1996
                                                   -------------- ------------
      Convertible preferred share dividend with a
       7% yield..................................     $(1,400)      $(2,800)
                                                      =======       =======

  (L) Minority Interest:

     Offering Adjustment:
     Represents income allocated to the Limited Partners (44.66%)

  (M) Net Income (Loss) per Unit/Common Share of Beneficial Interest:

  Represents "Pre-Offering Prime Group Realty Trust Pro Forma" net loss divided by 5.42 million units issued to Prime and the Contributors and "Pro Forma" net income divided by 12.38 million common shares of beneficial interest.

                           PRIME GROUP REALTY TRUST
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

  (N) Services Company

  The Services Company operations consist of employees previously employed by Prime, Continental and 77 Fitness.

                                 SIX MONTHS ENDED JUNE 30, 1997                FOR THE YEAR ENDED DECEMBER 31, 1996
                         -----------------------------------------------  -------------------------------------------------
                                             77       PRO FORMA    PRO                        77       PRO FORMA      PRO
                         CONTINENTAL (1) FITNESS (1) ADJUSTMENTS  FORMA   CONTINENTAL (1) FITNESS (1) ADJUSTMENTS    FORMA
                         --------------- ----------- -----------  ------  --------------- ----------- -----------   -------
REVENUE:
Construction and man-
 agement fees..........      $8,124         $ --        $  --     $8,124      $14,134        $ --       $   --      $14,134
Other..................         --            321         289 (2)    610          --           619          898 (2)   1,517
                             ------         -----       -----     ------      -------        -----      -------     -------
Total revenue..........       8,124           321         289      8,734       14,134          619          898      15,651
EXPENSES:
Operating expenses.....       7,306           283         689 (3)  8,278       12,381          709        1,609 (3)  14,699
Interest expense.......         --            --          229 (4)    229          --           --           459 (4)     459
Depreciation and
 amortization..........          29           --          281 (5)    310           70          --           550 (5)     620
                             ------         -----       -----     ------      -------        -----      -------     -------
Total expenses.........       7,335           283       1,199      8,817       12,451          709        2,618      15,778
                             ------         -----       -----     ------      -------        -----      -------     -------
Income (loss) before
 income taxes..........         789            38        (910)       (83)       1,683          (90)      (1,720)       (127)
Income tax benefit ....         --            --           33(6)      33          --           --            51 (6)      51
                             ------         -----       -----     ------      -------        -----      -------     -------
Net income (loss)......      $  789         $  38       $(877)    $  (50)     $ 1,683        $ (90)     $(1,669)    $   (76)
                             ======         =====       =====     ======      =======        =====      =======     =======
Company's share of net
 income
 (loss) (7)............                                           $  (47)                                           $   (72)
Interest income recog-
 nized by Company (8)..                                              229                                                459
                                                                  ------                                            -------
Company's share of the
 net earnings of the
 Services Company......                                           $  182                                            $   387
                                                                  ======                                            =======

-------
(1) Represents the historical operations of Continental and 77 Fitness.
(2) Revenue adjustments:

                                                      SIX MONTHS    YEAR ENDED
                                                    ENDED JUNE 30, DECEMBER 31,
                                                         1997          1996
                                                    -------------- ------------
      Revenue derived by certain employees previ-
       ously employed by Prime who will become em-
       ployees of the Service Company.............       $289          $898
                                                         ====          ====

(3) Operating expense adjustment:

                                                       SIX MONTHS    YEAR ENDED
                                                     ENDED JUNE 30, DECEMBER 31,
                                                          1997          1996
                                                     -------------- ------------
      Expenses related to certain employees
       previously employed by Prime who will become
       employees of the Service Company............       $689        $ 1,609
                                                          ====        =======

(4) Represents interest expense on a $4,170 promissory note issued by the Services Company to the Operating Partnership at an interest rate of 11% per annum (See Note 8).

                            PRIME GROUP REALTY TRUST
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(5) Adjustment to reflect estimated depreciation and amortization of the Services Company:

                                                     SIX MONTHS    YEAR ENDED
                                                   ENDED JUNE 30, DECEMBER 31,
                                                        1997          1996
                                                   -------------- ------------
      Depreciation expense on Continental and 77
       Fitness fixed assets (5 years)............       $ 24          $ 48
      Amortization of $5,720 of goodwill relating
       to
       the acquisition of Continental (10
       years)....................................        286           572
      Less: Historical depreciation..............        (29)          (70)
                                                        ----          ----
                                                        $281          $550
                                                        ====          ====

(6) Estimated income tax benefit (expense) of the Services Company at statutory income tax rates (40%)
(7) The Operating Partnership will have a non-voting, 95% economic ownership interest of the Services Company.
(8) The Operating Partnership will recognize interest income from the promissory note issued by the Services Company (See Note 4) as part of its share of income (loss) from the Services Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying balance sheet of Prime Group Realty Trust, a Maryland trust, as of July 21, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Prime Group Realty Trust as of July 21, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
July 21, 1997

                            PRIME GROUP REALTY TRUST

                                 BALANCE SHEET

                                 JULY 21, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

ASSETS
Cash................................................................... $    1
Deferred offering costs................................................  2,340
                                                                        ------
Total assets........................................................... $2,341
                                                                        ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Due to affiliate....................................................... $2,340
                                                                        ------
Total liabilities......................................................  2,340
Shareholder's equity:
Common shares of beneficial interest, $.01 par value per share, 100
 shares authorized, issued and outstanding.............................    --
Additional paid-in capital.............................................      1
                                                                        ------
Total shareholder's equity.............................................      1
                                                                        ------
Total liabilities and shareholder's equity............................. $2,341
                                                                        ======



                          See notes to balance sheet.

                           PRIME GROUP REALTY TRUST

                            NOTES TO BALANCE SHEET

                                 JULY 21, 1997

1. FORMATION OF THE COMPANY

  Prime Group Realty Trust (the Company), was incorporated in Maryland on July 21, 1997. The Company will file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the Offering) of 12.38 million common shares of beneficial interest and the private placement of 2.0 million cumulative convertible preferred shares of beneficial interest. The Company has been formed to succeed to the business of The Prime Group, Inc. (Prime) consisting of a portfolio of eight office, fourteen industrial properties and a parking garage facility (the Prime Properties) and the real estate ownership, acquisition, development, leasing and management businesses historically conducted by Prime. The Company's assets will be owned and controlled by, and all of its operations will be conducted through Prime Group Realty, L.P. (the Operating Partnership) and other subsidiaries.

2. INCOME TAXES

  It is the intent of the Company to qualify as a real estate investment trust
(REIT) under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax to the extent that it distributes at least 95% of its REIT taxable income to its Shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

3. DEFERRED OFFERING COSTS

  In connection with the Offering, affiliates have or will incur legal, accounting and related costs which will be reimbursed by the Company upon the consummation of the Offering. These costs will be deducted from the gross proceeds of the Offering.

4. USE OF ESTIMATES

  The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the balance sheet and accompanying notes. Actual results could differ from these estimates.

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees Prime Group Realty Trust

  We have audited the accompanying combined balance sheets of the Prime Properties as of June 30, 1997, and December 31, 1996, and 1995, and the related combined statements of operations, changes in partners' deficit, and cash flows for the six months ended June 30, 1997, and for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Prime Properties management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Properties at June 30, 1997, and December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the six months ended June 30, 1997, and for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
August 20, 1997

                                PRIME PROPERTIES

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                               DECEMBER 31
                                                            -------------------
                                                  JUNE 30
                                                    1997      1996       1995
                                                  --------  ---------  --------
ASSETS
Real estate at cost:
Land............................................. $ 23,530  $  23,530  $ 23,505
Building and Improvements........................  271,839    268,227   266,053
                                                  --------  ---------  --------
                                                   295,369    291,757   289,558
Accumulated depreciation.........................  (49,912)   (44,411)  (34,501)
                                                  --------  ---------  --------
                                                   245,457    247,346   255,057
Cash.............................................    4,458      5,573     1,879
Tenant receivables...............................   41,389     41,384    43,669
Deferred costs--net..............................   26,191     26,883    35,568
Due from affiliates..............................       91      2,894     5,752
Other............................................      692      1,150     1,716
                                                  --------  ---------  --------
Total assets..................................... $318,278  $ 325,230  $343,641
                                                  ========  =========  ========
LIABILITIES AND PARTNERS' DEFICIT
Mortgage notes payable........................... $236,304  $ 235,886  $234,730
Mortgage notes payable--affiliates...............  107,531     99,647    84,382
Bonds payable....................................   74,450     74,450    54,600
Bonds payable--affiliates........................   12,000     12,000    31,850
Accrued interest payable.........................    2,485      2,538     2,222
Accrued real estate taxes........................   10,921      9,944     9,693
Accounts payable and accrued expenses............    2,416      4,213     2,833
Liabilities for leases assumed...................    6,615      7,157    12,582
Due to affiliates................................      734        708       934
Other............................................    5,101      1,384     1,167
                                                  --------  ---------  --------
Total liabilities................................  458,557    447,927   434,993
Minority interest................................   (7,273)    (6,905)   (6,047)
Partners' deficit................................ (133,006)  (115,792)  (85,305)
                                                  --------  ---------  --------
Total liabilities and partners' deficit.......... $318,278  $ 325,230  $343,641
                                                  ========  =========  ========

                            See accompanying notes.

                                PRIME PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                              SIX MONTHS ENDED
                                   JUNE 30          YEAR ENDED DECEMBER 31
                              ------------------  ----------------------------
                                1997      1996      1996      1995      1994
                              --------  --------  --------  --------  --------
                                     (UNAUDITED)
REVENUE
Rental......................  $ 16,131  $ 14,449  $ 30,538  $ 33,251  $ 30,352
Tenant reimbursements.......     7,769     6,962    14,225    14,382    12,451
Parking.....................       189       186       320       345       343
Gain on sale of assets......       --        588       846       771        47
Insurance settlement........       --        --        --      7,257       --
Other.......................       500       665     2,231     1,599     2,780
                              --------  --------  --------  --------  --------
Total revenue...............    24,589    22,850    48,160    57,605    45,973
EXPENSES
Property operations.........     4,318     4,304     9,767     9,479     8,852
Real estate taxes...........     5,590     5,154     9,383     9,445     9,057
Depreciation and amortiza-
 tion.......................     6,492     6,146    12,409    12,646    11,624
Interest....................    13,587    13,512    26,422    27,671    25,985
Interest--affiliates........     5,649     4,852    10,795     8,563     7,402
Financing fees..............       640       692     1,232       --        --
Property and asset manage-
 ment fees--affiliates......       801       766     1,561     1,496     1,388
General and administrative..     1,886     1,575     4,927     4,508     3,727
Provision for environmental
 remediation costs..........     3,205       --        --        --        --
Write off deferred tenant
 costs......................       --        --      3,081    13,373       --
                              --------  --------  --------  --------  --------
Total expenses..............    42,168    37,001    79,577    87,181    68,035
                              --------  --------  --------  --------  --------
Loss before minority inter-
 est........................   (17,579)  (14,151)  (31,417)  (29,576)  (22,062)
Loss allocated to minority
 interest...................       368       371       894     3,281     5,393
                              --------  --------  --------  --------  --------
Net loss....................  $(17,211) $(13,780) $(30,523) $(26,295) $(16,669)
                              ========  ========  ========  ========  ========



                            See accompanying notes.

                                PRIME PROPERTIES

              COMBINED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT

                                 (IN THOUSANDS)

                                                                      TOTALS
                                                                     ---------
Partners' deficit at January 1, 1994................................ $ (28,854)
Contributions.......................................................       349
Distributions.......................................................      (178)
Assignment of minority interest.....................................   (20,580)
Net forgiveness of amounts due to affiliates........................       210
Net loss............................................................   (16,669)
                                                                     ---------
Partners' deficit at December 31, 1994..............................   (65,722)
Contributions.......................................................       732
Distributions.......................................................      (179)
Assignment of minority interest.....................................     3,243
Forgiveness of notes payable to minority interest...................     2,916
Net loss............................................................   (26,295)
                                                                     ---------
Partners' deficit at December 31, 1995..............................   (85,305)
Contributions.......................................................        40
Distributions.......................................................        (4)
Net loss............................................................   (30,523)
                                                                     ---------
Partners' deficit at December 31, 1996..............................  (115,792)
Distributions.......................................................        (3)
Net loss............................................................   (17,211)
                                                                     ---------
Partners' deficit at June 30, 1997.................................. $(133,006)
                                                                     =========



                            See accompanying notes.

                                PRIME PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                              SIX MONTHS ENDED
                                  JUNE 30           YEAR ENDED DECEMBER 31
                            --------------------- ----------------------------
                              1997       1996       1996      1995      1994
                            --------  ----------- --------  --------  --------
                                      (UNAUDITED)
OPERATING ACTIVITIES
Net loss................... $(17,211)  $(13,780)  $(30,523) $(26,295) $(16,669)
Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Amortization of costs for
   leases assumed (included
   in rental revenue)......      622        744      1,244     1,539     1,008
  Decrease (increase) in
   tenant receivables from
   straight-lining rent....      149       (452)      (645)   (8,779)  (13,537)
  Gain on sale of real
   estate..................      --        (588)      (846)     (771)      (47)
  Depreciation and
   amortization............    6,492      6,146     12,409    12,646    11,624
  Interest added to
   principal on mortgage
   note payable affiliate..    5,642      4,783     10,002     8,427     7,263
  Standby loan fee-
   affiliate added to
   principal on mortgage
   note payable affiliate..      262        262        522       498       399
  Write-off of deferred
   tenant costs............      --         --       3,081    13,373       --
  Minority interest........     (368)      (371)      (894)   (3,281)   (5,393)
  Changes in operating
   assets and liabilities:
    Decrease (increase) in
     tenant receivables....     (154)       718      1,990     2,326    (2,864)
    (Increase) decrease in
     deferred costs........     (921)       365       (703)     (907)      560
    Decrease in other
     assets................      458        217        566     2,937     5,657
    (Decrease) increase in
     accrued interest
     payable...............      (53)       506        316    (1,221)      132
    Increase in accrued
     real estate taxes.....      977      1,180        251         5       547
    (Decrease) increase in
     accounts payable and
     accrued expenses......   (1,797)    (1,271)     1,380       (34)      484
    Decrease in liabilities
     for assumed leases....     (542)    (1,142)    (1,532)   (1,985)   (3,160)
    Increase (decrease) in
     other liabilities.....    3,717       (479)       217       263       121
                            --------   --------   --------  --------  --------
Net cash used in operating
 activities................   (2,727)    (3,162)    (3,165)   (1,259)  (13,875)


                            See accompanying notes.

                                PRIME PROPERTIES

                                 (IN THOUSANDS)

                                 SIX MONTHS ENDED
                                      JUNE 30        YEAR ENDED DECEMBER 31
                                -------------------- -------------------------
                                 1997       1996      1996     1995     1994
                                -------  ----------- -------  -------  -------
                                         (UNAUDITED)
INVESTING ACTIVITIES
Proceeds from sale of real es-
 tate.........................  $   --     $ 1,197   $ 2,110  $   921  $    61
Expenditures for real estate..   (3,612)      (731)   (3,842)  (4,842)  (6,191)
Decrease (increase) in due
 from affiliates..............    2,803      1,101     2,858   (5,255)    (365)
                                -------    -------   -------  -------  -------
Net cash (used in) provided by
 investing activities.........     (809)     1,567     1,126   (9,176)  (6,495)
FINANCING ACTIVITIES
Additions to deferred financ-
 ing costs....................      --         --        (10)    (225)    (112)
Proceeds from mortgage notes
 payable......................      480      1,535     1,239    9,815   14,859
Proceeds from mortgage notes
 payable--affiliates..........    1,980      2,435     5,891    2,693    1,378
Repayment of mortgage notes
 payable......................      (62)       (38)      (83)    (384)     (73)
Repayment of mortgage notes
 payable--affiliates..........      --         --     (1,150)  (1,079)     (64)
Increase (decrease) in due to
 affiliates...................       26       (204)     (226)    (347)    (882)
Contributions from partners...      --          35        80      872      671
Distributions to partners.....       (3)       --         (8)    (357)    (355)
Acquisition of partnership in-
 terest.......................      --         --        --      (115)     --
                                -------    -------   -------  -------  -------
Net cash provided by financing
 activities...................    2,421      3,763     5,733   10,873   15,422
                                -------    -------   -------  -------  -------
Net (decrease) increase in
 cash.........................   (1,115)     2,168     3,694      438   (4,948)
Cash at beginning of period...    5,573      1,879     1,879    1,441    6,389
                                -------    -------   -------  -------  -------
Cash at end of period.........  $ 4,458    $ 4,047   $ 5,573  $ 1,879  $ 1,441
                                =======    =======   =======  =======  =======




                            See accompanying notes.

                               PRIME PROPERTIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                            (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Prime Properties represent a combination of 23 partnerships described below (Partnerships) that own, operate, and manage office and industrial properties (Properties) in the greater Chicagoland area and Tennessee. The Properties are under common management and ownership of The Prime Group, Inc. and its affiliates (Prime) as either the managing general partner (responsible for the operations of the Properties) or 100% owner. As of June 30, 1997, six of the Partnerships have third party owners (Third Party), whose ownership interests have been reflected as a minority interest in the combined financial statements. Pursuant to the formation transactions more fully described elsewhere in this Registration Statement and Prospectus, Prime Properties will be owned and operated by a newly formed corporation, Prime Group Realty Trust (the Company), whose shares are being registered pursuant to this Registration Statement (the Offering).

  The Partnerships and Properties owned and operated by the Prime Properties at June 30, 1997, are as follows:

                                                                      OWNERSHIP INTEREST
                                                              -----------------------------------
                                                                    PRIME           3RD PARTY
                                                              ----------------- -----------------
                                                              GENERAL  LIMITED  GENERAL  LIMITED
      PARTNERSHIP                      PROPERTY               PARTNERS PARTNERS PARTNERS PARTNERS
      -----------                      --------               -------- -------- -------- --------
OFFICE
77 West Wacker Limited
 Partnership (77 West
 Wacker)................  77 West Wacker Building                5.00%  89.45%    5.00%    0.55%
Nashville Office
 Building I, Ltd........  Nashville Office Building             24.50   51.00    24.50      --
Professional Plaza,
 Ltd....................  Professional Plaza                    24.50   51.00    24.50      --
Old Kingston Properties,
 Ltd....................  Old Kingston                          24.50   51.00    24.50      --
Two Centre Square,
 Ltd....................  Two Centre Square                     24.50   51.00    24.50      --
INDUSTRIAL
Hammond Enterprise
 Center Limited
 Partnership (HEC)......  Hammond Enterprise Center             22.50   77.50      --       --
East Chicago Enterprise
 Center Limited
 Partnership (ECEC).....  East Chicago Enterprise Center        22.50   77.50      --       --
Kemper/Prime Industrial
 Partners (KP)..........  Chicago Enterprise Center            100.00     --       --       --
Enterprise Center I,
 L.P. (ECI).............  Enterprise Center I                   50.00   50.00      --       --
Enterprise Center II,
 L.P....................  Enterprise Center II                  50.00   50.00      --       --
Enterprise Center III,
 L.P....................  Enterprise Center III                 50.00   50.00      --       --
Enterprise Center IV,
 L.P....................  Enterprise Center IV                  50.00   50.00      --       --
Enterprise Center V,
 L.P....................  Enterprise Center V                   50.00   50.00      --       --
Enterprise Center VI,
 L.P....................  Enterprise Center VI                  50.00   50.00      --       --
Enterprise Center VII,
 L.P....................  Enterprise Center VII                 50.00   50.00      --       --
Enterprise Center VIII,
 L.P....................  Enterprise Center VIII                50.00   50.00      --       --
Enterprise Center IX,
 L.P....................  Enterprise Center IX                  50.00   50.00      --       --
Enterprise Center X,
 L.P....................  Enterprise Center X                   50.00   50.00      --       --
Arlington Heights I,
 L.P....................  Arlington Heights I                   50.00   50.00      --       --
Arlington Heights II,
 L.P....................  Arlington Heights II                  50.00   50.00      --       --
Arlington Heights III,
 L.P....................  Arlington Heights III                 50.00   50.00      --       --
OTHER
Triad Parking Company,
 Ltd....................  Triad Parking Facility                 0.50   49.50     0.50    49.50
77 Fitness Center,
 Ltd....................  Executive Sports and Fitness Center   10.00   90.00      --       --

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Certain Third Party owners assigned their limited partner interests in 77 West Wacker ($18,357 deficit in 1994), HEC ($439 deficit in 1995), ECEC ($751 capital in 1995) and KP ($2931 capital in 1995) to Prime. In addition, in 1994, HEC and ECEC acquired their Third Party ownership interest in exchange for mortgage notes payable totaling $2,716 (collectively, HEC's and ECEC's Third Party owners had a deficit balance of $2,223, including the notes payable, at the acquisition date), which, along with accrued interest, were forgiven in 1995 (see Note 4). During 1995, HEC acquired the remaining Third Party ownership interest for cash of $115. All acquired Third Party ownership interests were assigned to Prime.

  All significant intercompany accounts and transactions have been eliminated in combination.

  The combined financial statements for the six months ended June 30, 1996 are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation. All such adjustments are of a normal and reoccurring nature.

REAL ESTATE

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, under which the Partnerships are required to recognize impairment losses for the Properties when indicators of impairment are present and the Properties' expected undiscounted cash flows are not sufficient to recover the Properties' carrying value. The Partnerships adopted Statement No. 121 effective January 1, 1995. No impairment losses have been recognized in the accompanying combined financial statements. Interest and other direct costs incurred during construction periods are capitalized as a component of the building costs. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life. Depreciation is calculated on the straight-line method over the estimated useful lives of assets, which are as follows:

       Building and improvements  Primarily 50 years
       Tenant improvements        Term of related leases

DEFERRED COSTS

  Deferred financing costs are amortized on the straight-line method over the terms of the loans. Deferred leasing costs are amortized on the straight-line method over the terms of the related lease agreements.

LEASES ASSUMED

  In connection with obtaining certain tenant leases 77 West Wacker assumed liability for the remaining terms of the tenants' existing leases. 77 West Wacker has recorded a liability for the difference between total remaining costs for leases assumed and the expected benefits from subleases of the assumed lease properties. The related incentive to lessee has been capitalized as a deferred charge and is being amortized to rental revenue over the life of the respective lease. The deferred charge and related liability are adjusted for changes in the expected benefits from subleases. During 1996, 77 West Wacker wrote off $3,893 of deferred charges and reduced the related liability due to changes in the estimated benefits from subleases.

RENTAL REVENUE

  Rental revenue is recorded on the straight-line method over the terms of the related lease agreements. As a result, $149 of cash was received in excess of recorded rental revenue during the six months ended June 30, 1997 and $452 (unaudited), $645, $8,779 and $13,537 of noncash rent was recorded as rental revenue during

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the six months ended June 30, 1996 and the years ended December 31, 1996, 1995, and 1994, respectively, and are included in accounts receivable. As of June 30, 1997, December 31, 1996 and 1995, the balance of the accounts receivable relating to the straight-lining of rental revenue is $38,302, $38,451 and $38,746 respectively.

INTEREST RATE SWAP AGREEMENT

  77 West Wacker has entered into an interest rate swap agreement to effectively convert its variable-rate borrowing into a fixed-rate obligation (see Note 3). The interest rate differential paid or received is included as an adjustment to interest expense in the accompanying combined financial statements.

INCOME TAXES

  The Partnerships pay no income taxes, and the income or loss from the Partnerships is includable on the respective income tax returns of the Partners.

USE OF ESTIMATES

  The preparation of the combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2. DEFERRED COSTS

  Deferred costs consist of the following:

                                                                DECEMBER 31
                                                             ------------------
                                                   JUNE 30
                                                     1997      1996      1995
                                                   --------  --------  --------
   Financing costs................................ $  6,757  $  6,757  $  6,879
   Leasing costs..................................   36,307    35,386    41,971
                                                   --------  --------  --------
                                                     43,064    42,143    48,850
   Less: Accumulated amortization.................  (16,873)  (15,260)  (13,282)
                                                   --------  --------  --------
                                                   $ 26,191  $ 26,883  $ 35,568
                                                   ========  ========  ========

3. MORTGAGE NOTES AND BONDS PAYABLE

                                                                DECEMBER 31
                                                             -----------------
                                                    JUNE 30
                                                      1997     1996     1995
                                                    -------- -------- --------
   Mortgage notes payable to various commercial
    lenders (A).................................... $229,841 $229,361 $229,361
   Mortgage notes payable to various financial in-
    stitutions, interest at a variable rate of
    prime plus 1/2% per annum and a fixed rate of
    7.375% per annum with principal and interest
    payable monthly through October 1998...........    6,463    6,525    5,369
                                                    -------- -------- --------
                                                    $236,304 $235,886 $234,730
                                                    ======== ======== ========
   Bonds Payable:
   Variable rate taxable and tax-exempt bonds is-
    sued by various state and local government au-
    thorities (B), (C)............................. $ 74,450 $ 74,450 $ 54,600
                                                    ======== ======== ========

  (A) 77 West Wacker has entered into a mortgage note agreement (Agreement) with a consortium of commercial lenders providing a maximum loan of $230,000
(Loan). The Loan, which is collateralized by a first mortgage on the 77 West Wacker Building, is due on March 14, 1998. Under the terms of the Agreement, 77 West Wacker is to make monthly interest-only payments. Interest is calculated using certain variable rate indices,

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

3. MORTGAGE NOTES AND BONDS PAYABLE (CONTINUED)

as defined (6.48% at June 30, 1997). To reduce the impact of increases in interest rates, 77 West Wacker also entered into an interest rate swap agreement with affiliates of one of 77 West Wacker's Third Party owner (Counterparties) for the outstanding principal balance on the Agreement up to a maximum principal amount of $230,000. Under the terms of the interest rate swap agreement, 77 West Wacker is to pay the Counterparties interest monthly at a fixed rate of 10% per annum. 77 West Wacker is to receive monthly interest payments from the Counterparties at the variable rate and is then responsible for making the monthly interest payments required under the terms of the Agreement. The interest rate swap agreement matures at the time the related Agreement matures. 77 West Wacker is exposed to credit loss in the event of nonperformance by the Counterparties to the interest rate swap agreement. However, 77 West Wacker does not anticipate such nonperformance by the Counterparties. The amount of the exposure is generally limited to the amount of any payments due but not yet received from the Counterparties. In addition, 77 West Wacker is subject to market risk as a result of potential future decreases in the variable rate indices specified by the Agreement.

  If the Loan is not repaid on or prior to March 14, 1998, 77 West Wacker will be required to either extend the maturity date or refinance the loan. The combined financial statements do not include any adjustments to reflect the outcome of this matter.

  (B) Permanent financing for the development of certain Industrial Properties has been provided by $48,150 of tax exempt industrial development revenue bonds (Bonds) (See Note 4--on December 13, 1995 and on May 20, 1996, the Bonds were acquired by independent third party financial institutions from an affiliate of Prime). The Bonds mature on June 1, 2022.

  Under the terms of the Bond loan agreements, the borrowing Partnerships are to make interest-only payments monthly, calculated using a floating rate determined by the Remarketing Agent of the Bonds. The rates ranged from 3.30% to 4.75% during the six months ended June 30, 1997 and 2.85% to 4.40% during 1996. The rate at June 30, 1997 was 4.40%, at December 31, 1996 was 4.40% and at December 31, 1995, ranged from 5.25% to 5.51%.

  The maximum annual interest rate on the Bonds is 13%. Under certain conditions, the interest rate on the Bonds may be converted to a fixed rate at the request of the borrowing Partnership.

  Beginning in May of 1996, the Bonds were collateralized by letters of credit totaling $48,918 from a financial institution that expire May 19, 1999. In connection with the letters of credit, the borrowing Partnerships pay letter of credit financing fees of 1.75% per annum of the face amount, payable quarterly in advance. The letters of credit are collateralized by a first mortgage on the related properties.

  The bondholders may tender bonds on any business day during the variable interest rate period discussed above and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agent shall immediately remarket the Bonds. In the event the remarketing agent fails to remarket any Bonds, the borrowing Partnerships are obligated to purchase those Bonds. The remarketing agent receives a fee of .11% per annum of the outstanding Bonds balance, payable quarterly in advance.

  (C) Permanent financing for the development of certain office Properties has been provided by $26,300 of tax exempt industrial revenue bonds (IRBs). The IRB's mature on December 1, 2014. Under the terms of the IRB agreements, the borrowing Partnerships are to make interest-only payments monthly, calculated using a floating rate determined by the remarketing agent of the IRBs. The rates ranged from 3.35% to 3.85% during the six months ended June 30, 1997, 3.40% to 4.05% during 1996, 3.40% to 4.50% during 1995, and 2.20% to 3.65%
during 1994. The rates at June 30, 1997 were 3.85%, December 31, 1996 were 3.50% and December 31, 1995 were 4.05%.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

3. MORTGAGE NOTES AND BONDS PAYABLE (CONTINUED)

  Under certain conditions, the interest rates on the IRBs may be converted to a fixed rate at the request of the borrowing Partnerships.

  The IRBs are collateralized by letters of credit totaling $26,930 from a financial institution which expires December 31, 1997 (unless extended as provided for by the letter of credit agreement). Affiliates of the borrowing Partnerships' Third Party owner have agreed to purchase from the financial institutions any amounts drawn on the letters of credit. One of these affiliates has also agreed to provide or arrange for credit enhancements (including purchasing the IRBs) as may be required by the IRBs agreements through March 22, 1999. The above affiliate agreements are collateralized by a junior collateral interest in the borrowing Partnerships' properties.

  Under the terms of the IRB agreements, the bondholders have the option to require the borrowing Partnerships to purchase any of its IRBs on the 15th day of any month while the IRBs are outstanding. Upon the exercise of the bondholders' option to purchase the IRBs, the remarketing agent shall immediately remarket the IRBs. In the event the remarketing agent fails to remarket the IRBs, the borrowing Partnerships are obligated to purchase those IRBs.

  Total interest paid on the mortgage notes payable and bonds payable was $13,319 and $12,102 (unaudited) for the six months ended June 30, 1997 and 1996, respectively, and $25,643, $25,490, and $22,599 for the years ended December 31, 1996, 1995, and 1994, respectively.

4. MORTGAGE NOTES AND BONDS PAYABLE--AFFILIATES

                                                                  DECEMBER 31
                                                       JUNE 30  ---------------
                                                         1997    1996    1995
                                                       -------- ------- -------
   Mortgage notes payable--Affiliate (A).............. $107,241 $99,357 $82,942
   Mortgage note payable--Affiliate; interest at 9.5%
    per annum with interest payable quarterly and
    principal and accrued interest due on maturity
    date of March 7, 1998.............................      290     290   1,440
                                                       -------- ------- -------
                                                       $107,531 $99,647 $84,382
                                                       ======== ======= =======
   Bonds Payable--Affiliate:
   Variable rate taxable and tax-exempt bonds issued
    by state and local government authorities (B)..... $ 12,000 $12,000 $31,850
                                                       ======== ======= =======

  (A) 77 West Wacker has entered into a subordinate loan agreement with affiliates of its Third Party owner for a maximum disbursement amount of $60,000. In addition, the affiliates of the Third Party owner have agreed to fund 1997 operating deficits, as defined, up to a maximum of $4.2 million. As of June 30, 1997, December 31, 1996 and 1995, $58,767, $56,787 and $50,896
respectively, has been funded under this agreement, and $46,515, $40,873 and $30,871 respectively, of accrued interest and $1,959, $1,697 and $1,175 respectively, of standby loan fees, have been added to the principal balance in accordance with the terms of the agreement. The loan bears interest at a fixed rate of 11% through the maturity date of March 14, 1998. The Third Party owner has provided a guarantee of 77 West Wacker's first mortgage note payable and charges 77 West Wacker a standby loan fee, as defined. Standby loan fees incurred were $262 and $262 (unaudited) for the six months ended June 30, 1997 and 1996, respectively, and $522, $498 and $399 for the years ended December 31, 1996, 1995, and 1994, respectively (included in general and administrative expenses in the combined statements of operations). Under the terms of the subordinate loan agreement, 77 West Wacker is not required to make any periodic principal or interest payments prior to the date of stabilization, as defined; unpaid interest is added to the principal balance monthly. Subsequent to the date of stabilization, as defined, monthly payments of interest only are payable to the extent of available cash flow, as defined, during the operating period, with the entire outstanding balance due upon maturity. In the opinion of management, no payments will be due under the subordinate loan agreement during 1997. The subordinated loan is collateralized by a second mortgage on the 77 West Wacker Building.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

4. MORTGAGE NOTES AND BONDS PAYABLE--AFFILIATES (CONTINUED)

  (B) Permanent financing for the development of certain industrial Properties has been provided by $12,000 of tax exempt bonds which were converted to taxable debt industrial development revenue bonds (IDBs). The Bonds mature on June 1, 2022. On December 13, 1995, $60,150 of IDBs were acquired by an affiliate of Prime from the Third Party. On December 13, 1995, $28,300 and on May 20, 1996, $19,850 of the IDBs were sold to independent third party financial institutions by the affiliate of Prime.

  Under the terms of the IDB loan agreement, the borrowing Partnerships are to make interest-only payments semi-annually, calculated using a floating rate determined by the Remarketing Agent of the IDBs. The rates were 5.501% during the six months ended June 30, 1997, 3.90% to 5.501% during 1996, 5.25% to 5.51% during 1995, and 5.00% to 5.50% during 1994. The rates at June 30, 1997 were 5.501%, at December 31, 1996 were 5.501% and December 31, 1995 ranged from 5.25% to 5.501%.

  The maximum annual interest rate on the IDBs is 13%. Under certain conditions, the interest rate on the IDBs may be converted to a fixed rate at the request of the respective borrowing Partnership.

  The bondholders may tender bonds on any business day during the variable interest rate period discussed above and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agent shall immediately remarket the IDBs. In the event the remarketing agent fails to remarket any IDBs, the borrowing Partnership is obligated to purchase those IDBs. The remarketing agent receives a fee of .11% per annum of the outstanding IDB balance, payable quarterly in advance.

  In 1995, mortgage notes payable to the Third Party totaling $2,716 and accrued interest of $200 were forgiven by the Third Party. The notes bore interest at 8.5%, payable quarterly from available cash flow.

  Total interest paid on the mortgage notes payable and bonds payable to affiliates was $328 and $973 (unaudited) for the six months ended June 30, 1997 and 1996, respectively, and $1,256, $3,538, and $3,393 for the years ended December 31, 1996, 1995, and 1994, respectively.

5. FUTURE MINIMUM LEASE INCOME AND PAYMENTS

  The Partnerships have entered into lease agreements with lease terms ranging from one year to twenty years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts.

  Approximately 53% and 63% (unaudited), 60%, 65%, and 72% of the rental revenue for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively, was received from four tenants.

  The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       YEAR ENDED DECEMBER 31                                            AMOUNT
       ----------------------                                           --------
       1997............................................................ $ 16,346
       1998............................................................   31,413
       1999............................................................   30,319
       2000............................................................   29,404
       2001............................................................   28,534
       Thereafter......................................................  181,554
                                                                        --------
                                                                        $317,570
                                                                        ========

  Future minimum rentals include amounts to be received from Prime totaling $2,819.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

5. FUTURE MINIMUM LEASE INCOME AND PAYMENTS (CONTINUED)

  In addition, as a part of lease agreements entered into with certain tenants of 77 West Wacker Building,77 West Wacker assumed the tenants' leases at other properties and subsequently executed subleases for certain of the assumed lease space. Net future minimum rental payments due under leases assumed and subleases executed through June 30, 1997, are as follows:

       YEAR ENDED DECEMBER 31                                             AMOUNT
       ----------------------                                             ------
       1997.............................................................. $  627
       1998..............................................................  1,279
       1999..............................................................  1,306
       2000..............................................................  1,336
       2001..............................................................  1,367
       Thereafter........................................................    700
                                                                          ------
                                                                          $6,615
                                                                          ======

  During 1995, a tenant of the 77 West Wacker Building experienced financial difficulties and began negotiations with 77 West Wacker to reduce its leased space, resulting in an amendment to the tenant's lease agreement. As a result of the lease amendment, 77 West Wacker wrote-off $13,373 of deferred tenant costs, representing $10,296 of tenant receivables related to straight-lining of the tenant's rental revenue, $2,257 of deferred leasing costs, and $820 of tenant improvements. The same tenant continued to experience financial difficulty and in 1997 defaulted on certain 1997 rental payments. As a result of the default, as of December 31, 1996, 77 West Wacker wrote-off $3,081 of deferred tenant costs, representing $940 of tenant receivables related to straight-lining of the tenant's rental revenue and $2,141 of deferred leasing costs. During the six months ended June 30, 1997, 77 West Wacker recognized revenue from this tenant only to the extent cash was received. Future minimal rentals include $49,182 related to this tenant.

6. RELATED PARTY TRANSACTIONS

  In connection with the leasing and management of the Properties, Prime is entitled to payments and fees for services performed. Such amounts incurred during the six months ended June 30, 1997, and 1996, and for the years ended December 31, 1996, 1995, and 1994 are summarized as follows:

                                          SIX MONTHS
                                            ENDED
                                           JUNE 30      YEAR ENDED DECEMBER 31
                                       ---------------- -----------------------
                                       1997    1996      1996    1995    1994
                                       ---- ----------- ------- ------- -------
                                            (UNAUDITED)
Property management fee (a)........... $735    $700     $ 1,429 $ 1,364 $ 1,256
Administration fees (b)...............  223     223         468     730     779
Construction management (c)...........   89      14         102     115     102
Legal fees (d)........................  134     104         127      77      92
Leasing fees (e)......................  --      --           19     280     172
Reimbursables (f).....................  138      26         184     352     569
Asset management fee (g)..............   66      66         132     132     132

--------
(a) Prime is entitled to a property management fee ranging from 2.5% to 4% of gross receipts, payable monthly in arrears. Amounts are included in property and asset management fees to affiliates.
(b) Prime is entitled to an annual administration fee as defined in the Partnership agreement. Amounts are included in general and administrative expenses.
(c) Prime is entitled to a construction management fee equal to 3% of construction costs.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS (CONTINUED)

(d) Prime is reimbursed for reasonable legal and accounting expenses incurred in connection with the operations of the Partnerships. Amounts are included in general and administrative expenses.
(e) Prime is entitled to leasing commissions for all leases signed. The commissions are equal to 1.5% to 3% of rent, exclusive of tenant reimbursements, during the base term of the lease; commissions are payable upon commencement of the respective leases.
(f) Prime is entitled to reimbursement for expenses paid for the benefit of the Partnerships. Amounts are included in general and administrative expenses.
(g) Prime is entitled to an annual fee from providing asset management services to the Partnership which is payable from available cash flows. Amounts are included in property and asset management fees to affiliates.

  Amounts due to affiliates are for amounts due for advances made by affiliates. Amounts due from affiliates are for advances made by the Partnership to affiliates. Amounts due from and due to affiliates bear interest at prime plus 2% and are payable upon demand.

  Average balances of amounts due form and due to affiliates for the six months ended June 30, 1997 and 1996 and for the years ended December 31 1996, 1995, and 1994 are summarized as follows:

                                          SIX MONTHS
                                        ENDED JUNE 30    YEAR ENDED DECEMBER 31
                                      ------------------ -----------------------
                                       1997     1996      1996    1995    1994
                                      ------ ----------- ------- ------- -------
                                             (UNAUDITED)
   Due from affiliates............... $1,492   $5,415    $ 4,323 $ 3,251 $   565
   Due to affiliates.................    721      831        821   1,107   1,722

7. INSURANCE SETTLEMENT

  On July 16, 1994, the Enterprise Center I property was destroyed by a fire. During 1995, ECI received a final insurance settlement of $10,871 related to the fire. The proceeds settled an insurance receivable of $1,755 recorded at December 31, 1994, and additional costs of $1,859 incurred in 1995 related to the cleanup of the property. ECI believes that all material costs of the fire were incurred prior to December 31, 1995. The remaining proceeds of $7,257 have been recorded as revenue in the 1995 combined statements of operations.

8. FAIR VALUES OF FINANCIAL INSTRUMENTS

  Statements of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (SFAS No. 107) and No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments requires disclosures of the fair value of certain on-and off-balance sheet financial instruments for which it is practicable to estimate. Value is defined by SFAS No. 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

  The following methods and assumptions were used by the Partnerships in estimating its fair value disclosures for financial instruments:

 Cash

  The carrying amount of cash reported in the balance sheet approximates its fair value.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)


8. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

 Mortgage Notes and Bonds Payable

  The carrying amount of the Partnerships' variable rate borrowing approximates fair value based on the current borrowing rate for similar types of borrowing arrangements.

  The fair value for the Partnerships' fixed-rate borrowing is estimated using discounted cash flow analysis based upon the incremental borrowing rate for similar types of borrowing arrangements. The fair value of the Partnerships' fixed-rate borrowing at June 30, 1997, is the amount recognized in the balance sheet, as the Partnerships' current incremental borrowing rate approximates the stated rate on its fixed-rate borrowings.

  The carrying amount of accrued interest approximates fair value.

 Off-Balance Sheet Financial Instrument

  The fair value of 77 West Wacker's off-balance sheet instrument (interest rate swap agreement) is a liability of approximately $10,300. Such amount is based on discounted cash flow analyses using current assumptions and taking into account the remaining term of the agreement.

9. COMMITMENTS AND CONTINGENCIES

  The Partnerships are defendants in legal actions arising during the normal course of business. Management believes that the ultimate outcome of those actions will not materially affect the Partnerships' combined financial position.

  All of the Properties were subject to Phase I or similar environmental assessments by independent environmental consultants which were intended to discover information regarding, and to evaluate the environmental condition of, the surveyed property and surrounding properties. Management is aware of contamination at certain of the Industrial Properties, which are already in remediation programs sponsored by the state in which they are located. The Phase I assessments estimate that remedial action plans will have a probable cost of approximately $3.2 million. Prime has recently initiated lawsuits against a former environmental consultant and a former tenant of one of these Properties for damages to cover the cost of the remedial action plans. However, the outcome of the lawsuits cannot yet be determined and the actual cost to be incurred by the Partnerships cannot yet be determined. Therefore, as of June 30, 1997 the Industrial Partnerships have recorded a liability of $3.2 million (included in other liabilities). Prime has contractually agreed to indemnify the Partnerships from any environmental liabilities the Partnerships may incur and has pledged $1 million and approximately 485,000 partnership units in an operating partnership that can be converted to common shares of a publicly traded real estate investment trust to cover these costs.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

10. REAL ESTATE AND ACCUMULATED DEPRECIATION

  Real estate and accumulated depreciation, by property, consists of the following:

                                                                                                               GROSS AMOUNT
                                                                                      COSTS CAPITALIZED           CARRIED
                                                                  INITIAL COST TO       SUBSEQUENT TO        AT DECEMBER 31,
                                              DECEMBER 31, 1996       COMPANY            ACQUISITION               1996
                                              ----------------- -------------------- --------------------- --------------------
                                                                        BUILDING AND          BUILDING AND         BUILDING AND
DESCRIPTION                LOCATION             ENCUMBRANCES     LAND   IMPROVEMENTS  LAND    IMPROVEMENTS  LAND   IMPROVEMENTS
-----------       --------------------------- ----------------- ------- ------------ -------  ------------ ------- ------------
Office:
77 West Wacker
 Building.......  Chicago, Illinois               $328,718      $17,340   $   --     $   --     $189,042   $17,340   $189,042
Nashville Office
 Building.......  Nashville, Tennessee              10,175        1,530       --         --        8,198     1,530      8,198
Professional
 Plaza..........  Knoxville, Tennessee               9,000          --        --         --       10,642       --      10,642
Old Kingston....  Knoxville, Tennessee               3,500          378       --         --        4,068       378      4,068
Two Centre
 Square.........  Knoxville, Tennessee               9,000          --        --         --       10,542       --      10,542
Triad Parking
 Facility.......  Knoxville, Tennessee               1,440          507       --         --        1,324       507      1,324
Executive Sports
 and Fitness
 Center .         Chicago, Illinois                    --           --        --         --           75       --          75
Hammond
 Enterprise
 Center(2)......  Hammond, Indiana                     --           213     4,899       (188)     (3,937)       25        962
Chicago
 Enterprise
 Center(2)......  Chicago, Illinois                    --         2,069     8,795     (1,309)     (7,271)      760      1,524
Industrial:
East Chicago
 Enterprise
 Center(2)......  East Chicago, Indiana                --            94     7,804        (67)     (6,916)       27        888
Enterprise
 Center I.......  East Chicago, Indiana              2,900           18     1,368        --         (768)       18        600
Enterprise
 Center II......  East Chicago, Indiana              5,000           18     2,099        --          463        18      2,562
Enterprise
 Center III.....  East Chicago, Indiana              4,500           20     2,567        --        2,798        20      5,365
Enterprise
 Center IV......  East Chicago, Indiana              2,600           11       791        --          232        11      1,023
Enterprise
 Center V.......  Hammond, Indiana                   5,000           81     3,729        --          755        81      4,484
Enterprise
 Center VI......  Hammond, Indiana                   4,900          101     3,151        --          665       101      3,816
Enterprise
 Center VII.....  Chicago, Illinois                  7,200          517     5,632         31         801       548      6,433
Enterprise
 Center VIII....  Chicago, Illinois                  7,000          124     3,687        --           94       124      3,781
Enterprise
 Center IX......  Chicago, Illinois                  4,750          269       925        --          504       269      1,429
Enterprise
 Center X.......  Chicago, Illinois                  4,300          248     2,173        --        1,142       248      3,315
Arlington
 Heights I......  Arlington Heights, Illinois        4,000          626     2,401         (9)      1,034       617      3,435
Arlington
 Heights II.....  Arlington Heights, Illinois        4,000          460     1,768         (4)        647       456      2,415
Arlington
 Heights III....  Arlington Heights, Illinois        4,000          452     1,738        --          566       452      2,304
                                                  --------      -------   -------    -------    --------   -------   --------
Total...........                                  $421,983      $25,076   $53,527    $(1,546)   $214,700   $23,530   $268,227
                                                  ========      =======   =======    =======    ========   =======   ========
                           DECEMBER 31, 1996
                           -----------------     DATE OF
                              ACCUMULATED    ACQUISITION (A)
DESCRIPTION        TOTAL   DEPRECIATION (1)  CONSTRUCTION (C)
-----------       -------- ----------------- ----------------
Office:
77 West Wacker
 Building.......  $206,382      $26,851           1992(C)
Nashville Office
 Building.......     9,728          808           1991(C)
Professional
 Plaza..........    10,642        3,195           1989(C)
Old Kingston....     4,446        1,136           1989(C)
Two Centre
 Square.........    10,542        2,791           1989(C)
Triad Parking
 Facility.......     1,831          256           1987(A)
Executive Sports
 and Fitness
 Center .               75            3           1992(C)
Hammond
 Enterprise
 Center(2)......       987          347           1989(A)
Chicago
 Enterprise
 Center(2)......     2,284          598           1990(A)
Industrial:
East Chicago
 Enterprise
 Center(2)......       915          332           1988(A)
Enterprise
 Center I.......       618           44           1993(A)
Enterprise
 Center II......     2,580          617           1993(A)
Enterprise
 Center III.....     5,385          651           1993(A)
Enterprise
 Center IV......     1,034          191           1993(A)
Enterprise
 Center V.......     4,565        1,583           1993(A)
Enterprise
 Center VI......     3,917          718           1993(A)
Enterprise
 Center VII.....     6,981        1,242           1993(A)
Enterprise
 Center VIII....     3,905          978           1993(A)
Enterprise
 Center IX......     1,698          238           1993(A)
Enterprise
 Center X.......     3,563          639           1993(A)
Arlington
 Heights I......     4,052          623           1993(A)
Arlington
 Heights II.....     2,871          277           1993(A)
Arlington
 Heights III....     2,756          293           1993(A)
                  -------- -----------------
Total...........  $291,757      $44,411
                  ======== =================

(1) Depreciable lives range from 50 years for building and improvements, to the term of related leases for tenant improvements.
(2) In 1993 a portion of these properties were sold to Enterprise Center I through Enterprise Center X.

                               PRIME PROPERTIES

                            (DOLLARS IN THOUSANDS)

10. REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)

  The aggregate gross cost of the property included above, for federal income tax purposes, approximated $328,220 as of December 31, 1996.

  The following table reconciles the historical cost of the Prime Properties from January 1, 1994 to December 31, 1996.

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1996      1995      1994
                                                  --------  --------  --------
   Balance, beginning of year...................  $289,558  $285,687  $281,316
     Additions during year--Acquisition, im-
      provements, etc...........................     3,842     4,842     6,191
     Deductions during year--Write-off of tenant
      improvements..............................    (1,643)     (971)   (1,820)
                                                  --------  --------  --------
   Balance, close of year.......................  $291,757  $289,558  $285,687
                                                  ========  ========  ========

  The following table reconciles the accumulated depreciation from January 1, 1994 to December 31, 1996.

                                                    YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                     1996     1995     1994
                                                    -------  -------  -------
   Balance, beginning of year...................... $34,501  $24,499  $15,348
     Additions during year--Depreciation and
      amortization for the year....................  10,288   10,005    9,562
     Deductions during year--Accumulated
      depreciation of written-off tenant
      improvements.................................    (378)      (3)    (411)
                                                    -------  -------  -------
   Balance, close of year.......................... $44,411  $34,501  $24,499
                                                    =======  =======  =======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Combined Statements of Revenue and Certain Expenses of Prime Industrial Contribution Properties (the Properties) for the period from January 1, 1997 to June 30, 1997, and for the period from March 1, 1996 to December 31, 1996. The Combined Statements of Revenue and Certain Expenses are the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and are not intended to be a complete presentation of the Properties' revenue and expenses.

  In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in Note 2 of the Properties for the period from January 1, 1997 to June 30, 1997, and for the period from March 1, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
August 20, 1997

                    PRIME INDUSTRIAL CONTRIBUTION PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                              PERIOD FROM     PERIOD FROM MARCH
                                           JANUARY 1, 1997 TO    1, 1996 TO
                                             JUNE 30, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
Revenue
Rental....................................        $782             $1,608
Tenant reimbursements.....................          96                138
                                                  ----             ------
Total revenue.............................         878              1,746
Expenses
Property operating........................          90                158
Real estate taxes.........................         142                219
                                                  ----             ------
Total expenses............................         232                377
                                                  ----             ------
Revenue in excess of certain expenses.....        $646             $1,369
                                                  ====             ======




                            See accompanying notes.

                   PRIME INDUSTRIAL CONTRIBUTION PROPERTIES

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Combined Statements of Revenue and Certain Expenses relates to the operations of six industrial buildings located in the Columbus, Ohio metropolitan area referred to as the Prime Industrial Contribution Properties (the Properties). As of June 30, 1997 the Properties had seven tenants, three of which accounted for approximately 82% of rental revenue for the period from January 1, 1997 to June 30, 1997. The same three tenants, along with a tenant that terminated its lease during 1996, accounted for approximately 61% of rental revenue for the period from March 1, 1996 to December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The combined statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Properties, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.


3. RENTALS

  The Properties have lease agreements with lease terms ranging from three years to fifteen years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       YEAR ENDED DECEMBER 31                                             AMOUNT
       ----------------------                                             ------
       1997.............................................................. $  843
       1998..............................................................  1,395
       1999..............................................................  1,203
       2000..............................................................  1,025
       2001..............................................................    844
       Thereafter........................................................  3,696
                                                                          ------
                                                                          $9,006
                                                                          ======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Combined Statements of Revenue and Certain Expenses of IBD Properties (the Properties) for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996. The Combined Statements of Revenue and Certain Expenses are the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and are not intended to be a complete presentation of the Properties' revenue and expenses.

  In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in Note 2 of the Properties for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
August 20, 1997

                                 IBD PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                             PERIOD FROM
                                          JANUARY 1, 1997 TO     YEAR ENDED
                                            JUNE 30, 1997     DECEMBER 31, 1996
                                          ------------------ ------------------
Revenue
Rental...................................       $2,654             $5,131
Tenant reimbursements....................          206                227
                                                ------             ------
Total revenue............................        2,860              5,358
Expenses
Property operating.......................           21                 39
Real estate taxes........................          299                461
                                                ------             ------
Total expenses...........................          320                500
                                                ------             ------
Revenue in excess of certain expenses....       $2,540             $4,858
                                                ======             ======




                            See accompanying notes.

                                IBD PROPERTIES

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Combined Statements of Revenue and Certain Expenses relates to the operations of seven industrial buildings located in the Chicago metropolitan area referred to as the IBD Properties (the Properties). As of June 30, 1997, the Properties had six tenants, two of which accounted for approximately 78% of rental revenue for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The combined statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Properties, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.


3. RENTALS

  The Properties have lease agreements with lease terms ranging from one year to twenty years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       YEAR ENDED DECEMBER 31                                            AMOUNT
       ----------------------                                            -------
       1997............................................................. $ 2,514
       1998.............................................................   5,095
       1999.............................................................   5,256
       2000.............................................................   5,164
       2001.............................................................   5,298
       Thereafter.......................................................  16,304
                                                                         -------
                                                                         $39,631
                                                                         =======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Combined Statements of Revenue and Certain Expenses of NAC Properties (the Properties) for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996. The Combined Statements of Revenue and Certain Expenses are the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and are not intended to be a complete presentation of the Properties' revenue and expenses.

  In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in Note 2 of the Properties for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
October 10, 1997

                                 NAC PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                             PERIOD FROM
                                          JANUARY 1, 1997 TO     YEAR ENDED
                                            JUNE 30, 1997     DECEMBER 31, 1996
                                          ------------------ ------------------
Revenue
Rental...................................       $5,080            $ 9,506
Tenant reimbursements....................        1,152              2,171
                                                ------            -------
Total revenue............................        6,232             11,677
Expenses
Property operating.......................          840              1,687
Real estate taxes........................          757              1,427
                                                ------            -------
Total expenses...........................        1,597              3,114
                                                ------            -------
Revenue in excess of certain expenses....       $4,635            $ 8,563
                                                ======            =======




                            See accompanying notes.

                                NAC PROPERTIES

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Combined Statements of Revenue and Certain Expenses relates to the operations of 21 office buildings and industrial buildings located in the Chicago metropolitan area referred to as the NAC Properties (the Properties). As of June 30, 1997, the Properties had 77 tenants, one of which accounted for approximately 16% of rental revenue for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The combined statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Properties, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.


3. RENTALS

  The Properties have lease agreements with lease terms ranging from one year to twenty years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       PERIOD ENDED DECEMBER 31                                        AMOUNT
       ------------------------                                        -------
       1997........................................................... $ 5,031
       1998...........................................................   8,447
       1999...........................................................   6,343
       2000...........................................................   3,715
       2001...........................................................   2,396
       Thereafter.....................................................   4,446
                                                                       -------
                                                                       $30,378
                                                                       =======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Statements of Revenue and Certain Expenses of Citibank Office Plaza (the Property) for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Property for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
August 20, 1997

                             CITIBANK OFFICE PLAZA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                              PERIOD FROM
                                           JANUARY 1, 1997 TO    YEAR ENDED
                                             JUNE 30, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
Revenue
Rental....................................       $  845            $1,506
Tenant reimbursements.....................          168               479
                                                 ------            ------
Total revenue.............................        1,013             1,985
                                                 ------            ------
Expenses
Cleaning..................................           55               111
Utilities.................................          109               211
Other property operating..................          150               264
Real estate taxes.........................          226               456
                                                 ------            ------
Total expenses............................          540              1042
                                                 ------            ------
Revenue in excess of certain expenses.....       $  473            $  943
                                                 ======            ======





                            See accompanying notes.

                             CITIBANK OFFICE PLAZA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Statements of Revenue and Certain Expenses relates to the operations of Citibank Office Plaza, an office building located in Schaumburg, Illinois (the Property). As of June 30, 1997, the Property had twenty tenants, two of which accounted for approximately 58% of rental revenue for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Property, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

  The Property has lease agreements with lease terms ranging from one year to twenty years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       YEAR ENDED DECEMBER 31                                             AMOUNT
       ----------------------                                             ------
       1997.............................................................. $  823
       1998..............................................................  1,660
       1999..............................................................  1,537
       2000..............................................................  1,096
       2001..............................................................    818
       Thereafter........................................................    726
                                                                          ------
                                                                          $6,660
                                                                          ======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Combined Statements of Revenue and Certain Expenses of Salt Creek Office Center (the Property) for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996. The Combined Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in Note 2 of the Property for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
August 20, 1997

                            SALT CREEK OFFICE CENTER

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                              PERIOD FROM
                                           JANUARY 1, 1997 TO    YEAR ENDED
                                             JUNE 30, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
Revenue
Rental....................................       $  610            $1,086
Tenant reimbursements.....................          410               721
                                                 ------            ------
Total revenue.............................        1,020             1,807
                                                 ------            ------
Expenses
Cleaning..................................            5                 9
Utilities.................................           16                36
Other property operating..................          159               437
Real estate taxes.........................          249               475
                                                 ------            ------
Total expenses............................          429               957
                                                 ------            ------
Revenue in excess of certain expenses.....       $  591            $  850
                                                 ======            ======





                            See accompanying notes.

                           SALT CREEK OFFICE CENTER

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Combined Statements of Revenue and Certain Expenses relate to the operations of two office buildings, Salt Creek Office Complex, located in Schaumburg, Illinois (collectively, the "Property"). As of June 30, 1997 the Property had thirty-nine tenants, one of which accounted for approximately 19% of rental revenue for the period from January 1, 1997 to June 30, 1997 and 22% of rental revenue for the year ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The combined statements are not representative of the actual operations of the Property for the period presented, nor indicative of future operations as certain expenses, primarily depreciation and management fees, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Property, have been excluded.

 Revenue and Expense Recognition

  Rental income is recognized as income in the period earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

  The Property has lease agreements with lease terms ranging from one to fifteen years. The leases generally provide for tenants either to share in increases in operating expenses in excess of specified base amounts or pay a pro rata share of recoverable expenses as defined. The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements, are as follows:

       YEAR ENDED DECEMBER 31                                             AMOUNT
       ----------------------                                             ------
       1997.............................................................. $  590
       1998..............................................................  1,104
       1999..............................................................    894
       2000..............................................................    614
       2001..............................................................    289
       Thereafter........................................................    109
                                                                          ------
                                                                          $3,600
                                                                          ======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Statements of Revenue and Certain Expenses of 280 Schuman Boulevard (the Property) for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Property for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
October 10, 1997

                             280 SCHUMAN BOULEVARD

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                              PERIOD FROM
                                           JANUARY 1, 1997 TO    YEAR ENDED
                                             JUNE 30, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
Revenue
Rental....................................        $561             $1,011
Tenant reimbursements.....................          33                 20
                                                  ----             ------
Total revenue.............................         594              1,031
                                                  ----             ------
Expenses
Cleaning..................................          26                 47
Utilities.................................          28                 64
Other property operating..................          75                159
Real estate taxes.........................          49                 97
                                                  ----             ------
Total expenses............................         178                367
                                                  ----             ------
Revenue in excess of certain expenses.....        $416             $  664
                                                  ====             ======





                            See accompanying notes.

                             280 SCHUMAN BOULEVARD

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Statements of Revenue and Certain Expenses relates to the operations of 280 Schuman Boulevard, an office building located in Naperville, Illinois (the Property). As of June 30, 1997, the Property had 13 tenants, 4 of which accounted for approximately 66% and 72% of rental revenue for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Property, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

  The Property has lease agreements with lease terms ranging from one year to ten years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases executed through June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       PERIOD ENDED DECEMBER 31                                         AMOUNT
       ------------------------                                         ------
       1997............................................................ $  496
       1998............................................................    956
       1999............................................................    857
       2000............................................................    826
       2001............................................................    522
       Thereafter......................................................    995
                                                                        ------
                                                                        $4,652
                                                                        ======

                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Prime Group Realty Trust

  We have audited the accompanying Statements of Revenue and Certain Expenses of 475 Superior Avenue (the Property) for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Property for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
October 10, 1997

                              475 SUPERIOR AVENUE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                              PERIOD FROM
                                           JANUARY 1, 1997 TO    YEAR ENDED
                                             JUNE 30, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
Revenue
Rental....................................        $632             $1,250
Tenant reimbursements.....................         282                515
                                                  ----             ------
Total revenue.............................         914              1,765
                                                  ----             ------
Expenses
Property operating........................          24                 27
Real estate taxes.........................         265                472
                                                  ----             ------
Total expenses............................         289                499
                                                  ----             ------
Revenue in excess of certain expenses.....        $625             $1,266
                                                  ====             ======





                            See accompanying notes.

                              475 SUPERIOR AVENUE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                (IN THOUSANDS)

1. BUSINESS

  The accompanying Statements of Revenue and Certain Expenses relates to the operations of 475 Superior Avenue, an industrial building located in Munster, Indiana (the Property). As of June 30, 1997, the Property had one tenant which accounted for approximately 100% of rental revenue for the period from January 1, 1997 to June 30, 1997, and for the year ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Group Realty Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Property, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

 Use of Estimates

  The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

  The Property has a lease agreement with a lease term of ten years. The lease provides for the tenant to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating lease as of June 30, 1997, exclusive of tenant reimbursements and contingent rentals, are as follows:

       PERIOD ENDED DECEMBER 31                                         AMOUNT
       ------------------------                                         ------
       1997............................................................ $  681
       1998............................................................  1,362
       1999............................................................    340
                                                                        ------
                                                                        $2,383
                                                                        ======

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
 UNTIL             , 1997 (25 DAYS AFTER COMMENCEMENT OF THE COMMON SHARE
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   3
Summary Financial Data....................................................  20
Risk Factors..............................................................  33
The Company...............................................................  39
Business Objective and Growth Strategies..................................  43
Use of Proceeds...........................................................  47
Distribution Policy.......................................................  48
Dilution..................................................................  54
Capitalization............................................................  56
Selected Financial Data...................................................  57
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations...............................................................  60
Business and Properties...................................................  66
Policies with Respect to Certain Activities............................... 126
Management................................................................ 129
Structure and Formation of the Company.................................... 139
Certain Relationships and Related
 Transactions............................................................. 146
Partnership Agreement..................................................... 150
Principal Shareholders of the Company..................................... 154
Description of Shares of Beneficial Interest.............................. 155
Certain Provisions of Maryland Law and of the Company's Declaration of
 Trust and
 Bylaws................................................................... 169
Shares Eligible for Future Sale........................................... 173
Certain Federal Income Tax
 Consequences............................................................. 176
ERISA Considerations...................................................... 193
Underwriting.............................................................. 196
Legal Matters............................................................. 198
Experts................................................................... 198
Additional Information.................................................... 198
Glossary.................................................................. G-1
Index to Financial Statements............................................. F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               12,380,000 Shares

                                     LOGO

                                     LOGO

                               Common Shares of
                              Beneficial Interest

                                ---------------

                                  PROSPECTUS

                                ---------------

                      PRUDENTIAL SECURITIES INCORPORATED

                    FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                               SMITH BARNEY INC.

                         MORGAN KEEGAN & COMPANY, INC.

                               November   , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee................................................ $  103,996
NASD fee............................................................     30,500
NYSE listing fee....................................................    110,430
Blue Sky fees and expenses..........................................      5,000
Printing and engraving expenses.....................................    400,000
Legal fees and expenses.............................................  1,930,000
Accounting and due diligence fees and expenses......................  1,910,000
Miscellaneous.......................................................     10,074
                                                                     ----------
  Total............................................................. $4,500,000
                                                                     ==========

ITEM 31. SALES TO SPECIAL PARTIES

  See response to Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  The following sets forth certain information as to all securities sold by the Company within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). As to all such transactions, an exemption is claimed under Section 4(2) of the Securities Act.

  On July 21, 1997, the Company issued 100 Common Shares of beneficial interest to Mr. Reschke for $10 per share, or an aggregate consideration of $1,000. Such Common Shares were purchased solely for investment purposes to facilitate the organization of the Company. Upon completion of the Offering, all of the shares so acquired by Mr. Reschke will be redeemed by the Company for an aggregate redemption price of $1,000.

  Simultaneously with the completion of the Offering, the Company will cause the Operating Partnership to issue 4,494,450 Common Units to the Limited Partners in exchange for their respective interests in the Properties and the office and industrial development, leasing and property management business to be contributed to the Company. In addition, the Company will cause the Operating Partnership to issue and sell 4,569,893 Common Units to the Primestone Joint Venture for $85,000,000. Simultaneously with the completion of the Offering, the Company will grant options to purchase a total of 1,113,000 Common Shares under its Share Incentive Plan to key executives and the Company's independent trustees.

ITEM 33. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Declaration of Trust and Bylaws authorize the Company to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The MGCL, as applicable to Maryland REITs, currently provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, or is or was serving as a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of trustees, a committee of the board of trustees consisting of two or more trustees not parties to the proceeding (if there does not exist a majority vote quorum of the board of trustees consisting of trustees not parties to the proceeding), special legal counsel appointed by the board of trustees or such committee of the board of trustees, or by the shareholders, so long as it is not established that the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith, was the result of active and deliberate dishonesty, involved such person receiving an improper personal benefit in money, property or services, or, in the case of criminal proceedings, such person had reason to believe that his or her act or omission was unlawful.

  The Company's officers and trustees are also indemnified pursuant to the Partnership Agreement and their respective employment agreements, which agreements are filed as exhibits hereto.

  The Company intends to purchase an insurance policy which purports to insure the officers and trustees of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and trustees, except for liabilities resulting from their own malfeasance.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  Not Applicable

ITEM 35. FINANCIAL STATEMENT AND EXHIBITS.

 (a) Financial Statements

Prime Group Realty Trust

  Pro Forma Condensed Consolidated Financial Information (unaudited):

    Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997

    Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996

  Financial Statements:

    Report of Independent Auditors

    Balance Sheet as of July 21, 1997 and Notes to Balance Sheet

Prime Properties

  Report of Independent Auditors
  Combined Balance Sheets as of June 30, 1997 and December 31, 1996 and
   1995
  Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995, and 1994
  Combined Statements of Changes in Partners' Deficit for the six months ended June 30, 1997 and for the three years ended December 31, 1996,
   1995, and 1994
  Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995, and 1994
  Notes to Combined Financial Statements

Prime Industrial Contribution Properties

  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to June 30, 1997 and for the period from March 1, 1996 to December 31, 1996
  Notes to Combined Statements of Revenue and Certain Expenses
IBD Properties
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from
   January 1, 1997 to June 30, 1997 and for the year ended December 31,1996
  Notes to Combined Statements of Revenue and Certain Expenses

NAC Properties
 Report of Independent Auditors
 Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to
  June 30, 1997 and for the year ended December 31, 1996
 Notes to Combined Statements of Revenue and Certain Expenses
Citibank Office Plaza
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to June 30, 1997 and for the year ended December 31, 1996
  Notes to Statements of Revenue and Certain Expenses
Salt Creek Office Center
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from
   January 1, 1997 to June 30, 1997 and for the year ended December 31, 1996
  Notes to Combined Statements of Revenue and Certain Expenses
280 Superior Boulevard
 Report of Independent Auditors
 Statements of Revenue and Certain Expenses for the period from January 1,
  1997 to June 30, 1997 and for the year ended December 31, 1996
 Notes to Statements of Revenue and Certain Expenses
475 Superior Avenue
 Report of Independent Auditors
 Statements of Revenue and Certain Expenses for the period from January 1,
  1997 to June 30, 1997 and for the year ended December 31, 1996
 Notes to Statements of Revenue and Certain Expenses

  All other schedules are omitted because the required information is not applicable or the information required has been disclosed in the financial statements and related notes included in the Prospectus.

 (c) Exhibits

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     1.1+  Form of Underwriting Agreement
     3.1+  Form of Articles of Amendment and Restatement of Declaration of
           Trust of Prime Group Realty Trust
     3.2+  Form of Amended and Restated Bylaws of Prime Group Realty Trust
     3.3+  Original Declaration of Trust of Prime Group Realty Trust
     3.4+  Form of Original Bylaws of Prime Group Realty Trust
     3.5+  Original Certificate of Limited Partnership of Prime Group Realty,
           L.P.
     3.6+  Form of Amended and Restated Agreement of Limited Partnership of
           Prime Group Realty, L.P.
     4.1+  Form of Common Share certificate
     5.1+  Form of Opinion of Miles & Stockbridge regarding the validity of the
           Convertible Preferred Shares and the Common Shares being registered

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
    8.1    Form of Opinion of Winston & Strawn regarding tax matters
   10.1+   Form of Indemnification Agreement
   10.2    Form of Right of First Offer Agreement
   10.3+   Form of Share Incentive Plan
   10.4+   Form of Employment Agreement by and between the Company and Michael
           W. Reschke
   10.5+   Form of Employment Agreement by and between the Company and Richard
           S. Curto
   10.6+   Form of Employment Agreement by and between the Company and W.
           Michael Karnes
   10.7+   Form of Employment Agreement by and between the Company and Robert
           J. Rudnik
   10.8+   Form of Employment Agreement by and between the Company and Jeffrey
           A. Patterson
   10.9+   Form of Employment Agreement by and between the Company and Kevork
           M. Derderian
   10.10+  Form of Employment Agreement by and between the Company and Edward
           S. Hadesman
   10.11+  Contribution Agreement dated as of October 20, 1997 by and among the
           Prime Group, Inc., Prime Group Realty, L.P., Prime Group Realty
           Trust, Narco River Business Center, Narco Tower Road Associates,
           Olympian Office Center, Tri-State Industrial Park Joint Venture,
           Carol Stream Industrial Park Joint Venture, Narco Enterprises, Inc.,
           The Nardi Group Ltd., Narco Construction Inc., Nardi & Co., Nardi
           Asset Management, Inc. and Nardi Architectural, Inc.
   10.12+  Option to Purchase Partnership Interests dated as of June 17, 1994 by and between KILICO Realty Corporation, and The Prime Group, Inc.;
           as amended by that certain First Amendment to Option Purchase
           Partnership Interests dated as of January 21, 1997 by and between
           KILICO Realty Corporation and The Prime Group, Inc.; as further amended by that certain Second Amendment to Option to Purchase
           Partnership Interests dated as of July 15, 1997 by and between
           KILICO Realty Corporation and The Prime Group, Inc.
   10.13   Form of Option Agreement by and between Prime Group Realty, L.P. and
           300 N. LaSalle, L.L.C.
   10.14+  Form of Registration Rights Agreement
   10.15+  Contribution Agreement dated as of July 8, 1997 by and among LaSalle
           National Trust, N.A., not personally, but solely as Trustee under
           Trust Agreement dated June 15, 1982 and known as Trust No. 10-40113-
           09, LaSalle National Trust, N.A., not personally, but solely as
           Trustee under Trust Agreement dated September 7, 1994 and known as
           Trust No. 11-9051, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated March 30, 1984 and known as Trust No. 11-107825, LaSalle National Trust, N.A., not
           personally, but solely as Trustee under Trust Agreement dated August
           1, 1986 and known as Trust No. 11-1358, LaSalle National Trust,
           N.A., not personally, but solely as Trustee under Trust Agreement dated August 1, 1986 and known as Trust No. 11-1357, LaSalle
           National Trust N.A., not personally, but solely as Trustee under
           Trust Agreement dated January 17, 1974 and known as Trust No. 286-
           34, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated October 15, 1995 and known as
           Trust No. 11-9869, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated December 1, 1987 and known as Trust No. 11-2868, 310 ERA Limited Partnership, MacArthur
           Drive Properties, CLE Limited Partnership, 500 Lindberg Limited
           Partnership, 515 Huehl Limited Partnership, 555 Huehl Limited
           Partnership, Sky Harbor Associates, 1001 Technology Way, LLC, The
           Grandville Road Limited Partnership, Industrial Building and
           Development Company and The Prime Group, Inc.; as amended by the
           First Amendment to the Contribution Agreement dated as of August 12,
           1997, by and between The Prime Group, Inc., an Illinois corporation, and LaSalle National Trust, NA, t/u/t 10-40113-09 dated June 15,
           1982; LaSalle National Trust, NA, t/u/t 11-9051 dated September 7,
           1994; LaSalle National Trust, NA, t/u/t 11-107825 dated March 30,
           1984; LaSalle National Trust, NA, t/u/t 11-1358 dated August 1,
           1986; LaSalle National Trust, NA, t/u/t 11-1357 dated August 1,
           1986; LaSalle National Trust, NA, t/u/t 286-34 dated January 17,
           1974; LaSalle National Trust, NA, t/u/t 11-9869 dated October 15,
           1995; and LaSalle National Trust, NA, t/u/t 11-2868 dated December
           1, 1987

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     10.16  Form of Environmental Remediation and Indemnification Agreement by
            and between Prime Group Realty, L.P. and The Prime Group, Inc.
     10.17+ Form of Formation Agreement
     10.18+ Asset Purchase Agreement by and among Continental Offices, Ltd.,
            Continental Offices Ltd. Realty and Prime Group Realty, L.P.
     10.19+ Form of Non-Compete Agreement by and among Prime Group Realty
            Trust, The Prime Group, Inc. and Michael W. Reschke
     10.20+ Option Agreement dated as of August 4, 1997 by and between
            Lumbermens Mutual Casualty Company and The Prime Group, Inc.
     10.21+ Amended and Restated Agreement dated as of July 15, 1997 by and among Kemper Investors Life Insurance Company, Federal Kemper Life
            Assurance Company, KILICO Realty Corporation, FKLA Realty
            Corporation, KR 77 Fitness Center, Inc., 77 West Wacker Limited
            Partnership, K/77 Investors Limited Partnership, The Prime Group,
            Inc., Prime Group Limited Partnership and Prime 77 Fitness Center,
            Inc.
     10.22+ Agreement dated as of July 18, 1997 by and among The Prime Group,
            Inc., KILICO Realty Corporation, KFC Portfolio Corp. and Kemper
            Investors Life Insurance Company
     10.23+ Form of Series A Convertible Preferred Securities Agreement by and
            between Security Capital Preferred Growth Incorporated and Prime
            Group Realty Trust
     10.24  Form of Tax Indemnification Agreement by and between Prime Group
            Realty, L.P. and IBD Contributors
     10.25  Form of Tax Indemnification Agreement by and between Prime Group
            Realty, L.P. and certain of the NAC Contributors.
     10.26  Form of Indemnification Agreement by and between The Prime Group,
            Inc. and Prime Group Realty, L.P.
     10.27  [Reserved]
     10.28+ Agreement to Contribute dated as of August 12, 1997 by and between
            Tucker B. Magid and The Prime Group, Inc.
     10.29+ Agreement to Contribute dated as of August 12, 1997 by and between
            Frances S. Shubert and The Prime Group, Inc.
     10.30+ Subscription Agreement by and between Prime Group Realty, L.P. and
            Primestone
     12.1+  Statements re computation of ratios
     21.1+  Subsidiaries of Registrant
     23.1+  Consent of Miles & Stockbridge (included in Exhibit 5.1)
     23.2+  Consent of Winston & Strawn (included in Exhibit 8.1)
     23.3+  Consent of Ernst & Young LLP
     23.4+  Consent of Rosen Consulting Group
   23.5.1+  Consent to be named Trustee of James R. Thompson
   23.5.2+  Consent to be named Trustee of Christopher J. Nassetta
   23.5.3+  Consent to be named Trustee of Jacque M. Ducharme
   23.5.4+  Consent to be named Trustee of Stephen J. Nardi
   23.5.5+  Consent to be named Trustee of Thomas J. Saylak
     24.1+  Powers of attorney (included on signature page in Part II of the initial filing)
     27.1+  Financial Data Schedule
     99.1+  Report of Rosen Consulting Group

--------
 * To be filed by amendment.
 + Previously filed.

ITEM 36. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described under Item 33 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 5 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 10, 1997.

                                         Prime Group Realty Trust

                                                 /s/ Richard S. Curto
                                         By: __________________________________
                                                     Richard S. Curto
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to registration statement has been signed below on November 10, 1997 by the following persons in the capacities indicated.

         SIGNATURE                                      TITLE

         Michael W. Reschke*                     Chairman of the Board,
-------------------------------------             Trustee
         Michael W. Reschke

       /s/ Richard S. Curto                      President and Chief Executive
-------------------------------------             Officer (principal executive
          Richard S. Curto                        officer), Trustee

          W. Michael Karnes*                     Executive Vice President and
-------------------------------------             Chief Financial Officer
          W. Michael Karnes                       (principal financial and
                                                  accounting officer)

       /s/ Richard S. Curto
*By: ________________________________
    Richard S. Curto, Attorney-in-
                 Fact